Prospectus Supplement (Sales Report) No. 10 dated July 27, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 510146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510146	$10,750	$10,750	13.98%	1.00%	July 26, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 510146. Member loan 510146 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	appleebees	Debt-to-income ratio:	17.95%
Length of employment:	10+ years	Location:	petroleum, WV

Home town:
Current & past employers:	appleebees
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > this loan will be paid off in 5 years making the min monthly payment on the credit cards takes longer and cost more in interest in the end

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,724.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	$0 mortgage $0 monthly payments house is in my name land is in my fathers no line of credit we own 189 acres valued at 120k? lived here 1 year land has been in family for over 100 years
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? Thanks, and I look forward to funding your loan!	paying off 2900 chase card paying off 800 visa card reducing balance of a chase card rate are 12%
Is there a second wage earner in your household and if so how much does he/she earn each month? How much are you currently paying toward the cards that you intend to consolidate? What are their balances, interest rates, and minimum payments?	my girl friend 30k year chase 2900 pay 59 cabelas 800 pay 25 chase 14000 pay 305 loan payment plus remainging card balance payment will cost 5 10 dollars more a month than i pay now interest rate are 12%
If your interest rates are 12%, why are you consolidating to get a loan at a higher interest rate (13.98%)?	this loan will be paid off in 5 yrs making the min monthly payment on the cards take longer and cost more in interest charges in the end
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i have already anwsered this i own my home $0 balance home and land are worth app 150k
I am sorry, but I do not follow your calculations. Your credit cards add up to $17,00 and you will use the loan proceeds to pay off a little more than $10,000 of this. Your current cards have an interest rate of 12% and this loan has a rate of 14%. Question 1: Why do you wan to take this loan to pay more in interest than you are already paying? If you apply the same payments towards your cards instead of the loan, you will pay them of faster. 2. Why do you want to pay an extra $510 (according to your previous answer) by taking this loan? I am wondering if this calculation is incorrect? 3. Finally, does your budget allow for an extra $510/month? Thank you.	i am not paying $510 the loan is for $250 MONTH FOR 5 YRS add the loan payment to my remainging credit card balance payment and it will cost me $10 more a month than i pay now making min payments on the card it will take 20 yrs to pay off the cards and cost a lot more in interest charges than the loan will this way in 5 yrs the loan will be paid and most if not all my debt will be paid off

Member Payment Dependent Notes Series 512484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512484	$14,400	$10,450	15.95%	1.00%	July 26, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 512484. Member loan 512484 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Vertex Environmental Services	Debt-to-income ratio:	16.29%
Length of employment:	< 1 year	Location:	Somerville, MA

Home town:
Current & past employers:	Vertex Environmental Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > Even though I have only been at my current job for 3 months, it is a very stable and well established position. I have no doubt that I will be able to pay my loan every month on time in full. I am a very good monthly budgeter and have a strict food/expense budget that I stick to each month.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$14,069.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your deliquency on file? Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I'm actually not sure about the delinquency on file. That's probably something I should look into. I should not have any. I am looking to pay of all of my credit card debts with the loan. I have two visas one with approximately 5,000 and one with 4,000. I also have two Chase cards one with 2,000 and one with 1,500. I have a few smaller cards that I'd also like to get rid of due to high APR's. This will be almost exactly the amount of the loan. I'm just trying to simplify my debts so I can begin saving and start fresh. Thanks and I hope you consider helping me out!!

Member Payment Dependent Notes Series 518352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518352	$10,000	$7,125	11.49%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 518352. Member loan 518352 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	3.16%
Length of employment:	10+ years	Location:	Avon, CT

Home town:
Current & past employers:	State of Connecticut
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > The purpose of this loan is to provide additional working capital for the start up of a CrossFit gym in Farmington, CT. Following the growth of other CrossFit gyms within 20 miles of the proposed location, all are self sufficient within 12 months of opening, one was turning profit at month 7. The chosen location is on a main thoroughfare and is in one of the wealthier towns in the Hartford County. Borrower added on 07/07/10 > The funds received would be used to provide additional working capital for a CrossFit gym in Farmington, CT. For those not familiar with CrossFit, the link to the main site, www.crossfit.com, (Work/Family safe). When preparing the business plan, I checked with other CrossFit gyms in the Hartford, CT area. Three were covering all costs, including business loans within six months of opening. The proposed monthly membership is $150, and I anticipate opening with 10-20 members. Monthly rental costs are $1600 gross. At twenty members, rent and loan payment would be covered and there would be additional money remaining. As for me as a borrower, my credit scores range from 783-790 (as of May 2010). Never missed a loan/mortgage payment ever, and have no issue making monthly mortgage commitment. I work full-time for state government and have been with said employer for approximately 16 years. I have one business partner and we have registered our LLC with the state.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,301.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	I did complete a details about the loan purpose, but lending club stated it would take about one day to post. I appreciate the input. If you're interested, the purpose of the loan is to fund a CrossFit gym in Farmington, CT. I am looking for additional start up capital for the aniticipated 09/01/2010 opening. Most of the CrossFit gyms in the Hartford area were/are self sufficient within 12 months of opening, and I anticipate nothing different. Farmington, CT is one of the more affluent towns in Hartford County and has the demographics to support the monthly membership fees of $150. In addition, there is very little competition in the area and the proposed location is on a main road in Farmington with a lot of commuter and local traffic. If you're not familiar with CrossFit here's the link to the main site, www.crossfit.com (Work and Family Safe). Very popular with military, police and fire. Thanks again.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Appx $280k 2. $340k. Married and wife also employed.

Member Payment Dependent Notes Series 521452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521452	$20,000	$20,000	14.35%	1.00%	July 23, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521452. Member loan 521452 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,602 / month
Current employer:	Veteran's Health Administration	Debt-to-income ratio:	18.80%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Veteran's Health Administration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,915.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Employer shows "Veterans Health Administration". You must clarify that. Are you U S Government employee- Dept of Veterans Affairs? Or are you U S Government contractor employee? Number [2] Position (Job/What you do) currently for employer Vet Health Admin ? Number [3] Transunion Credit Report shows the $38,195 Revolving Credit Balance total debt (63.60 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	1) I am a Registered Nurse at the VA Hospital in LA, I am a federal employee and not contracted. 2) RN in the Operating Room at the West LA VA Hospital. 3) That is the accurate amount that I am aware of, it does not incluse HELOC. I pay $1000-1500 per month on RCB debts. 4) I am working hard to dig my way out of debt, moving to LA and the cost of living here has been a tremendous financial struggle and the economy has affected many people, even nurses. I care very much about my Veteran patients and I would like to remain in my current work location to provide the best care to my patients. I am a reliable person, if you view my credit history it will reflect that I make payments on time and exceed minimum payments as much as possible. My profession requires the utmost in ethical and honest behavior and these values are true in all aspects of my life. I would like to turn around my financial situation and start my own business in the future. 5) It is not my plan to pay off the loan early, I plan to make scheduled payments for the 3 year length of the loan. I hope this answers all of your questions, thank you
How much are you currently paying towards your credit card debt and what are the interest rates on the cards that you're consolidating?	I typically make payments between $1000-$1500/month. The lowest interest rates range from 11.99%-18.99% apr
can you talk about how you got into debt and what, if anything, has changed now? how much is your rent? car payment? do you have health insurance?	Moving to Los Angeles and keeping up with the high cost of living has been a tremendous financial struggle. My current rent is $1690/mo and car payment is $200/mo. I do have health insurance through my employer. A significant portion of credit card debt was also accumulated during college and nursing school to pay for books, housing, living expenses, etc. that were not covered by financial aid. When I first started working I did not always spend responsibly, however this has been corrected and I have been consulting with a Financial Advisor. It is her advice to consolodate debt and that is how I found The Lending Club.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1) rent: $1690/mo; car $200/mo payment and $400/6mo insurance; phone $70/mo; cable/internet $128/mo; utilities $40/mo; life insurance/health insurance $130/mo; food $125/mo; student loans $175-200/mo 2) loans to pay off: Visa $8300 @ 14.99%; Mastercard $7000 @ 22.99%; American Express $2300 @ 13.24% and $3400 towards Bank of America line of credit at 12.99% 3) yes I am the sole wage earner
what's your job at the veterans health administration? how did you accumulate $39k in revolving debt?	I am a Registered Nurse in the Operating Room at the VA Hospital in West Los Angeles. The debt accumulation began in college and nursing school to cover the cost of books, housing, school materials and transportation, cost of living expenses, etc. Moving to Los Angeles and keeping afloat with the cost of living has been a tremendous struggle financially. In my first two years of working I did not always spend responsibly, but this has since been corrected and I've been meeting with a financial advisor to get a handle on my debt and spending. It is her advice that led me to The Lending Club.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I have answered questions 1, 2, 3 extensively in detail previously, it was my understanding that lenders could view all answers provided to others? 4) I currently pay 1200-1500 dollars a month to credit cards, the amount I applied for throught the lending club would allow me to consolidate payments and have income to pay towards student loans and build savings. I have very little in savings, and so far I have not been able to build much in retirement savings.
Please list your current monthly budgeted expenses. Also, please list the debts/credit cards you intend to pay off with this loan, their current balances, interest rates, and average monthly payment you make on each. Please be sure to answer the ENTIRE question. I will then fund your loan.	I have answered these questions extensively in detail to previous lenders, it was my understanding that all information submitted could be viewed on my page by lenders. If this is not the case please let me know and I will be happy to provide you with the information.
Why are you paying off the loans with lower rates than Lending Club?	I don't quite understand the question the way it is phrased, I think you are asking why I am paying off lower rate loans with Lending Club loan. I have been meeting with a financial advisor and she advised consolidating credit card balances due to the daily compound interest, thus paying off more of the balance and paying it off more quickly. I hope that answers your question.
You said that you will use "$3400 towards Bank of America line of credit at 12.99%". How much will remain on the line of credit after this payment? Why did your advisor recommend you take out a new loan with a higher interest rate than some of your credit cards?	There would still be about 10,000 on the Bank of America line of credit. My financial advisor recommended a consolidation loan due to the daily compound interest on credit cards, and stated that a fixed rate loan would allow for paying off the balance faster and saving on interest in the long run.
Why do you want to use this loan [15% or so rate] to pay off 13.24 and 12.99% loans? That doesn't make mathematical sense to me. Please do not just say "to consolidate" but, rather, provide a mathematically rational reason that makes fiscal sense. Thanks	My financial advisor suggested a fixed rate loan to consolidate because it would save interest in the long term due to the daily compound interest applied by credit cards.

Member Payment Dependent Notes Series 530221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530221	$19,750	$13,425	11.86%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530221. Member loan 530221 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Amerigas	Debt-to-income ratio:	21.00%
Length of employment:	5 years	Location:	Grants Pass, OR

Home town:
Current & past employers:	Amerigas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,368.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 533329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533329	$20,000	$20,000	11.86%	1.00%	July 26, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533329. Member loan 533329 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	WRScompass, Inc.	Debt-to-income ratio:	14.64%
Length of employment:	3 years	Location:	Lakewood, NJ

Home town:
Current & past employers:	WRScompass, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > If approved, I plan to use this loan to jump-start my new business in real estate investing. I currently have an 845 FICO score and am very proud of my credit profile. Being financially responsible and making payments on-time is extremely important to me. Borrower added on 07/12/10 > This loan will be used specifically to pay down some personal credit card debt that I incurred while starting up my real estate investing business. Most of the debt represents books on real estate, consulting services for starting a new business, real estate seminars and office supplies. A brief summary of my business plan involves purchasing bank-owned properties (REOs). The properties will be mainly single family residences purchased from the banks at 60-70% of fair market value. Backed with private money lenders, I can make cash offers with no contingencies and a fast closing of escrow. The short-term loans from the private money lenders will be secured by 1st and 2nd morgages on the properties. I will then do a no-seasoning re-financing of the mortages with local banks, pay the private money lenders back their principle and interest, then rent the properties out to either long-term tenants or do a lease-purchase with pre-qualified tenant buyers. If approved, I plan to expedite the payment of this LendingClub business loan with cash I receive from real estate transactions. This will be made possible by buying at a discount through making cash offers and re-financing with local banks, with a mortgage at the Fair Market Value (FMV) of the properties. The cash I receive at closing, after all applicable costs, fees and taxes have been paid, will be used to pay back both this business loan and my private money lenders.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,575.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the purpose of the loan? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs..	Thanks for your question. I plan to use the loan to pay down credit card balances. I placed alot of business expenses on my personal credit card when I was starting my new real estate investing business. Most of the charges include real estate training seminars and office supplies. My total monthly budget is approximate $1,000.
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.10.2010	Thank you for the question. I started my real estate investing business in October 2009. My basic business plan includes purchasing bank-owned properties (REOs) at 60-70% of fair market value. These purchases will be funded by short-term loans from private money lenders with a simple interest rate of 6-8%. These loans will be secured by 1st and 2nd mortgages on the properties. I will then do no-seasoning re-financing through a local bank and pay back the private money lenders with interest at the refi closing. Finally, I plan to enter into a lease purchase with pre-qualified tenant buyers who will live in the homes while they work with a mortgage broker and if necessary, a credit repair specialist to eventually qualify for a mortagage and purchase the property from my company. The business loan I am currently applying for through the LendingClub is to be used for paying down credit card debt I incurred while I was starting my business. Most of this credit card debt represents real estate books, DVDs and other resources, attending real estate training seminars, and office supplies.
Are you a realtor? What kind of REO homes are you going after? Some needs no work to be done and many need a lot of work before you cant put it on a market. Do you have construction crew set up to do renovations? Have you worked out a deal with them? If you are a realtor, do you have a special agreement regarding how you take your commmissions from your agency?	Great question, thank you. I am not a Realtor, I am a real estate investor. I will attempt to work directly with the asset manager at the local banks to make offers on REOs, unless the properties are listed with a real estate broker. I would then of course have to work with the listing agent. I plan to focus on properties that need general cosmetic renovations, such as a new roof, new carpeting, doors, windows, paint, etc. and stay away from properties that have structural issues, such as a cracked foundation. I have a rehab team ready to go and we have an agreement on what each type of work will cost, based on square footage. - Best Regards
Is your real estate business your only source of income? If so, what is your monthly revenue so far, and what are you projections? If not, how long do you plan on staying on at your full time job?	Hi, thanks for the question. I have a full time job working as a Project Manager for an environmental remediation company. I plan to work at my job long-term, as long as they need me. We have several 5-year goverment contracts, so I should have "job security" through 2014. I started my real estate investing business as an additional source of income to expedite the growth of my net worth and secure my retirement.

Member Payment Dependent Notes Series 533683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533683	$11,200	$11,200	7.88%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533683. Member loan 533683 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Chicago Public Schools	Debt-to-income ratio:	13.70%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Chicago Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $23. Why are you asking for $11,200?	I am not sure what you are looking at. I have a credit card with CitiBank that has a balance of $19,000, and the interest rate goes up at the end of the calendar year.
You're asking for $11,200 for the loan, but your have virtually no revolving credit balance. Can you explain how this money will be used?	I have an outstanding loan balance of nearly $19,000 on a credit card. The rate on this card will raise significantly Jan 1

Member Payment Dependent Notes Series 533698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533698	$14,000	$14,000	7.88%	1.00%	July 26, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533698. Member loan 533698 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Endeavor Telecom	Debt-to-income ratio:	7.36%
Length of employment:	5 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	Endeavor Telecom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I am seeking this loan to expand my website. Site is already cash flow positive and broke even in 6 months. It generates little over a 1000$ every month in profit. I have hired 2 programmers and a designer to further enhance the site and add several new sections. Also few additional services to clients will be provided over next months. I also plan to hire a search engine optimization specialist to help me push the site to number one spot for main keywords. Return on such investments is usually seen in 3 months. Lastly loan default is not an option for me as you can see I have got excellent credit history, I make over 100k in my regular job. So if anything I can just pay it off from my job, which I don't anticipate at all since I am investing in a already profit making business. I would love to answer any other questions.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,604.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	I am seeking this loan to expand my website. Site is already cash flow positive and broke even in 6 months. It generates little over a 1000$ every month in profit. I have hired 2 programmers and a designer to further enhance the site and add several new sections. Also few additional services to clients will be provided over next months. I also plan to hire a search engine optimization specialist to help me push the site to number one spot for main keywords. Return on such investments is usually seen in 3 months. Lastly loan default is not an option for me as you can see I have got excellent credit history, I make over 100k in my regular job. So if anything I can just pay it off from my job, which I don't anticipate at all since I am investing in a already profit making business. I would love to answer any other questions.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans, other business expenses, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Well my main expenses are the programmers and content writers. To host the wesbite, I pay 5$ a month right now, which will probably grow a little as I expand the services. But regardless of the expenses, my profit margin is about 40-50% I do hope to be able to expand much further
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list the monthly rev numbers for your company? We need to see numbers to assess the risk/reward ratio. W/o it, we'll move on to the next loan.	Just talking about biz revenue and expenses, company is already profitable and generates around 600-700$ net cash every month. I could organically grow the company without needing any loans but I think I understand the business to where I can grow rather rapidly if I injected some resources i.e. 2 software developers and a search engine optimization guy. Also adding a content developer. For hedging, I have a good paying job where I get more than 100k / year. So if everything goes against the plan, I can just return the loan amunt from my personal salary.
THE QUESSTION HE IS ASKING ABOUT IS RENT FOOD GAS PHONE ETC. NOT ABOUT BUSINESS	I spend close to 2500$ per month including all expenses

Member Payment Dependent Notes Series 537090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537090	$7,750	$7,750	15.58%	1.00%	July 27, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537090. Member loan 537090 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.20%
Length of employment:	n/a	Location:	Fairfield, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	29
Revolving Credit Balance:	$678.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.17.10	I recieve $845 in Social Security and $974 in VA Disability per month for life.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) My current balance is $94151.46, with no HELOC. And... 2) It is probably still around 95,000. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) $94, 151.46 w/ no HELOC 2) Zillow just gave the amount of $104,000. Thank you.
What are you going to do to improve your home? What do you owe on your home? When was the last time it was appraised and what was the value at that time?	Hello, 1) I am of retirement age. My daughter and her children currently live in the house and we are going to do a garage conversion for me to live in. (It is a separate dwelling in the back of the house.) We have aleady found a contractor, received a quote, and have sought the proper permits from the City. This way I can be close, yet still have my own space. 2) Aprox. $94,000 3) It was a probate sale, so it was assesed by the City in late 2009 for $91,000. This is different from an appraised value, but an appraisal was not necesarry for the sale. The lender conducted a thorough inspection though, so it is in good condition, including a clear pest report. Zillow.com just estimated it for $104,000.

Member Payment Dependent Notes Series 538677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538677	$7,750	$7,750	15.95%	1.00%	July 26, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538677. Member loan 538677 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Walmart	Debt-to-income ratio:	19.25%
Length of employment:	7 years	Location:	Marshfield, MO

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,036.00	Public Records On File:	1
Revolving Line Utilization:	66.20%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	The total amount I am paying each month is totaling around $330.00 with rates averaging around 22-23%
Can you explain the public record on file?	Bankruptcy filed in 2002. Credit card companies giving teenagers credt cards with high credit were to blame. Was married at the time which helped rack up the balances. Divorced which left me with the debt. Engaged a year later with a baby on the way and one income. Something had to give. More info than what you wanted I'm sure, but figured I'd give the reason why.
Your credit report as we (the individual lenders) see it shows your total current debt as ~$15,000. You are requesting $7,750. Please explain the discrepancy. To help us determine how likely repayment will occur, please answer ALL the following questions: 1) What is your position at Wal-mart? 2) Please list out the balances and interest rates on ALL your current debt individually. Please indicate which will be paid and which you will be keeping. 3) Are you the sole wage owner in the household? 4) Please list out your current monthly expense ( rent, food, utilities, gym, etc) Thanks!	The current debt is incorrect on TransUnion and Equifax. It is showing join accounts that I have been removed from. Experian is the correct amount give or take. 1) I am a Dept Manager at Walmart, and have been for several years. 2) Capital One $4635.78 17.9% Merrick Bank $3246.12 24.45% All other accounts have been paid, with payments waiting to post. These are the remaining 2 with balance. 3) My income is now the sole income in my house, which is the reason for the loan request. 4) Rent $485 Utilites $80 Internet/Phones $150 Food/Gas $150 Insurace $75
I want to help fund your loan. I would appreciate the answers to the following dilemmas. First, I don't understand how a family of 3 [you, wife and kid-who-was-on-the-way-in-2002 could spend only $150 a month in food and gas. This amount does not sound realistic even for food alone, because it would mean your cost of food is under $2 per person per day. Assuming your entire family drives only 500 miles a month and your car gets 25 mpg and gas costs only $2.50 a gallon and your car never needs repairs-or-maintenance (!), your gas and car upkeep would come to $50 a month, i.e., your food for all 3 of you would be only $100/mo, i.e., $1 a day per person. This is pretty impossible. So, please update your expense estimate, including car upkeep/repair, medical expenses (surely you occasionally have some), household supplies and over-counter meds (e.g., vitamins, etc), and all other expenses. Second, I can't help but notice you spend $150/mo over 7% of your gross income, on Internet and phone, the same as you *say* you spend on food and gas. This choice of how to manage your priorities is confusing to me, and some explanation of it would be appreciated.	My apologies for the confusion. My income is now the sole income of the house because I live by myself. Since I live by myself it is very easy to eat on just a few dollars a day. I drive 2 miles to work 5 days a week and very rarely go anywhere else. The $150 for internet and phone, is for internet, cable, house phone, and cell phone. I don't go to the doctor and rarely need OTC meds. All maintenance on my vehicles I do myself and rarely need repair, due to the short distance to and from work.

Member Payment Dependent Notes Series 538714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538714	$12,000	$12,000	11.49%	1.00%	July 22, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538714. Member loan 538714 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	WAUSAU FINANCIAL SYSTEMS	Debt-to-income ratio:	16.33%
Length of employment:	4 years	Location:	LYNN, MA

Home town:
Current & past employers:	WAUSAU FINANCIAL SYSTEMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am planning to move from Boston to Hawaii in the near future. I currently finance my car through Toyota Financial Services. TFS does not allow me to ship my car out of the continental US while in contract with them. So I needed to find alternative financing because I really love my car and plan to take it with me but do not have the personal funds to pay it off on my own right now. I chose to request a personal loan to payoff my car loan and lower my auto insurance by owning the car and no longer obligated to pay the higher premium that comes with financing.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,888.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	I Thank you for your advice and knowledge. I require the loan to payoff my auto loan through Toyota Financial Services. Instead of Auto-refinance, which would have been approved with much less effort on my part, I wanted a personal loan to help lower my auto insurance and make it possible for me to ship my car out of the Continental US to Hawaii. The loan would take the place of my monthly car payments, which would mean I am not taking on a new debt but simply transferring it to a different lender to better accommodate my personal situation.
What do you plan to use this loan for? If you were to provide a loan description, what would it say?	I am planning to move from Boston to Hawaii in the near future. I currently finance my car through Toyota Financial Services. TFS does not allow me to ship my car out of the continental US while in contract with them. So I needed to find alternative financing because I really love my car and plan to take it with me but do not have the personal funds to pay it off on my own right now. I chose to request a personal loan to payoff my car loan and lower my auto insurance by owning the car and no longer obligated to pay the higher premium that comes with financing.
Hawaii... Oahu? Do you have a job lined up there?	Yes Oahu, I will be moving in with my Parents until I can maintain myself financially. I have a job lined up and waiting for me. Also my parents have agreed to a 6 month grace period in which I can take advantage of being their child and mooch off them, living rent free, so that I may replenish my savings and move out asap.
Have you provided Lending Club with your address and related information for your Oahu residence?	No, I do not feel it necessary to do so at this time.

Member Payment Dependent Notes Series 539181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539181	$11,500	$7,875	17.56%	1.00%	July 22, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539181. Member loan 539181 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Lansberry trucking inc.	Debt-to-income ratio:	22.22%
Length of employment:	2 years	Location:	morrisdale, PA

Home town:
Current & past employers:	Lansberry trucking inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	48
Revolving Credit Balance:	$7,802.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 540476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540476	$25,000	$16,275	13.23%	1.00%	July 27, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540476. Member loan 540476 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	ISD 701 Hibbing public schools	Debt-to-income ratio:	19.14%
Length of employment:	10+ years	Location:	Chisholm, MN

Home town:
Current & past employers:	ISD 701 Hibbing public schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	56
Revolving Credit Balance:	$10,849.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance of the mortgage is 82,000.00. My home was appraised at about 134,500.00. Thanks for your interest. If you need anymore information,let me know.
I am interested to help fund your $25000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Hibbing Schools? Number [2] Transunion Credit Report shows the $10849 Revolving Credit Balance total debt (18.20 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $25,000 loan; $10,849 is Revolving Credit Balance; $14,151 is the extra cash that will be received (less a loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I am an elementary school teacher. I've taught there for 24 years. 2. Around 350-400 dollars per month 3. I have a personal loan thru Discover that is 273.00 per month. I have 11,400 left on it. I have a 1004.00 balance left on a car loan also. 4. In the past I have been able to pay some loans off in full. It usually takes 2-3 years for me to do this. If I have the opportunity to do so on this loan I certainly will.
Loan listed 6 days; 19 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.18.2010	Thanks I did send my employment papers in to Lending Club.did not hear about credit report verification. I did call the toll free number and inquired about my income verification. I was told that they had received it and if they had any questions they would contact me.
Please explain your delinquency 56 months ago?	My husband has the credit card you are referring to and my name is also on it. He had an issue with a late payment. They claimed they never got the payment. He did pay it but I have no idea what happened. He was trying to straighten it out but ended up paying it in the end. As you can see that is the only blemish on my credit score. I hope it will not prevent you from helping me. I'm running out of time. Thanks.

Member Payment Dependent Notes Series 541733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541733	$25,000	$17,575	10.75%	1.00%	July 23, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541733. Member loan 541733 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	HOPE Consulting Inc.	Debt-to-income ratio:	12.58%
Length of employment:	9 years	Location:	FRANKLIN PARK, NJ

Home town:
Current & past employers:	HOPE Consulting Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$812.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	I amplanning to use the loan for the following purposes a) Taking couple of professional skill upgradation courses. b) Cash Flow buffer during the course period just in case, it is needed.
Hi. Your financials look good, but can you tell us what you are going to do with the loan? It's a large one. Thanks, and good luck with your loan.	I amplanning to use the loan for the following purposes a) Taking couple of professional skill upgradation courses. b) Cash Flow buffer during the course period just in case, it is needed..
What's the purpose of the loan? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs	I amplanning to use the loan for the following purposes a) Taking couple of professional skill upgradation courses. b) Cash Flow buffer during the course period just in case, it is needed. My monthly costs are Rent, Car, utilities (approx USD 3000)..I do not have CC debt.
Let me help you out. The reason 3 lenders have asked the same question should be cause for concern; we tend to be attracted to loan request that clearly indicate what the loan will be used for, as mentioned by Lender 505570. Ambiguous or brief descriptions typically give us little to no incentive to invest OUR money. One could expect a brick and mortar bank or credit union to be far more scrutinizing. 1. What is "HOPE Consulting Inc." and what do you do there? 2. Are you the sole wage earner in your household? 3. Exactly what "professional skills" will you be improving? 4. What type of institution (online, community college, university, etc.) will be facilitating these courses? 5. Gross income = $6k / mo - why do you need a "cash flow buffer?" 6. Contact Lending Club to request expediting employment verification - this makes you a 'real' person to us, and just as with your description, can help quickly fund your loan request. USMC honorably discharged, LAPD retired	Type your answer here. It is an Design Engineering Services firm mainly into outsourced design/detailing services and am responsible for development activities. If I get the loan, I am planning to enroll in full time courses relating to Product Lifecycle Management (PLM) & SCM applications from private institutions and that is the reason for the buffer too as I am the sole wage earner. Lending Club had asked for Tax/employment information which I have provided to them.
How long will it take you to complete these courses? Do you indend to quit your job to obtain this education?	It would take 14-16 weeks to complete the course and I would be on LWP during the duration.

Member Payment Dependent Notes Series 542043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542043	$25,000	$16,925	11.86%	1.00%	July 26, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542043. Member loan 542043 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,300 / month
Current employer:	Southwest Airlines	Debt-to-income ratio:	23.92%
Length of employment:	9 years	Location:	Sykesville, MD

Home town:
Current & past employers:	Southwest Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > I am trying to get out of DEBT. The banks aren't lending money and I can't continue to pay these high interest rates and payments yet I don't want to default on my bills. I am trying to do the right thing! With this loan I can pay off alot of my debt. Thanks!

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,579.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	Type your answer here.Thanks for the information!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I owe about $298,000.00 (maybe alittle less) on my mortgage. Its the only one I have. January 2009 I had an appraisal done for $380,000.00. Values have changed some of course but that is the latest appraisal I have. Thanks!
Hi there, Your current revolving credit balance reflects just under $21,000.00 yet you are asking for $25,000.00. What is the extra to be used for? Also, please outline the balance of each credit card you are looking to pay off, with their respective interest rates and how much you send to each on average. (i.e. CC#1 $5,600 @ 22.99%, $225.00). Thanks in advance for your answers.	Type your answer here. I owe $12,483.@15.24%,$250.00, $4,400@25%, $143, $1,500 @ 25%, $80.00, $1,500@ 25%, $50, $1,000 @25%, $50, $2,600 @25%, $81. The rest is going to be used to pay off college costs for my daughter who is going to be moving to Savannah for school.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Type your answer here.$2025 mortgage, $71 utilites, $250 car insurance, $55.51 internet, $200 food, $182 for cell phone and wireless router, $100 entertainment. 2. yes, I am the sole wage earner
How long IN YEARS do you intend to service (keep) this loan before full payoff?	Type your answer here.I would like to pay it off in 4 yrs.

Member Payment Dependent Notes Series 542206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542206	$21,000	$21,000	11.49%	1.00%	July 27, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542206. Member loan 542206 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,400 / month
Current employer:	General Dynamics	Debt-to-income ratio:	7.02%
Length of employment:	4 years	Location:	Centreville, VA

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Need to consolidate my debt and make one payment. Borrower added on 07/19/10 > I had answered several questions via the web site, however I don't see them posted. I am requesting the loan to consolidate my credit card debt. I have outstanding balances from Chase Bank, Captil One, and Macy's all averaging approx 20-22% APR. I plan on closing these accounts. My husband and I own a house valued at $588K (zillo.com) and mortgage is $336K. We do not have an outstanding line of credit or 2nd mortgage. My goal is lower my interest payment and pay off my debit within 3 years.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,598.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please enter a loan description - let lenders know details about what you're requesting the money for. What are the debts you will be consolidating? What APR are you paying now and how much will you save with this loan? You're requesting $21k but only have about $19k outstanding, why the extra?	I want to consolidate credit card debt. I have two Chase accounts (one peronal - one Mary Kay) the Mary Kay business isn't doing as well as i thought so paying with personal funds together those are $13K at 22% APR. I have a Capital One at $4K and $1K, and a Macys at $2K - all around 20%. I added up $21K. I don't want more than to consoldiate the debt and make one payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is $336K and do not have a line of credit on the home. At zillo.com value is $588K.
No loan description generally results in no loan. Let me help you out. 1. What is General Dynamics and what do you do there? 2. Employment for at least 5 years. 3. Monthly mortgage. 4. Loan request = $21k, revolving credit balance = $18k - what is the additional $2k for? 5. Itemize your revolving credit balance. 6. Are you the sole wage earner in the household, and if not how much is the additional income? 7. If you loan request is fully funded, what methods will you implement to ensure future debt is more manageable?	I am not sure why the information wasn't posted as I thought I did answer these when I applied. Also, I must have added incorrectly; I counted $21K in credit card debt. I am only interested in consolidating my debt to reduce my interest. I also plan on closing my credit accounts and seeking a financial advisor. My mortgate is $2,382. I am not the sole wage earner; my husband brings home approx $3,400/mo. He is not on my credit cards.
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Also, since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Thanks ahead of time for all of your responses. And a shout out to someone from Centreville from a Vienna local.	I want to consolidate my credit card debt. I have two Chase accounts one approx $8K, the other $5K. The one was for Mary Kay business that isn't pannin out. Trying to sell my remaining inventory even at a loss to help pay off the debt. I also have two Capital One - $4K and $1K. The other is Macy's $2K. All are running between 20-22%. I also plan on canceling the credit cards once paid off. thanks!
I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer General Dynamics? Number [2] Transunion Credit Report shows the $18598 Revolving Credit Balance total debt (70.20 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	1. I am a program finance manager and have will have been her 5 years in August. 2. When I totaled the payments I was making on the credit card bills it came to 859.00 which is why I decided that a consolidation loan would be best. 3. I want to get rid of my debt as soon as possible. I feel overwhelmed right now. I want to close the accounts once I have paid off. I plan to keep only card in case of an emergency. 4. I expect to use the 3 years to pay off the loan. If I get extra income from selling off my Mary Kay inventory - all that money will go to paying the loan off early.
do you have an emergency fund and if so, how much? how much equity do you have in your home? Do you have other debts (auto, school loans, etc) ?	No, I do not have an emergency fund. I have a 401K through my job that I could access in an emergecny. My husband also has a separate account that we could use if needed. I do not have auto loan. I do have a school loan for my son, $23K. I was able to pay down the principal so i don't even need to start paying now however I pay $100 month. I have about $250K of equity in my home if zillow.com is accurate.
Hi: Could you give prospective lenders an idea of your monthly budget, value of your home and amount outstanding on your mortgage, and your role at General Dynamics? Thanks.	I don't think my answers are getting posted. I will send an email to the administrators. The value of my home is $588K (zillow.com); outstanding mortgage is $336K. i have no line of credit or 2nd mortgage. I am finance manager at GD and will have been with the company 5 years in August. We have two incomes in our household, however the credit card debt is mine and would like to eliminate it. I am going to close my accounts. Our monthly budget - to include all monthly/quarterly bills is approx $4,300. I am hoping to reduce my monthly by approx $300 with the debt consolidation.

Member Payment Dependent Notes Series 542332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542332	$25,000	$15,725	11.49%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542332. Member loan 542332 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,090 / month
Current employer:	Oakwood Worldwide	Debt-to-income ratio:	20.84%
Length of employment:	1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Oakwood Worldwide
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I will use this loan for debt consolidation. I have an excellent payment history and a stable income, and the payments will fit easily into my monthly budget. Borrower added on 07/13/10 > This loan would enable me to climb out of debt rather than only make payments of just over the minimum amounts on different credit cards.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,412.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you need $25,000 if your revolving credit balance is only $8,400?	My total credit card debt currently exceeds $25,000.

Member Payment Dependent Notes Series 542664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542664	$21,250	$21,250	15.95%	1.00%	July 27, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542664. Member loan 542664 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Richard & Richard Construction	Debt-to-income ratio:	21.69%
Length of employment:	10+ years	Location:	San Marcos, CA

Home town:
Current & past employers:	Richard & Richard Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Thank you for your consideration. I am requesting this loan to consolidate my consumer debt with a lower rate. My income is stable, as well as my job, as you can see, I've been employed with the same company for almost 11 years. I have made regular payments on my outstanding debt comfortably, and always pay well above the minimum payment due, I have never had a delinquent account and never pay late, as the details of my risk profile will no doubt indicate. I'm simply looking to have only 1 payment versus several with a fixed interest rate. Best case scenario, I'd like to have this loan paid off before the end of the 36 month term. Thank you.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	74
Revolving Credit Balance:	$26,066.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $21,250 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Richard and Richard Constructio Co? Number [2] Transunion Credit Report shows the $26,066 Revolving Credit Balance total debt (36.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	Hello. Sorry, I'm just not seeing the question you asked! 1. I am an Executive Assistant to the President/CEO of Richard & Richard Construction Co. 2. Right now I am paying approx. $900-$1000 on my revolving credit balances. I always pay more than the minimum as I'm just trying to get it paid off, with the constant increasing interest rates, it's been difficult to make serious dents, which is why I would like to have just one payment. 3. I would like potential lenders to consider me because if you view my credit and employment history, you will see that I'm a worthy candidate. My goal in the next 2-3 years is to be debt free! 4. I'd like to pay it off in 2 years, best case scenario, however, I do like that I have 3 if needed.
Loan listed 6 days; 29 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.14.2010	Thank you.
Could you please provide a breakdown of you monthly expenses? Thanks.	Rent: $850.00 Car/Insurance: $350.00 Utilities: 150.00 Food/Misc.: $200.00
Please list all of your debts (balance, rate, minimum payment) and indicate which ones you are planning on paying off with this loan. Thanks.	MC: $10,824.87, 18.99%, min payment: $162.00 Visa: $912.87, 15.24%, min payment: $20.00 Visa: 1043.19, 13.24%, min payment: $22.00 Visa: $3025.84, 13.24%, min payment: $64.00 Visa: $3,671.99, 19.24%, min payment: $97.00 Bank line: $1378.54, 11.75% min payment: $66.00 Please note I never pay only the minimum. I intend to pay all of these with the loan. Thanks.

Member Payment Dependent Notes Series 542761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542761	$18,000	$18,000	7.51%	1.00%	July 22, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542761. Member loan 542761 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Branch Bank & Trust	Debt-to-income ratio:	8.63%
Length of employment:	< 1 year	Location:	Woodstock, GA

Home town:
Current & past employers:	Branch Bank & Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I have only been with my current employer for a couple of months, but I have been in banking (financial services) for 9+ years (all without a job gap). I also would like to mention that I receive a quarterly bonus based on sales. I plan to use the proceeds of this loan to payoff 4 credit cards (none of which are near maxed out) and build a fence in my back yard. The credit cards all carry high interest rates (the lowest rate is 13.99%). I own 3 vehicles out right, and this loan will help me get back to only owing on a mortgage. I am a solid borrower and a believer in Peer-2-Peer Lending (I am also a small money investor with Lending Club - < $1,000 Invested). Please let me know if you have any questions.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,804.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543032	$24,250	$20,600	13.61%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543032. Member loan 543032 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,948 / month
Current employer:	Gwinnett County Public Schools	Debt-to-income ratio:	23.81%
Length of employment:	10+ years	Location:	ATLANTA, GA

Home town:
Current & past employers:	Gwinnett County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am a school teacher and have been teaching for 20 years. Maintaing good credit is very important to me; therefore, I am never late on any payments. I plan to pay off one credit card and pay down another in order to have these debts taken care of within 5 years.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,972.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I have two debts that I am trying to pay down and pay off. 1) American Express: Amount owed - $13000, min monthly payment - $252 - I normally pay between $400 - $500 each month. 2) Chase: Amount owed - $19000, min monthly payment - $427 - I normally pay $500 each month.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $184,000. My home appraised for $230,000 in May 2010. I currently do not have any HELOC on my home. Thanks!
Will your budget be able to handle this obligation for the next 60 months?	Yes! I have been paying up to $1000 a month for the current obligation I have with two debts. This loan will decrease that obligation and allow me to pay these debts off within 5 years and get them under control. Thank you!
Borrower, The oan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Saturday 07.10.2010	Thank you! All requested documentation was faxed on Friday, July 9 at 1:15 eastern time.
I hate to ask such a negative question, but with headlines of "teachers suffering layoffs" in states like California and Illinois, I wonder if there is anything you offer to assuage any doubts lenders might have to investing in an Atlanta, GA, teacher's loan application. Does your 20 years of service within the GA public education system give you seniority or added cushion to avoid a potential layoff? Again, I hate being negative, but I would imagine it's on more than a few investor's minds.	Thanks for your question and I do appreciate your concern giving the times that we are living in. My 20 years of service do provide me with more job security than someone who has been teaching for two or three years. I do have tenure and am on a continuing contract. However, I do not take that for granted. I have been Teaching of the Year, have three degress and am in leadership positions within my school. I am a dedicated, conscientious teacher and this is recognized by my school administration.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 07.13.2010	I spoke with Lending Club Customer Support this morning. They have received all my documentation (faxed last Friday, 7-9-10) and are waiting for the IRS to return the 4506-T form.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	Absolutely! Outside of my mortgage my goal is to have my debts paid within 5 years. I would be very happy to have my loan paid in 4 years. I do have to be realistic though, so 5 years is the maximum time I have given myself to reach my goal of being out of debt. Thank you! I appreciate all of your helpful comments!
Also, is there a second wage earner in your household and if so how much does he/she make each month? Many thanks and good luck.	I am the sole wage earner in my house. Thanks!

Member Payment Dependent Notes Series 543065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543065	$15,000	$15,000	14.35%	1.00%	July 26, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543065. Member loan 543065 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Department of homeland security	Debt-to-income ratio:	19.80%
Length of employment:	6 years	Location:	Rosedale , NY

Home town:
Current & past employers:	Department of homeland security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,583.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15000 Wedding Expenses (Ring) category loan. My questions are: Number [1] Position (Job/What you do) currently for employer U S DHS? Number [2] Transunion Credit Report shows the $25583 Revolving Credit Balance total debt (44.40 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all these RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly convice me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Type your answer here.Question 1, DHS is the department of homeland security and I work for the TSA as an officer Question 2, I have a few things out there that I am paying off one is a furniture loan that I took out fro somebody else that there paying every month on time with no issues that should actually be paid off by the end of this year, the other bills that I have I usually pay about $1500 dollars a month in these bills covering more than the minium payment that is actually do. Question 3, If these investors invest in me, then they would have no problems with receiving payment from me, even do I have other things that I pay, my job is secured with the federal goverment, with no posibilty of unemployment, and i never had no late payments or settlement of any kind on my credit history, all debt is paid on time, I also receive a secound income from renting a room out where I live, thank you Question 4, The loan request is for 36 months I would probably pay that off in 30 months.
Can you list your major monthly expenses (with values) (e.g., rent, car loan/insurance, major medical, credit cards, child care, student loans)? Thanks and good luck!	Type your answer here. I have no rent to pay to pay, my car loan is 259 and 220 for car insurance, no medical bills credit cards are about 300-400 a month, school loan already paid off for, dont have any children

Member Payment Dependent Notes Series 543085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543085	$20,000	$12,875	15.58%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543085. Member loan 543085 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,505 / month
Current employer:	Blair Park Services, LLC	Debt-to-income ratio:	20.07%
Length of employment:	2 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Blair Park Services, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Thank you to everyone who has invested in my loan so far. As I mentioned earlier, the purpose of this loan is to consolidate 4 accounts into one. These accounts include loans that I had to take when my wife and I got married two years ago. The interest rates and payments on these accounts are high. My wife and I just had a baby a few months ago and we would like to see our monthly payments go from $860 to $482 per month. I have worked as a Senior Web Architect for over two years in my company. The company is constantly hiring even in a tough economy. I also do contract work on the side as a Systems Architect. The history of each account on my credit report shows that I have made timely payments on all of my accounts. Since I was able to make those monthly payments on time for all of these years, I can guarantee that I will be able to pay the lesser amount that I am trying to consolidate to. Once again, thank you all for considering my loan request.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,307.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Account List: Personal Loan, Franklin Mint Credit Union Balance: $5,370 Monthly Payment: $300 Auto Loan, Franklin Mint Credit Union Balance: $4,350 Monthly Payment: $210 Credit Card, Capital One Balance: $3,400 Monthly Payment: $150 Personal Loan, Citi Financial Balance: $5,700 Monthly Payment: $198
Your Revolving Credit Balance= $3,307.00. Are your listed debts for someone else? Thank you. p.s. you have less than 50% funding while only 16hrs remain. Investors feel more comfortable investing in loans where the borrower answers basic questions.	The combination of my debt has revolving plus installment types. I typically avoid credit cards because of their high interest rates.

Member Payment Dependent Notes Series 543142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543142	$10,000	$10,000	7.88%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543142. Member loan 543142 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,400 / month
Current employer:	Intel	Debt-to-income ratio:	13.98%
Length of employment:	5 years	Location:	Santa Clara, CA

Home town:
Current & past employers:	Intel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I have a personal loan that has high APR. I am refinancing to get a reduced rate.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is under $400, but your loan request is for $10,000. Can you describe how the difference will be used?	I have a personal loan for about $10,xxx that has an APR of 16.xx% that makes little sense. LC is offering a much lower rate that I would like to take advantage.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here.rent = $1425, utilities = $120, no credit card (pay off every month), car loan = $13000. cable/phone = $180, food = $400.

Member Payment Dependent Notes Series 543204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543204	$12,000	$12,000	11.49%	1.00%	July 26, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543204. Member loan 543204 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,712 / month
Current employer:	First Trade Union Bank	Debt-to-income ratio:	19.76%
Length of employment:	< 1 year	Location:	MEDFORD, MA

Home town:
Current & past employers:	First Trade Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Recent MBA graduate who accumulated credit card debt during graduate school. I work in commercial banking as an Analyst and anticipate my salary to increase in the next 3-5 years by at least 50% The reasons I am applying for this loan are 1) to maintain my monthly expenses low and 2) one of my card's rates increased from 4.8% to 15.99% for no good reason. I have a good credit score and have always paid all my loans on time. I haven't used my cards for a while, except for $30 that is withdrawn montly for a gym membership, besided that I use cash.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,416.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 543251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543251	$7,600	$7,600	7.51%	1.00%	July 22, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543251. Member loan 543251 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Vernon ISD	Debt-to-income ratio:	12.26%
Length of employment:	2 years	Location:	Vernon, TX

Home town:
Current & past employers:	Vernon ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,042.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	This loan will be used to repay on a retirement account that has 10% compounding interest every September 1st. I am trying to buy back three years on my ERS retirement account.

Member Payment Dependent Notes Series 543297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543297	$15,000	$11,450	10.75%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543297. Member loan 543297 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	pinnacle services	Debt-to-income ratio:	4.50%
Length of employment:	4 years	Location:	montgomery, IL

Home town:
Current & past employers:	pinnacle services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > to purchase a lot in campground with trailer for family. stable employment, and good credit score

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,689.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. your answer to question 1 is $168k and from using your suggestion and checking property values on zillow, value would be around 172k. thank you
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	all of my monthly costs togther are $1,277.00 that is averaging utility costs. thank you
Is there a second wage earner in your family and if so how much does he/she earn each month?	There is another wage earner who brings in another $900 a month

Member Payment Dependent Notes Series 543304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543304	$15,000	$12,175	16.82%	1.00%	July 23, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543304. Member loan 543304 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	5.81%
Length of employment:	6 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	The Corcoran Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,546.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. Total balance of my mortgage loan is $125,775. The value of my home is $735,000 (appraised in April of 2010)
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I will.

Member Payment Dependent Notes Series 543328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543328	$25,000	$17,675	11.49%	1.00%	July 22, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543328. Member loan 543328 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	n/a	Debt-to-income ratio:	7.28%
Length of employment:	9 years	Location:	Fort Myers, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > This loan is requested for expansion of my inventory. I am a beverage distributor and need to buy extra inventory for a large event. Traditional lending sources (ie. local banks) are not an option due to the amount of time it will take them to process, underwrite, appraise (if I went the HELOC route), and close. Funds are needed as quickly as possible for an event taking place in the beginning on August. I am responsible with credit and can provide tax returns to support this request to the appropriate party at LendingClub if requested. Thank you for your interest! Borrower added on 07/08/10 > I have been self employed since 2001 running a successful Internet marketing/search engine optimization firm operating several e-commerce websites and I also own a local "brick-and-mortar" business in the consumer service space which turned a profit just 4 months after opening our doors. I have developed a budget for use of funds on this particular product and I am indeed investing some of my own money in this venture. Having "skin the game" is a very important aspect to any business. While my preliminary figures for capital needed and ROI reflect only the current event promotion, I would like the ability to repay the loan over 5 years allowing me to utilize the funds to further expand my business once this promotion has been successfully executed. For this particular promotion, funds will be used for advertising expenses, travel expenses, and inventory purchase to take with us to the event. Any questions, please ask! Thank you for your interest! Borrower added on 07/08/10 > As requested by LendingClub, I have provided them with my tax returns from 2008 and 2009 which show a 12.3% increase in income over the period, even in these tough economic times. Borrower added on 07/14/10 > If anyone has any questions for me, please feel free to ask! I am here to help you feel as comfortable as possible with investing in my business venture! Thank you to all who have invested so far and I am eagerly awaiting other investors looking for a solid investment!

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,523.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, and thanks for your inquiry. I only have a first mortgage on my home at a rough balance of $271,000. The estimated value of our home (per Realtor) is between $375,000 and $400,000. A HELOC was my first choice for funding this project given the low interest rates, however due to the time constraints I have with it I am unable to rely on that closing in enough time due to the appraisal process, etc. associated with that route. Thank you!
Nature of the business and purpose of the loan?	I am a beverage distributor and I am seeking the loan to purchase inventory. We sell the products at both local/national events and on our online e-commerce store. We need to have extra inventory on hand for an event we are sponsoring in South Dakota at the beginning of August. Thank you for your question!
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.08.2010	I have been self-employed since 2001 running a successful internet marketing/search engine optimization/e-commerce company. My gross income per month is currently averaging just over $15,500. My wife and I have a combined 401K currently in "cash reserves" due to what I believe to be an upcoming market volatility and the current value of that is just over $100,000.
Your Small Business category loan is 1 of 299 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	Hi, and thanks for your questions! I have filled out the information you requested but it is listed as still "Pending" LendingClub review before it is available to view by Investors. I will answer your questions below: The loan will be used to purchase inventory and buy advertising for my beverage distribution company at an event in Sturgis, SD next month. Inventory needed and advertising needed are above my current budget for normal day-to-day operations as we are mostly an e-commerce store with a small distribution network here in Southwest Florida. The proposed budget for this event makes sense from a personal investment standpoint and I've carefully weighed if I wanted to simply charge everything on my personal credit card or try to procure a longer term loan in order to grow the business. I believe it is in everyone's best interest to borrow the funds for a longer period of time, allowing investors to get a good ROI and allowing me to have funds to grow the business once this event is over. Please feel free to ask me any other questions and thank you for your time!
Sounds to me like the 2010 Sturgis Rally. Great place for beverages in the heat of summer. I have been there. And I have invested in you.	You are absolutely correct! It is indeed an incredible event! We already are sponsors and have the support of the Chip, Broken Spoke, and Rat's Hole behind us. It is going to be an incredible event for us!
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi, the system rejected my first answer to your question saying it provided "too much personally identifiable information" so I'll try to answer as easily as possible here. For the costs you mention above, it is roughly on average around 4 per month. I'm sure you can extrapolate what you're looking for out of that answer. Hope this goes through!

Member Payment Dependent Notes Series 543563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543563	$25,000	$24,275	10.75%	1.00%	July 27, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543563. Member loan 543563 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HJ High Construction	Debt-to-income ratio:	0.79%
Length of employment:	1 year	Location:	orlando, FL

Home town:
Current & past employers:	HJ High Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Purchasing an existing bicycle shop located just off the head of the largest trail system in central florida. This shop caters to trail riders who visit this area in droves over the weekends. Also, provides road bikes, parts and service along with technical advice, training and group rides to all level riders. Borrower added on 07/13/10 > I am seeking these unds to bring me up to the final dollar amount needed to move forward. I have raised all other funds via other sources. I am supported by personal savings, a private investor and other minor loans. This shop is currently a woman-owned business, however she is moving out in order to dedicate herself to the full time at-home teaching of her children. I have been searching for the opportunity to move into my own shop for several years now. I am an avid cyclist and have been since college. I have extensive experience in project management and have managed projects ranging from $100k to $17M. My 15 years plus experience in contract writing/negotiation, budget/cost tracking, scheduling, estimating and material procurement will certainy support my transition into shop Owner. I have a BS in Construction Management and an MS in Architectural Studies. I find this education/experience and the skills I have garnered during my tenure will prepare me for this transition to shop Owner. My personal experience in cycling consists of building and racing bikes and having a penchant for convincing other folks to do the same. The funds I am requesting will be used to complete the purchase of existing inventory and equipment as well as upgrading the condition and look of the store. Borrower added on 07/13/10 > see answers to lender questions please, for more information

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$321.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of small business are you thinking of starting? What is your background (experience, education) in that field of work?	The business is a small bike shop with a focus on trail/mountain bikes (including road and leisure). I have a BS in Construction Management and MS in Architectural studies. I have managed projects ranging from $100k to $17M and been on management teams for projects as high as $90M. Duties involved budget/cost control, scheduling, contract writing and negotiation and estimating. I have raced and built bikes and have been an avid enthusiast since college. I worked in retail prior to and during college but feel my 15 plus years of managing projects, including working with suppliers and vendors has given me the skills and experience needed to take this shop to the next level. Thank you for the question
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Much obliged for your comments USMC. I was unsure of the posting timeline and thought there would be a delay that would allow me to post such info prior to going "live." To answer your comments... this is a very successful existing woman-owned business. It is a bike shop in the heart of central Florida at the head of the most active and extensive trail system in Florida (Santos Trailhead /Greenway trails). The Owner has chosen to move into full time - at home teaching of her four young children so she is selling. The funds I am raising will go toward existing inventory, fixtures, equipment, tools, computer and "Good Will." I also intend to do a small amount of renovation. I will post further information, more details, etc. on my account. thanks again
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home value to loan ratio is, for good or bad, 1:1. Fortunately I have savings and a personal investor backing me on this venture. I am seeking funding via Lending CLub to bring my total funds up to the value needed to finalize the transaction. Please see my other posting for further information about my venture. thanks for your question
Thank you for a very descriptive loan request! 1. What is HJ High Construction and what do you do there? 2. Length of employment for at least 5 years. 3. Monthly mortgage. 4. Are you the sole wage earner in your household, and if not how much is the additional income?	General Contracting and construction management is what I am currently performing, in the role of Project Manager. SInce graduating college I have worked in the role of project engineer moving into the role of project manager. I am the sole wage earner and our monthly mortgage is approximately $1400. Hope this helps
Will you continue in your current job once you own this business? What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs..	It is my intent to place my full effort into this venture so I would eventually (shortly) transition out of the current position. Fortunately, with the exception of a monthly mortgage and utility bills, we are debt free. Cars are paid for, we dont carry a balance on our cards, we dont have cable or a land line phone (only cells) etc.. I calculate that on average our monthly expenses are around $4800 a month. We try to live under our means. thank you.

Member Payment Dependent Notes Series 543848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543848	$10,000	$10,000	15.21%	1.00%	July 22, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543848. Member loan 543848 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Shulas	Debt-to-income ratio:	7.48%
Length of employment:	2 years	Location:	Jacksonville Beach, FL

Home town:
Current & past employers:	Shulas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Loan is for moving expenses. My monthly budget is $4000. I always pay off my loans. I have worked for the same company for two years and always receive good marks on reviews.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,378.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will your move affect your job? Are you relocating to find a new job?	I am actually going to transfer to a new location for the same company.
Are you moving for a new job? Thank you.	No same position with the same company.
Will you be starting a new job? Thank you.	No same position with the same company.
Hi, where and why are you moving and do you have a job lined up in the new location?	South Florida and yes I am transferring jobs with the same company.

Member Payment Dependent Notes Series 543873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543873	$18,000	$12,325	16.45%	1.00%	July 23, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543873. Member loan 543873 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	15.00%
Length of employment:	3 years	Location:	bethlehem, PA

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Loan is to consolidate credit card debt. I have never missed a payment as you can see in my credit report. Would just to consolidate payments into one monthly bill. Incurred extra debt due to birth of second child. Make a good salary and will have no trouble making payments. Thank you for your consideration. Borrower added on 07/09/10 > I notice that one delinquency is showing on my report. I'd like to clarify that.......I purchased a shirt at Bon Ton and in order to take advantage of a sale, I had to use my Bon Ton card.(which I haven't used in years.) I simply forgot that I used the card so never paid it until I got a notice that card was 30 Days Past Due. Paid immediately and that account is a zero balance. Borrower added on 07/09/10 > Here is breakdown of the $24k in revolving credit. Only asking for $18k to clear up the high interest/higher balance cards. The smaller cards that total about $6k will be paid off with bonus at end of month. I will be paying off the Wells Fargo, Citi Card and Target VISA cards with proceeds from this loan. Target VISA: Outstanding Balance: $6052 Well Fargo VISA: Outstanding Balance: $4682 CitCard VISA: $6839 Other cards I am paying off myself: Sony VISA: $2433 Discover: $2355 Chase VISA: $1900 Total monthly payments on these cards are almost $600.00 per month and I have never paid late. Loan payment would be under $500.00. Goal is to be credit card debt free in under 5 years. This loan with a structured monthly payment and much lower rate will allow me to achieve that rather than throwing payments at high interest credit cards that don't seem to make a dent! Thanks again for considering my loan.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	8
Revolving Credit Balance:	$24,411.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Thank you for the information. Will be sure to follow all the steps dilligently,
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $280,000. Unfortunaltey, like a lot of people, I guess I am considered "underwater." Zillow says home is valued at $265,000. Although that is low in my book, as comparable house in neighborhood just sold for $289,000. Good thing is that I dont plan on moving in the next 20 years or so.!
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $18,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Thompson-Reuters News? Number [2] Transunion Credit Report shows the $24411 Revolving Credit Balance total debt (82.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.09.2010	1) I am a Regional Sales Manager for Thomson. 2) The minimum payments due on the 3 cards that I will be paying off with this loan total $551.00 per month. I have been paying an average of $200 on each per month. 3) I took the 5 year term to give me the flexibility, but I wouldn't plan on taking longer than 36-44 months to pay it off in full. Thanks for your interest.
What are the interest rates of the cards that you're paying off? What does your spouse do and what is his/her monthly income? What are your major monthly expenses (e.g., mortgage, car, child care, student loans, etc.)? Thanks and good luck.	The rates are all in the 24-28% range. Never paid late, so not sure why the rates went so sky high. Started off at very low rates. Spouse works for Merck and makes about $61k per year. Major monthly expenses are mortgage (1800 per month) and child care (550) and one car payment (425). No student loans still outstanding.
Is your spouse (or you?) at risk for layoff and if so will this affect ability to repay? I saw Merck was having layoffs. Thanks	Neither are at risk for layoff. Very secure jobs.
WHAT WAS DELIQUENCY 8 MONTHS AGO	That was the Bon Ton charge I explained in the profile. Bought a shirt and in order to get discount had to use Bon Ton card which I never use. Simply forgot....paid as soon as I realized but it was past due.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Haven't given it much thought. Will look at options at that time and consider it. Would be good to consolidate at least two of the cards at lower rate however.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	I hadn't thought about it, but I belive I would. The rate is still much lower than the cards currently have, so clearing at least two of them up would be great.
I NEED TO NO IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS OTHERWISE IMM OUT	Yes I will. I answered this yesterday...nit sure if answers are being sent. I have answered quite a few questuons that I do not see posted. Thanks!
Q&A WAS DOWN SINCE SAT. BUT IM IN	I was wondering why othing was posting! Thanks!

Member Payment Dependent Notes Series 543940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543940	$20,000	$14,025	13.61%	1.00%	July 23, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543940. Member loan 543940 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Honeywell International Inc.	Debt-to-income ratio:	22.13%
Length of employment:	1 year	Location:	Minneapolis, MN

Home town:
Current & past employers:	Honeywell International Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Funds needed to pay off a credit card holding a balance that went to a penalty interest rate due to a payment drawn from a defunct savings account through an online data entry error. Account was never late as the mistake was caught before the payment deadline, but the rejected payment still triggered the penalty clause on the card. The card is now at 25% interest and I want to pay it off and close it. Borrower added on 07/16/10 > Continued answer: My current debt load is as follows: Two credit cards with balances carried on them: Bank of America Card at $22,500 Barclay's Card at $16,900 These balances are predominantly car maintenance and repair, moving expenses, and expenses related to my divorce including excess living expenses from carrying two households for a year. Other loans: Car loan at ~$25k w/3.5 years remaining Student loan at ~$28k w/5 years remaining Personal Loan (for a now totaled car) at ~$9k w/3 years remaining I am also co-signed on a mortgage that is currently paid by my ex wife and will be refinanced in 2011 to remove me. Monthly expenses: Debt B of A Credit Card Payment: $530 Barclay's Credit Card Payment: $530 Student Loan: $397 Car Loan: $581 Personal Loan: $252 Total Debt: $2290 Living Expenses Rent: $995 Utilities: $200 Insurance: $200 Gas: $200 Food / Misc: $800 Child Care: $340 Child Support: $500 Total Living Expenses: $3235 Total Expenses: $5525 Net Income: $6391 (after taxes, 401k, and benefits) Also, please note that the intent of this loan is to replace the $530 Barclay's (Black Card) payment with a $461 loan payment. Thank you for your question. Borrower added on 07/16/10 > Your question reminded me that I am also on a home equity loan for the house. Again, I am a co-signer on that loan that my ex-wife pays and it will be refinanced to remove me in 2011 per the terms of our divorce settlement. Sorry for the abbreviated answer on the questions screen. I accidentally hit the enter key while answering and apparently this interface has no way to undo that so it submitted my answer after two lines.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,789.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have over $60,000 in revolving credit balance. Can you breakdown the balances on each card, the minimum payments and respective interest? Also, what are your major monthly expenses (e.g., rent, credit cards, car, student loans, child care, etc.)? Thanks.	Two cards that carry balances: Bank of America for $22,500 Barclay's for $16,900
Your Revolving Credit Balance=$63,789.00. Your two cards total $39,400. What is the remaining debt of $24,389 for? Thank you.	Hello, and thank you for your question. The remaining balance is a home equity line of credit that my ex-wife pays but that I am still a co-signer on until 2011. This was used for improvements to our home two years ago, before our separation and subsequent divorce. My ex-wife retained the house along with the primary mortgage and the home equity line of credit and I will be removed from both of those loans in 2011 per the terms of our divorce settlement.
If the penalty rate was triggered in error, as you say, why hasn't the bank fixed this? Have you contacted anyone at the bank? Spoken with a supervisor? Sent a letter to the bank's CEO via certified mail? I wouldn't allow a penalty rate to remain on my account because of a computer error.	Hello, and thank you for your question. Please allow me to clarify. The penalty rate was triggered per the terms and conditions of my credit card agreement with the bank. So the bank was not in error in increasing my interest rate. The error was on my part while using their online payment system, as I will explain below. The terms and conditions state that if a payment is rejected by my bank the penalty rate for the card is invoked. This is the same penalty as a late payment or an insufficient payment. Earlier this year I scheduled a payment using their webpage and accidentally selected a closed savings account as the source of funds. When the credit card bank tried to execute the payment the savings account bank bounced the request and notified me that a funds transfer request had been made against a closed account. I immediately scheduled a new payment using a current account and deleted this old account out of the system. The second payment went through in time and there was no late payment on the account. Regardless, the bank invoked the penalty clause because the first payment bounced and my rate went from 13% to 26%. I called the bank to explain the mistake I made and to ask them to cut me a break and they told me that there was nothing they would do and I could call back in 6 months to see if I could get the rate lowered. When I asked to speak to a supervisor I was told, "No one at this bank will give you a different answer." The mistake was on my part but penalizing me for a simple online entry error seems pretty petty to me. I agreed to these terms, however, and now that I realize my mistake I would like to take this loan and pay off my card and get this bank out of my life.

Member Payment Dependent Notes Series 543975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543975	$22,000	$14,200	17.19%	1.00%	July 23, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543975. Member loan 543975 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,500 / month
Current employer:	Junventus Cosmetic Center	Debt-to-income ratio:	14.04%
Length of employment:	5 years	Location:	Miami Lakes, FL

Home town:
Current & past employers:	Junventus Cosmetic Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,216.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Thank you!
What is your position at Juventus? Specifically, what are the loan proceeds to be used for?	I am a surgical assitant. The proceeds of the loan will be you used to continue my studies of medicine.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1.- Yes 2.- $352,907 3.- $550,000
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1.- No. 2.- Yes,(a). 3.- Yes,( $352,907). 4.- $550,000. 5.- 6 Years and five months.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1.- No. 2.- Yes,(a). 3.- Yes, ($352,907). 4.- $550,000. 5.- 6 years and five months.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1.- Yes. 2.- $352,907. 3.- $550,000.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. Surgical Assistant, I am interested to help fund your $22,000 "Other" (appropriate description is "Education-Training") loan. My questions are: Number [1] Transunion Credit Report shows the $44216 Revolving Credit Balance total debt (77.10 pct credit usage). $44216 amount may not reflect current actual debts, thus inaccurate; but is only data avaiable to lenders. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: Your welcome. Follow directions in my earlier email and early-on your loan will be "Approved" for issue and fund 100 pct- hopefully quickly. Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	I regred that I can not answer these question for you, but they are a little bit complecated for me I waited for my husband help on them, but he does not understand the terminologies and abreviations, please forgive my lack of knowledge to some of the terms used in your questions, If you could simplified your questions I would be happy to answer them.
Loan listed 6 days; 10 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.14.2010	I am sorry that I had not answered your question as of today, but I have had too much work. I submited the documents that you requested last friday. Thank you for your understanding.
Borrower Basic Course 101. I cannot make questions any simpler than these: Question 1: How much $ do you pay every month on existing $44K Credit Card Debts? Question 2: How long IN YEARS do you intend to pay on this loan until it is paid in full If you and your husband do not understand English language, than have someone translate these questions into whatever language you do undertatand (probably Spanish). Lender 505570 USMC-RETIRED 07.16.2010	1.- $1,136.00, Monthtly payment in my credit cards. 2.- I would like to pay this loan off as soon as possible; preferably within the next 3 years, but since I am a responsible person I requested 5 years in order to have the flexibility of a lower monthly payment.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Sunday 07.18.2010	Thank you. I will follow up on your subjection.

Member Payment Dependent Notes Series 543977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543977	$25,000	$16,450	13.61%	1.00%	July 23, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543977. Member loan 543977 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Florida Peninsula Insurance Company	Debt-to-income ratio:	20.73%
Length of employment:	2 years	Location:	Tampa, FL

Home town:
Current & past employers:	Florida Peninsula Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,919.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	American Express - 19,200 (monthly $389 min) Citibank - 4,500 (@ $160 montly min) I am only making min payments so it isn't helping at all. I went through a divorce a couple of years ago and would like to get on the road to being debt free. With this loan I will pay both credit cards off immediately and then will have the money to pay back this consolidated loan and also make additional payments on some months to have it paid off in a short period of time versus 33 years on my credit cards..
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	rent $1500 car $829 insurance - $217 phone, internet, gym - company pays for utilities - avg. $175 a month Yes I am the sole wage earner

Member Payment Dependent Notes Series 544040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544040	$5,000	$5,000	7.88%	1.00%	July 23, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544040. Member loan 544040 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Littleton Joyce Ughetta Park & Kelly LLP	Debt-to-income ratio:	3.51%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	Littleton Joyce Ughetta Park & Kelly LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > My name is Yoon. Thank you for the loan. I will repay monthly before due date and if possible, pay off loan before the 36 month period. Borrower added on 07/08/10 > As this is my first personal loan, I consider it my first priority. Also, I plan to stay with my paralegal work for another two years before taking the law school admissions test. After minus rent and expenses, I will have $500-$550 which will be used for monthly payments to this loan. Thank you for the time and consideration.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,198.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If I may ask what are you puchasing?	To k1f2010 and LuckyDog, The loan will go to a new sony desktop, a mac laptop, and other computer hardware. I will also other electric appliances - an air conditioner and a refrigerator which I need currently but cannot do so with my current monthly salary.

Member Payment Dependent Notes Series 544041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544041	$25,000	$19,275	18.30%	1.00%	July 26, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544041. Member loan 544041 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Sunbeam Television	Debt-to-income ratio:	18.05%
Length of employment:	5 years	Location:	FRAMINGHAM, MA

Home town:
Current & past employers:	Sunbeam Television
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Hello, and thank you for considering funding our loan. The purpose for this loan is debt consolidation. Since my wife was diagnosed with cancer a couple of years ago, we have run up debts as she was unable to work. Now that she is cancer free and back at work full time, our #1 goal is becoming debt free for our future. We are both in our 40s and have never missed a payment on our mortgage or our credit. We are both professionals with very stable jobs (combined income $150K), and are just looking to get our finances back on the right track. Consolidating all of our debts into one loan with a 5-year payoff is a big step for us achieving our goals. Thanks! Borrower added on 07/12/10 > Some more detail about our line of work & why we need this loan: I am the Director of Marketing & Research for a group of top market television stations. I have been in this profession for 20 years. My wife is an exceptional free-lance dog groomer who works 10 hours a day, 6 days a week. It is for her (and my 11 year-old son, who is my best friend) that I seek this loan to eliminate our debts so we can move forward and begin funding our futures. Battling cancer (and winning) was the first BIG step for us. Becoming debt-free is the next fight we want to win. Thanks!

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,875.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010	Thanks for sending all this great information! I will get all the necessary paperwork in order immediately.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010	Thanks again! have not seen the bank deduction yet, but will act as soon as I see the charge!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $ category loan. My questions are: Number [1] Brief description your employer Sunbeam Television? Number [2] Define term "professionals" used to describe BOTH spouse and yourself? Number [3] Position (Job/What you do) currently for employer? Number [4] Transunion Credit Report shows the $26875 Revolving Credit Balance total debt (81.70 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ pmts that are DUE per month.) Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	Here are the answers to your questions: 1) Sunbeam Television is based in Miami, Florida and owns TV stations in Top 20 markets; 2-3) I am the Director of Marketing for two of these television stations, and have been in media marketing/research for more than 20 years. My wife spend half of her career as a fashion designer in NYC, and is is now a freelance dog groomer (15 years, and one of the best!); 4) My total debts are closer to $28K, and all on credit cards (mostly Amex, not an equity line of credit) & total monthly payments is roughly $950; 5) Can't say that I am more worthy of a loan than the other potential borrowers on Lending Club. All I can say is that my wife and I have never missed a payment on any loan, and only want to take care of the debt we have so we can move forward. My wife is a cancer survivor who means the world to me, as does my 11-year old son, who is my best friend! I want to give both of them a great future without the burden of debt. This loan would be a great first step in that plan!; 6) The lower payment on a 5-year loan will certainly help us out in the short term. However, I get yearly bonuses at my job and would hope to pay this loan off within 3-4 years. Of course, the sooner we pay this off, the sooner we can invest more in our retirement. Thanks for your consideration!
Me again, Your email said as soon as you see the..."bank deduction"... What you will lloking looking for is the bank DEPOSIT (CREDIT) to you account. (Refer to my earlier email.) Lender 505570 USMC-RETIRED Monday 07.12.2010	sorry...it's Monday! I meant to say 'deposit'. I checked and it's not there yet, but I will keep checking. Thanks again for all your input.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, and thanks. 1) I have a 1st & 2nd mortgage totaling $320,000 (no HELOC). Zillow.com estimated value is $300,000. Two years ago, I believe my home's value was $415K!
Do you have outstanding medical bills?	We have no outstanding medical bills.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on your app really attracts lenders.	Thanks.
Please contact Lending Club to verify your account and income. Once you have done so, you will receive many more lenders. Thanks!	OK
I would love to contribute to your loan, but first please contact Lending Club to verify your income as soon as possible to expedite the funding of this loan. Thanks!	Already verified and approved.
Loan now 65 pct funded and eligible for issue. Will you accept partially funded loan?	yes

Member Payment Dependent Notes Series 544081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544081	$14,000	$14,000	11.49%	1.00%	July 22, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544081. Member loan 544081 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	7-eleven inc	Debt-to-income ratio:	12.36%
Length of employment:	5 years	Location:	Studio City, CA

Home town:
Current & past employers:	7-eleven inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > my nephew is getting married in Hungary so my family is trying to attend the wedding/gifts also I like to help my sister out with the wedding

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,071.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Thanks I read it
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Monday 07.12.2010	Lendingclub is in the process of verifying my information, once it is verified they will upgrade it to "approved".
Hi, I am interested in funding your loan. Can you please tell me what your total outstanding credit card and personal loan debt is? Thanks, Ron	my credit card loan is $6000 no personal loan
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.14.2010	I plan on paying back the loan within two years
What are your $ monthly costs (rent, car, utilities, CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	my total expense is less than $2500
Is there a second wage earner in your family and if so how much does he/she earn each month?	My wife is working for LAUSD school district part time and her income is $20000/year
Thanks for your response. One follow-up: How much do you pay each month toward your credit cards and how much do you pay for rent, car loans/insurance, and other major expenses (in other words can you put an approximate amount next to major monthly expenses rather than just one total figure)? Thanks!	Monthly expenses: credit card $150 rent $750 I have company car Life insurance: $54 food $800 utility: $50 phone:$50 I have company cell phone Miscellaneous expense: $500
If you plan to repay within 2 years, why choose the higher rate associated with a 5 year loan, instead of the 3 year, which still gives you a one year buffer?	I like to do it safe. based on my projection I will be able to pay it back in 2 years, but I feel more conforable with a five year term.

Member Payment Dependent Notes Series 544117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544117	$5,000	$5,000	15.58%	1.00%	July 22, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544117. Member loan 544117 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,230 / month
Current employer:	n/a	Debt-to-income ratio:	2.99%
Length of employment:	n/a	Location:	Herndon, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$7,313.00	Public Records On File:	1
Revolving Line Utilization:	75.90%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Balance = $355,000 market value = $425,000
What are you planning to buy?	Type your answer here. I have a contract on a foreclose house to buy for $23,000.
Transunion Credit Report shows 1 Public Records on File originating 55 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.2010	Type your answer here. no it wasnt my acct.
Do you buy and sell real estate for a living? If not, what is your prior experience that will help you to make this a profitable venture. You are self employed? To what extent is your credit score necessary to your continued ability to do business?	Type your answer here. Yes I do I am retired
What is your source of income? Thank you.	Type your answer here. I am retired on disibility. $7200 a month

Member Payment Dependent Notes Series 544344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544344	$12,000	$12,000	16.45%	1.00%	July 23, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544344. Member loan 544344 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,733 / month
Current employer:	Rustic Warehouse	Debt-to-income ratio:	16.46%
Length of employment:	10+ years	Location:	Warwick, RI

Home town:
Current & past employers:	Rustic Warehouse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,486.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
so is this a loan for college or is this a loan to pay off credit card expenses that you got into trouble while you were in college? Please be specific with what you plan on doing with the money. Can you please specify how long you are planning on having the loan (some people pay them off early) Could you please specify all other debt and payment amounts that you are currently making.	When my roommate/good friend entered our senior year of college, we both had signed a lease and then had our loans cancelled by our respective loan companies. Following some bad luck(broke my arm in Oct.) we fell behind with bills and rent. I paid everything with my credit card to avoid being evicted. We have been working to pay it off, but the interest is too high. Everything has been in my name, but we are both working to pay it off. We have established a payment plan between each other to take care of his portion and I am employed full time as a salary employee. I am now living at home as is my roommate until we take care of our collective debt. Lending club is helping us reduce my interest rate and set up a payment plan. I would like to pay it off early to avoid some interest charges, but I estimated conservatively to avoid any problems. I currently only have 16k in student loans. and I will start payments in November. I will also be contacting them to see if they can help me out with a lower interest rate as well, but I did take them into account in figuring how much I could afford each month. Ideally I would pay this off in 1.5yrs rather than 3. Please let me know if this has answered your concerns.

Member Payment Dependent Notes Series 544400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544400	$16,500	$14,350	15.21%	1.00%	July 27, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544400. Member loan 544400 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Premier Roofing	Debt-to-income ratio:	20.49%
Length of employment:	< 1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Premier Roofing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > My husband was laid off of his job in June 2009 in California after 12 years with the same company. We moved to Colorado after a job offer in the same field, where he has been employed since. His work is steady and he doesn't envision a change anytime soon! The loan, if funded, will pay off higher interested credit cards that we used to live on while unemployed, as well as the moving expenses incurred moving to our new home and job. The interest rate change will expedite us paying off this loan! We believe this loa will be paid off much sooner than the scheduled 5 years. Borrower added on 07/13/10 > I appreciate those that have invested! Thanks! You won't be sorry! Borrower added on 07/22/10 > We're on the home stretch! Please help us get to our full funding! Thanks again to those that have invested. Borrower added on 07/25/10 > Hope the info we provided from an investor question in sufficient. Please don't hesitate to ask more questions!

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	65
Revolving Credit Balance:	$4,796.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please detail your major monthly expenses (rent, student loans, credit cards - both minimum payments and average payments, etc)? Thanks!	Sorry it took so long to answer your question! I was "offline" all weekend. Our major monthly expenses are as follows: Rent $1195 Utilities (all) $300 Minimum CC Payments $570 Car Insurance $70 We do not have any student loans. We make it a point to always pay more than the minimum on our credit cards. It's the interest that's killing us! That's about it - let me know if there's anything more I can answer for you.
FYI: Your loan may get fully funded if you answer the investor's questions. Thank you.	Sorry about the delay in answering the investor question. I was "offline" all weekend.
Is the specified income yours, your husband's or combined? Your revolving balance is only $4,796.00. Please specify all your combined debts (e.g. credit card; Balance; Interest rate; monthly payments) and indicate which debts will and will not be paid by this loan. Thank you.	The specified income is my husbands. I have two young children that I stay home with. The cost of daycare in my area outweighs the pay I can make to work outside of the home. In such time that the children are of school-age, I will be returning to work full-time. The revolving balance you see is the debts that are only in my husband's name. Our combined marital debts are as follows: Capital One Balance $1900 Int. Rate 17.24% Min. Pmt. $60 Household Bank Balance $1350 Int. Rate 26.99% Min. Pmt. $55 Household Bank Balance $1600 Int. Rate 26.99% Min. Pmt. $55 Chase Bank Balance $3900 Int. Rate 26.24% Min. Pmt. $125 Bank of America Balance $2950 Int. Rate 27.99% Min. Pmt. $115 BML Balance $1700 Int. Rate 19.99% Min. Pmt. $50 Lowes Balance $400 Int. Rate 24.99% Min. Pmt. $25 Capital One Balance $750 Int. Rate 17.90% Min. Pmt. $25 Capital One Balance $550 Int. Rate 17.90% Min. Pmt. $25 Target National Bank Balance $700 Int. Rate 25.24% Min. Pmt. $35 This is ALL of our combined debt. All of these debts will be paid by this loan, if fully funded. The total is $15800 (we left room on the loan request for the origination fee of approximately $700). Let me know if there's anything else. Thanks!
What do you do at Premier Roofing?	The position at Premier Roofing is Production Manager. This is the the same occupation my husband has been in for over 10 years.

Member Payment Dependent Notes Series 544402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544402	$16,000	$16,000	13.23%	1.00%	July 23, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544402. Member loan 544402 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	National Notary Association	Debt-to-income ratio:	11.88%
Length of employment:	1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	National Notary Association
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidating multiple credit cards into one payment option.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,533.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is your loan relisted? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs	I wasn't able to submit a copy of my 2008 tax return - I filed it with H&R Block and their system was temporarily unavailable. My additional fixed monthly expenses are $1800 (incl. rent, utilities, food, gas, etc.). Thank you. Olga
Are you self-employed as a Notary? If not, what are your duites at the National Notary Association? Thank you.	No, I am employed full-time as a Database Marketing Manager/Analyst. Thank you.
R U 1 OR 2 INCOME FAMILY	I am applying as 'single'. My boyfriend and I are a two-income partnership - we share rent, household, car, insurance, and other living expenses.

Member Payment Dependent Notes Series 544453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544453	$20,500	$14,275	11.49%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544453. Member loan 544453 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	united envelope	Debt-to-income ratio:	16.90%
Length of employment:	1 year	Location:	bayonne, NJ

Home town:
Current & past employers:	united envelope
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I will use this loan to pay off a loan with a much higher interest rate .my job is very secure.and I have never bin late or missed a payment in35yrs

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,657.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544492	$15,000	$15,000	14.35%	1.00%	July 23, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544492. Member loan 544492 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Stockbridge Communuty Schools	Debt-to-income ratio:	24.25%
Length of employment:	5 years	Location:	Stockbridge, MI

Home town:
Current & past employers:	Stockbridge Communuty Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Stay At Home Mom Expenses

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	24
Revolving Credit Balance:	$16,861.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $15,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Stockbridge Community Schools? Number [2] Transunion Credit Report shows the $16,861 Revolving Credit Balance total debt (69.10 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	I am a middle school principal and my wife is a teacher. A couple of years ago she chose to stay home with my two children for two years. Our debt reflects mostly cost associated with only having 1 income for two years. She is now working again at $55,000 a year and we are currently paying off these debts. The $16,861 revolving debt is a fixed 5% closed account that we have been paying $400.00 to $500.00 a month, with a minimum monthly due of $305.00. The loan I am requesting is intended to pay off a card that has gone up to a ridiculous 29.9% and a minimum of $231.00. In addition we will pay off our credit union card of 12.9% with a minimum payment due on $189.00. I am hoping to repay the loan in 2 years, but it is possible were may use the full 36 months. With our household income we are capable of paying off our debt without a loan, but the 29.9% interest rate is unconscionable and the ???fixed??? payment schedule will help keep me on track in paying that debt of asap.
What are the balances of the credit cards that you are refinancing and what are their interest rates and minimum balances due?	One care is at 29.9% and a minimum of $231.00 and a balance of $7,600. In addition we will pay off our credit union card of 12.9% with a minimum payment due on $189.00 and a balance of $9,000.
Also, how much are you currently paying each month toward credit card debt?	Currently if I pay only the minimum due we are paying $820. With the loan I would also be paying $820.00 but we would have a fixed term and payment schedule. The repayment time would be quicker because I usually pay more than the minimum due.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Sears Citi Master Card $7,600 at $231.00 a month. MSUFCU visa $9,500 at $189.00 a month.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Thanks for your questions. I answered the first two in an early post so I will focus on your other questions. Our household income is $142,000 annually. We have two car loans which total $480.00 monthly combined. We have two monthly school loans payments totaling $51.00. I am working on my PhD. so my federal loan in deferment until 2014. Our total monthly expenses of all payments (less groceries and gas) are $3,365.00 which includes mortgage, insurance, car payments, and utilities. Our debt-to-income is slightly under half of our monthly take-home pay.
Why are you paying off a loan that has an interest rate that is less than the interest rate you would be getting from LC?	Having a cut dry payment schedule and a single payment will be easier for me, plus the rate is marginally different. Plus the bank will not make any more money off me.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe what the house is.worth. WE have never missed a payment. We both have secure jobs . Type your answer here.

Member Payment Dependent Notes Series 544566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544566	$20,000	$14,450	11.12%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544566. Member loan 544566 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Thomasville Furniture	Debt-to-income ratio:	15.84%
Length of employment:	< 1 year	Location:	ATLANTA, GA

Home town:
Current & past employers:	Thomasville Furniture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I appreciate your help in funding this loan. This loan will eliminate my credit card debt with very high interest rates. This loan will make a huge difference for me and my family. Please let me know if you have any questions. Thank You!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,322.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortage balance is $230. The fair market value ranges from $230-$250. thank you.
What debts will you be consolidating with this loan?	I will be consolidating credit card debt. thank you.
What is your role at Thomasville Furniture?	Store Manager thank you.
Where did you work prior to working at Thomasville Furniture? Why did you leave? Just curious as you have been there less than a year.	EXPO Design Center. Laid off...company went out of business. thank you.
Are you the sole wage earner in your household?	No I am not. Thank you.

Member Payment Dependent Notes Series 544567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544567	$14,400	$13,550	15.58%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544567. Member loan 544567 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Morgans Hotel Group	Debt-to-income ratio:	10.95%
Length of employment:	1 year	Location:	Sdan Francisco, CA

Home town:
Current & past employers:	Morgans Hotel Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I intend to use the funds of this loan to consolidate some debt & also further my education.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,220.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you obtain income when you go to school? What debts will you pay off, and what debts will not be paid off (Balance, rate and current monthly payments). Thank you.	I will keep my current job, but instead of worrying about separate credit card payments and school payments, I will subsidize them all into one monthly payment through this loan. All of my debt will be paid off and tuition will be paid in full. The school program I intend to enroll in emphasizes that ideally before completing the program I should have made back my tuition money through my clientele. With that said, my goal is to pay back more than the minimum due each month on this loan as well.
FYI: Very few borrowers with loans >10K will get fully funded if they do not answer the investors questions. Would you lend money to a complete stranger if they don't even answer your questions?	Of course not, SeriousInvestor. It is a valid question.
what loans and debts do you have and at what rates?	I have a few cards credit cards, i.e. Best Buy for my school lap top; Orchard & Nordstrom to build up my credit & for any emergencies that crop up (such as car repairs) and a loan through GE Money for some dental work I had to get done. The rates vary where one is 9%, the dental loan was 29.99% (recently lowered that one, thankfully). The average was about 24% & will be even lower as I've had them adjusted, but I'd prefer to consolidate them all & pay for school in full.

Member Payment Dependent Notes Series 544584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544584	$2,500	$2,500	11.86%	1.00%	July 22, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544584. Member loan 544584 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	lanier village estates	Debt-to-income ratio:	7.30%
Length of employment:	5 years	Location:	cumming, GA

Home town:
Current & past employers:	lanier village estates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	66
Revolving Credit Balance:	$4,801.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Are you buying a house?	No house buy just doing some home improvements.

Member Payment Dependent Notes Series 544621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544621	$25,000	$22,925	17.93%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544621. Member loan 544621 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	IMS Health	Debt-to-income ratio:	15.98%
Length of employment:	1 year	Location:	Commerce City, CO

Home town:
Current & past employers:	IMS Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I am looking to consolidate my credit cards into one loan in order to improve overall interest rates and manage monthly payments. Any support from lending club members is greatly appreciated. Thank you! Borrower added on 07/23/10 > Yes I am in this life alone (meaning not married or partner up) and I have beat cancer alone and I will recover from debit alone and with the support of the many investors here. I am determine to bring all of my life back into order and with the support of LendingClub I am well on my way. I appreciate everyone's contributions. You all have no idea what an awesome gift you bring to someone who is working to make life better. Having gotten, faught and won a scary cancer battle I can attest to living today for today AND being grateful for the many unknown gifts I recieve daily. Again, thank you for your support. I am forever grateful. - Jamie Borrower added on 07/23/10 > I just saw these other little questions. How do I plan to use the funds? I have credit cards and medical bills that I need to consolidate into one loan and somewhat lower interest rate in order to comfortably be able to pay and meet every loans expectations. I want to honor the debit AND to pay it off as quickly as possible. I have had folks tell me to not pay the hospital and for me frankly that is not honorable or morally right. So I am looking for solutions to pay comfortably and to pay fully. What makes me a good borrower? I am dedicated to honesty and doing the right thing. I do not ever give up no matter the challenges I face. I will succeed. I will continue to live and I will be healthly both physically and with my resources. My monthly budget? I have about 5 credit cards and two bank loans and one large loan to the hospital. I have the obvious mortgage, auto loan and insurance, household mthly (electric, gas, water, etc). I make a good income and would simply like to be less strapped at the end of paying all my bills and feel like its ok to go to a movie every so often AND get popcorn. Main goal is to consolidate and lower interest rates. Willing to be loans in full just would like to lower the overall interest rates. How stable is my job? Totally. I am very well respected in my profession and in my company. They saught me out after hearing about my cancer and have supported me as if I were family thorughout the entire process. My previous job I was at for 18+ years and there to held a high position. That job was extremely stressful in location as well as duties since I worked a contract for the Department of Defense in Homeland Security. So I needed to make healthier choices and IMS heard I was looking and picked me up right away. I feel I will be at IMS forever, no doubt, well ok, until I retire. I plan on living a long life.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	44	Months Since Last Delinquency:	7
Revolving Credit Balance:	$9,247.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	~250K and the value is ~285K.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on your app really attracts lenders.	That is what I am doing. Thanks!
What is IMS Health, and what is your role there?	IMS Health is a large corporation world wide and I work for Govt Solutions and support the Air Force DoD with various reports related to continuity of care and access. My role is a Sr Consultant.
What caused your most recent delinquency 7 months ago?	I was in treatment for brain cancer that I have fought and WON the battle with. During that treatment I was having to pay medical bills above and beyond what my insurance would pay. Since I felt that was more of a life/death situation some of my other bills fell behind. Now that I am healthly and on my way to move recovery I am working to set money and debit back in order as well. I am very reluctant to share the cancer piece because I AM NOT a charity and I realize that most of our nation is in some sort of bind and I do not want to be treated "special" yet you asked a specific question and I am willing to be fully honest with where I have been in the last 18 months or so and where I am today and what I am willing to do to make things right in ALL of my life. Thanks! Jamie
Hi: Could you give prospective lenders an idea of your monthly budget? Also can you talk about the circumstances around the 2 listed delinquencies in the past 2 years? Thanks.	32 months ago I was diagnosed with brain cancer and although now I no longer have brain cancer during these last 32 months I had to make some choices on what got paid and making sure I was able to continue getting the treatment needed to beat this cancer. So I let a few things slip. I had to make some hard choices. Although I have not wanted to discuss the cancer piece here you asked me a specific question and I am willing to tell you the truth. I, however, do not want charity or to be treated as special. A lot of folks in the world struggle far more than I. I am simply trying to make things right now that my health is better. Bottom line???I had to make some hard choices???live???or risk letting my credit go bad. I chose life and now I am working the other pieces to make them right. Thanks! Jamie
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will. Thanks! Jamie
r u 1 or2 income family	One. Thanks! Jamie

Member Payment Dependent Notes Series 544631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544631	$7,400	$7,400	11.12%	1.00%	July 23, 2010	July 29, 2015	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544631. Member loan 544631 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,803 / month
Current employer:	ECS Cmposites	Debt-to-income ratio:	20.19%
Length of employment:	3 years	Location:	Grants Pass, OR

Home town:
Current & past employers:	ECS Cmposites
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I plan on using the loan to pay off different credit cards and medical bills. Instead of having to make payments to different locations just wanted to consolidate all into one single payment.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,267.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Visa $501.07 APR 15.0% line of credit $1005.02 APR 8.9% Amex $268.14 APR 17.21% Visa $3402.57 APR 11.9% Retail $587.84 APR 22.9% Medical - Surgery Center $119.00 Medical - Surgeon $428.00 Medical - Imaging Center $ 752.74 APR 18% these are the ones that will be paid off with this loan

Member Payment Dependent Notes Series 544635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544635	$20,000	$20,000	13.98%	1.00%	July 23, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544635. Member loan 544635 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Western Union LLC	Debt-to-income ratio:	14.28%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Western Union LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Hoping to start my new life with the love of my life with a beautiful wedding! I have superior credit pay my bills on time. Borrower added on 07/20/10 > We live in Colorado but are trying to go home to Charleston, SC to get married on the beach with our families present. Some of the funds will be used for travel and lodging expenses and to spend a little time in the glorious city of Charleston afterward to celebrate with family and friends. This loan concept is new to me, but I think it's a wonderful idea. Anyone who is willing to help fund the start of my new life - thank you very much!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,731.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions first. (1) What does your future spouse do and how much does he/she earn each month? (2) What are your major monthly expenses (with values) (e.g., rent, car loan/insurance, student loans, major medical expenses, child care, credit cards, etc.)? (3) When is the wedding and what is the overall budget? Thanks so much and congratulations!	My future spouse works for the City of Colorado Springs as a traffic engineer and he has worked there for 17 years. He earns approximately $4000 per month. Our major monthly expenses are mortgage: $1,000; car loan: $375; personal loan $300; no major credit cards; insurance: $140 a month; no major medical expenses or child care. The wedding is in September and $20,000 is what we plan to spend (some of that will be used for travel to and lodging in our home town of Charleston, SC for the wedding).

Member Payment Dependent Notes Series 544681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544681	$11,000	$11,000	13.61%	1.00%	July 22, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544681. Member loan 544681 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Jimex Corporation	Debt-to-income ratio:	20.10%
Length of employment:	2 years	Location:	Hayward, CA

Home town:
Current & past employers:	Jimex Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I am an extremely responsible borrower looking to pay off all of my credit card debt and be debt free within the next 3-5 years. This is credit card debt that I racked up while in college and also while in grad school, mostly using it for emergency expenses which I was not able to cover then because of insufficient income (rent in certain months, tuition payments, medical payments, etc), but even with the difficulties of being a student, I've always made it a point to pay my credit card bills on time every month. I do not have a record of being late on any of my credit card payments on my credit history. I've always known the importance of being a responsible borrower in order to realize my future endeavors. Thus, the goal here is to pay all of them off in a shorter period of time and simultaneously enhance my personal credit status. My current income is $48,000/Yr, disposable income of about $3100/mo of which $865 is for rent. I usually set aside $1250 monthly for all of my bill payments, $300/mo for food, $150/mo for gas, about $300/mo for entertainment, miscellaneous and unexpected expenses, and $200/mo in to a savings and investment account. Currently, a significant portion of my bill payment budget is for credit card payments. Thus, I basically want to decrease my bill payment budget and invest or save the remaining funds. (saving for a down payment towards a house). Opening up a Roth IRA is also an immediate plan. My current job is extremely stable. I work for a very stable manufacturing company. Although my main duty is to manage the company's marketing functions, the company has made it a point to use my MBA level knowledge and experience to get me involved in their international dealing/buying processes, human resources and finance processes, thus making me an indispensable member of their team. I am also expecting a significant raise in my pay starting Jan 2011. In summary, my overall goal is to pay off credit card debt quicker and open up more disposable income in order to save and invest significant amounts. Thank you very much for considering my loan request.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	69
Revolving Credit Balance:	$10,848.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544758	$19,750	$14,050	13.23%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544758. Member loan 544758 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Regional Transportation Commission So NV	Debt-to-income ratio:	24.60%
Length of employment:	3 years	Location:	Henderson, NV

Home town:
Current & past employers:	Regional Transportation Commission So NV
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > The purpose of this loan is to consolidate my credit card debt with a more manageable interest rate and keep me from becoming one of the millions of Americans not making their mortgage and credit card payments.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,357.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Mortgage loan - $283,000 2) Current market value ~$230,000
What is your job with Regional Transportation Commission So NV? Is there any reason to expect you won't be working with that organization within the next 2 years?	I work as the only supervisor in Safety/Security for a government agency that seems to have ever growing safety/security needs; and although government agencies are starting to see layoffs for the first time in years, my agency has not been affected and has not had, and is not planning any layoffs. I don't anticipate leaving this job for any reason before retirement, which is 18 years away. Tomorrow is my three year anniversary at the agency.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers;ALL want their loan funded. Briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	[1] I'm not sure if you directly have access to my credit profile or not, but if you do, you will see that in the 12 years that I have used personal credit, I have never made a late payment or missed a payment to a lender. I am also able to provide proof of steady income that has increased every tax year for the past 14 tax years. If you do not have direct access to the credit profile, perhaps Lending Club would be able to verify the accuracy of the first statement. I believe that these two facts together demonstrate that lenders are the most likely to receive an on-time ROI if investing in my loan. [2] I do intend to pay the loan off earlier than the 60-month maximum term. Based on cost of living adjustments and future salary increases, my intent at the present time is to repay in closer to the 3-4 year time frame.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage/Homeowner's Insurance/Property Taxes - $1,822 Car Payment - $494 Utilities - $350 Car Insurance - $103 Phone - $81.00 Internet - $43.00 Food - $250.00 I am the only person in my household and therefore, sole wage earner.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1) Mortgage/Homeowner???s Insurance /Property Taxes - $1,800 Car Payment - $496 Car Insurance - $103 Gas - $150 Utilities - $250 Phone - $81 Internet - $40 Food - $200 2) $1,400; 24.99% $1,500; 17.99% $800; 18.99% $16,000; 16.99% 3) I am the only member of my household and thus the sold wage earner.
Please list your loan amounts & interest rates that you will be paying off. Thanks.	$1,400; 24.99% $1,500; 17.99% $800; 18.99% $16,000; 16.99%

Member Payment Dependent Notes Series 544778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544778	$20,400	$20,400	13.23%	1.00%	July 22, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544778. Member loan 544778 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Deutsche Bank	Debt-to-income ratio:	7.00%
Length of employment:	10+ years	Location:	West Orange, NJ

Home town:
Current & past employers:	Deutsche Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I plan to use these funds to payoff various existing debt so that I have 1 single payment per month. I am a good borrower and have a great credit history and practice to pay my bills on time. I have a very stable job and have been in the same job for 13 years going.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$10,196.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Balance of Mortgage loan is: 345,851 ,I owe no HELOC on my home. I am unsure of the mkt value but according to Zillow value is 301K, it is more than that I am sure of it I owe no HELOC on my home. I did some remodeling recently with personal funds and have some credit cards and store debt I would like payoff total all outstanding debt about 19K. Tks
Would you mind disclosing your job title and a brief description of your role(s) at Deutsche Bank?	Hi, My title is Assistant Vice President, My role is COO and my specific function is Business Analysis. A simplified description of my specific functions is: I work with various business areas within the organisation understanding their problems areas, developing a solution and liaising with Technology for development of the solution.
What debts are you trying to pay off? Why is your pay $7500/month -- sounds a little low for a high ranking position?	Hi, I would not say the position is high ranking by any means, It is just a title specific to this firm. There are thousands of AVPs, its really just a title and nothing more. The debts I am intending to pay off are: CitiBank Credit card 9,500.00 APR = 19.5% Chase Credit card 4,100.00 APR = 13.24% Chase Credit Card 2500.00 APR = 26.24% Citibank Personal Loan 5000.00 APR = 16%
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	To answer your question 1) I constantly eveluate my position and finances and it is just much easier and cost effective for me to make a single payment per month. I still intend to pay my bills as I currently do and not looking for a handout. I am responsible in my finances. Question 2 ) I intend to use the maximum time allowed.
Why did you take out the $5k personal loan? Thanks	Hi, I used the 5K loan to do some repairs to my basement as we were having mold and I did not want to wait to save the funds to do it or use my emergency funds to do it.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Hi, I am NOT the sole wage earner. My wife pays utilities, phone internet and child care costs. We have no car payments. My monthly expenses are: Mortgage: 2990.00. Car and home Insurance (bundle) = 280.00 Food = 200.00 Transportation, Gas/parking/Subway = 400.00 Savings = 100.00 Various debt repayment = 600.00 Miscellaneous expenses = 100
What is your current monthly payment for your credit cards? Can you list out general monthly expenses (mortgage, utilities, food, etc.)? Thanks!	Hi my current credit card payments all together are 600 per month. My wife takes care of utilites and child care costs and is not a party to this loan request. My general expenses are: Mortgage 2990 Credit Card payments 600 Food 200 Transportation 430 Savings 100 Other Miscel 560
IFLOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Hi, This is a question I will have to decide maybe a day before expiration because it is really dependent on how much is funded by that time. Unfortunately, I was requesting the amount for exactly what was needed to consolidate and help me get to where I want to be. If it is funded lower than 96% by that time I will then need to make that decision.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Hi, I am NOT the sole wage earner. My wife pays all utilities and childcare costs. My sole monthly expenses are as per below: Mortgage 2990 Credit Card payments 600 Food 200 Transportation 430 Savings 100 Other Miscel 560 Thanks,
IM OUT	Hi Sorry I do not understand the question or statement
I NEED 2 NO WHETHER U WILL ACCEPT THE PROCEEDS IF IT DOESNT FULLY FUND. IF U CANT ANSWER I GUESS IM OUT	Hi MRTZ At the moment it is about 90% funded with 2 days remaing so yes I will be accepting the funds even if not fully funded. Yesterday was too early to say. Regards,

Member Payment Dependent Notes Series 544874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544874	$6,000	$6,000	18.30%	1.00%	July 27, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544874. Member loan 544874 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	9.95%
Length of employment:	2 years	Location:	Tampa, FL

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,914.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not own my home, however i do own my own business 50% of it- D&D Tires and Auto Reparis. The company is involved in selling used tires, new tires,auto mechanic repairs and washing cars. The business is located on 1504 E. Martin Luther King Blvd. on the corner of 15th street in Tampa Florida. The business is located near the heart of the city. The number is 813-247-5300. The company has been operating for the last eight month and after doing a business analysis on the company, the company has been breaking even for the last three months, we have seen where we can cut cost-which we have done and where we can improve revenue. We have downgraded our staff and concentrated heavily on used tires. Our machine can only handle rims up to 19 wide. We loose approximately $200-$400 in revenues everday ??? that is over $6000 in reveues that the business could have made if we had the right machines and tools to get the job done. We are interested in getting a Bosch TC 752PRO Tire Changer, which could cost as much as $17000; however if the loan is less than $20,000, we may just have to buy a used machine for approximately $12,000-$13,000 range. We will also need to offer tires up to 32 inches. We would have to invest another $2000-$3000 to have these tires in stock. If for you have any questions about the business or about the amout that we are requesting, please feel free to get in contact with me. Thank you and I look forward to doing business with you.

Member Payment Dependent Notes Series 544923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544923	$14,500	$11,875	18.30%	1.00%	July 26, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544923. Member loan 544923 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Multek Flexible Circuits Inc	Debt-to-income ratio:	19.53%
Length of employment:	8 years	Location:	Faribault, MN

Home town:
Current & past employers:	Multek Flexible Circuits Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > this loan is to start debt consolidation, overall plan is to have all debt paid off in 5 years or less.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	54
Revolving Credit Balance:	$16,365.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	I am not sure what the question here is.
What debts are you hoping to consolidate? (balances, APR, current monthly payments)	I am borrowing to pay off credit card debt. My goal is to be able to have everything paid off within 5 years.
Please list the balances, APR's and min. payments of your loans, and which ones you will pay off with this loan? Also please set our your monthly budget and how many people depend on your income.	I am supporting my 2 kids and need the loan to pay off credit cards to lower my monthly payments.
Hi, I'm interested in investing in your loan, but I have a question. Since this is a debt consolidation loan, could you please list your debts, the interest rates, and the amount you pay every month. (for example CC1, $2000, 23.9% APR, $225 per month) Thanks in advance for answering my question. Sincerely, -LL	The debt the loan request is to pay off the following credit cards: HSB, AT&T Universal, and Direct Merchants, these payments combined are higher then the loan repayment will be. My goal is to be debt free within 5 years.
You have been asked three times to list with specificity what are your loan balances, interest rates and monthly payments. Your apparent unwillingness to do this makes your note undesirable. If you want to get funding, you need to provide requested information.	Hi, I am not trying to avid your question, I just do not have all the answers at this time. The loan amount offered is lower then my request which leaves me unsure of which debts are best for me to pay without knowing for sure when or if I will even get the loan. I can list all the debt(rounded) I have however I do not know what my interest is exactly. The debts are credit cards. HSB Bank $1000.00 Direct Merchants Bank $4000.00 AT&T Universal $2000.00 Chase $3700.00 Capital One card $6700.00 Capital One Auto $4200.00 10% MedCredit $250.00 8% Payments remitted depend on the money I have available in my checking account the day I pay bills. I try to round every payment up in increments of $50.00 to avoid only paying minimum amounts.
it has been asked 3 times and you didn't answer, do you know the interest rate on your credit cards?	I am not sure but I think they are around 18%.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on your app really attracts lenders.	Thank you for the advice, contact was made.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.14.2010	I would like to pay it off early but I needed to go with the best monthly payment for me.
Hi, I saw you were confused as to what debts to pay off because lending club lowered your requested amount. It's real simple. Apply the proceeds from the lending club loan to the debts that have the highest interest rate and don't use the LC loan to pay off debts with a lower interest rate. Here's an example. Let's assume your Direct Merchant Acct ($4000) is at a 20% interest rate. That means in a year you will be charged $800 in interest. Compare that to your Capital One Auto loan ($4200) at 10%. You will owe Capital One $420 in interest in that year. Let's take that same $4000 and pay it off with the LC loan. You will now owe $732 in interest. So, the LC loan will SAVE you roughly $68 in a year. if you consolidate the Direct Merchant account, but it will COST you $312 if you consolidate the Capital One acct. So you can see a LC loan can dig you deeper in debt if don't use it effectively. When you tell us you don't know what your interest rates are, it sends up a bunch of red flags. -LL	Good advice.
Please contact Lending Club to verify your income. Once you have done so, you will receive many more lenders. Thanks!	I will thank you
Path to getting loan - Tell us what you do for your job - Verify income with lending club - Provide as many deatils as possible on debts you want to consolidate, especially interest rates and balances - Spell out your monthly budget	I am not comfortable posting this information.
Please contact Lending Club to verify your income as soon as possible to take advantage of speedy funding. Thanks!	I am working on this. Thank you for the suggestion.
Hi, I just wanted to say that before investing in a debt consolidation loan, I want to be sure that taking the loan would actually help the borrower. In particular, I want to be sure that the interest rate of the lending club is less than the credit cards. Since you haven't shown us these interest rates, I'm not convinced that this loan would help you in the long run. Like LL, I see red flags. Good luck.	I understand what you are saying and I understand your position. This loan would be a definite help for me.
Also, you may want to find out the exact interest rates on your cards. Replacing an 18% cc debt with and 18.3% loan may not make a lot of sense...	I am working on it.
I would love to contribute to your loan, but first please contact Lending Club to verify your account and income as soon as possible to expedite the funding of this loan. Thanks!	I have already contacted lending club.

Member Payment Dependent Notes Series 544952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544952	$25,000	$25,000	20.16%	1.00%	July 26, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544952. Member loan 544952 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	ReSearch Pharmaceuticals, Inc	Debt-to-income ratio:	8.00%
Length of employment:	3 years	Location:	Lisle, IL

Home town:
Current & past employers:	ReSearch Pharmaceuticals, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I am applying for this loan to consolidate credit cards and reduce the exorbitant interest rates that major credit companies have increased to in recent years. I/we accumulated credit card debt due to unpaid maternity leave, health issues and unexpected home repairs. The full amount of this loan will be used to pay off these high-interest credit cards. I will have a remaining $10,000 to pay. I chose the 60-month repayment loan option to free up additional flexible monthly income in order to pay down the remaining amount as quickly as possible. I am a professional, working mother. I have been with my current employer for approx 3.5 years. However, I became employed by my new company during a restructuring where my department split into a partner entity. I am performing the same duties and have been employed in the same industry for 13+ years. I am part of a two-income family. My husband has been with his current employer for 4 years and in his industry for 15+ years. My reported salary is based on my income alone. I am very dependable, with secure employment and have a reliable credit history. I/We have had only 3 late payments in the past 10+ years, on any loan. These late payments were related to unexpected serious health issues of my spouse. He is now healthy and all issues are resolved. However, we are still under stress from the increasing credit card interest rates and we are looking to free ourselves from that stress and have a foreseeable end to credit card debt. I was very pleased to find this website and loan option. The idea of paying interest to investors and distributing the wealth, rather than being “owned” by the lending giants is very appealing to me. I sincerely appreciate your consideration and investment. Borrower added on 07/23/10 > Thank you to all investors and those who considered my loan.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	37	Months Since Last Delinquency:	12
Revolving Credit Balance:	$72,012.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Thank you for your advice to a new user in this process. It is much-appreciated.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. Thank you for your question and consideration. Our current mortgage balance is $245,323. We have a HELOC of 58,500, bringing the total to approx 304,000. We have never been late on a mortgage or HELOC repayment. The HELOC was used for home improvements which increased the value of our home. A similar, but "less-improved", home on our street recently appraised for $330,000. Approximately three years ago, after our home improvements but before the housing crash, our home was valued in the 360-370,000 range. We have recently seen the values start to improve again. We are in a well-established neighborhood with a great school system, considered more stable.
Lenders know nothing about why you want $25,000 except for family freedom. Don't your think it would be smart to take the retired Marine's suggestions. Prehaps you should read the question and answer in other people's profile. It makes sense that you would get your money more quickly and get the full amount.	Thank you for your advice. There was a delay in posting my loan description. If you view my loan now, most of any questions you have should hopefullly be answered. If not, please let me know. Thank you for your consideration.
Please advise what you will do with this loan	Hi there. I apologize for the delay in my loan description appearing for lender review. It appears from your question below that this question has been answered. If not, please let me know and I will be happy to re-address it. Thank you.
Can you please address the delinquencies? And set out your credit card balances, APRs, and min. monthly payments. Please note which balances/payments will be addressed by this loan? I am sending you some $$$ as I find your description well written and persuasive. Good luck to both of us. :)	Thank you for your kind words and offer to help. They are truly appreciated. In re-reading my description, I noted that I had a typ-o and the # of delinquencies is actually only "2". The delinquencies occurred after my husband had a serious, emergent health issue. He was hospitalized and off of work, along with other complications. The event caused us to fall behind, basically due to crisis management. We were managing his health crisis and the unbelievable number of medical bills, while trying to maintain our personal finances and family. The late payments allowed those creditors to increase the rates to the 30% range, but the others followed suit. One of the problems we have been facing is that our balances are spread out over several cards resulting from misguided attempts at transferring balances to obtain lower interest rates. We have learned A LOT from the situation and, once we are able to consolidate and reduce our interest rate, we will be able to focus on the smallest balances first by paying over the minimum and set automatic payments for all of our bills and not have to go through this again. The card balances/min pay/APR I plan to pay off with this loan are as follows: 10371/334/27.24%; 8081/222/29.99%; 3379/166/30.99%; 2041/143/20.99%. Total - 23,872/865. The remaining cards not covered by the loan are as follows: 5284/180/29.99%; 6719/273/29.99%; 682/43/17.99%. (The total remaining is slightly more than the estimated 10,000 because of the loan fees.) Sincere thanks again and, yes, good luck to us both! :)
I find your description persuasive. I'll help fund your loan after your income is verified.	Thank you very much. I sincerely appreciate your interest and offer to help. I have checked on the status and my income has been verified. I will check with support to see what is left to be done. Thanks again.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on you app really attracts lenders.	Thank you for viewing my loan - and for the advice. I will definitely do that as it appears to be taking more time than expected. I believe that the day/time I initially submitted my application has affected the pace of my approval. I applied late Friday night and did not receive any contact with requests for documents until Monday. Bank account verification received and document submission on Tuesday... Being new to this process, it's a lesson learned. Thanks again.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 07.13.2010	Thank you very much for your advice. I will contact support again to see what can be done to expedite. Lesson learned from this is that submitting my application for a loan late on a Friday night likely put me at a disadvantage in moving the process along. I will do what I can to correct this. Thanks again.
Credit Review partially completed; when loan funded, and is "Approved" for issue is when I invest. I am interested to help fund your $25,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer RTeSearch Pharamceuticals Inc? Number [2] Transunion Credit Report shows the $72,012 Revolving Credit Balance total debt (34.30 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.14.2010	Thank you for your patience while I prepared my response. My company is part of the pharmaceutical industry and I work in research and development. I oversee clinical research studies that are being conducted in order to test the safety and efficacy of medications that are being considered for new or additional approval by the FDA. We do have an HELOC which was used to make repairs and updates to our home that increased our equity at the time. The total amount of the loan is $58, 576, the minimum due is $227, but we are now paying $270. We treat this HELOC as part of our mortgage and do not view is as a credit line. We intend to refinance to pay-off and close the HELOC. My revolving credit listed is credit card debt totaling $13526 + the HELOC. The additional $11474 requested is to pay off our remaining credit card debt that appears in my husband???s name. After paying off that additional credit, we will have a remaining $10582. On all revolving credit card accounts, the total minimum balances are $980/mo, but the total amount we pay per month is $1260, paying over the minimum due. My husband is employed in engineering makes $72,000 annual gross salary. We combine our earnings to meet our monthly responsibilities. My ultimate goal is to become debt-free so that my husband and I can focus on our family as a priority rather than credit cards and interest rates. My husband and I both work full time, so the ???free??? time we do have to spend with our children is very precious and we want to be able to savor those times, rather then spend them worrying about sky-rocketing interest rates or paying off creditors. This loan would give us a foreseeable end to our debt instead of continuing to tread water paying off high-interest credit cards. My husband and I are honorable, hard-working people that have hit a few bumps in the road. Overall, we are trust-worthy and take our responsibilities very seriously. I appreciate the chance lending club gives to borrowers, such as myself, to explain those ???bumps??? and offer reasons why we are ???loan-worthy???. I also appreciate lenders, such as yourself, listening to those reasons and taking them into consideration. That being said, I understand that this is a business transaction. I intend to pay back the full amount of this loan, plus the interest and the lenders that invested in me/us will make money. The reality is, I will be paying interest on this credit to ???someone???. I would rather pay it to investors and consumers than to Citi, Chase and Discover??? I deliberated, with my husband, over the loan options before settling on the 60-month payback. This was a difficult choice, considering the longer commitment and higher interest rate. However, due to the lower monthly payment, I/we ultimately decided this was a better option because it will free up additional flexible monthly income. My/our strategy is to redirect that additional flexible income toward paying down our remaining credit card balance. At the same time, we will be focusing on making additional payments to our HELOC to increase our equity. This increase in equity will allow us to refinance and combine our mortgage and HELOC to reduce our interest rate and get rid of that portion of our revolving credit. Once all of this is accomplished, we would likely redirect any resulting flexible income to this loan to pay down more quickly. If we are able to pay the loan down in 4 years instead of 5, that would be beneficial for us in reaching our long term goal. All that being said, we are comfortable with a 5 year loan if other issues arise that become a higher priority. Thanks once again for your consideration.
Received reply. You're correct. BEST orchestration (time utilization) submit loan application Sunday after 6 PM. Overnight application completes initial COMPUTERIZED verification (Name, SSN, DOB, Gender matches, Transunion Credit Report, etc) and establishes borrower LIVING person (eliminates scammers trying to obtain loan for dead, or another, person without their knowledge). Monday offers 1st opportunity Credit Reviwers to contact borrower, vice verse and transmit required documents etc. Lender 505570 USMC-RETIRED 07.15.2010 .	Great learning experience, for sure. I did contact lender support and approval should appear by tomorrow. I also want you to know that I am not ignoring your previous question, but rather working on a complete answer for you. Please do check back, as I hope everything will be in order very soon. Many sincere thanks.
Your loan is funding very slowly. I think this is due to your delinquencies, the high interest rate (risk), and that you are asking for the maximum amount. They are related because lending club increases the interest rate depending on you loan request. Many lenders screen out loans like yours using automatic filters and never have a chance to read your story. Actually, I am surprised I did myself. Since you have so much debt, you need to take a long term approach and this single loan will not do it. I recommend you contact lending club and do the loan submission over again but for a smaller amount (~15k) so that your rate is lower. You will probably get funded unlike this time so far. You will be able to pay off much of your 29.99% or 30.99% CC debt. Then make your payments for 4-6 months. Your credit score will improve since you will have a lower revolving credit utilization and you will be a few more months away from your delinquencies. Then come back to us again for another 15k at an ever lower interst rate. I hope this helps. Make sure that you have lending club contact me so that I have the opportunity to invest in your new loan otherwise it won't make it past my filters.	Thank you very much for your sound advise. I apologize for the delay in response while I was considering it. I appreciate your consideration and offer of assistance.
Would you mind disclosing your job title and a brief description of your duties? Also, since you mentioned you're a dual income family, would you mind disclosing your total bring home income?	Hello and thank you for your question. I work in research and development in the pharmaceutical industry. I oversee clinical trials being conducted to test the safety and efficacy of investigational medications to be submitted for FDA approval. Our gross annual income is approximately $170,000. I hope this helps. Thank you for viewing my loan.
that makes know sense to pay off the 20.99% with this loan which is higher, you should rather pay off part of the 29.99% cards	20.99 was an unfortunate typo percentage is actually 29.99.
Hello, i will be investing in your loan and i wish you luck. but I agree with the investor above (member 124933). The 20% rate on this loan will only help you get so far...it would better to take a long-term approach and break up the loan so that you can get a lower interest rate. That's why you're here in the first place, to help pay off high-interest rates. I think his advice is sound and you should carefully consider it. Also, one last piece of advice, if and when your loan goes through - do not pay off smaller balanced credit cards. Your credit score is partially based on the % utilization of the credit card balance. In other words, if you're almost maxed out (or over 50%) on some cards, pay those off first. Focus on those cards and start making dents on those amounts first (the cards with smallest balance, should be paid last - i know it's counter intuitive). Read more on the fico.org website. Good luck!	I fully agree with both of you. It is very unfortunate the situation that I am currently in but I am very greatful for this opportunity. I have decided at this point to follow through with this loan considering the amount of effort that was put into this even though a lower interest rate would be much more agreeable. I greatly appreciate the knowledge you have shared and will take great care in distributing these funds in the best possible way. Thank you for your investment.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I do plan to accept the loan at this point. I have been considering this heavily the last few days and decided if funding reached a certain point that I would allow the loan to go through. Thank you for your consideration.
Greetings. I just kicked in several hundred. I ususally do not fund high value loans but your story is compelling. You have a long road ahead but seems the proper attitude for the undertaking. You have also received some sage advice from other lenders. Best of luck to you from sunny Seattle.	Wow. Thank you so much. I truly appreciate the support - and so does my family. You're right. It will be long road, but hopefully not as long as it could have been - because of supporters like you. Sincere thanks again.
Nothing more to ask, just wanted to wish you luck! Thank you for the explanations, I found them well written.	Thank you very much for your support. I sincerely appreciate your kindness.
IM N	Awesome! Thank you!!

Member Payment Dependent Notes Series 545060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545060	$25,000	$16,300	20.53%	1.00%	July 26, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545060. Member loan 545060 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,000 / month
Current employer:	Gilead Sciences	Debt-to-income ratio:	8.59%
Length of employment:	1 year	Location:	Fort Smith, AR

Home town:
Current & past employers:	Gilead Sciences
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	79
Revolving Credit Balance:	$50,902.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 545117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545117	$8,000	$8,000	7.51%	1.00%	July 23, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545117. Member loan 545117 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	n/a	Debt-to-income ratio:	10.45%
Length of employment:	n/a	Location:	Redding, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Wanting to lower my monthly payments to get out of debt.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,886.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.10	I am retired. I receive a Pension from the County, who I worked for for 25 years, and Social Security.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I do not owe anything on my home. 2) Yes I hold the title. 3) I do not have a HELOC. 4) Current value around $140,000. 5) Lived here for 30 years. Thank you for your interest.
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	I am retired. I retired from the County around three years ago. I worked for them for over 25 years, and receive a Pension and of course Social Security. With no mortgage payment, my income alone in a take home of $2400 a month, with household being larger than that. Hope that answers your questions
Your revolving credit balance is under $2000, but you're asking for much more. Can you explain how this money will be used. Thanks.	Some of this will be to help family members who are struggling right now. I can afford to help them, but certainly not all at once.
can you please detail (accounts and amount) what you are going to consolidate with this loan? the loan amount is quite a bit more than your Revolving Credit Balance of ~$1900, which is what lenders can see. Thanks!	I do have a car loan that I took out for my Grand Daughter. Aside from that, I have a few family members I would like to help. I have done a very good job of keeping myself in good standing, but certainly cannot come up with the funding for this up front, which brings me here so that I may.
What is your total household monthly income and what does the other wage earner do? Many thanks and good luck!	Household income is 4400 a month. Other wage earner manages a retail store.

Member Payment Dependent Notes Series 545324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545324	$8,000	$8,000	13.98%	1.00%	July 26, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545324. Member loan 545324 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Best Glass	Debt-to-income ratio:	11.28%
Length of employment:	10+ years	Location:	prattville, AL

Home town:
Current & past employers:	Best Glass
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	2
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,000 Med Expenses category loan. My questions are: Number [1] Transunion Creditr Report shows 1 unidentified creditor payment delinquency 2 months ago. Explanation is? Number [2] Position (Job/What you do) currently for employer Best Glass Co? Number [3] Transunion Credit Report shows $0 (ZERO) Revolving Credit Balance debts (Credit Cards). What type medical expenses a-n-d $ amounts are you consolidating? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.11.2010	1. I bought a car for my daughter and she was supposed to be making the payments, but she was late on quite a regular basis. I have since sold the car. 2. I am a Contract Manager for Best Glass 3. I am wanting this loan to help my son pay for some medical expenses incurred from my grandson's brain tumor. He had numerous surgeries and tests. This money would finally pay off what is still owed. 4. I can't say that I am any more worthy than anyone else for a loan. I pay my bills on time and have a good job. I'm just trying to help out my son. 5. My intention is to pay this loan off in less than a year.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe about 30,000 on my home and the market value is around $150,000.

Member Payment Dependent Notes Series 545340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545340	$5,000	$5,000	13.98%	1.00%	July 22, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545340. Member loan 545340 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Sanctuary at Bellbrook	Debt-to-income ratio:	9.01%
Length of employment:	2 years	Location:	Washington, MI

Home town:
Current & past employers:	Sanctuary at Bellbrook
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > I am a senior manager in nursing. I need the funds to pay off my car loan.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,930.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent-1284 student loan-121.59 utilities-150 phone/cable/internet-125 food-300 gas-50 cell phone-125 credit care-200 other-150
Hi, I am interested in funding your loan. Can you please tell me what your total outstanding credit card and personal loan debt is? Thanks, Ron	I have a car loan for 14000 and my credit card debt is 3000. This loan would pay off both.

Member Payment Dependent Notes Series 545346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545346	$21,425	$16,100	17.56%	1.00%	July 26, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545346. Member loan 545346 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Pfizer	Debt-to-income ratio:	21.31%
Length of employment:	6 years	Location:	PERTH AMBOY, NJ

Home town:
Current & past employers:	Pfizer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	72
Revolving Credit Balance:	$10,384.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Various credit cards to payoff Neiman Marcus over $7500 Saks over $800 Gap over $700 Banana Republic over $800 Sears over $2000 Bloomingdales over $800 Visa's $1900 Mastercard over $1200 Doctor Bills over $3000 APR vary from 10%-23.99% All bills will be paid in full.
What is your position at Pfizer? If in sales, which product? Any layoffs on the horizon?	I'm Scientist in vaccines, no layoffs.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	I live with family so there are no housing expenses. Childcare is $400 a month Cell phone is $100 a month Car W/ insurance is about $800 a month No I'm not the sole wage earner Food expenses about $100 a month
You are almost maxed out on your credit. What are you doing to reduce your debt load?	I'm currently making additional payments to pay down my debt and I'm not using my cards for purchases.
I will help fund your loan. Please consider checking out walmart and target instead of Saks and Needless Markup as part of your financial plan...	Thank you for your assistance and advice.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Pfizer? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	1. Scientist 2. I attend to payoff the loan in 3-4 years
In addition to consolidating, what additional measures will you undertake to get out of debt. What can you say to persuade investors that once you have more open credit that you won't run yourself further into debt?	Becoming a parent has changed my life drastically. I now know that life has so much more to offer than the latest fashion. My goal is to payoff my debt so I can put more savings away and have the capability to pay for sudden expenditures and save for my childrens future as well as mine.
In addition to consolidating, what additional measures will you undertake to get out of debt? I got that you will shop less. What else?	Once I have paid off my debt, I will close my credit card accounts.
How long will you be living with family? Do you plan to rent or buy in the next 3 years?	I plan on living with my family for a long time at least 5 more years.

Member Payment Dependent Notes Series 545364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545364	$25,000	$18,900	16.82%	1.00%	July 26, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545364. Member loan 545364 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	Tampa Museum of Art	Debt-to-income ratio:	21.66%
Length of employment:	2 years	Location:	Tampa, FL

Home town:
Current & past employers:	Tampa Museum of Art
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,461.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You make 14k a month and yet have just about maxed out your avail. credit. How? Why? What are your plans to turn things around?	The credit card debt is a hold over from when I was making considerably less than I am now. I am on a budget that will allow me to get rid of my credit card debt within the next three years.
Are you using austerity measures, or continuing the prior lifestyle but with a higher income?	Austerity measures.
will you accept proceeds if your loan does not fund fully?	yes

Member Payment Dependent Notes Series 545386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545386	$14,000	$10,950	16.45%	1.00%	July 26, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545386. Member loan 545386 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Williams Contractor Services	Debt-to-income ratio:	16.66%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Williams Contractor Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > Ring for my wife and home repairs. Borrower added on 07/13/10 > I am going to weatherize my home. Moreover, I am going to apply radiance in my attic to help reduce my energy bill. I also want to add more insulation into the attic. Further, I want to purchase new Low E windows and seal some areas of infiltration into my home.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please address the two delinquencies? I gotta tell you that I practically weep when one of my notes is late. Please explain how you can prevent late payments/delinquencies on this loan.	I have educated myself more on the importance of good credit, and have become more organized and financially responsible in things I do.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 17 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After reviewing your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.18.2010	Had a retail account that my wife was supposed to take care of (pay the bill), but she did not. As a result, I am now in control of paying all the bills.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Provide anser to earlier 2 creditor paymentdelinquencies email. Number [2] Brief description your employer Williams Contractor Services? AND Your position (Job/What you do) currently for employer? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers;ALL want their loan funded. Briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	I plan to pay the loan off in about three years. However, I wanted to leave time to pay it off longer. I work for a contracting business that is owned by a Fortune 500 company. I am a Purchasing Manager/Production Manager/Safety Coordinator for the company and have been employed there around 4 years.

Member Payment Dependent Notes Series 545435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545435	$13,750	$13,750	11.49%	1.00%	July 26, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545435. Member loan 545435 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	Marketing Arm Int.	Debt-to-income ratio:	2.91%
Length of employment:	6 years	Location:	Port Charlotte, FL

Home town:
Current & past employers:	Marketing Arm Int.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Wow that was pretty messed up, i had about a full page or more about me and what this loan could help finish and start new projects, I just finished typing and ready to submit, i get booted from being inactive . messed up. That was alot of info i had down about me, maybe to much. Anyway... Short Version.= I am 31 and i recently became a first time buyer home owner this year. I had some good luck, I been saving 3 years ago more than half my monthly paycheck been going to my saving account., also about year and half ago i decided to start fixing my credit, it was 561 and to this day it is at a 741. I have to admit it was perfect timing when I picked out this brand new 3b/2b 2200 sq ft house for 120k. I been planning this out for such a long time. I gave alot of dedication, money, and work into buying a house, and it payed off. Plus made it in time for the first time buyer tax credit. I researched what i needed to put down: 20% and found out the closing cost was around 5k. I been working since the middle of 2003 at our family exporting business to Latin America, With the recession happening our business kept running strong, we all notice some change but kept on moving. Our company exports fertilizer, insecticides, and pesticides that are biodegradable and environmentally .safe for the farms down there. It is a very good and stable job, people need to eat. I been living in my new house for about 5-6 months. I figured that the left over money i had left the buying the house would be enough to get some appliances and improve and upgrade the house. Well i know now some appliances are up there in price and it isn't the fancy pieces. also started with hardwood flooring in areas and found out the hard way that the money went fast and most of it was for the little things u do not calculate. Everything is perfect with bills and credit cards, since they have low credit. For some of the projects ( finishing the floors, counter top for the kitcken and fixtures cost some money. It is very easy for me to make payments, i keep at least 3 weeks -month ahead of all my bills, the 20% down gave me a really good monthly payment rate. With my great credit score i been pre approve for the credit cards that can help, but after picking 2 and being denied after pre approve it was more hurting me with inquires. I find it difficult to come up with 2-3k or the full price to have it at that time for somewhat big purchase for the house, np with coming up with 1-1.5k for a down payment and go with payment but even if i had the money to back it up like always having low credit limit and now Inquiry are adding up are preventing my chance. even with a killer credit score with a mortgage. When i looked at this site going through my credit score online seeing that the payments at 300 is perfect fit in my cycle of bills for each month. I hope luck is on my side with this just like the house because this pretty much my last hope to get the ball moving. I have been perfect the last 5 years no late payment nothing to get to were i am at. I take my credit and monthly payments very seriously. This loan can finish my sections of wood flooring. grabbing the rest of the pieces to my bed room set, kitchen counter top. upgrading the fixtures and adding some furinture to the other bedrooms. It is this loan which i used up a credit inquiry, or ill have to wait for how long when they want raise my credit which some already which i am happy but still low. I apologize to anyone that has read this far. I feel that being honest will get peoples respect and that i qualify for alot of things, there are some little numbers holding me back. Thank you for your time

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,038.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Answer to question 1: The total balance of my mortgage 92,690.44 from 1 lender(my bank), and i do not have any HELOC. Answer to question 2: The current market value of my home is 153,000 todays date July 13, 2010 Thank you
1. What is the amount owed, interest rate, monthly payment, and financial institution for each of your loans (mortgage, credit cards, and any other loans)? 2. Can you provide a budget? (monthly income after tax and an itemized list of monthly expenses and debt payments 3. Your revolving credit balance is $2038 as of a 7/11/2010 report from a credit bureau. Why do you want a loan for $13,750?	Answer 1: I do not have any other loans. Mortgage Credit cards IR 5.25 10-13% Monthly payment $865.28 $300-600 -The mortgage includes my taxes and insurance -The credit cards vary because i never pay the minimum balance and sometimes i might pay it all off in a month. Credit card limit on them are 500-1500 not very high. Answer to 2: My income after taxes is about $2300. I really never make a budget so ill try Monthly budget payment: mortgage: $865.268 -with taxes and insurance a year. credit cards a total of 5: $300 -and that is still high car insurance: $126 water $40-60 FPL $100-150 cable $100 Food/Fun $200 Gas $100 The total is roughly $1860440 dollars. 440 left over and if you add the 300 dollar loan monthly payment, it would like 140 dollars left. The food and fun is low because i have a girlfriend living with me and i do not let her pay any of the bills, but she likes to help with food. I never did a budget before never been financially strapped, very stable job in the family exporting business to Latin America. that is the best i could come up with for a budget seems like i have more money but i do little odd jobs here and there with friends over the weekends. Answer to 3: Well the loan for 11,000 to 13,750 i looked at the end cost and it was a 1000 dollar difference of the total paid off. It was not to be bad so the logic pick would be the 13750. I want to finish the flooring in the house here. grab the counter top i want also some better appliances not the ones that they gave me like the refrigerator. It is the most inexpensive one out on the market, and looking to replace it is about 1500-2500 and do not forget the warranty too. home theater system and so on. I tried applying to the bigger credit cards that say i am pre-approved but then apply only to get rejected because of low credit ratio on my credit cards. Doing that a couple of times is just hurting my credit with more inquiries. It is very easy for me to make payments then need to have all of it at once. I see that a 300 dollar payment is like a car loan and with it i could have the things i want for this house and be happy

Member Payment Dependent Notes Series 545452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545452	$7,000	$7,000	7.14%	1.00%	July 22, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545452. Member loan 545452 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	the huffman co.	Debt-to-income ratio:	15.39%
Length of employment:	10+ years	Location:	midland, TX

Home town:
Current & past employers:	the huffman co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Iam buying a jet boat that isworth about 20,000$ for 7000.00$ Borrower added on 07/11/10 > I have provided the information you requested. I am buying a jet boat for a fraction of what it is worth for my retirement.my job is very stable and even if it wasn't I wouldnot have a problem honering this loan commitment.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1976	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	67
Revolving Credit Balance:	$11,612.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not owe any motgage on my home. No payments on this house. Yes i do hold the deed and title in my name i have never been married. No home equity line of credit. My home value is about 120,000.

Member Payment Dependent Notes Series 545583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545583	$2,500	$2,500	13.98%	1.00%	July 26, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545583. Member loan 545583 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Mid-Michigan Stratford Village	Debt-to-income ratio:	19.86%
Length of employment:	4 years	Location:	BAY CITY, MI

Home town:
Current & past employers:	Mid-Michigan Stratford Village
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Thank you very much for all your help in my time of need

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mid-Michigan Stratford Village and what do you do there?	It's a nursing home and I'm a nursing assistant
Specifically, what are the loan proceeds to be used for?	A down payment on a modular home my dad offered to pay half I could come up with the other half

Member Payment Dependent Notes Series 545768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545768	$24,000	$15,000	13.61%	1.00%	July 27, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545768. Member loan 545768 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Sterling	Debt-to-income ratio:	10.77%
Length of employment:	5 years	Location:	AKRON, OH

Home town:
Current & past employers:	Sterling
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > This loan will be used to pay off a $21K balloon payment coming due this month. Here is my debt: $201K mortgage, $20K car loan, $10K(ish) student loan. No revolving debt. I first attempted to get a second mortgage to pay off the $21K balloon, however it puts my LTV too high and banks are unwilling to go over 80-90% LTV. I make just over $90K in a career that I've been in nearly 10 years.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,594.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For investors to make an informed decision, it would be nice to have a detailed Loan Description. You are seeking to borrow $24K to consolidate debt but, according to your Credit History, have a Revolving Credit Balance of only $2.6K. Please explain this mysterious difference in detail (lender, outstanding balance, interest rate).	I have a secured debt that was used to buy my house in 2005. Unknowingly the mortgage broker secured the additional loan with his company's 20K CD so it won't show as a lien on the home. This loan balloons this month and I'd like to get it taken care of.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010	Everything should be in their hands now.
Investors will be more confident about funding your loan if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Its under review
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage is $201K House Value is $225K No HELOC No Second Mortgage
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there?	I work in Information Technology as a Database Administrator. I've been at this company for 5 years but have worked in the field for about 10 years. Its my job to manage and store data. For example the messaging system here uses a back-end database to store and retrieve these messages. I run these type back-end systems among others.
Yes, your Credit Review Status has been and still is %u2018Under Review%u2019 since your loan was submitted on 7-12 945am. Some investors, of which I am one, will not commit funds to a loan until the Credit Review Status is %u2018Approved%u2019 by Lending Club. Thus, I suggested that you proactively call Lending Club for the procedures and expedite their completion. You have only 9 days left on your loan listing that is currently competing for funding with over 300 other loans. More narrowly, the following loans (submitted on the same day and subsequent to your loan) have already received Credit Review Status approval: #546338 1156pm; #546270 815pm; #546279 744pm; #544400 719pm; #545959 542pm; #546088 537pm; #546108 319pm; #543251 217pm; #545972 1243pm; #544348 1228pm; #545956 1219pm; and #543087 1117am. What have they done differently?	Thanks for the info Hiroshige. I just spoke to LendingClub and they indicated they are waiting on the IRS for their information. Everything on my side was completed last week.
Can you explain your delinquincy 11 months ago?	I don't know of any delinquencies in the past year.

Member Payment Dependent Notes Series 545782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545782	$3,500	$3,500	13.23%	1.00%	July 27, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545782. Member loan 545782 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	hotel marriott	Debt-to-income ratio:	0.45%
Length of employment:	4 years	Location:	BRONX, NY

Home town:
Current & past employers:	hotel marriott
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	27
Revolving Credit Balance:	$483.00	Public Records On File:	1
Revolving Line Utilization:	12.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545817	$24,000	$24,000	15.95%	1.00%	July 27, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545817. Member loan 545817 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Trading Technologies	Debt-to-income ratio:	10.55%
Length of employment:	2 years	Location:	Schaumburg, IL

Home town:
Current & past employers:	Trading Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Going to sell my home however I am underwater on my mortgage. Going to use this loan to pay off what is owed after I sell off my mortgage. Will not be taking out any new loans until this loan is completely paid-off.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$311.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. The total balance of my loan is 200,800. I had a home appraisal done 3 months ago and it was appraised at 211,000. However, looking at comps in the area, I am guessing it will sell right around 187,000 plus 5% realtor fees. I have no HELOC loans. I hope this information helps.
How far underwater are you?	I owe 200,000 on the mortgage and will most likely be selling for 187,000
Why are you selling your home at this time? Will you be purchasing a new home? Are you changing jobs?	Hello, I am selling my home at this time because my kids are getting older and need a yard to play in, my condo is just not big enough. Luckily for me, my area was not hit too hard by the housing mess. So I am getting out now while I can still afford to. I will be moving in with relatives until this loan to cover the loss on my condo is paid off. Than I will be purchasing a new home. I am not changing jobs, I have currently been at my job for over two years and do not plan on leaving.

Member Payment Dependent Notes Series 545830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545830	$10,000	$10,000	7.88%	1.00%	July 26, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545830. Member loan 545830 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	AAA Mid-Atlantic	Debt-to-income ratio:	13.85%
Length of employment:	6 years	Location:	Hamilton, NJ

Home town:
Current & past employers:	AAA Mid-Atlantic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,931.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	rent 874, car 400, cable/internet/phone 150
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	2 credit cards - will save me approximately $200 per month by combining into 1 lump some and will be lower interest rate then cards

Member Payment Dependent Notes Series 545949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545949	$7,500	$7,500	11.12%	1.00%	July 22, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545949. Member loan 545949 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	World Vision	Debt-to-income ratio:	21.96%
Length of employment:	5 years	Location:	Bonney Lake, WA

Home town:
Current & past employers:	World Vision
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Loan to hire a lawyer - my husband got a terrible accident, also pay a private accident investigator - recommended by the lawyer, also want to pay down some of the credit card balance.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,663.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Loan description?	To fund a lawyer, my husband got a terrible accident, to pay the private investigation for the accident (our lawyer recommends us to do that), and to pay down credit card.
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	Thanks for your consideration!
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	Thanks for your questions. Loan for hire a lawyer. My husband got a terrible accident on the way to doctor appointment. To pay a private accident investigation recommended by the lawyer, to pay down some of credit card balance.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$180.000. No.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Where they work. Credit rating. If your heart say no don't do it
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$180,000.00. No
You are asking for a huge loan, and you didn't even consider it important enough to provide basic information relating to the loan purpose and employment information. I don't take the time to ask questions, I just don't loan to borrowers like you.	I did answer on the application. That's alright. It's your choice. Thanks
What is the purpose of your loan?	to pay a lawyer that we are going to hire. My husband got a terrible accident. Also to pay a private instigation for the accident (recommended by our lawyer), to pay down our credit card.
Congratulations on your Lending Club approval! In addition can you please explain what the loan will be used for? And also, what is your current position with World Vision? Thanks	to pay a lawyer that we are going to hire. My husband got a terrible accident. Also need to pay a private accident investigation recommended by the Lawyer. Pay down credit card.. Accountant

Member Payment Dependent Notes Series 545959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545959	$13,650	$13,650	18.30%	1.00%	July 23, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545959. Member loan 545959 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	James Hardie Building Products	Debt-to-income ratio:	17.40%
Length of employment:	10+ years	Location:	waxahachie, TX

Home town:
Current & past employers:	James Hardie Building Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	25
Revolving Credit Balance:	$12,172.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do for James Hardle?	I have been with James Hardie for 11.5 years. We make fiber cement boards, Hardie Soffit, Hardie Vented Soffit, Panel and Plank. I worked in our Quality Control Lab for 10 yeasr testing our incoming raw materials, testing our material during manufacturing (to ensure our customers get quality board) we have lab equipment that we test our raw materials and post testing that we calibrate. Currently I am a Supervisor, being a supervisor, I have to ensure we are following our procedures, housekeeping in the plant, trouble shoot any issue that my arise, making sure our guys on our Crew have their breaks. Planning ahead for at least 12 hours to make sure the next Crew that comes in is set up for success.
Please list CC balances, APR, and monthly payments	$6100 - 13.99% - $135 $4100 - 12.99% - $85 $453 - 13.99% - $15
please advise as to what, id any, cost cutting measures you are planning to avoid further increase in debt?	I am planning to pay off all my debt asap, I can't afford to have any more bad debt. I will pay in cash in the future, if I don't have the cash, then I can't afford it.

Member Payment Dependent Notes Series 546088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546088	$20,000	$15,600	11.86%	1.00%	July 27, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546088. Member loan 546088 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	City of Colorado Springs	Debt-to-income ratio:	15.87%
Length of employment:	10+ years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	City of Colorado Springs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > wedding - chapel, reception, flowers, tuxes, dress, reception, honeymoon. Borrower added on 07/20/10 > I know I applied for this loan but please remember there will be two of us doing things together. Thank you to all who have invested in "us" already. Borrower added on 07/23/10 > Thank you to all who have funded our dream so far. For those out there who are considering it, thank you very much also! We are very excited to begin our new life. We are going to use some of the funds for travel to our hometown so we can be with our families. We are both from a very small town and our parents still live there (only a few miles away from each other!). Jason has two girls from a previous marriage, and we desperately want them to be a part of this. We will be using our loan to get us all home (too far away to drive so we must fly). The other part of the loan we will be using for our ceremony and to spend a little time afterward in our hometown with our girls, celebrating with friends and family. This will be our "family honeymoon". :) We hope to pay the loan off in three years, but we requested a five-year term "just in case". We have budgeted for an earlier payoff, however. If anyone has any questions, please let us know, and thank you again very much! Borrower added on 07/26/10 > I'm not sure we are going to make our goal, but thank you very much to all who have invested in us. We appreciate it very much!

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,691.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS PROCESS TO ATTRACT LENDERS INTEREST AND THEIR COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Type your answer here. Thanks for the information. Jason
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Around 195,000. I am a veteran so I took advantage of the refinance option for VA mortgages a few months ago to lower my interest rate. The market value is about the same as the mortgage. The mortgage is new and the economy is not doing so well. Thanks, Jason
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here. I have been trying to answer this question over a day now. It seems I cannot make it basic enough so that it does not contain personal information. I am going to try this. 2650
Can you list how much your fiance earns each month? Also, can you provide a breakdown of your major monthly expenses (e.g., mortgage, car, student loans, credit card payments, child care/tuition, etc.)? Thanks, congratulations and good luck!	Type your answer here. I tried answering this question but it got kicked back to me for being to personal. I am going to try something else. 4200, 2600
Me again. I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer City of Colorado Springs, CO? Number [3] Transunion Credit Report shows the $14690 Revolving Credit Balance total debt (71.70 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Type your answer here. I will answer the best I can and hope I do not get kicked back for being too personal. 1. Traffic Technician II - I time traffic signals together on an arterial. 2. I pay between 240 -400 depending on the month and what is going on. Always at least 240. 3.a) I always pay my debts and am never late. I am getting my finances turned around slowly and am looking forward to a better tomorrow. I guess the best I can say is that I am trustworthy and would not ask for something I could not handle. b) If I could get this paid off early I sure will. Good things are starting to happen so I think it is a possibility. I am not promising, that would be foolish but it would be nice.
You should be able to answer the question about expenses (this is a common question that lenders pose). Others keep their responses general like this: Mortgage - $x each month Car loans/insurance - $y each month Credit cards - minimum of $z each month That way there is no personal information shared.	Type your answer here. Mortgage 1150 loan 350 visa 250 gas 100 food 400 spending 320

Member Payment Dependent Notes Series 546108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546108	$20,000	$13,725	11.49%	1.00%	July 27, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546108. Member loan 546108 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Novato Human Needs Center	Debt-to-income ratio:	14.10%
Length of employment:	4 years	Location:	Greenbrae, CA

Home town:
Current & past employers:	Novato Human Needs Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > To consolidate credit cards due to medical expenses Borrower added on 07/04/10 > My 4 year position as an executive director is secure, and I have stable income. I have finally recovered from a 6 year battle with chronic illness, and want to pay off medical expense charges, not fully covered by insurance, in a timely manner with a fixed rate. The annual uncovered medical cost was significant and was charged to cards when cash flow was insufficient. Borrower added on 07/08/10 > This loan will be used to pay off: VISA--$14,391 Discover--$4,557 My goal will be to pay off this loan in 3-4 years by making periodic extra payments.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,851.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, What are the current rates on the credit cards you plan to pay off? Thanks	13% & 10% and they are tied to the prime rate and may go up eventually.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Rent $1505 cable/phone 120 elect/gas 50 B/Am. Loan 180 Student Loan 376 Discover min 92 Balance 4557 13% Visa min 259 Balance 14391 10% auto insurance 89 long term care insur 90 Food 500 misc. 200 _____ $3561 Net monthly pay $4960 I live very simply and I am the sole wage earner.
I'd like to help but have a couple questions first. Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Please see prior answers regarding my debts, rates, and budget. My savings is low at the moment, around $500 but I am in the process of building it back up. I have about $15,000 in a pension plan and can draw some of that out if needed. I am selling some musical instruments which are worth a few thousand and that will go into my savings.

Member Payment Dependent Notes Series 546192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546192	$14,400	$14,400	16.32%	1.00%	July 23, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546192. Member loan 546192 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	State of Oregon	Debt-to-income ratio:	19.46%
Length of employment:	2 years	Location:	Coos Bay, OR

Home town:
Current & past employers:	State of Oregon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I am in need of a loan to pay off credit card balances that were foolishly accumulated during college. I am currently employed full time and have very little monthly expenses, other than the credit card debt. Borrower added on 07/12/10 > I wish to pay off credit card debt that was foolishly accumulated during my college years. I currently have a full time job and little monthly expenses, other than the credit card debt. Borrower added on 07/12/10 > $3,225 is my base salary. I actually make about $1000 more a month in on call and overtime pay Borrower added on 07/13/10 > Two of the credit cards I plan to pay off are under my mothers name. Therefore they do not show up under my credit card balances. The balance on these two cards is roughly $8000. Borrower added on 07/13/10 > I will likely hold the loan the full 60 months.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,787.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	My current debt is as followed; HSBC (auto loan)- +- $700 Dell- $905.00 Chase- $966.66 Discover- $3227.36 CitiBank- $409.51 HSBC (credit card)- $1242.79 WellsFargo Credit Card- +-$6000 I am currently paying around $700 a month total to all of the various accounts. This total is more than the monthly minimum payment, but like I said, I am trying to pay them off.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $14,400 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer State of Oregon? Number [2] Transunion Credit Report shows the $5787 Revolving Credit Balance total debt (45.90pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $1440 loan; $5787 is Revolving Credit Balance; $8613 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	1. I currently work for the State of Oregon as a Child Protective Service Specialist. 2. I currently pay approximatly $700 a month to all of the various credit cards. 3. Current debt under my name is approximatly $6000. There are also two credit cards I pay on which are under my mothers name (they hold tution from college). The debt on these is approximatly $8000. 4. I have a well established history of paying on loans/credit cards. I have a good job that is EXTREMELY stable. I plan to pay of the loan as soon as possible. 5. I selected the 60 month loan because of the lower monthly payment. I did this on the off chance my financial circumstances change. However, I am planning on paying off the loan in the shortest amount of time possible. My goal is to have the loan fully paid in 2 to 3 years.
Please explain your delinquency 30 months ago.	I was 30 days late on a payment.
I have funded your loan. Please don't borrow against existing credit lines after consolidation. See this as an opportunity to get out of debt. Save at least 3 months of total living expense.Good Luck.	Thank you! I do not plan on getting into this mess again. All my credit cards are out of my wallett and tucked away so I can not use them!

Member Payment Dependent Notes Series 546223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546223	$20,400	$20,400	10.75%	1.00%	July 26, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546223. Member loan 546223 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	3 Phoenix Inc.	Debt-to-income ratio:	5.77%
Length of employment:	< 1 year	Location:	Reston, VA

Home town:
Current & past employers:	3 Phoenix Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I plan to use these funds to pay off my 401k loan. I will have 0 credit card dept and never had a late payment of any sort. After paying my mortgage, utilities and food, I will have approximately $5,000/month to put toward this loan and other inverstments. I recently started a new job with a very financially stable company and have been working in the industry for over 4 years. Borrower added on 07/14/10 > Also, I am getting married this October and this loan would help us out immensely. She is a veterinarian with a great stable job.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,343.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Hello, 1. The total balance is $409,340.63 2. The current market value according to zillow is $507,000 Regards,

Member Payment Dependent Notes Series 546242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546242	$24,000	$24,000	11.12%	1.00%	July 23, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546242. Member loan 546242 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Roxcoal Inc.	Debt-to-income ratio:	14.44%
Length of employment:	4 years	Location:	Rockwood, PA

Home town:
Current & past employers:	Roxcoal Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I am a solid borrower with a credit score around 720. I want to consolidate home improvement credit cards into one payment. I was going to get a home equity, but thought this way of borrowing and investing was a smart alternative to the banking system. I had to use credit cards to finance my project, due to having to mortgage payments. (living in one house and remodeling new house) Now that my first home is rented, it freed up a lot of money to pay down loan fast.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,480.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for the questions. I own 2 homes, I am the seller on a rent to own contract. this house has a balance of $58,600 w/ a payment of $598. contract on the home is for $67,000 @7.95% interest for 20yrs. equals $600/mo. My new home was bought through a foreclosure. I paid $27000 and put $70,000 into the remodeling for a loan. I have a balance of $76000 on this mortgage. zillow.com didn't have a value, but morgage.com home value gives my new home a $117,000 value
What are your $ monthly costs (mortgages, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	All of my normal monthly costs( mortgage, car, utilities, phone, cable, internet, heat, insurance) are $1500/month

Member Payment Dependent Notes Series 546319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546319	$14,400	$14,400	14.35%	1.00%	July 22, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546319. Member loan 546319 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Stanislaus County	Debt-to-income ratio:	15.04%
Length of employment:	2 years	Location:	Gustine, CA

Home town:
Current & past employers:	Stanislaus County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	33
Revolving Credit Balance:	$54,913.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi! 1st mortgage - 142,000 2nd mortgage - 25,000 Current market value - 181,000 Thank you

Member Payment Dependent Notes Series 546371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546371	$12,000	$12,000	16.32%	1.00%	July 23, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546371. Member loan 546371 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	nw mutual	Debt-to-income ratio:	9.74%
Length of employment:	3 years	Location:	THE COLONY, TX

Home town:
Current & past employers:	nw mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Just trying to take my fiancee on a trip to the bahammas i dont really have much debt and ive never been late on a bill . The company i work for i interned with in college so i really been there for 4 years .

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,852.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is it really going to cost you $12K for a trip to the Bahamas?!	Type your answer here.No its going to be about 8 with everything
If it's going to cost you about $8,000 for your trip, what are the other $4,000 to be used for? Also, do you expect to pay off this loan early? Finally, can you give a breakdown of your approximate monthly expenses? Thank you!	Type your answer here.the rest of the funds are for my wedding im geting married.And yes the loan will be paid off in less than half my term.my monthly expenses is $1100.00 a month.
IS UR WIFE TO BE EMPLOYEED, AND IF SO WHATS HER INCOME	Type your answer here.yes my soon to be wife is employed and she makes about 60k a year.

Member Payment Dependent Notes Series 546398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546398	$6,000	$6,000	15.58%	1.00%	July 22, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546398. Member loan 546398 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	BFSA	Debt-to-income ratio:	11.22%
Length of employment:	8 years	Location:	San Diego, CA

Home town:
Current & past employers:	BFSA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Dear investors, I’m requesting this loan through Lending Club for two different reasons, but end in the same result – Saving hundreds of dollars per month. Our primary reason for this loan is to cover the expenses in a move to another rental home. We have one child in elementary school close to our current home and the other attends school where there is a program for children with Autism. We plan to relocate closer to the school with the autism program and save over an hour commute each day and hundreds of dollars in gas money each month. Additionally, we could save another $400-500 per month in rent from what we are currently paying now . The secondary reason for our loan request is when I applied with Lending Club for the moving loan, I was offered a larger loan at a lower interest rate than I am paying on most of my credit cards. By paying off those high interest cards with a debt-elimination plan I should be able to raise my FICO scores even higher and actually save money with this new loan each month. The entire cost of this new loan is lower than the monthly payments on the credit cards we will paying off. This actually lowers our DTI ratio. These two things are very important to us as we will plan to purchase a home within the next 2-3 years. Saving money towards a down payment, keeping a high FICO score and lowering our DTI ratio is our plan to homeownership. We have those high credit card interest rates because of an 8 year old bankruptcy I filed after my wife and I lost our high paying jobs in 2001 during the dot.com bust. My wife was 6 months pregnant at the time of the double layoffs and our COBRA benefits were cancelled when her former employer ceased to exist as a business. This happened one month before delivery and we were not covered by any insurance when the baby was born. Bankruptcy was recommended to us by an attorney as a solution to our high medical debt. It was a short term fix with long term consequences that cost us a lot over the years. If ever I found myself in that kind of dire situation again, I would exhaust everything else before ever doing another bankruptcy. I believe our loan is a great investment. It’s a win for us because we will be able to move closer to our young son’s school and save hundreds of dollars each month. It’s a win for you because it’s a high return on a low risk family. Borrower added on 07/20/10 > UPDATE: LC's underwriter informed us that since we don't have any unsecured debt owed to a single creditor in the neighborhood of $16,000 the max amount they are letting us borrow is $6000. In other words - we don't owe anyone else that much money (not including car loans, past mortgages, or past HELOCs). I always thought that was a good thing, but I guess not here. Disappointing? You better believe it, especially since it really doesn't make sense. Enough to cancel the loan that is currently funding at the higher loan amount interest rate? No, we are grateful to those who have put their trust in us and have offered to fund our loan. We will not disappoint you. Moving closer to our 4 year old autistic son's school ASAP is our priority right now. This loan will help accomplish that, and it will still save us hundreds of dollars in gas and premium rent that we are paying now. In six months I will be able to re-apply for another Lending Club loan that will take care of the debt consolidation if that is something I still need to do at that time. A perfect Lending Club payment history should go a long way towards softening the underwriters (We hope). Thank you for considering our loan request.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$11,108.00	Public Records On File:	1
Revolving Line Utilization:	31.20%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Records on File originating 99 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain the copy complete Transunion Credit Report to learn that information. FREE copies of ALL your Equifax, Experian and Transunion Credit Reports are avaiable once yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.16.2010	Thank you for consideration of our loan request. The public record is the bankruptcy I discussed in my loan details. It was a Chapter 7 and was discharged in April 2002. This is due to expire off my credit reports in April 2012.
Your approved LC loan amount is $6,000. How will you use this money between the move and the debt consolidation? What debts (balance, interest rates) are you paying off? Thank you.	That is an excellent question that we're still trying to figure out ourselves. Up until 5:30pm last night, my loan amount was $16,000. Lending Club sent me an email with very little explanation that my loan was reduced to $6,000. Since the email was sent after hours, I have not been able to discuss it with anyone at Lending Club yet. Before this point, they did not ask for employment or income verification which I have ready and waiting to send in. Hopefully, we can convince the credit reviewers at Lending Club that they made a big mistake and get things back on track.

Member Payment Dependent Notes Series 546527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546527	$25,000	$25,000	19.79%	1.00%	July 26, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546527. Member loan 546527 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,067 / month
Current employer:	Franklin Electric	Debt-to-income ratio:	21.38%
Length of employment:	10+ years	Location:	Edmond, OK

Home town:
Current & past employers:	Franklin Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I have worked for the same company for over 15 years. I am a good borrower because I have never been late on any bill at any point in time. The debt my wife and I have has been used to help pay for my two sons to attend private schools therefore the debt is not from frivilous spending. I am married and have three children and would like to limit the time and money spent on paying multiple bills therefore the loan will be used to consolidate current debt to achieve that goal. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,685.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Franklin Electric? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $36685 Revolving Credit Balance total debt (99.70 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] [6] You obviously had past spending problems evidenced by 99.70 pct credit usage. You are "maxed out". My concern is that this loan is NOT the solution to uour problems because you will spend, spend, speend and rack up thousands $ more debt. What SPECIFIC steps have you taken to, point blank, start to "live within your means"? . Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	1 & 2) http://www.franklin-electric.com/ is the website for Franklin Electric which is very informative in regards to your question about the company itself. I am the marketing director for the commercial side of the water transfer systems market aka Little Giant Pump Company. I started working for them directly out of college and have been there since ... for over 15 years. 3) Revolving Credit Amounts: This does not include a HELOC and I have not been interested in going that route due the fact that I might be moving soon to Bluffton, IN where the "headquarters" of FELE is established. As for the RCB debts: The payments per month are $1025 on average. 4) This debt has not been incurred due to frivolous spending. My wife was a single mom in college when we were married and a large amount was consumed from her just getting by in college to get her degree. Secondly, we have a unique situation in which one of our sons has needed to be in a private school due to some special needs and in the past seven years my income has not met that need. We felt like time was not going to allow for his needs to be met within our means and time was of the essence for his needs to be met. Over the past 1 to 2 years my income has grown significantly and so we are now trying to pay down this debt as quickly as possible, with the least amount of interest and as simply as possible allowing more time for family. Combining the debt and lowering the payment will allow us to pay for his schooling from current income and pay down the past debt; which will prevent us from incurring more debt. 5) I chose the 5 year for this reason. Over the last 7 years we obtained a 15 year note for our mortgage and 3 year terms for our vehicles which are now paid in full. The intention was to pay them off quickly which was accomplished with our cars and build equity in the home faster which has also occurred. However, what I have realized this did not allow for was unexpected medical, school expenses that were necessary; therefore debt incurred from not planning for the unexpected. I want to prevent this from reoccurring and allowing for the unexpected; and also allowing room to make extra payments when the funds are available. So, I would say the soonest possible would be 3 years but allowing for 5 years and planning for that at this time. 6) As I stated above the debt has not been from frivolous spending... it has been to pay for basic necessities for myself, my spouse, and 3 children... while the monthly income paid for our mortgage, and schooling for my son with needs. This loan is yes a solution as well as a preventative measure that will allow us to live within our means, pay down the past debt, and pay for current and future schooling. We eat out for dinner on a very rare or special occasion, we try to buy used whenever possible, and our children live in hand-me-downs. As you can see from my credit report, I have never made a late payment and most of the debt is from the past 7 years due to the needs described above. This loan would be such an amazing blessing and would allow us to not have to use credit cards any longer! Thank you again for your time and consideration.
what do you do at Franklin Electric? What is the interest rate on your current debt?	I am the Marketing Director for the Waste Water Side of Franklin Electric. (Pump development, etc.) On the debt that I plan to consolidate with this loan the interest rate varies from 14.50% to 20.99% Those ranges are based on variable interest rates for the most part. The obvious goal is to move to a set period of time for financing with a set payment; and to eliminate any variable interest rate debt as far as revolving debt, etc. Thank you again for your time and consideration.
Thanks for reply. My FIRST email purpose strictly to tell you how loan process works. An early completed borrower Employment-Income verification ("Credit Review"), Review Status upgraded to "Approved" for promissory note to be issued after the loan is funded and your $ quickly deposited into bank account. Email details process you follow that ensures you will be successful borrower and loan achieve 100 pct funded. After verifying if the less than $1 trial deposit posted bank account then you initiate contact Home Office Credit Review to start a employment-income verification process. Home Office is open Mon-Fri 8AM - 5PM PT; closed Sat, Sun, CA, US Holidays. Answering machine accepts documents 24/7. Email accepted 24/7. You're asking $25,000 maximum loan; probably requires all 14-fays to fund; therefore sooner Credit Review completed, the better for future funding. I intend to track loans progress, and after Credit Review completed, loan "Approved" for issue, is time when many lenders, and me, will committ their $ to fund loan. Lender 505570 USMC-RETIRED VirginiA Bch, VA Tuesday 07.12.2010	I apoligize. I want to confirm that I understand correctly so I make sure I get all required information "turned in". I understand that I am currently waiting on the trial deposit to post to my bank account so that I can verify my bank account; which has not posted as of yet. Will I be contacted with futher instructions after that time or is there something that I need to do while I am waiting on that deposit to verify my income or to help the credit review to be processed?
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total mortgage loan balance on my home is $98,428.49. Recent comparable sales are between $145,000 and $155,000. There is not a HELOC on my home. I only have a primary mortgage. Transunion actually shows that I have two mortgage loans which is incorrect. The initial loan holder was Mor Equity and they sold the loan last October/ November 2009; therefore we only have the one mortgage loan on our primary residence. I hope this clarifies and answers your questions. Thank you.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on you app really attracts lenders.	I received a response via email today stating that my loan is approved and no longer still under credit review. Hopefully that will be reflected online as soon as possible.
Please contact Lending Club to verify your account. Once you have done so, you will receive many more lenders. Thanks!	I completed this action several days ago. Thank you.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Friday 07.16.2010	Hello, Thank you for the update. I have sent in all income verification documents as requested and contact information for them to verify my employment. I sent an email yesterday and today to confirm they received the information. I hope to receive a response sometime today. Thank you.
Are any of your children still in private school? How do you plan on paying down this loan whilst paying for their schools currently or savings for future costs such as college tuition?	Yes the one that I discussed in another answer to a lender question that you might have read about. My income has increased in the past year and in combination with this consolidation it will allow me to do all the above: pay down debt from the past schooling, pay for current and future schooling, and save for college. If i am unable to consolidate then my current funds will still be limited to continuing to pay for the past debt and leave very little for current and future... which would yes create a snowball effect. This is why the consolidation is so important for preventing any future debt and allowing me to still take care of my son's current and future needs in a private school; and save for college. Thank you for your time and consideration.

Member Payment Dependent Notes Series 546531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546531	$14,500	$14,500	7.88%	1.00%	July 22, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546531. Member loan 546531 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Decorum Consulting	Debt-to-income ratio:	21.14%
Length of employment:	5 years	Location:	Rochester, MN

Home town:
Current & past employers:	Decorum Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

The money from this loan will be used for credit card and bill consolidation. What makes me a good borrower is that I pay my bills on time and am in good standing with my creditors. I also have a stable job.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,528.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 546608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546608	$20,000	$20,000	7.88%	1.00%	July 23, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546608. Member loan 546608 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	30 cooper square	Debt-to-income ratio:	12.99%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	30 cooper square
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,359.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I live rent free including all utilities except the phone/cable it`s part of my job.I do have tuition for high school for my daughter. I have no mortgage, car or insurance costs.Other expenses are the food shopping, clothing etc..

Member Payment Dependent Notes Series 546615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546615	$20,000	$20,000	14.35%	1.00%	July 26, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546615. Member loan 546615 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,833 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	23.77%
Length of employment:	10+ years	Location:	MARIETTA, GA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I plan to use the funds to build a concrete retaining wall to replace 20 year old railroad ties infested with snakes and lizzards. I really need a safe place for my 2 year old to play. I make 202,000 per year and I have never ever been late on a loan or credit card payment. I have been with the same company for over 10 years and my position is very secure. I am due for a 12K bonus in March 2011 Borrower added on 07/15/10 > I am adding this note after 2 days of my loan request being posted. 1. I do know that retaining wall is misspelled and apologize for the typo. 2. I just verified my bank account, faxed in 100% of federal tax returns for 2008 and 2009 and also provided Lending Club with a 4506 form so they could also request my federal tax returns to verify what I sent and lastly, I provided detailed instructions as to how to verify employment. 3. I would like the community to know that I have to maintain good credit for my job so I cannot and will not default on the loan nor have I ever been late on any payments to other loans. Thanks everyone who is bidding on the loan! Please let me know if you have additional questions. Borrower added on 07/17/10 > Thanks to everyone who is helping to fund my loan. I have news today - Just found out I am pregnant. We have been trying for over a year so this is great news but we need the loan more than ever and I would say that my job is probably more secure than ever right now as well. My poaper work was received on Thursday so I am expecting to have credit approval anyday. Hope the IRS responds to confirm my taxes soon. Thanks.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$85,041.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS PROCESS TO ATTRACT LENDERS INTEREST AND THEIR COMMITTED $ NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.132.2010	Thank you for the information.
PS- Retaining is NOT spelled retianing.	Thank you!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer WFC? Number [2] Transunion Credit Report shows the $85041 Revolving Credit Balance total debt (76.00 pct credit usage).$ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current ntentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	[1] I am a Director at Wells Fargo and Company [2] The RCB shown do not reflect a HELOC & the $ amount being paid on RCB accounts equals $2000 [3] I have a reliable track record of making consistent, on-time payments on all loans, RBC, mortgages, etc. I also understand the importance of credit and my financial obligations. [4] Ideally, I would like to pay off the loan in 2 years but I am not sure that is feasible. I realize that the term requested is for 3 years and I selected that option to allow for the flexibility if needed. Thank you for the questions. Please feel free to ask additional questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The total balance on the 1st mortgage is 256K and the 2cd (HE Loan) has a balance of 76k for a total of 332K. 2. In my experience Zillow is not very accurate anymore as it only takes comps and there are not many current comparables. Additionally, it does not take into account any home improvements. The Zillow value as of today is 302K however just last week is was 340K so it changes frequently with the nearby home sales which vary greatly. For example, the neighborhood that backs up to mine is made up of similar sized homes but they are 15 years newer and go for anywhere between 600-900K and we have another neighborhood over a mile away with homes of similar sizes that go for 100-200K. As a result of few homes sales in the area overall, the zillow value has massive swings. In the past year, the value has ranged from 296-349K. Another comment is that we invested 40K in home improvements within the past year. I am planning to refinance with the low rates and do not anticipate an issue with the CLTV.
Could you please provide a breakdown of your very large Revolving Credit Balance= $85,041.00. Is this only credit card debt? If so, how come that you you have so much debt? Congratulations to the baby! Hiopefully your budget can accoodate the extra expenses Your DTI is already 24%)? Your specified Gross Income= $16,833 / month. How much addiional, if any, is your spouse contributing with? Thank you.	Hello. Yes, that is mostly credit card debt and it was used to pay for student loans and my husband???s business expenses for a business that went under recently (not to worry, we are not in debt under the business name at all as he has closed the doors but we are stuck with the credit card debt). I do plan to pay all credit cards off in March 2011 when I get a rather large bonus of over 6 figures (I will probably only end up with 75K after taxes so no need to worry that this loan will also be paid in full???.I need to get the credit cards first). Thanks on the baby - we are in a good position to support an extra mouth. A DTI of 24% on the backend is actually very good. It means that after all of my expenses, I still have over 10,000 for discretionary spending per month and we use that to aggressively pay down credit cards. I plan to have them paid off in March anyway and the baby will be due 3/21/11 (providing everything goes ok ??? It???s still REALLY early so I am cautiously optimistic). Back to the DTI, my front end ratio is 12%. In the banking world, in order to qualify for a mortgage, the maximum ratios we consider are 25/45 and I am well under those ratios. My only issue is that I do carry a lot of revolving debt and I am close to my limits thanks to the credit card companies chasing my balances. For example, last March I paid off 50,000 on an Amex card and they cut my limit to 10K overnight (I decided not to pay off the remaining 10K so quickly as they would have reduced my limit even further and I was at a 9% interest rate). That is the thanks I get for being a loyal customer who has never been late on a payment. Hope this helps and please feel free to ask more questions. I am enjoying this process. The concept is intriguing. Coming from a banking background, I find this refreshing and want to look into becoming an investor myself.
POAPERWORK IS SPELLED PAPERWORK. BUT THATS OK IM IN. I BANK WITH WF IN SF CALIF	Obviousley this was a typo. Did you have a question? Your sentance doesn't make that much sense - sorry.

Member Payment Dependent Notes Series 546626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546626	$12,000	$12,000	14.72%	1.00%	July 22, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546626. Member loan 546626 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,333 / month
Current employer:	First Point Power, LLC	Debt-to-income ratio:	11.61%
Length of employment:	2 years	Location:	North Kingstown, RI

Home town:
Current & past employers:	First Point Power, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	40	Months Since Last Delinquency:	14
Revolving Credit Balance:	$15,905.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Thanks for the question. 100% of the loan will fund working capital at a competitive energy supplier. My company's annual revenue rate is just under $250,000 and growing fast. The company was formed in 2009 and commenced operations in early 2010.

Member Payment Dependent Notes Series 546778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546778	$19,200	$19,200	13.23%	1.00%	July 27, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546778. Member loan 546778 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Fleet Refinishing	Debt-to-income ratio:	16.54%
Length of employment:	10+ years	Location:	riverside, CA

Home town:
Current & past employers:	Fleet Refinishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I plan to use the funds for debt consolidation and some home improvements. I dont bounce checks or payments. My monthly budget can handle the payments no problem. I have been at the same job for 13 1/2 years in an always growing industry.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	50
Revolving Credit Balance:	$11,370.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe around 118000. Current market value is 122000
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	I own a side business which brings in 500- 1000 per month extra. Rent 1100, car 472, credit cards 550, insurance 430, cable 90, phone 55, utilities 225. Interest rates range from 18% - 24% on credit cards
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your family and if so how much does he/she make each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loan/insurance, credit cards, student loans, child care/tuition, major medical expenses, etc.)? Please break out separately (e.g., mortgage - $x, car loans and insurance - $y). (3) How much are you paying each month towards the cards that you intend to consolidate? What are the interest rates? If there are any cards that are not being consolidated by this loan, what is the minimum monthly payment for those cards? Many thanks and good luck!	I own a side business which brings in 500- 1000 per month extra. Rent 1100, car 472, credit cards 550, insurance 430, cable 90, phone 55, utilities 225,
I am interested to help fund your. My questions are: Number [1] Brief description your employer Fleet Refinishing? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $11370 Revolving Credit Balance total debt (34.00 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $19,000 loan; $11,000 is Revolving Credit Balance; $8,000 is the extra cash that will be received (less loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	1. Body/ paint shop. Been in business for 21 years. 2 I am manager of graphics dept. I do vehicle graphics. been employed by them for 13 years now. Current debts also include wifes credit cards before married. Current debt is 16,000 with 3,000 being backup or savings in bank for emergencys. No HELOC. Credit payments per month = 550.00 currently. Plan on paying off in time allowed. want to get out of current debt and be able to save for future.
Does your wife work and if so how much does she earn each month? How much are you currently paying toward your credit cards and what are the interest rates of the loans that you're consolidating?	Wife does not work but I have a side business screenprinting shirts which generates between 500 and 1000 per month. credit cards are about 550.00 per month and interest is 18 - 24% on those cards
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. WHAT WAS THE DELIQUENCY 50 MONTHS AGO. TIA	If the loan funds over 85% I want it. I need that much to consolidate bills. Not sure what deliquency was 50 months ago.

Member Payment Dependent Notes Series 546780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546780	$10,000	$10,000	11.86%	1.00%	July 22, 2010	July 28, 2015	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546780. Member loan 546780 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Onshore Technology	Debt-to-income ratio:	19.60%
Length of employment:	2 years	Location:	Jacksonville, MO

Home town:
Current & past employers:	Onshore Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > There is a second income contributing to paying this loan off along with mine. This loan is to consolidate a few debts together and to cover a little pinch we're in at the moment. Payment will be easy and on time. Borrower added on 07/17/10 > I would definately like to show my appreciation to all who have invested and who have shown interest in investing. We're looking forward to getting to the maturity date or the goal and getting started on paying this off. Thank you again for your interest and consideration. Borrower added on 07/19/10 > Closing transactions on second income's home occurring at end of month,freeing up 250 month in rent, 250 in utilities & 100 in water that will be able to contribute to repayment of note. Thank you to all for your help and consideration!

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,935.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	$285 Car loan $325 Truck loan no mortgage no utilities no credit card debt no phone/cable/internet bill
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) We live on a 50+ acre farm that has been in the family since the depression. We do not have a mortgage nor have ever since my 28 years. The title to my actual house is not in "my name" but i have been deeded 10 acres and my house. 2) see above. HELOC = 0 as my family has always been adamant about not borrowing against any property as collateral. 3)Again we have 50+ acres @ approx. $3k/acre and the two houses total at approximately $300k. As i mentioned in the note. This loan is to help cover a few debts into one and to help us out of a pinch that we're in due to the combination of families and a few unluckily timed events.
I am funding your loan. Please don't borrow from your existing credit lines after consolidation and get over extended. See this as an opportunity to get out of debt. Please save 3 months of total living expense. Good luck.	That's the plan. Thank you for your investment and advice. As mentioned earlier we've just been confronted with a string of unfortunate events that have kept us in an interest/late fee spiral with the bank. The interest on our current debt is nearly double what the interest of this loan is. Being able to get this loan at this rate will allow us to get in a stable standing with both the bank and Lending Club investors such as yourself and get us working toward a positive goal instead of struggling so hard to just stay at zero. Thank you again for your support and advice.

Member Payment Dependent Notes Series 546782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546782	$13,750	$13,750	11.86%	1.00%	July 26, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546782. Member loan 546782 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Ames Construction	Debt-to-income ratio:	19.11%
Length of employment:	10+ years	Location:	Commerce City, CO

Home town:
Current & past employers:	Ames Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I'm planning on using this loan to pay off 2 different credit cards that have a high interest rate. The interest rate on here is significantly lower which will in turn get me out of debt a lot quicker. I have a full time job that I have been at for over 10 years. I have never paid anything late. My car is paid off. I currently pay a mortgage on my home that I have lived in for over 5 years.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,533.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My current monthly costs are as follows: 1000 - mortgage and property taxes 200 - utilities which include cell phone, gas, eletric, cable 200 - food 300 - for this loan 250 - for other credit cards 150 - student loan 100 - gas and insurance on my car 150 - HOA dues - includes water and trash among other services Of course I have other miscellaneous expenses such as an occasional medical bill, birthday gifts, or entertainment. I bring home on average around 3,000 a month and after all bills I still have enough to put a little away in savings or pay extra on the credit cards. My ultimate goal is to have all credit cards including this loan and my student loan paid off within 5 to 7 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage is just under 142,000 and the last tax value of my house was 138,000 although the last time I had it appraised it appraised at 162,000 so the value is probably somewhere between those two numbers and I am likely breaking even right now.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Brief description your employer Ames Construction AND Position (Job/What you do) currently for employer? Number [2] Transunion Credit Report shows the $32533 Revolving Credit Balance total debt (67.90 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all these RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly convice me WHY lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	1. Ames construction is one of the top 100 civil engineering companies in the country. They have been in business for 40 years and in my region have just recently picked up a new contract worth 2 billion so definitely will stay in business for many years to come. I currently run the accounts payable and payroll department for the rocky mountain region. 2. Without this loan, I pay around 600 to 700 a month on the revolving credit lines. The problem is that 2 of them have pretty high interests rate at around 16 to 18 percent and I am making no progress on getting those ones paid off which is why I am taking out this loan. The other 2 lines have an interest of 3.99 percent and 7.9 percent and therefore it would not be beneficial to take a loan out to cover those since I can pay those ones down a lot quicker. 3/4. I've never taken the entire time to pay off any loan I have ever had so chances are I probably will pay this one off before the four years. Yes I did choose the 5 year plan for the flexibility of a lower payment if for some reason I needed it. However, I have almost always paid more than the minimum.

Member Payment Dependent Notes Series 546793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546793	$15,000	$15,000	11.49%	1.00%	July 26, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546793. Member loan 546793 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Sports Authority	Debt-to-income ratio:	19.58%
Length of employment:	4 years	Location:	Arvada, CO

Home town:
Current & past employers:	Sports Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,405.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546846	$25,000	$25,000	15.58%	1.00%	July 26, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546846. Member loan 546846 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	NEOS Advisors LLC	Debt-to-income ratio:	8.70%
Length of employment:	7 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	NEOS Advisors LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Wedding Expenses and Honey Moon Borrower added on 07/15/10 > Honeymoon and Wedding Expenses

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,482.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
AN INFORMATIONAL EMAIL ONLY; A REPLY IS NOT REQUIRED. Participating lenders are small investors who together fund selected borrower loans. Lenders operate independently but combine to fund their selected loans. The majority borrower loans lack a optional Description that provides helpful borrower information: Employment situation? Why loan needed? Purposes how loan will be spent? Etc. Informed lending decision requires that lenders must ask questions. A lender who asks questions shows an interest in your loan that could result in lender committing their $ to help fund your loan. Questions are based on information available at the time email is sent. Sometimes we ask same, or similar, questions. Excuse us if duplicate questions occur because it was unintentional. Asking questions is only method available to acquire the missing, or clarifying, information. Important for the borrower to answer questions posed by all lenders even if are duplicates. Question: Why is important? Answer: Lenders use methods to "track" progress of interested loans including retention files comprised of answered emails. No answer email means interest in loan terminated in favor of another borrowers loan. Information benefits 1st time borrower. Lender 505570 USMC-Retired Virginia Bch, VA Friday 07.17.2010	1. Fully employed financial trader 2. Loan sought to fund wedding ceremony in Virginia and Honeymoon to Far East 3.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25000 Wedding Expenses category loan. My questions are: Number [1] Brief description your employer NEOS Advisors LLC? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $32,482 Revolving Credit Balance total debt (48.50 pct credit usage). What is the total $ amount PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: You already have $32,482 in Revolving Credit Balance debts. Another $25,000 will up tolal to $57,482. That ia a L-O-T of high-interest debt even on $11K per month salary. Do NOT be surprised that upon further review L C Home Office reduces loan $ amount. Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.16.2010	1. Energy Fund based in Houston Texas with subsidiary in New York. 2. Trader based in New York making investment decisions 3. I pay $325 per month on a 3.99% car loan and $500 per month on a 4.99% loan on a credit card. 4. I expect to pay off loan by March 2011
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	no dependants. car is 320, 500 other loan, 800 the rest
I am interested in funding your loan, but have a few questions first. (1) What does your future spouse do and how much does he/she earn each month? (2) How much do you pay each month towards your credit card debt and what is the total minimum payment due each month? (3) When is the wedding and what is the overall budget? Thanks so much and congratulations!	(1) She has just finished her phd and will be seeking a professorship. (2) I only have one outstanding balance with pentagon federal at 4.99%. The minimum is $325 per month (3) we are looking to take off end of August
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	I am hoping to pay this off within a year. I get my bonus paid in February 2011
I am interested to help fund your loan. My questions are: Number [1] Brief description your employer NEOS Advisors Inc? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $32482 Revolving Credit Balance total debt (48.20 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	I have answered your questions in your previous posting.. Thanks
Do you plan to pay off the loan immediately or pay it off over the full period?	I'm hoping to that my xmas bonus will pay it off
How much are you paying in rent and in what area (e.g., UES, the Villiage, Brooklyn Heights), and does your fiance currently live with you or will you be moving in together? Will you need to move for her professorship?	3000. yes we live together. we will not need to move
Also, what was your incentive bonus last year?	28k

Member Payment Dependent Notes Series 546875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546875	$6,400	$6,400	7.88%	1.00%	July 26, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546875. Member loan 546875 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	us army	Debt-to-income ratio:	16.11%
Length of employment:	8 years	Location:	copperas cove, TX

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > credit card consol lower rate

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,553.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	the debt i want the loan for is a cc my payment is equal to the pl loan but the pl rate interest rate is better this is why i want the pl thats all there is to say
Rank? ETS? Is yours the sole income? Thank You	6/never/yes/
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	the payments are the same but the pl rate is lower than card rate
I'm interested in funding your loan, but have a few questions: (1) Is there a second wage earner in your household and if so how much does he/she make each month? (2) How much are you currently paying each month in credit card debt and how much do you expect to save through this loan? (3) Can you breakdown your credit card debt by balance on each card and then the respective interest rate and minimum payment? (4) What are your major monthly expenses (e.g., mortgage/rent, car, credit cards, student loans, child care/tuition, major medical)? Many thanks and best of luck to you.	no when i make a payment on my cc the interest is about 30$ dollars so i will save a good bit

Member Payment Dependent Notes Series 546895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546895	$2,400	$2,400	11.86%	1.00%	July 22, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546895. Member loan 546895 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	n/a	Debt-to-income ratio:	19.51%
Length of employment:	4 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	5
Revolving Credit Balance:	$17,974.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe your employment situation? Self employed?	I'm a sub-contractor with a local Couseling/Therapy agency.
Hi, can you explain your Delinquency? Thanks	I don't have one.
Your loan is much more likely to get funded with a description filled out. What is the source of your income? Thank you.	I am a Counselor/Art Therapist with a dual Master's Degree.

Member Payment Dependent Notes Series 546921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546921	$10,800	$10,800	15.95%	1.00%	July 23, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546921. Member loan 546921 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Palm Beach School District	Debt-to-income ratio:	18.77%
Length of employment:	1 year	Location:	Miami, FL

Home town:
Current & past employers:	Palm Beach School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Complete

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,527.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Palm Beach School District? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	1. I am a Science / Math Teacher 2. I am a young lady who holds a bachelors in Biochemistry and a Master's of Education in Curriculum and Instruction. I use those credit cards to pay for classes and books. Now I have a great career with a bright future ahead of me,,, College was a investment, in which I have to pay back now. 3. I chose the 60 month plan to stay on the safe side. Yes I attend to pay off the loan in 2 to 2 1/2 years, with the help of my income tax refund and summer school employment
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Palm Beach Co School District? Number [2] Length of current Employment shows 1 year. Provide THREE years PRIOR work, or inschool, history. Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers;ALL want their loan funded. With all the turmoil in public sector employment (unpaid furloughs, job cuts, etc.) briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	The question was given a previous answer.
1. What are the balances and interest rates of the loans you're seeking to refinance? 2. What do you do for the Palm Beach County School District? 3. Why are you living in Miami if you're working in Palm Beach? That seems like quite the daily commute.	Answer to # 1--- Citi Card- $5100.00 at 25.99 % Interest and Juniper Mastercard- $2600.00 @ 12.99%. 2. I am a Science and Math School Teacher. The commute from Miami Dade to Palm Beach is a 30-35 minute drive; not very far to me... I am reimbursed for gas and mileage
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Do you have any other debts? Mortgage, etc? Also, could you please list out your monthly expenses? Thank you greatly in advance.	I have two credits I plan off paying off... Citi Card-- Balance $5100.00 at 29%, Juniper Mastercard at 12.99%. The amount I requested will pay off my credit card balances. No I do not have a mortgage, just students loans in which I set-up automatic payment through my Chase bank account for payment on the 28th of each month

Member Payment Dependent Notes Series 546954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546954	$9,600	$9,600	13.98%	1.00%	July 23, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546954. Member loan 546954 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	west coast air	Debt-to-income ratio:	18.68%
Length of employment:	7 years	Location:	yucca valley, CA

Home town:
Current & past employers:	west coast air
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > home value 150,000.00 i owe 180,000.00

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,144.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 547137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547137	$13,500	$13,500	13.23%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547137. Member loan 547137 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	URMC	Debt-to-income ratio:	18.29%
Length of employment:	3 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	URMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Debt consolidation to raise my credit score

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,772.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much is your mortgage? how much is your car payment? if you have daycare or tuition costs, how much are these? do you have more than 1 mortgage or more than 1 car payment? what are the current amounts owed, interest rates, and required payments on each of your debts?	1 morgage: $900 a month 1 car payment $250.00 a month
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of morgage 93,000.00, current market value 128,000.00
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	My husband pays for the child care, gas and electric and cable/phone/internet. Car loan is 250.00 and insurance for 80.00 (combined for both of our cars) a month. I provided all the info on the credit cards with lending tree
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I work for URMC in the vascular surgery deptartment. I do ultrasounds, guiding doctors during surgeries.
Thanks for your response. Lenders ask these questions to determine whether your loan is a good investment. So, would you mind going back and answering my questions with more detail. (1) How much does your husband earn each month? (2) For question 2, I'm looking for household expenses (that's why I'm trying to get a sense of household income in question 1). (3)-(4) Lenders do not see this information on your profile. All we know is that you have $30,000 in credit card debt. Please provide more details. Those borrowers who answer the questions asked in detail are much more likely to get funding than those that don't.	1)My husband earns at least 4000.00 a month 2) Our biggest debt is an ESL home equity loan (last year for a new roof) for $15000.00 but the interest is only 4% with a payment of $100.00 a month on that. I have a student loan for $124.00 a month but I consider it a wash with the retirement I get from the U.S.A.F for $125 a month. 3) The next biggest debt we have is an ESL credit card for $6800.00, the interest is good on that too 7.9% with a payment of $150 a month 4) The third would be our Sears card which is $3400.00 with a good interest of 13% with payments of about $50 a month. 5) We don't have a problem paying any of our bills we just thought we could consolidate and improve my credit rating.

Member Payment Dependent Notes Series 547162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547162	$25,000	$25,000	11.49%	1.00%	July 26, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547162. Member loan 547162 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	RJL Wealth Management, LLC	Debt-to-income ratio:	11.78%
Length of employment:	7 years	Location:	San Diego, CA

Home town:
Current & past employers:	RJL Wealth Management, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > to pay off credit cards at a lower interest rate

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,719.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Gross Income $25,000 PER MONTH? Correct? Or Typo?	Correct.
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	Don't see a question here. maybe this was sent in error.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	This website monitoring service is not allowing me to post my response so I would be happy to answer this if Lending Club will allow it, thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Market value is $682k and the mortgage is $605k, no heloc. Thanks!
Hi: Can you give potential lenders an idea of your monthly budget and timeline over which you plan to repay? I am curious why you need this loan given your monthly income. Thanks.	Thanks for the question. Our plan is to refinance debt, pay off credit cards, build up a nest egg and eventually become totally debt free (aside from mortgage of course). Based on this interest rate, and the peer to peer lending concept, I thought it would be a great experience to participate in this program.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Great question. Our fixed expenses are $8,000/month, which includes utilities, leases, gym, life/auto insurance, property tax and insurance impounds in the mortgage payment. Food, gas, misc. expenses are around $2,000. This loan will be $894, so that leaves us enough to go towards rapidly paying down the remaining credit card balance. Thanks.

Member Payment Dependent Notes Series 547196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547196	$20,000	$20,000	11.49%	1.00%	July 22, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547196. Member loan 547196 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,383 / month
Current employer:	Target	Debt-to-income ratio:	15.25%
Length of employment:	1 year	Location:	AUSTIN, TX

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,533.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	Mortgage 116k @ 7.25% 2nd mortgage 8k@ 14%-will be paid off in 7 months not by this loan, Bank of America CC- 9k @ 19%- will be paid by this loan Edward Jones CC-11k@ 23%- will be paid by this loan car loan #1- 15k @ 7% car loan #2- 16k @ 7% student loans- 17k @ 4% thanks for your interest
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance of 1st mortgage is 116k, 2nd is 9K (we are putting an extra $1300 a month on this and will have it done around the first of the year, not using any proceeds from this loan) current market value is 90k thank you for your interest
I am interested in funding your loan. You listed your employment as Target for 1 year. What is your position there? Also, what are the individual debts and their current rates that you plan to pay off? Thanks in advance!	Pharmacist at Target will use loan to refi 2 credit cards debts 11k @ about 23% 9k @ about 19% Thanks
Oh, and also, what do you do for Target?	Pharmacist

Member Payment Dependent Notes Series 547218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547218	$9,600	$9,600	7.51%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547218. Member loan 547218 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Alfred Music Publishing	Debt-to-income ratio:	11.50%
Length of employment:	5 years	Location:	SIMI VALLEY, CA

Home town:
Current & past employers:	Alfred Music Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > The purpose of this loan is to consolidate credit card debt and purchase new equipment for my personal training business. My group classes are going faster than expected and additional equipment is needed to keep up with the growth. My training business is currently operating around the hours of my full-time job in the music publishing business. I have been with the publishing company for over five years and received multiple awards and promotions. The monthly payments can be easily met by my full-time salary regardless of the success of my training business. Borrower added on 07/21/10 > This loan is to expand my training business by consolidating credit card debt incurred from startup and purchase more equipment. My group classes are growing rapidly and more gear is needed to keep up with the attendance increase. In addition to the training business, I maintain a secure, full-time job in the publishing industry. I have been with my company for over 5 years and received multiple awards and promotions.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,151.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does FIT stand for? Art	Functional Interval Training

Member Payment Dependent Notes Series 547245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547245	$16,800	$16,800	14.35%	1.00%	July 22, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547245. Member loan 547245 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Progrexion ASG	Debt-to-income ratio:	9.77%
Length of employment:	5 years	Location:	Murray, UT

Home town:
Current & past employers:	Progrexion ASG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Looking to consolidate a high interest rate credit card debt. Will pay loan off early as I make good money. Would like to become an investor when I have wiped out my debts.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,388.00	Public Records On File:	1
Revolving Line Utilization:	60.90%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your large revolving debt, which is listed as $58,388.	Home Equity Line of Credit 41k @ $400 per month (Due to the home value drops this is no longer accessible but at a great rate 5.5%) Funds would be used for: Credit Card 7.4k at 29.90% Credit Card 4,4k at 18.90% Credit Card 4k at 18.90% Making payments on the debt is not a problem it is the current interest rate that I cannot live with.
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I just sent an email to support regarding employment verification. My position is IT Director. I manage a group of 38 IT professionals and direct IT related affairs of the company. I have been with my current employer for 5 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1st and 2nd Mortgage Total 392k Current Value 401K

Member Payment Dependent Notes Series 547294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547294	$1,000	$1,000	11.12%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547294. Member loan 547294 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$800 / month
Current employer:	USPS	Debt-to-income ratio:	19.75%
Length of employment:	2 years	Location:	Magna, UT

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Purpose of loan: This loan will be used to pay bills and credit cards off. This loan will allow for additional time needed to get things figured out and to create a more stable financial environment. My financial situation: I am a good candidate for this loan because I keep up with monthly payments on credit cards and loans. I understand the importance of making sure to keep up with payments and the effects that missed payments have on credit score. I also understand the importance of keeping up to date with loans and credit cards and keeping a clear line of communication with loan providers.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,308.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain how this money will be used?	The money will be used to catch up on bills and to give us the extra time that we need to create a stable financial input.

Member Payment Dependent Notes Series 547535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547535	$12,000	$12,000	14.84%	1.00%	July 26, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547535. Member loan 547535 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Victoria Classics	Debt-to-income ratio:	11.88%
Length of employment:	5 years	Location:	MATAWAN, NJ

Home town:
Current & past employers:	Victoria Classics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > My Husband has been at his job for 23 years. Over the past few months vendors have changed hands and payment invoices have been changed from 60 days to 120 by the customer. We have a major gap in our finances until September, when the 120 day kicks in. We need to consolidate our debts now so we can continue to maintain our mortgage and living costs. Paying one bill for consolidation is much easier than paying 6 different ones. We appreciate this offer and look forward to paying it off and moving forward with our lives! Borrower added on 07/15/10 > I hope to one day, be on the other side of these transactions, helping people just like me.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$8,391.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Yes, between my husband and I our net per month is approx $5800. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, thanks for your interest. Current balance of the mortgage on the home is $262,200. No home equity lines of credit. Current value of home is $329,000. Thanks!
What do you owe on your house? What is the current value?	$262k owed, value is $329k.

Member Payment Dependent Notes Series 547541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547541	$7,200	$7,200	13.98%	1.00%	July 22, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547541. Member loan 547541 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Alliant Asset Management	Debt-to-income ratio:	12.62%
Length of employment:	6 years	Location:	North Hills, CA

Home town:
Current & past employers:	Alliant Asset Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Hi There, I plan to Consolidate debt in order to pay them off faster. I have not missed a payment since I first opened my CC about 10 years ago. Also, my job is very stable. I have been in the Low Income Tax Credit Industry for about 6 going on to 7 years. Thanks for you help.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,948.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547636	$4,800	$4,800	7.51%	1.00%	July 23, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547636. Member loan 547636 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	kennedy university hospital- stratford c	Debt-to-income ratio:	10.97%
Length of employment:	10+ years	Location:	williamstown, NJ

Home town:
Current & past employers:	kennedy university hospital- stratford c
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > 2005 harley davidson superglide, with muliptle upgrades, 13,000 miles in excellent condition. Borrower added on 07/18/10 > i have been working as a mgr for over 15 years in the same health system and am highly regarded and in a stable position. Both my wife and I make over 100,000 each and besides a mortgage have no other debt, besides one car payment..i

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	12
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547720	$5,000	$5,000	10.75%	1.00%	July 22, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547720. Member loan 547720 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Academy of the Sacred Heart	Debt-to-income ratio:	17.00%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Academy of the Sacred Heart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,420.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	After taxes I take in about $2205.50 a month. I am currently the main source of income in my family. My spouse was laid off last year, has not found a job, and the unemployment payments have stopped since a year has passed. My spouse is actively seeking employment. In the meantime the monthly expenses that I am responsible for include, part of the rent (my spouse covers 3/4 of the rent with savings), car, utilities, phone/cable/internet, food, gym, grad school loan, total $1373.22. All of the credit cards that I currently owe would be replaced by this loan and I'm hoping to use what remains to pay off my car loan as well. The principal remaining on that loan is about $5400.00. I am currently losing too much money to really high interest rates and I am hoping to get some relief from those by consolidating this debt. Thank you for your question!
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Thank you for your question. I would've liked to have been more descriptive when asked in the application what type of loan I was looking for but the options given were either one choice or another. I currently have a credit balance of $4420.00 and I also have a principal balance on a car loan for about $5400.00. The two credit cards and the car loan all carry their own interest rates. I am hoping to consolidate these payments so that I am just paying interest rates on one loan instead of on three. The total debt owing then is about $9820.00. The extra $2000 would be a cushion in case of an unforseen payment or emergency. The montlhy cost of the $12,000 loan will be less than half of what I curently pay for these debts which is $540.00 per month. It would give me some relief as I am the only source of income for my family at the moment. My spouse was laid off last year and has been looking for work for over a year. My monthly salary can sufficiently cover all of our monthly expenses, but the interest rates on the various debts over time is what convinced me that I need to consolidate all three of these debts that I owe.
revolving credit balance shown in profile: $4420 stated purpose of loan: credit card refinancing loan request: $12,000 please explain why these amounts are so different. without a loan description, i don't understand why you want nearly 3 times the amount you owe in revolving debt.	Thank you for your question. I would've liked to have been more descriptive when asked in the application what type of loan I was looking for but the options given were either one choice or another. I currently have a credit balance of $4420.00 and I also have a principal balance on a car loan for about $5400.00. The two credit cards and the car loan all carry their own interest rates. I am hoping to consolidate these payments so that I am just paying interest rates on one loan instead of on three. The total debt owing then is about $9820.00. The extra $2000 would be a cushion in case of an unforseen payment or emergency. The montlhy cost of the $12,000 loan will be less than half of what I curently pay for these debts which is $540.00 per month. It would give me some relief as I am the only source of income for my family at the moment. My spouse was laid off last year and has been looking for work for over a year. My monthly salary can sufficiently cover all of our monthly expenses, but the interest rates on the various debts over time is what convinced me that I need to consolidate all three of these debts that I owe.

Member Payment Dependent Notes Series 547740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547740	$14,400	$14,400	7.51%	1.00%	July 23, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547740. Member loan 547740 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	The NPD Group	Debt-to-income ratio:	21.11%
Length of employment:	3 years	Location:	Hicksville, NY

Home town:
Current & past employers:	The NPD Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > This loan will be used to pay down high interest rate credit cards. I am currently employed by a growing company, one of the few that are still hiring. I have been promoted twice in my 3 years of employment with this company. My monthly income is approx. $3500.00. My total expenses are on average approx. $1600.00 per month. I have never been late on any of payments and my credit history is excellent.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,941.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders currently know only Loan Title. Provide details about debts to be consolidated.	I have two very high interest rate credit cards. One card carries 70% of the total balance at 19.25% APR, while the other card carries 30% of the total Balance at 16% APR (Debt accrued over 5 years of schooling). The finance charges for the two cards are brutal. I pay $400 -$500 in total each month to pay down the balance and interest. Long story short, the interest I pay keeps the principle balance high. I have a great job, my credit is excellent, and I have never missed a payment. Thank you
I'd love to help out. I was once in debt, and life after getting rid of credit cards is amazing! I'd like to know what you're doing to avoid getting in debt again	Thank you for your question and your consideration. Your comments are inspiring. The debt was accrued during my 4-5 yrs as an undergraduate. I have been working since to pay down my dept. So far so good. I was/am tired of paying an inordinate amount of money to the credit card companies each month. I began researching ways to alleviate some of the pressure. I found some material on low interest peer-to-peer lending. Lending Club appeared to be the most reputable firm available. I was approved, and here I am. To answer your question; fortunately, I am not building debt currently. Furthermore, I do not plan on any major purchases in the near term. This program will allow me to pay down my debt much faster for less. Please do not hesitate to let me know if you have any further questions. Thank you

Member Payment Dependent Notes Series 547755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547755	$4,000	$4,000	15.21%	1.00%	July 27, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547755. Member loan 547755 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Marketing Associates	Debt-to-income ratio:	19.94%
Length of employment:	2 years	Location:	STERLING HEIGHTS, MI

Home town:
Current & past employers:	Marketing Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,371.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	Hello Varas, I am hoping to get this loan to help me start some classes up to get my culinary degree. I currently work at Ford Motor Company as a statistician. My dream is to own my own restaurant. I am hoping to start working towards my goal and attend culinary school at night. I need this loan to help me pay for things I need for classes and for the classes themselves. Thank you for the honest feedback and considering me as a candidate. I will make my payments on time and hope to pay the loan back sooner than 3 years.
Please add some clue as to what you will do with the money and why investors should have any hope of having it paid back.	Hello Driven4myKids, I am hoping to get this loan to help me start some classes up to get my culinary degree. I currently work at Ford Motor Company as a statistician. My dream is to own my own restaurant. I am hoping to start working towards my goal and attend culinary school at night. I need this loan to help me pay for things I need for classes and for the classes themselves. Thank you for the honest feedback and considering me as a candidate. I will make my payments on time and hope to pay the loan back sooner than 3 years.
Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.15.2010	Hello USMC. I am hoping to get this loan to help me start some classes up to get my culinary degree. I currently work at Ford Motor Company as a statistician. My dream is to own my own restaurant. I am hoping to start working towards my goal and attend culinary school at night. I need this loan to help me pay for things I need for classes and for the classes themselves. Thank you for the honest feedback and considering me as a candidate. I will make my payments on time and hope to pay the loan back sooner than 3 years.

Member Payment Dependent Notes Series 547808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547808	$24,000	$24,000	10.75%	1.00%	July 23, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547808. Member loan 547808 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,329 / month
Current employer:	Merrill Corporation	Debt-to-income ratio:	13.56%
Length of employment:	10+ years	Location:	South Weymouth, MA

Home town:
Current & past employers:	Merrill Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I'm looking to consolidate my credit card debt at a lower rate so I can pay it off in 3 years. Borrower added on 07/19/10 > HELOC was originally for 40k. It was frozen at 10k when the value of my home decreased when the economy tanked. I have continued with home improvements (new furnace/water boiler system, 13 new replacement windows, new driveway, rebuilt existing deck that was in aging, replaced existing fence that was aging). That is were the credit card balances have come from. 9k and 16k between 2 credit cards at 22% and 26% apr respectively. Borrower added on 07/21/10 > Home Mortgage $2,022.62 Home Insurance $430.92 HELOC $100.00 MBNA -CC $300.00 Citi - CC $450.00 BU CU $350.00 Utility - Gas (summer usage) $35.50 Utility - Electric (summer usage) $93.56 Landline/Internet Access/Cable $160.88 Life Insurance $66.95 Cell Phone (Family plan) $140.00 Car payments $0.00 Car Insurance $125.27 Town Water $60.34 Daycare $720.00 Grocery $500.00 Children activities $99.00 Dine out $200.00 Misc expense $200.00 Commuter Costs (parking) $21.00 Commuter Costs (T Pass) $26.40 Health $40.00 Family Health Club $185.00 Family Dental converage 49.50 Family Healthcare coverage 371.05 Total Expenses $6,327.44 Net Member #547808 Salary $5,396.38 Net Reimbursement $117.95 Net Spouse Salary $1,585.29 Net Total $7,099.62 After Expenses $772.18

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,030.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were lending to someone, wouldn't you want to see a description of the loan? What do you do for Merrill Corporation?	I didn't see the option to add a description for why I wanted a loan. It was there when I logged in tonight and I have added it. I'm a Project Manager at Merrill Corporation.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	There is currently a difference of 32k between the Mortgage and Heloc balances and the Zillow estimated value of my home

Member Payment Dependent Notes Series 547850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547850	$8,000	$8,000	15.21%	1.00%	July 22, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547850. Member loan 547850 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Arcadia Unified Schools	Debt-to-income ratio:	23.11%
Length of employment:	10+ years	Location:	HESPERIA, CA

Home town:
Current & past employers:	Arcadia Unified Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,027.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	No, I live alone.
1. what is the purpose of this loan? 2. if you are willing, please provide a budget, meaning monthly income after taxes and an itemized list of typical monthly expenses? 3. current debt situation: what is the amount owed, interest rate, minimum monthly payment, and creditor for each of your loans and credit cards?	Over time I do plan to pay down other consumer dept at a higher rate.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,000 "Other" category loan. My questions are: Number [1] Loan Title "My Loan" and category "Other"tells lenders nothing useful. Provide an accurate loan description so we know why you need the loan. . Number [2] Position (Job/What you do) currently for employer Arcadia Public Schools? Number [3] Transunion Credit Report shows the $24527 Revolving Credit Balance total debt (85.50 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I am a contract teacher at Arcadia Unified School. I plan to use the money to help pay down other higher rate consumer loas/credit cards It is my intention to repay the loan early. I do not have a HELCO. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my home loans (1st and 2nd) is 320,000. I do not know the current value of the home but at the time of the 2nd, it was 375,000. I do not have a HELCO, Thank you for the consideration.

Member Payment Dependent Notes Series 547890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547890	$6,000	$6,000	7.88%	1.00%	July 22, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547890. Member loan 547890 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Edward Hospital	Debt-to-income ratio:	3.41%
Length of employment:	7 years	Location:	elgin, IL

Home town:
Current & past employers:	Edward Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > loan for paying off high interest credit cards

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,109.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Pay off high interest credit card debt.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	mortgage=1500 car=paid off cc debt=150 insurance=100 phone/cable/internet=230 food= wife pays for food childcare/tuition=none

Member Payment Dependent Notes Series 547956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547956	$10,000	$10,000	10.38%	1.00%	July 26, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547956. Member loan 547956 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	tuscola county road commission	Debt-to-income ratio:	11.72%
Length of employment:	6 years	Location:	VASSAR, MI

Home town:
Current & past employers:	tuscola county road commission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > LOAN IS FOR A 2003 HARLEY DAVISON V-ROD CUSTOM Borrower added on 07/19/10 > 2003 harley vrod custom Borrower added on 07/22/10 > I am looking to borrow money to purchase a 2003 harley davidson motorcycle, i have approximately 3900.00 monthly net income, 1000.00 mortage, 270.00 vehicle payment that is p[aid through september, 120 rec. vehicle payment that is paid through mid feb, my wifes vehicle payment is 236.00 and is paid up current. late/delinquent payments do not happen in our house and can be backed up by my 780 credit score. thanks for your consideration. I also plan on selling my vehicle and my rec vehicle so that will lower my monthly expenses also.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,207.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you tell us a little about your major purchase? Wishing you well.	Type your answer here.It is for a 2003 harley davidson v-rod motorcycle
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Type your answer here.It is for a 2003 harley davidson v-rod motorcycle
I am interested to help fund your $ category loan. My questions are: Number [1] Provide answer to my earlier email that loan is missing accurate description question. Number [2] Position (Job/What you do) currently for Tuscola County Roads employer? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	Type your answer here.1) i would like to purchase a 2003 harley davidson v-rod motorcycle. 2) i am a heavy truck/equipment repair mechanic with over 25 years exp. master certified. 3) excellent credit, established occupation and position, secure family life. 4) at this point I do not see paying the loan off early.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Type your answer here. My wife provides a steady income from her career of 17 plus years. combined income of approx. 4745.00 net. my mortgage is 1000.00, vehicles combined are 515.00, rec. vehicle 120.00, revolving credit approx 100.00. there should be no issues with this payment as i plan on selling my vehicle and my snowmobile in the near future. even if not, there is plenty of cash left for this payment. I have excellent credit and a stable local gov. job.
Can you describe how you will be using this loan?	Type your answer here. To purchase a 2003harley davidson v-rod motorcycle
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1) 113800.00 single mortgage, no heloc 2) 150000-175000

Member Payment Dependent Notes Series 547965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547965	$4,500	$4,500	7.51%	1.00%	July 27, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547965. Member loan 547965 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	IKEA	Debt-to-income ratio:	10.23%
Length of employment:	3 years	Location:	Stoughton, MA

Home town:
Current & past employers:	IKEA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > This loan would assist me in obtaining a used vehicle. The car I had was on it's last leg and I finally gave up on it about one month ago. I am 25yr old and have been at the same job for almost three years. While I have good credit, the history/experience of that credit is short which is why I have been unable to obtain a loan through traditional channels without a co-signer. While I do have a little more than the amount of the desired loan saved up, I'd rather leave myself some breathing room by making payments and not virtually emptying my savings all at once.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,820.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.15.2010	I absolutely see your feedback as constructive. I went ahead and took your advice and put a description to the loan. The site says they need to clear it first before they make it available for lenders to read. When it does show though, let me know what you think.

Member Payment Dependent Notes Series 548089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548089	$10,000	$10,000	7.88%	1.00%	July 22, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548089. Member loan 548089 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Space Systems / Loral	Debt-to-income ratio:	20.02%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Space Systems / Loral
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	66
Revolving Credit Balance:	$7,773.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please enter a loan description - let lenders know details about what you're requesting the money for. What are the debts you will be consolidating? What APR are you paying now and how much will you save with this loan?	A Bank of America Mastercard with 25% APR. I'm paying 400/mo. now on this loan and will save about $2000 by taking advantage of the lower interest rate.

Member Payment Dependent Notes Series 548196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548196	$6,000	$6,000	7.14%	1.00%	July 27, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548196. Member loan 548196 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	NYC Human Resources Administration	Debt-to-income ratio:	13.63%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	NYC Human Resources Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Will use proceeds to repay $6,000 credit card balance priced at 13.24% APR

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,295.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	To payoff Citi Amex debt with balance of $6,083 at APR of 13/24%
if willing, please provide a budget in answer to the question. by budget, i mean your monthly after tax income and an itemized list of typical monthly expenses.	Monthly Takehome Pay: $3,500 Major Expenses: Mortgage $617 Utilities $210 Transportation $204 Life Insurance $240 Groceries/Meals $150 Savings $86 Cellphone $80 Donations $80
What are your major monthly expenses (e.g. mortgage, car/transportation, credit cards, child care, student loans, etc.)? Is there a second wage earner in your family and if so how much does he/she earn each month?	No second wage earner, major expenses as follows: Mortgage - 617 Transportation - 243 Life Insurance - 247 Utilities - 180 Credit Card Pmts - 150
Please enter a loan description - let lenders know details about what you're requesting the money for. What are the debts you will be consolidating? What APR are you paying now and how much will you save with this loan?	Will repay $6,000 credit card with 13.24% APR and 24.99% on cash advances. Will save approx. $500/annually

Member Payment Dependent Notes Series 548211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548211	$4,000	$4,000	6.39%	1.00%	July 22, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548211. Member loan 548211 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Consilium Consulting	Debt-to-income ratio:	0.69%
Length of employment:	7 years	Location:	WOODSTOCK, GA

Home town:
Current & past employers:	Consilium Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I am applying for a loan, which will be used for home improvement costs. Borrower added on 07/17/10 > This loan will be used to pay off debt acquired from home improvement services, including landscaping and lawn sodding services.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,115.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WE NEED LOAN INFORMATIOM ( SUCH AS WHATE ARE YOU BUYING?) AND YOUR MONTHLY BUGET? INVESTERS DON'T WRITE BLANK CHECKS!!!	The loan is to repay existing credit card debt which was used to purchase landscaping and lawn sodding services.
Hello. What are you planning to purchase? Wishing you well.	The loan is to repay existing credit card debt which was used to purchase landscaping and lawn sodding services.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.17.2010	Sorry I did not know detailed information was needed. I thought home improvement use was sufficient. I added some details related to the loan description.

Member Payment Dependent Notes Series 548241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548241	$25,000	$25,000	13.61%	1.00%	July 26, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548241. Member loan 548241 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Standard Insurance	Debt-to-income ratio:	16.31%
Length of employment:	9 years	Location:	Lake Oswego, OR

Home town:
Current & past employers:	Standard Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,479.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	CC-$5,000-11.15%- will apply remaining of loan, about $2364 CC-$1666.00-27.24%-will pay entire balance CC-$7020.00-18.9%-will pay entire balance US Bank-$12,700.00-will pay entire balance Vehicle-$9,746.67-will not use the loan for this, I think it is about 9%. The payment for this loan will be a little less than my minimum payments, and it will paid off in 3 years instead 5 plus. Also, I will be closing the CC accounts once they are paid off to ensure I won't credit card debt again. Thank you, please let me know if you need additional information.
I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Standard Ins? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	My job at Standard is to manage disability claims. I feel that you should invest in me because I am hard working, and trying to build a better life for myself and a future family. I am intending to close my credit card accounts once I have paid them off to ensure that I do not get into debt again. My plan is to be debt free in 3 years, at which time I want to be able to buy a house and plan for my retirement. I have seen my parents struggle and don???t want that to happen to me. I chose the 3 year loan because that best matches the payments I am making now, though I would like to be able to pay this off sooner, realistically, I don???t see it happening and I didn???t want a payment so high that when emergencies do happen I am not prepared for them.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	My monthly bills include rent-$300.00, utilities-$150.00, auto pymt-$217.00, insurance-$161.00, phone-$150.00, medical bill- $50.00 and remaining CC payment around $100.00-150.00. The remaining $533.72 goes to food, gas/car maintenance, entertainment, miscellaneous items, and trying to build an emergency fund. I do live with my boyfriend, but we split our expenses, so I am the sole provider for my debts. Thank you.
Are you paying 150 a month on CC Payments? if so ,how do you plan to manage paying 850 for this consolidation loan?	I will have a payment of about $150 after this loan, the credit cards that I will be using the loan to pay off have payments higher than the payment of this loan.

Member Payment Dependent Notes Series 548261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548261	$12,000	$12,000	10.38%	1.00%	July 26, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548261. Member loan 548261 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Publix	Debt-to-income ratio:	19.69%
Length of employment:	9 years	Location:	St Cloud, FL

Home town:
Current & past employers:	Publix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Need to pay off credit cards. Really need this loan to get out of debt. Borrower added on 07/21/10 > I have excellent Credit History and i have never been late on a Payment. I have worked for my job for 9 years and my job is not going anywhere. Borrower added on 07/21/10 > I must have submited it wrong but i make $3200 AFTER TAX A MONTH

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,382.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. how did you accumulate $22k of debt? 2. please provide a budget - monthly income after tax and typical monthly expenses?	I was young and stupid and now realize that I want to get out of debt, so some of my debt is furniture, car expenses, and I moved out when i was 23 and bought a lot of stuff. I make about $3200.00 a month and my monthly expenses are $2500.00. I am a great borrower
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My Total Mortgage loan was $156,000.As of now I owe $151,000. I have no Equity loan for my house. With the market down my home from zillow.com is only worth $141,000. I am a great borrower
1. What is your AFTER tax income? (According to your profile, $3200 is your BEFORE tax income.) 2. Can you provide a list of monthly expenses - what is each expense, how much does it cost? (mortgage payment, car payment, food, insurance, utilities, cell phone/internet/cable, clothing, gym, childcare or tuition costs, and everything else you spend money on)?	I must have entered it wrong. AFTER tax i make $3200.00 a month. Mortgage is 1130, car insurance 86 month. utilities 250. cell phone 130. internet/cable 120. Credit card 800. Food 200 a month
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	Yes i no longer use the credit cards. i put them all away and only use debt to buy things. if i cant pay cash for things then i dont really need it.
Have you given consideration to selling some of your things that might put a dent in your debt?	i really dont have much of value that would help me out. this is why i need the loan because it would help me out a lot. Thanks

Member Payment Dependent Notes Series 548321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548321	$15,250	$15,250	11.86%	1.00%	July 22, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548321. Member loan 548321 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Sub Empire	Debt-to-income ratio:	15.60%
Length of employment:	7 years	Location:	Lewisville, TX

Home town:
Current & past employers:	Sub Empire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > This loan will be used to consolidate two high interest credit card balances. Thank you for this opportunity.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,551.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance remaining on Mortgage - 140,793.21 Market Value of House - 155,000.00 No HELOC

Member Payment Dependent Notes Series 548338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548338	$4,200	$4,200	11.86%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548338. Member loan 548338 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	21.00%
Length of employment:	< 1 year	Location:	Matteson, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$281.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 548346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548346	$8,400	$8,400	17.19%	1.00%	July 23, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548346. Member loan 548346 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Tires Plus	Debt-to-income ratio:	17.18%
Length of employment:	7 years	Location:	SPRINGFIELD, PA

Home town:
Current & past employers:	Tires Plus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > the loan is to clean up all my credit cards and the rest is for a car. Borrower added on 07/22/10 > PLEASE READ PREVIOUS Q&A SO I DONT HAVE TO ANSWER THE SAME QUESTION SIX TIMES, Thank you.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	8
Revolving Credit Balance:	$4,362.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Tires Plus?	I am a master technician.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? What is it you are purchasing? Please explain your credit delinquency from 8 months ago.	It's just me. I am paying off all credit cards so i no longer need to pay them anything while i use the rest of the money to restore a car.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.16.2010	I am paying off all credit cards so i no longer need to pay them anything while i use the rest of the money to restore a car.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I live with my family, and I live there for free.
what do you want to buy?	I am paying off all credit cards so i no longer need to pay them anything while i use the rest of the money to restore a car.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 0.19.2010	i will if possible. but right now it looks like i'll be paying on time.
what is Tires Plus and what do you do there?	Tires plus is an automotive repair facillity, and i am a master technician there.
What caused your delinquency 8 months ago?	I just missed the payment date. But I paid up when I recieved the notice from the bank.
What is the purpose of the loan? Thank you.	To pay all my other debts so I dont have to worry about them while i use the rest of the money to restore/invest in a car.

Member Payment Dependent Notes Series 548375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548375	$4,800	$4,800	7.88%	1.00%	July 23, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548375. Member loan 548375 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	7.88%
Length of employment:	n/a	Location:	Clovis, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I am purchasing a RV so my sister & myself can go on trips. Borrower added on 07/16/10 > The most important thing about this loan is to get my sister hearing aides. Borrower added on 07/17/10 > I should have given more detail in my loan description. I retired in 2002 with disabilities, my gross income is from that pension. My sister took early retirement in 2008 to help care for me. I realize that my disability has been very stressful for her probably more than me. She unlike myself has to deal with everything that comes along without the luxury of being medicated. I would like to get this loan because she needs hearing badly, very badly, and Medicare or her health insurance does not cover them. The money left after that was to be used to locate a small older model RV that we could use to go to the lake or ocean. I am not trying to purchase a luxury item, the RV will almost certainly be 20 years old probably more. Just to be out and away from everyday stressess for short periods of time. We can not afford room rates, and can surely not pay another ten or twenty dollars over that for a pet fee. I have a therapy dog. If there are any questions, please feel free to ask.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	81
Revolving Credit Balance:	$4,191.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.16.10	Gross income is retirement pension from my previous employer.

Member Payment Dependent Notes Series 548381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548381	$4,000	$4,000	19.04%	1.00%	July 23, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548381. Member loan 548381 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	stjohns university	Debt-to-income ratio:	9.45%
Length of employment:	3 years	Location:	jamaica, NY

Home town:
Current & past employers:	stjohns university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > thank you for accepting my application, once i get this loan i will be paying one bill every mnt. thank u lending club!

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,669.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at st johns university and what do you do in your role there?	i am a technical assistant printing dept. i deal printing or the university letters to all students and employees. and i also deal with all the univ mails.
Is there a second wage earner in your family and if so how much does he/she earn each month?	yes 2 more..$2100 and $1800
Please contact Lending Club to verify your account and income as soon as possible to take advantage of speedy funding. Thanks!	ok i will call tomorrow morning..thank you!

Member Payment Dependent Notes Series 548398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548398	$5,000	$5,000	13.23%	1.00%	July 22, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548398. Member loan 548398 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Osprey Packs	Debt-to-income ratio:	16.24%
Length of employment:	3 years	Location:	DOLORES, CO

Home town:
Current & past employers:	Osprey Packs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,879.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	I am working on a small amount of debt consolidation and a few immediate car issues I needed to get fixed. I will be able to afford the payments on the loan at a lower interest rate than credit cards. Thanks for asking!
Thanks. Just a few more questions. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (with approx. values) (e.g., rent, car loan/insurance, major medical costs, credit cards, student loans, child care)? (3) How much balance do you have on each credit card and what are the interest rates and minimum payments for each?	I am a single 29 year old female with a housemate. Majority of my expenses would be rent and car payments. I do have student loans but am paying those seperatly. Credit card is about $2,500. I have a steady job and have been there almost 3 years.
Can you break out your monthyl expenses (e.g., rent - $x, car - $y, student loans - $z, etc)? Thanks.	Monthly Expenses are give or take a few dollars depending on time of year $560.00 for rent and utilities $280 for car payment and car/rental insurance $100 for student loans Those are my every month expenses, grocery fun vehicle maintenance/gas these vary but I would say around $350 avg.
How can your earliest credit line be 1976 ?	I was born in 81 so that must be a typo on here.

Member Payment Dependent Notes Series 548419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548419	$9,600	$9,600	15.95%	1.00%	July 22, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548419. Member loan 548419 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	CW Clark Inc	Debt-to-income ratio:	14.25%
Length of employment:	3 years	Location:	Portland, OR

Home town:
Current & past employers:	CW Clark Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > This loan is consolidating credit card and personal loans that already exist. My income is from consulting for real estate companies on their portfolios, helping to resolve problem assets and assist in finding adequate financing. I am married and my wife, who is a doctor in residency, also provides an income similar to mine to the household. We have very limited overhead and cost of living and enjoy a reasonable disposable income. The primary purpose of this loan is to retire existing credit card and personal loan debt.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,108.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please answer the following two questions: What is your job position? What is your total outstanding credit card and personal loan debt? Thanks, Ron	Thanks Ron, I have and continue to work on the west coast as a real estate consultant during the past 3 years. I help companies dealing with toxic commercial assets and financing constraints.. My wife is a doctor at a hospital here in Portland. Total outstanding credit card and personal debt is between 15 and 20 thousand. Thank you for considering my loan.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your $14k in revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Thank you for your advice, wasn't aware of the loan description ability. I will fill that in and please see my other response for additional information. Thank you for considering my loan.
How much are you paying each month off? How do you plan to avoid additional debt while paying this loan off? Thanks	Currently, my wife and I live well within our means. We generally pay 120% of the minimum payment due on our outstanding debt each month, and focus remaining available income towards a larger payment on a single account to retire it faster. We do not anticipate a need or have any desire to incur any additional debt. The debt being retired with this loan either has a higher interest rate or is in need of being paid off due to timing.

Member Payment Dependent Notes Series 548441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548441	$10,000	$10,000	11.86%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548441. Member loan 548441 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	HSBC	Debt-to-income ratio:	23.27%
Length of employment:	9 years	Location:	virginia beach , VA

Home town:
Current & past employers:	HSBC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,717.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	1. I have a partner. Combined monthly income is $4800.00. 2. Monthly expenses. Mortgage $ 1425.00 I am responsible for half. Cable $25.00 Loan $350.00 Credit cards $350.00 Electric $100.00 Auto Insurance $75.00 Cell phone $ 60.00 water $30.00 Gas $60.00 3. I have a loan with Navy Fcu which was used for to purchase a used car. Payment is $350 a month the rest is credit card accounts. Some of which have low balances. 4. I will be paying off all credit cards except Bank of America. This will enable me to consolidate my bills and pay one low monthly payment. Proof of income. Driver License
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Market value of home is 250000.00 Loan amount $211,000.00
I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer HSBC? Number [2] Transunion Credit Report shows the $14717 Revolving Credit Balance total debt (45.80pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	I am a senior collections specialists for HSBC. I manage a portfolio of accounts in various states with an attorneys office for litigation. 2. I have a loan with Navy Federal Credit Union which is a signature loan. I used the money for home reparis. 3 $515.00 4. I am a collection specialist I have been in this position for the past 10 years. I have helped people with their credit issues from 30 days behind to charge off. Since I am in the industry I am aware of the risks involved with lending to debtors. I am looking to consolidate my revolving debt into one monthly payment. This will enable me to save on cash flow and interest. I have helped thousands of people get back on track with their credit and I am only asking you to help me stay on track with my credit. 5. My intentions is to pay the debt off early. My goal is to be debt free within 5 years.
What is your position at HSBC? You are requesting 10k loan, yet your credit report shows you have $14.7k in outstanding debts. Please explain the discrepancy. Last, but certainly not least, please list out your current balances and interest rates on those respective balances. Thank You	1. I am a senior collection specialists for Hsbc. I have been employed with them for almost 10 years. Lowes $300.00 interest rate 22% home depot $500.00 rate 22% JcPenney $500.00 interest rate 21% Macy's $3000.00 interest rate 21% Bank America $9300.00 10%
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortg (my half) $725.00 insurance (car) $75.00 Home depot $25.00 intereest rate 22% balance $550.00 Lowes $25.00 INT 22% balnce $300.00 Macy $100.00 int 21% balance $3000.00 Phone $90.00 includes cable Cell phone $60.00 electric $ 150.00 Loan (home improvement) $350.00 monthly 12.25% interest bal $14100.00 Bank of America $9100 interest 10% paymnt $165.00 chase bal $400.00 payment $25.00 interest $17.24 JC Penney bal $500.00 interest 22% paymnt $25.00 Food $150.00 monthly no car payment no child care expenses. no dependents living at home . no gym expenses use gym at work.

Member Payment Dependent Notes Series 548474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548474	$3,050	$3,050	7.88%	1.00%	July 23, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548474. Member loan 548474 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	M and I Bank	Debt-to-income ratio:	3.36%
Length of employment:	10+ years	Location:	VERONA, WI

Home town:
Current & past employers:	M and I Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > Paying down my Discover Card Credit Card

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,657.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 548476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548476	$10,000	$10,000	17.56%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548476. Member loan 548476 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	Infocrossing	Debt-to-income ratio:	12.59%
Length of employment:	10+ years	Location:	Powder Springs, GA

Home town:
Current & past employers:	Infocrossing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Minor home improvements and paying off higher interest credit card.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	30
Revolving Credit Balance:	$13,375.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Infocrossing? Art	I am a senior manager for computer networks at Infocrossing. Infocrossing is a wholly owned subsidiary of Wipro, a global Information Technology service provider.
how much will you use to pay off your credit card, and how much will you use for home improvements? what is infocrossing and what do you do there?	$4,300. will pay of credit card debt with the remainder for cosmetic home repairs and improvements. I am a senior manager for computer networks at Infocrossing. Infocrossing is a wholly owned subsidiary of Wipro, a global Information Technology service provider. www.infocrossing.com www.wipro.com
What are the balance and interest rate of the credit card you are paying off and at what financial institution is it held? Also, your credit report shows a recent credit inquiry. What was this for, and did it result in new credit? Thanks for your responses.	$4,300. Visa issued from GE Money Bank at 21%.I have looked at other funding options that have not resulted in new credit.
I am interested to help fund your $10,000 H I P category loan. My questions are: Number [1] Brief description your employer Infocrossing? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $13375 Revolving Credit Balance total debt (30.50 pct credit usage). Amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.16.2010	Infocrossing is a wholly owned subsidiary of Wipro, a global Information Technology service provider. I am a senior manager for computer networks at Infocrossing. The account referenced on Transunion has been closed for years. I currently have $7K credit available and pay ~$250. per month. One of those accounts has a balance of $4300 @ 21% which will be paid off with this loan. We live in a quiet neighborhood with good schools and have no intention of moving. We also have no intention of paying off this loan early. The lower payment is to keep from overextending our monthly obligations.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total debt on the home is $160K. The home has not been appraised in the last 7 years. Similar nearby homes are on the market for $167K, $188K, $195K, & $225K.

Member Payment Dependent Notes Series 548478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548478	$7,800	$7,800	14.35%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548478. Member loan 548478 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,508 / month
Current employer:	Primero Management	Debt-to-income ratio:	21.89%
Length of employment:	< 1 year	Location:	woodland hills, CA

Home town:
Current & past employers:	Primero Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > I really appreciate all the investors. This loan is going to be used to re-finance my motorcycle from HSBC. They are raping me at a variable rate of 25%-30%. Its horrible how they treat their customers. I want to rid myself of them.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,780.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	Hello member 672030, The loan is to re-finance my motorcycle loan from HSBC. Right now my loan with them is a variable interest rate that ranges from 25% to 30%, its horrible. I got it about 3 years ago. I didn't think I was going to keep it this long. I planned to pay it off in the 2 year into rat of 2% but I fell on hard times. Now they don't want to settle it or lower the interest. So I want to get away from HSBC ASAP.
What do you do for Primero Management? Since you have only been with them for < 1yr, could you please describe your work history. You have a large revolving debt of $25,780.00 compared to your income. Could you please provide a breakdown of this debt (including the balance of the motorcycle loan). Thank you.	Serious Investor- I'm the office manager and litigation specialist at Primero Management. The debt is credit card based, and the motorcycle loan is listed as part of the revolving debt b/c thats HSBC works. This is one of my main reasons for trying to re-fi the loan from them. I don't feel comfortable giving a detailed breakdown over the internet. Hope this helps

Member Payment Dependent Notes Series 548515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548515	$17,000	$17,000	13.61%	1.00%	July 27, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548515. Member loan 548515 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	parsons electric	Debt-to-income ratio:	13.00%
Length of employment:	< 1 year	Location:	troy, MO

Home town:
Current & past employers:	parsons electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > i plan on using this money to pay off my high intrest credit cards. i am not in trouble or have missed any payments. i just want to get out of debt and i am paying more now to each individual credit company than what the payment is to pay off this loan. and the terms are 3 years wich is also faster. Borrower added on 07/19/10 > i have been at my company 15yrs. i have a 2 income family bills that will be paid off BOA 7000 Citi 2000 American Furn 1100 Dell 475 jared 2700 Chase 875 firestone 650 lowes (wifes) 3000 total monthly payments 612 more that what the lending club monthly payment is with a quicker payoff. i have not been late on any payments and have paid more than the minimum when able. we have 2 cars 213/mth and 349/mth never late on any. any other questions plese feel free to ask. our morgage is 1100/ month the wife had it when we got married. Borrower added on 07/19/10 > there is no HELOC on our house Borrower added on 07/19/10 > as far as my employment history. i worked at my former co for 15 yrs they were recently bought by a bigger and more stable competitor. Borrower added on 07/24/10 > i have sent in my payroll stubs for the last 5 weeks and also gave Lending club my HR persons contact info as requested.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	63
Revolving Credit Balance:	$12,899.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the loan is in my wifes name. she had it before we got married. we owe 149,000 and it appraised at 164,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i think i answered this already. my wife owned the house when we got married. we owe 149,000 it has apraised at 169,000
With due respect, I think the person may have been referring specifically to the HELOC...It sounds as if you do not have one currently.	I apologize. I relized that later and answered the question. I am new to Lendingclub and when i saw the same question twice ithought it was an automated response since it was the exact same question. We do not have HELOC.
WHAT WAS DELIQUENCY 63 MONTHS AGO	when i got divorced the ex-wife was supposed to make those payments as part of the divorce decree and didnt. since i no longer resided at that residence i didnt get the bill or the phone calls. it has a zero balance and was payed just late

Member Payment Dependent Notes Series 548537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548537	$5,000	$5,000	17.56%	1.00%	July 22, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548537. Member loan 548537 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,742 / month
Current employer:	Fresh Express	Debt-to-income ratio:	1.82%
Length of employment:	2 years	Location:	MORROW, GA

Home town:
Current & past employers:	Fresh Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Hello, I would like to start by saying I am looking for this loan to pay off some credit card bills, and do some minor repairs to my family house in The Philippines. Iwill promis I will pay ALL the money back ASAP and you will ot regret lending me this money. I have good credit with American Express, Discover, Chase, and Capital One, when I say good credit I men I have NEVER been late on any of my credit card. If you have any questions please call me I will be honest with you.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,566.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Fresh Express, and where did you work before that? Thank you in advance.	I am a quality controle supervisor, and before that I worked in a call center in Manila Philippines, that took help desk questions for Dell, HP, Linksys, and Toshiba before getting married, and moving in USA.

Member Payment Dependent Notes Series 548565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548565	$15,000	$15,000	15.58%	1.00%	July 23, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548565. Member loan 548565 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Raytheon	Debt-to-income ratio:	23.41%
Length of employment:	10+ years	Location:	Plano, TX

Home town:
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,762.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total Mortgage balance is $159k. No HELOC. 2. Market Value is $170k. Considering that my wife and I bought the house about 4 years ago and given the state of the economy, I would say we have done quite well.
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I am a Senior Engineer responsible for the day to day Production and Process Control. I have worked there for 10+ years.
Apparently, you have a DTI of 23%. Would you please list all monthly payments you're making on debts, and also include your monthy mortgage payment, the total amount owed on your mortgage, and current value of your home? Thank you.	CC1 -- 290/mo CC2 -- 250/mo CC3 -- 290/mo Car 1 -- 315/mo Car 2 -- 262/mo Student Loans -- $100/mo The monthy mortgage payment is $1,100 per month. Total Mortgage balance is $159k. Market Value is $170k.
Hi, Since this is a debt consolidation loan, could you please list your debts, the interest rates, and the amount you pay every month? (for example CC1, $2000 balance, 24% APR, $200 per month) Also, since your credit report is showing nearly $36,000 in debts, please indicate which debts will be paid off with this loan. Thank you in advance for answering my questions. Sincerely, -LL	CC1 -- $11k Balance -- 19.99% APR -- 290/mo CC2 -- $11k Balance -- 17.24% APR -- 250/mo CC3 -- $13k Balance -- 14.99% APR -- 290/mo Obviously I will pay off CC1 with 19.99% APR. The remainder will go toward CC2.
Why have you not sought out a loan for 22k to consolidate both CC1 & CC2, seeing that you could get a better interest rate (fixed) through Lending Club?	I thought of that, too. However, I can get a better interest rate with a $15k loan rather than the $22k. If I need it, I can take out a second loan in 6 months and further consolidate.

Member Payment Dependent Notes Series 548569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548569	$12,800	$12,800	10.75%	1.00%	July 26, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548569. Member loan 548569 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Intuit	Debt-to-income ratio:	8.75%
Length of employment:	5 years	Location:	Boston, MA

Home town:
Current & past employers:	Intuit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > This loan will allow me to consolidate debt and pay off high interest credit cards

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	12
Revolving Credit Balance:	$11,944.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused your delinquency 12 months ago?	Significant other has been out of work for 2 years. Recently started working again so we should be back on track financially but I'd like to pay off these high interest cards now.

Member Payment Dependent Notes Series 548595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548595	$5,000	$5,000	7.51%	1.00%	July 22, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548595. Member loan 548595 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Automotive company	Debt-to-income ratio:	0.36%
Length of employment:	4 years	Location:	north las vegas, NV

Home town:
Current & past employers:	Automotive company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I will be using this money for a private investment. I have no outstanding debt besides my house. I have no need to pay the loan off early.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,172.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you speifically identify the type of investment you are planning to make. What is your experience in this investment arena. How much are you funding personally.	Investment will be in an option strategy. To open that account at a new broker is 10k, I will personally be putting up 5k. my current broker the fee's are too high to write options. I have over 10 years with dealing with option. I also have the free cash flow to make the monthly payment to lending club. Thank you
Will your potential return give you enough back to cover the interest you will pay on this loan plus enough to make money and make it worth it?	Correct, I'm looking at 20% on 10k paying 9% on 5k is not a problem. Thank you,

Member Payment Dependent Notes Series 548604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548604	$18,000	$18,000	16.45%	1.00%	July 23, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548604. Member loan 548604 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	14.03%
Length of employment:	5 years	Location:	Seattle, WA

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > The purpose of this loan is to pay off high-rate cards from different department stores/shops. I have fallen into the trap of getting high credit limit cards and not developing a plan to pay them off. For a few months now I have been using my debit card more than my credit cards, and has been more responsible in handling my money. I have money in 401k (traditional and Roth) and IRAs that I don't want to take out to pay these credit cards (because of the penalties and the risk of losing potential future earnings). Although I picked a five-year payment plan at LendingClub, I am confident that I will pay these off sooner. I never miss a payment. I use Fidelity's Billpay service to automatically pay off my monthly dues. I plan to use all the funds that I get from LendingClub to pay off all credit cards I have outstanding, and also cancel them. The extra money I will get after paying the credit card debt will be used as a downpayment for my first home purchase. I have been working in a reputable accounting firm for five years now, and have been progressing steadily from staff to senior and now manager. Not having an increase in salary last year definitely added to my consumer debt. As part of my personal goal, I plan to hold more personal finance workshops in the office and in not-for-profit organizations that I belong to, to help everybody understand how credit cards work, and how to not use them for financing.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,599.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current interest rates and amount owed on the debt you wish to consolidate?	Thank you for your question, ghettodrvr. The combined balance of my credit card debt is approximately $12,000, and all cards have APRs greater than the LendingClub APR of 18% (19% to 22%). I have set up payment plans for my cards and the LendingClub loan will save me at least $1,500 in interest charges in the next few years (and hopefully more when I repay my loan earlier). As I mentioned in my initial post, the remaining money will be used as downpayment in our future home.
Happy to help a local. Good luck to you. (Seattle CPA)	Thanks, Factoria_Funding! I really look forward to being debt free, thanks to you and the other LendingClub investors!
Would you mind disclosing your job title, a brief description of your duties?	Certainly. I am currently a manager in our Assurance (audit) practice. I manage seven different engagements, including a few large SEC-registered (publicly-traded) corporations. I provide guidance and direction to my engagement teams, which are comprised of four to as many as 15 team members in areas of technical accounting, auditing, and job economics, to meet our clients' reporting deadlines that occur on a quarterly basis and at the end of their respective fiscal years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Thanks for the question, desk8149. Here are my monthly expenses: 1. Rent - $955 2. Food/groceries - $500 3. Car payment (seven months to go) - $250 4. Cable, internet, phone - $190 5. Car insurance - $80 (I pay 4 months in a six-month period) 6. Utilities - $75 7. No gym costs, no kids yet. I do have a loving wife. :-) Here are the credit card balances and interest rates: 1. GM Card Mastercard (HSBC) - $6,300 ??? 22.90% 2. Macy???s Visa - $4,300 ??? 24.50% 3. Nordstrom Visa - $1,700 ??? 22.90% 4. Gap Visa - $700 ??? 19.99% 5. Total = $13,000. As I said, remaining money received from LendingClub will be saved for a future home, and/or for an emergency fund. My spouse is planning to go to law school. She currently temps as a legal assistant, so I am not the sole wage earner.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	Thanks for the question, USMC-RETIRED. I would answer this by saying that I will be paying off my five-year car loan during the fourth year (around six months early). I think I may have capacity to pay it in four years or less, but will probably plan on paying it off between Year 4 and Year 5, depending on my cash position at that time.
Hello! I'd love to help you out, but first I need you to answer a couple questions: 1.) Could you list out the balances and rates for each line of credit you owe? 2.) Could you also list out your average monthly payment per line of credit (your actual payment, not the minimum required). Thank you!	Thanks for your interest, riande. Here???s the information that you are looking for (shown as Credit Card ??? Outstanding Balance ??? APR ??? Actual Monthly Payments): 1. GM Card Mastercard (HSBC) - $6,300 ??? 22.90% - $200 2. Macy???s Visa - $4,300 ??? 24.50% - $250 3. Nordstrom Visa - $1,700 ??? 22.90% - $75 4. Gap Visa - $700 ??? 19.99% - $20 5. Total outstanding balance - $13,000. Monthly payments - $663. The LendingClub funds can help me cut down my payments by approximately $100 (which I can save to increase my cash for emergency purposes).
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Thanks for your interest, desk8149. Here are my monthly expenses: 1. Rent - $955 2. Food/groceries - $500 3. Car payment (seven months to go) - $250 4. Cable, internet, phone - $190 5. Car insurance - $80 (I pay 4 months in a six-month period) 6. Utilities - $75 7. No gym costs, no kids yet. I do have a loving wife. :-) Here are the credit card balances and interest rates: 1. GM Card Mastercard (HSBC) - $6,300 ??? 22.90% 2. Macy???s Visa - $4,300 ??? 24.50% 3. Nordstrom Visa - $1,700 ??? 22.90% 4. Gap Visa - $700 ??? 19.99% 5. Total = $13,000. As I said, remaining money received from LendingClub will be saved for a future home, and/or for an emergency fund. My spouse is planning to go to law school. She currently temps as a legal assistant, so I am not the sole wage earner.
is there any reason to suspect you won't be with E&Y within the next two years?	Thanks for the question, PizzaAddiction. It's a fair question. By choice, I currently do not have plans to leave the firm. As far as layoffs are concerned, I think that it's behind us, we're seeing a lot of voluntary turnover and we'll be short-staffed by busy season and next year. So in that regard, I'm pretty confident that I'll still be with the firm in two years. If I ever plan to leave on my own accord, it would definitely be for much better compensation.
if your total debt on cards is around 13000, why are you asking for 18000? Where will the rest go?	Thanks for your interest. I plan to use the remaining cash from LendingClub to add to my downpayment for a future home.

Member Payment Dependent Notes Series 548609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548609	$10,000	$10,000	13.23%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548609. Member loan 548609 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,134 / month
Current employer:	Covenant Health Systems	Debt-to-income ratio:	16.99%
Length of employment:	10+ years	Location:	Shallowater, TX

Home town:
Current & past employers:	Covenant Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I will use this loan to consolidate credit card debt. This will pay off all my consumer debt. My wife and I are already making these payments each month but we aren't making any headway on paying them off. This will allow us to get out of debt within a set time frame. I have worked in the medical field for the same company for 10+ years and my wife has worked for the same company for 5+ years.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,049.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Covenant Health Systems? Number [2] Transunion Credit Report shows the $19,049 Revolving Credit Balance total debt (43.00 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	Thank you for your interest! (1) I am a licensed physical therapist and certified athletic trainer. (2)We are currently paying $845 each month towards our credit card debts which is more than the minimum payments on most of them. (4)We are reliable and have never had any problems with creditors. You don't have to worry about us defaulting on this loan. Our cocern at this point in our lives is to get off this consumer credit treadmill so we don't have to worry about this anymore! Our only intent is to ultimately get out of debt. (5)Considering the extra funds we will have available each month, we plan to pay this off in 4 years
What are your net monthly incomes and you $ monthly costs (mortgage, car, utilities, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Thank you for your interest! Our net monthly income is $5254. Our total monthly costs are about $4850 each month.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We have only the original mortgage which is at $59,000. The tax appraisal value is $58,000. I don't know what the market value would be.
Would you mind disclosing your job title, how long you've worked there, and your total bring home income? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Thank you for your interest. I am a physical therapist and have been with the same company for 14 years. Our total bring home income is $5254/ month. I will verify my income. Thank you very much for your help!
Your revolving credit is $19,000 yet you're asking to borrow $25,000. Where is the remaining $6,000 going?	Thank you for your interest. I have looked at all our bills from our revolving credit accounts and it totals just over $24,500 so I'm not sure where the number $19,000 came from.
Loan request originally $25K; L C modified to $10K. When 100 pct funded, will you accept $10K?	Thanks for your interest. Yes we decided to accept the lesser amount which will help pay off many of our debts.at a much better interest.

Member Payment Dependent Notes Series 548662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548662	$7,000	$7,000	10.38%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548662. Member loan 548662 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,658 / month
Current employer:	n/a	Debt-to-income ratio:	4.95%
Length of employment:	n/a	Location:	many, LA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > This is a learning experience for me, Borrower added on 07/16/10 > I have never had this kind of reading experience,but enjoyable Borrower added on 07/16/10 > Thank you wonderfullpeaple for this help Borrower added on 07/16/10 > I so apprecate your help, it is so hard to get money when you need it. Borrower added on 07/16/10 > I appreciate your help and hope it will be easy to repay Borrower added on 07/16/10 > I would like to see Utah some day Borrower added on 07/16/10 > I plan to use this for college expenses and credit card overdue Borrower added on 07/16/10 > Thank you so much for your generousity Borrower added on 07/16/10 > Thank you so much for your generousity Borrower added on 07/16/10 > thank you so much for your help Borrower added on 07/16/10 > This is a new experience for me,thank you Borrower added on 07/16/10 > I was surprized how good you are Borrower added on 07/16/10 > Thank you for your help Borrower added on 07/16/10 > this was so pleasant,I hope it goes well

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1973	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	No morgage the deed is in my two daughtersw name no lived here 60 years Ho the value is around 70,000me equity Line of credit
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	I am retired, have pretty good s.s.check
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type yoyhe house has been in the family60 years there never has beeb a mortgageur and we have never tryed to sell it
can you give a listing of monthly housing cost (rent\taxes insurance\ mortgage) and any debts(cc, car loan, line credit etc)?	Typ e your answer here.I have no living costs, except what I want to pay ,Car ins. and food and utilities

Member Payment Dependent Notes Series 548680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548680	$17,600	$17,600	13.23%	1.00%	July 26, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548680. Member loan 548680 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,083 / month
Current employer:	PFIZER INC	Debt-to-income ratio:	0.34%
Length of employment:	10+ years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	PFIZER INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Commercial trucking business investment to transport juice year-round from FL and bring in commodities (dry goods, etc.). Profitability point reached within 60 days. Solid investment.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,973.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 548705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548705	$6,000	$6,000	18.67%	1.00%	July 27, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548705. Member loan 548705 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Command Security Corporation	Debt-to-income ratio:	8.05%
Length of employment:	6 years	Location:	pequabuck, CT

Home town:
Current & past employers:	Command Security Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Full-time worker looking to buy a reliable car and pay off bills,in an effort to consolodate one's debt into one low monthly payment provided by Lending Club. Borrower added on 07/19/10 > 7/19/2010... I just wanted to continue my thanks to those that have invested and to the future investors. I know $12,250.00 is not considered a lot of money, but I will be able to pay off my bills and mainly, get a reliable car. I would feel like a million bucks, driving a car, where nothing smokes, clunks, or will need repairs every 2 weeks. Therefore, I am able to pick up more hours at further distanced sites, because I will have a car that will make it there and back. As a security guard, I can be called in at anytime in addition to my full-time hours. Thank you again for those that have and will help me into a reliable car.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,243.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $12,259 Vehicle Purchase category loan. My questions are: Number [1] Brief description your employer Command Security Corp? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $3,243 Revolving Credit Balance total debt (28.00 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	My employer has two corporate offices in Boston, MA and in NYC, NY. The office located in Hartford, is a regional office that staffs employers like myself at sites including but not limited to, Fed-ex, State of CT private locations (social service buildingsd, events), airports, and banks. I am a CT guard certified through the State of CT. I have held this type of position for over three years. My monthly payments accumulate to an average of $250 a month in minimum payments, however, I pay more than the monthly payments. Total averaging $300-$400 per month. For all the years and cards I have, I have never paid late. When inquiring about the $3,243...it is regards to my Kay's account where I purchased my wedding rings. That debt has been at a $0 balance for almost the last year. To answer your question, yes I definitely want and can pay this debt off early. I was intending to use my 2010 income tax return money as a large sum to be as a payment. I received over $10,000 in my last return for 2009, and I am confident I will be close to the same amount for 2010. But a 60 month term base would be the same choice for me in an auto loan, so that is why I chose the 5 yr plan. And why invest in me? I'll tell you, that I am not looking forward to a $18,000 bill when I will only receiving $11,500 after fees and interest. I am a father, a husband, and a guy who is looking to rovide a reliable car to get back and forth to work. The only reason why I chose to try this, is because of the link on Ebay. My 1994 Jetta broke down on me, the transmission went. The repairs are worth more than what the car is worth. I'm just trying to get by, maintain stable income without worrying if my engine will blow on me first. I know I'll never be rich, but with this loan, I can financially get ahead. I do fine without Lending Club, but can do better with it. If you help, I and my family will be forever grateful. Thank you
Hi! Could you please outline your monthly budget (rent, food, bills, cc payments, etc.) and how the loan payment would fit into that? Are you the sole earner in your household? Thanks!	Hello, No, my wife works as well, but only part-time. She is earning her Bachelor's degree in the fall. We live with her mother to save money on rent, food, bills, etc. In exchange, we provide, lawn care, maintance, home repairs/improvements, and help with property taxes. The loan would cover the rest of the little credit debt I have, therefore, the loan repayment in addition to my car insurance, would be the montly payments. Thank you for your interest.
Why not get a car loan? It would almost surely be a lower interest rate than this loan. What kind of car are you purchasing?	Most dealerships that I have had past experience have advised me that their banking approves in a higher range than what I am looking for; mostly between $15,000-$20,000. If I am approved for this loan, not only am I able to afford a newer car (2003-2008), I will be able to pay for taxes, registration, dealer fees, and insurance. Not to mention, extra cash for future maintance and the rest would be to pay off what little I have left in credit card debt. I am married with two young boys, so I am looking into makes and models that are 4 cyl, 4 door-cars or minivans. Just trying to find one with low mileage, a good safety rating, and of course, good on gas. Thank you for your inquiry.
1. Do you have a car in mind? 2. What are your balances, APR's and current min mo. payments?	My min monthly payment ranges from ($250.00-$275.00), however I pay between ($300-$400). I owe about $4,000 in credit card debt. I am intending to use 1/3 of the loan to pay off my personal debt and the rest to pay for a car and 1 year worth of car insurance, reg, taxes, fees, etc. I am looking for a 2005-2008, 4 cyl/ 4door-car/minivan, with low mileage and a good safety rating. My lowest apr is 8.99% from Capital One Bank. The others (4) range from 10-22%. The highest is from Radio Shack and it is the only card with an interest rate above 20%. I have never paid late and opened these acconts in 2006/2007. Thank you for your interest in my loan.

Member Payment Dependent Notes Series 548748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548748	$4,800	$4,800	10.38%	1.00%	July 22, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548748. Member loan 548748 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	The Home Depot	Debt-to-income ratio:	19.87%
Length of employment:	4 years	Location:	COVINGTON, GA

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I plan to use this loan to replace a few household appliances. I have really been needing them, and decided rather than using a Home Depot credit account and having an open ended credit line, I would apply for a loan to set up a results yeilding, auto-pay plan. It took alot to convince myself to apply for a loan instead of using a Home Depot credit card, though, because I am employed with the company and I generally prefer the companies quality services over most other options. I feel the loan will prove my credit worthiness, as that is my overall goal for the next few years in order to prepare for a mortgage. Borrower added on 07/20/10 > I have had many questions asking my intentions for the loan for which I am applying. I intend to use the loan money, I have applied for, to purchase new appliances for my home. When I moved in, I brought my washer and dryer with me. Well, they have just recently decided to kick the bucket! So, the goal is to purchase a new washer, dryer, and, while I am at it, I figured a new refridgerator is probably a good idea also. Any left over money will be put toward storage shelving for the laundry room. My application shows that I rent a home. That is hardly the case, my fiance owns the home we live in. I do not have to pay mortgage nor any of the utilities because he handles that, so long as I maintain the upkeep on the house. Since that response was not an option, I thought the best way to state it would be to say I am a renter. My debt to income ratio may look high, but I have set money aside to pay off my revolving credit each month. I just did not want to expend a large amount of money out of my account in case of unexpected expenses. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,194.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you plan to use this money? Is there a second wage earner in your household and if so, how much does he/she earn each month? Thanks and good luck.	Hi, I do have a roommate that brings home about $2400 monthly. He covers the mortgage and utilities. The agreement is that I maintain the house and cover repair costs if needed. Well, when I moved in, I brought my mother's washer and dryer. They were older and have since burned out. Now, it's time to replace them. Thank you, Kori Lively
I'll ask the obvious question -- can you please describe the home improvement(s) you would be doing with any loan proceeds?	I have requested the loan to purchase new appliances. More specifically, a washing machine and dryer. Mine decided to die a few days ago, and I decided to take a loan rather than use a credit card with higher interest rates. I will use any extra money, after the initial purchase, to install more storage in the laundry area.
Hello Member 707419 (House), Please explain the following: You have a gross-monthly income of just under $2,000, a revolving credit balance of just over $,2000, and your going to invest almost $5,000 in a house you???re renting. I wish you fair winds and hope your explanation will help me invest in your loan.	Sir, I am engaged to be married to the man that I have stated in a previous response as a "roommate." Because most credit agencies wouldn't recognize engagement, I thought it more sensible to skip the details of my personal status. He is buying the house, which accounts for me to being unable to claim the house as my own. I do not pay the mortgage nor do I pay utilities. Seeing that I will be married to this gentleman in the near future, I am looking to purchase the appliances for "our" home. If for some odd chance that I did have to move, I could easily take the appliances I plan to purchase with me, as I did bring the originals when I moved in. The revolving credit balance should show that it has descended from $2194 to $1630 on my updated credit report. And again this coming month, it will drop another $564 in the following month. I have planned out the best way to diminish the balance on the credit, and forsee paying it off over the next couple of months, rather than jumping in and expending the money I have reserved in my bank account. Thank you for your wishes, Kori Lively
What is this loan for exactly? I see you mention "Home Improvement" but there are no specifics as you owning your home and it seems that you currently rent your home. Is this for a family member? Please provide some more information since you already went through the process of income verification.	This loan will be used to purchase appliances. More specifically, a washer, dryer, and either a refridgerator or storage. I do not own a home because I am engaged, and I do live with my fiance. He covers the mortgage and utilities, while I am responsible for the upkeep of our home. I have a washer and dryer but they are out of life, so instead of using high rate credit cards, I decided to apply for this loan. Thank you, Kori Lively

Member Payment Dependent Notes Series 548760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548760	$8,400	$8,400	13.61%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548760. Member loan 548760 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	monroe county	Debt-to-income ratio:	12.46%
Length of employment:	10+ years	Location:	churchville, NY

Home town:
Current & past employers:	monroe county
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > We just bought an old farm house and what I am trying to accomplish is to make some repairs to the house. I need to get a new oil tank installed for the home heating and some roof work. Also, I will be paying off a school loan with a balance of approximately 800 and the payment will save me 290/month. I make 80k/yr and am going to pay 6500 of the loan off in three months with the federal tax credit for purchasing a new home.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	50
Revolving Credit Balance:	$13,871.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $8,400 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Monroe County, NY? Number [2] Transunion Credit Report shows the $13,871 Revolving Credit Balance total debt (95.70 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	Type your answer here.(1) Deputy Budget Director - responsible for developing and managing a 1 billion dollar budget for the taxpayers of this area. (2) I have no payments for credit cards and approximately 500 in other loan payments. I am planning on paying off a school loan with this loan which has an approximate balance of $800. (3) I am 42 years old and have NEVER not paid off my debts. (4) To be honest I am looking at paying off 6500 of the total debt within 3 months with a tax credit for the purchase of a new home and paying off the rest over the following year. I hope my answers provide some clarification.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	I have never done this before so not sure how to look at other borrowers but I will look for the loan description. We just bought an old farm house and what I am trying to accomplish is to make some repairs to the house. I need t get a new oil tank installed for the home heating and some roof work. Also, I will be paying off a school loan with a balance of approximately 800 and the payment will save me 290/month. I make 80k/yr and am going to pay 6500 of the loan off in three months with the federal tax credit for purchasing a new home.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I m not sure why the same question keeps coming up - if I am doing something wrong but I think I answered this.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am sorry but I am not sure what HELOC means. I bought the house for 173k and it was last appraised for 184k.
FACTS ARE THESE: For $8,400 total loan, you pay $378 loan origination fee. (4.5 pct X $8,400) $292.50 of the $378.00 loan origination fee is for $6,500 portion of $8,400 total loan. (4.5ct X $6,500) Using federal tax credit, you intend to repay $6,500 loan portion in THREE months. Costing you $292.50 in fees, and using $6,500 portion for 3 months, is effective 18 pct per year interest rate. It makes more $ sense for you NOT to borrow $6,500 portion and pay $292.50 in loan origination feees; but to WAIT 3 months for $6,500 tax credit check and then make repairs. Do you understand my logic? Lender 505570 USMC-RETIRED Monday 07.19.2010	I understand completely - unfortunately I need to work on it know

Member Payment Dependent Notes Series 548796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548796	$2,500	$2,500	14.84%	1.00%	July 22, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548796. Member loan 548796 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,892 / month
Current employer:	bed bath and beyond	Debt-to-income ratio:	24.78%
Length of employment:	6 years	Location:	mission viejo, CA

Home town:
Current & past employers:	bed bath and beyond
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,667.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	Type your answer here.my need for the loan is to buy a car.
What is your job at bed bath and beyond?	Type your answer here.retail sales.
We, the investors, are trying to decide who to lend our money. You are one out of 300-400 borrowers who are currently requesting our investments. What is the puprpose of the loan? Please provide a breakdown of your $15,667.00 revolving debt (Credit card; Balance; Interest Rate; Monly Payments actually paid). You have a fairly large debt-to-income of 24.78%. I assume that you have car payments or student loans to pay off? Could you please provide your monthly budget? Thank you.	Type your answer here.purpose of the loan is to buy a car. I pay $453.00 monthly on my credit cards.my monthy budget @1872.00.

Member Payment Dependent Notes Series 548807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548807	$4,000	$4,000	16.45%	1.00%	July 26, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548807. Member loan 548807 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,636 / month
Current employer:	Holiday Retirement	Debt-to-income ratio:	21.70%
Length of employment:	< 1 year	Location:	Spokane Valley, WA

Home town:
Current & past employers:	Holiday Retirement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Help me buy the car of my dreams! Borrower added on 07/18/10 > I plan to use these funds to purchase an older muscle car. It has been a lifelong dream of mine to own a muscle car that I could drive and enjoy the rest of my life. If I am able to get full funding this dream will become more of a reality for me. The reason I am a good borrower is because I care about my credit score and it is more than just a number to me. I strive to make my score as high as possible. Ways I do this is by never missing or being late on any of my payments. A higher credit score gives you the opportunity to have more access in life; to make sure that I get this I always will make my payments and on time. My job is about as stable as a job could be. Meaning there is no possible way of me being laid off or let go. I am pretty high up on the food chain at my job and all my managers see me as their best employee because of my work ethic and willingness to work other co-workers shifts when they are not mine. Additionally, my managers like the overall quality of job I do. I don't just do the job as quick as possible to get it done rather I ensure excellent quality while being as efficient as possible. Thank you for giving me the opportunity to make my dream come true!

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$392.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am still living with my parents and going to college. I do not pay any rent once so ever.
You are young and relatively new to the credit scene. In your own words, explain what your credit score is, what it means to your future, and how your repayment history on this loan will impact your score.	For my age, I feel as if my credit score is rather good. I have always payed my bills and they are never late. As far as what it means to my future it can be the difference between me getting that really nice house or the one bedroom dump. I strive to have a very high score. My repayment history on this loan will only improve my score because I plan to pay it every month and on time.

Member Payment Dependent Notes Series 548852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548852	$12,000	$12,000	13.61%	1.00%	July 22, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548852. Member loan 548852 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Amerinet	Debt-to-income ratio:	8.03%
Length of employment:	10+ years	Location:	Liverpool, NY

Home town:
Current & past employers:	Amerinet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Money for trips Borrower added on 07/17/10 > Vacation trips I pay my bills

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	40	Months Since Last Delinquency:	14
Revolving Credit Balance:	$3,714.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $12,000 Vacation category loan. My questions are: Number [1] Brief description your employer Amerinet? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $3714 Revolving Credit Balance total debt (12.50 pct usage). What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $12,000 a LOT of $ for vacation expenses. Why do you need $12,000 and not smaller $ amount? Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on currentintentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	Amerinet is a GPO (group purchasin organization) we serve healthcare providers. I am a sales manager. On that RCB debt I make $350/month. I am planning 2 vacations, one is to Europe to see my daughter working in Spain.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 14 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After reviewing your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.17.2010	I have no idea why the delinqueny notifications are posted, most of my bills are auto deductions
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$90,000 one mortgage 10 years left

Member Payment Dependent Notes Series 548886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548886	$13,600	$13,600	7.88%	1.00%	July 27, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548886. Member loan 548886 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Federal Bureau Of Investigation	Debt-to-income ratio:	9.11%
Length of employment:	10+ years	Location:	Middletown, CT

Home town:
Current & past employers:	Federal Bureau Of Investigation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > This loan will be used to pay off one credit card balance of $10,600, which currently has an interest rate of 19.24%. The remainder of the money will pay down another credit card balance that is currently $5,900 at a rate of 14.24% I am an employee of the federal government, and have worked for them since 1992. After the birth of our twins, I got a part time job to help make ends meet while my wife was home with our children. I continue to work at this job, 8 years later. My wife also works part time, and has for 2.5 years. We are current on all our debt repayments, including mortgage, credit cards, student loans, and car loan. All of our bills are paid on time. We have struggled with the rising interest rates over the years, which has thwarted our efforts to repay our debts and live consumer debt free. We hope that you find us a worthy investment. Borrower added on 07/23/10 > Thank you to all the investors.....we appreciate your support.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,216.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	CC1 has a current balance of $10,600 @ 19.24%. We recently completed a balance transfer of $5,000 off of this card to take advantage of a lower rate. The minimum payment is $342. Prior to completing the balance transfer, the minimum payment was $450. CC2 has a balance of $11,200, @11.99%. We are not including this loan in the consolidation. The minimum payment is $224. CC3 has a balance of $5949 @ 14.24%. This Card is included partially in the consolidation. The current minimum payment is $135. CC4 has a balance of $5700 (also not included in the consolidation). This card offered a rate of 5.99% for 12 months, so we recently transfered $5000 (plus $250 fee) to this card from CC1. The regular rate is 9.24%. The new minimum payment is $157. We have a car loan of $6100 @5.74%, min payment of $358. We have 2 student loans. The first has a balance of $1249 @ 4.75%, min payment of $59. The second has a balance of just under $29,000, at 3.375%. This loan currently is in an interest only payment plan until October 2011 (as a way of helping increase cash flow). We currently pay $82 monthly, which will increase to about $250 next October. In addition, we pay $105 per paycheck ($210 a month, except for months we get 3 paychecks) toward a retirement loan, with a balance of $5,000. Lastly, we have a medical debt with a current balance of $814. We have been putting an extra $400 per month toward debt, above the minimum. Currently that money has been targeted at the medical bill, which will be paid off this month. We plan on rolling that extra $400/mon toward the small student loan next, and then continue rolling based on interest rate order. Thank you for your question and consideration. We hope we answered your question to your satisfaction.

Member Payment Dependent Notes Series 548889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548889	$5,500	$5,500	7.88%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548889. Member loan 548889 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	oconnell electric company	Debt-to-income ratio:	13.14%
Length of employment:	9 years	Location:	avon, NY

Home town:
Current & past employers:	oconnell electric company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > personal loan for a motorcycle

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	72
Revolving Credit Balance:	$16,647.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	I am going to purchase a motorcycle. A 1980 flh. It runs good and looks good and should hold it's value. Hec it's already 30 years old
Can you explain how this money will be used?	to purchase a motorcycle. It's a harley and a classic> she runs good and it's on the road now.It will keep it's value like most any harley davidson
Is there a second wage earner in your household and if so how much does he/she earn each month? What are your major monthly expenses (mortgage, car, insurance, student loans, child care, tuition, credit card payments, major medical, etc.)? Please break it out like this: mortgage - $x, car(s) - $y.	mortgage and taxes 1317.00 truck 436.00 credit cards altogether 200.00 second wage earner approx 250.00 per week take home pay

Member Payment Dependent Notes Series 548894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548894	$15,000	$15,000	13.61%	1.00%	July 23, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548894. Member loan 548894 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Ohio River Trading Company	Debt-to-income ratio:	10.22%
Length of employment:	4 years	Location:	Louisville, KY

Home town:
Current & past employers:	Ohio River Trading Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I need to secure funding to send my 16 year old son to Wellsprings Academy. Borrower added on 07/17/10 > http://www.wellspringacademies.com/ Wellspring Academies are the world’s only weight loss boarding schools for overweight teens and young adults. Students gain skills and motivation to transform their lifestyle while residing on one of our campuses and continuing their middle school, high school, or college education. Wellspring students achieve amazing results, even if they have tried a wide variety of teen weight loss programs without success in the past.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,704.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, The total owed on my home is $117,000. The current market value is $135,000 (zillow.com has it at $125,000). I have owned this home since 2005. Thank you for considering this loan. Please let me know if you have any other questions.
Can you explain what this loan will be used for.	This loan will be used to provide therapeutic residential treatment for my 16 year old son at Wellspring Academy. Their website can be found at http://www.wellspringacademies.com/. I hope this answers your question, but if you need more information please let me know. I believe we have a very compelling story but I am unsure of how many personal details I am supposed to share on here. Please know that your assistance will help save the life of a very special young man.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Thank you for your question and consideration. My employer is a Limestone Quarry, I am the Sr. Financial Analyst. The purpose of the loan is to send my 16 year old son to Wellspring Academy. More details about the need for the loan are now available in my loan description. My monthly budget will more than allow me to repay this loan. My ex-husband will be paying back this loan with me, we have each allocated $510 per month toward the loan repayment. I am able to make the loan payments without him if need be. My monthly expenses are: Mortgage-$850 Insurance-$125 Auto Loan-$224 Utilities-$150 Phone/Internet-$100 Food-$300 Credit Cards-$150 I do have backup savings that can cover this loan. I also have family that can and will assist if necessary, but that will not be necessary. I am employed full time at a very stable company and work part time providing freelance bookkeeping services to two other companies. All of my income is as secure as possible in this economy, and I have the skills and abilities to obtain other clients if one source of income dries up. I hope I have answered your questions fully. If not, please let me know and I will attempt to clarify. Thank you for your consideration.
Is there a second wage earner in your household (e.g., a spouse or partner) and if so how much does he/she earn each month? What are your major monthly expenses (e.g., mortgage, car loan(s), insurance, student loans, child care/tuition, credit card payments, major medical expenses)? Please break them out separately like this: mortgage - $x.	Hi, I am not sure how to answer your first question. I am the sole wage earner applying for this loan, but my ex-husband will be paying back this loan with me. While I do not need his income to repay the loan, we are obtaining the funds for our son, and we both agree that we will share the expense involved in taking care of our son's needs. My monthly expenses have been detailed in a previous question. I hope this answers your question. If not, please let me know and I will clarify my response. Thank you for your consideration.
Is your ex-husband already paying child support and if so, how much?	Yes, he currently is and always has paid $330 per month. Thanks for the question.

Member Payment Dependent Notes Series 548986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548986	$14,500	$14,500	13.98%	1.00%	July 23, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548986. Member loan 548986 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	butter LONDON	Debt-to-income ratio:	24.68%
Length of employment:	< 1 year	Location:	Issaquah, WA

Home town:
Current & past employers:	butter LONDON
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I plan to consolidate my credit card debt - I've never been late on any payment for any reason. Right now I pay at least $500 to my credit cards, so this loan payment is already in my budget.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,528.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Pay Off in Full (all credit cards): American Express $8,433 (@ 29.99%) Citi Card $4,000 (@ 29.99%) Bank of America Alaska Airlines Visa $1,000 (@ 9.9%) Not paying off (all student loans): ACS $17,904.62 (@ 5.307% mixed) AES $7,049.78 (@ 4.85% variable) AES $6,441.33 (@ 3.85% variable) WSU $9,019 (@ 5.5%) Not paying off (auto loan): Honda Financial Services $13,879.19 (@ 3.9%)
What do you do for butter LONDON? Since you have only been with butter LONDON < 1year, could you please describe you employment history? Thank you.	I'm the accounting manager at butter LONDON. Previously I was Assistant Controller for the USA Today regional business center in Bellevue, WA from May 16, 2008 to June 4, 2010 - left due to layoffs, started at butter LONDON on the following Monday.

Member Payment Dependent Notes Series 549020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549020	$20,000	$20,000	7.88%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549020. Member loan 549020 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Commercial Law Group	Debt-to-income ratio:	3.45%
Length of employment:	2 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Commercial Law Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I plan to turn unfinished attic space into a bedroom and also pay off some credit card debt.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,762.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a second wage earner in your household and if so how much does he/she make each month?	No. My wife is a stay-at-home mom.
What are your major monthly expenses (e.g., mortgage, car loan(s), credit card payments, insurance, student loans, child care/tuition, major medical costs, etc.)? Please break out like this: mortgage - $x. Thanks!	My take-home pay after health insurance and 401(k) contribution is $6,000. I tend to spend around $5,000, give or take. Mortgage - $1,400 Credit Card Payments - $300 Car/Life Insurance - $150 Student Loans - $275 Utilities - $325 Food/Gas/Clothes/Entertainment/Medical Expense/ Miscellaneous - $2,500
Do you intend to pay this loan off faster than the 36-month term? Thank you.	I don't have an explicit plan to pay the loan off early, but it is certainly possible. I have paid loans early in the past.

Member Payment Dependent Notes Series 549097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549097	$16,000	$16,000	11.12%	1.00%	July 27, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549097. Member loan 549097 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	DMMAC	Debt-to-income ratio:	21.64%
Length of employment:	10+ years	Location:	houston, TX

Home town:
Current & past employers:	DMMAC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > funds will pay down debt. I'm never late on payments of present debt. I always pay more than the min. I have a budget of 800.00 a month to pay debt. I have a stable job for the last 10 years. Borrower added on 07/18/10 > funds will be used to paydown credit card debt. I always pay more than the min payment. Never been late on any payments. I want to get a lower interest rate than the credit cards. I have budget of 700.00 to pay on credit card debt. the total min of all credit card debt payments is 400.00. I plan on paying back loan in less than 3 years

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,391.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer DMMAC? Number [2] Position (Job/What you do) currently for this employer? Number [3] Transunion Credit Report shows the $11,391 Revolving Credit Balance total debt (68.20 pct credit usage). $ amount may not show current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.18.2010	DMMAC is the corporation name for a Mcdonald's owner operator. I am a supervisor for them. I currently am paying 700.00 a month in payment to credit card debt,. 300.00 over min. all my payments are auto paid thru my bank. i plan on finishing paying off the loan in less than 2 years

Member Payment Dependent Notes Series 549117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549117	$6,000	$6,000	13.61%	1.00%	July 23, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549117. Member loan 549117 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	Saks Fifth Avenue	Debt-to-income ratio:	20.85%
Length of employment:	2 years	Location:	Oakley, CA

Home town:
Current & past employers:	Saks Fifth Avenue
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Purchase a Motorcycle. Borrower added on 07/18/10 > I am purchasing a bike, and my wife and I are taking the 2500 debt that we have which is on 3 credit cards and making it into one payment. This will just help us consolidate and help myself purchase a bike. My wife and I used to ride all the time until my bike broke down and I sold it. So i am trying to buy a used bike around 3k. We currently own our home bought it 4 months ago. We just got done paying off most of the money that we used to fix up the house, since it was a short sale and was pretty destroyed. IT would just be fun to get out with my wife again and ride. Thanks for your time.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	28
Revolving Credit Balance:	$10,932.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	I am currently going to be buying a used motorcycle so i can continue to ride with my wife and then the left over money which would be 3k will go to debt consolidation which we have 3 credit cards equaling 3k and we want to make it so its only one payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Balance on the home is 181k. Current Market value of the home is 190k.
Can you explain how this money will be used? Is there a second wage earner in your house and if so how much does he/she earn each month?	This loan will be used to buy a used bike and to consolidate my wife's and I's credit cards. My wife babysits out of the house with my son. She earns roughly 400-900 a month.
Thanks so much for your response. I'm interested in funding your loan, but have two quick follow-up questions. (1) What are your major monthly expenses (with values) (e.g., mortgage, car loans/insurance, student loans, child care/tuition, major medical expenses, credit cards) (e.g., mortgage - $x). (2) How much are you currently paying towards the loans that you're consolidating? For the loans that you are not consolidating, what are the interest rates and minimum monthyl payments. Thanks and good luck!	1. Mortgage 180k. We pay roughly 1300 a month. Insurance: 150. 2. The loans we are currently paying are credit cards wwhich we pay about 200 a month on. We just want to make that into a one payment thing so we don't have to pay 50 or 75 here and there. Credit Cards: 19% most of them, one is 11%. min monthly payments are between 30-50 dollars.
Hi, i'd like to fund your loan. why is the debt balance $10K when you say your debt is $3k? Thanks	My parents still have my name on one of there AMEX cards, which has a balance of around 6-7k on it. So I have it on my credit history but i don't make payments on it and i don't use it.

Member Payment Dependent Notes Series 549133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549133	$14,000	$14,000	17.19%	1.00%	July 23, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549133. Member loan 549133 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,042 / month
Current employer:	Liberty Mutual Group	Debt-to-income ratio:	5.47%
Length of employment:	1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Liberty Mutual Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > The purpose of this loan is to consolidate all of my outstanding credit card debt into one simple monthly payment. All proceeds from this loan will be used to pay off credit card balances. In addition, I will be terminating all unnecessary credit accounts to restore balance to my debt-to-income ratio. I would consider my employment to be stable and expect it to remain stable beyond the 36 month duration of this note. Next month, my gross salary will increase by $3,600/year as a result of a recent promotion, bringing my yearly gross income to $100,000, plus incentive bonuses. Net Income per month: $4,600 Average Expenses per Month: $2,600 Obtaining the funding for this loan would greatly help to simplify my monthly expenses and focus on eliminating all of my bad debt.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$29,682.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, Thanks for your inquiry. 1.) The total balance of my mortgage is $84,829 and my HELOC is at $15,700. Total combined $100,529. My monthly mortgage payment is $765 and I consistently pay $200.00 per month on my HELOC. 2.) According to Zillow.com, my home is currently valued at $111,500. I do currently have my home on the market and have it competitively listed at $114,900. Thank you for your interest.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --How many years experience do you have in your current position? --Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Your revolving credit is listed as $29,682. Does that include any mortgages? Is all of this loan going towards the rvr debt? Thanks!	Hello, thank you for your interest. Liquid Assets: a.) Checking/Savings: $2,700 b.) IRA Rollover Account: $23,000 (currently invested in cash reserves) c.) 401k balance as of 7/13/2010: $13,812 My current mortgage payment which includes principal, interest, insurance, and taxes is $765.00 per month. I do have a HELOC with a total balance of $15,700, which I consistently pay $200 each month. I do not have any home owners association fees. The balance on my mortgage is currently, $84,800 and according to zillow.com, the value of my home is estimated to be $111,500. My home is currently for sale and currently have it competitively priced at $114,900. I have been with my current employer for one year serving as an business analyst and project manager within our operations strategy and planning group. Over the next week, I will be transitioning into a more senior level position, where I will be responsible for the same function, however; will be working more closely with our executives to help drive business process improvements across the operations organization. Prior to joining my current employer, I was a managing consultant with a top management/technology consulting firm where I was responsible for helping global financial institutions to optimize and transform their operations business processes. My current base salary is, $96,500 with a target bonus of 6%. In the next week, my base salary will increase to $100,000 with a yearly, plus an additional yearly bonus which typically comes in around 15-20%. Bonuses are in addition to my base salary. The funding from this loan would be directly applied to only my credit card debt, which currently amounts to $13,700. My intent is to close out all of my unnecessary credit card lines to help save money in interest expenses and simplify my financial situation. Thanks again for your inquiry, if you have any further questions, please don't hesitate to ask. Cheers.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, 1.) The total balance on my mortgage is $84,800 and the current balance of my HELOC is $15,700. 2.) Zillow.com has assessed my home at $111,500, however; I do currently have it listed competitively at $114,900. Thanks.
what is the purpose of this loan? what do you do for liberty mutual?	Hi, The purpose of this loan is to consolidate $13,700 of credit card debt into a single monthly payment. All funding received from this loan will be applied to my outstanding credit card balances to be closed. I am a manager of strategic initiatives for Liberty Mutual's Surety Bonds strategic business unit. My primary function is to consult with senior and executive management to devise and deliver operational improvements. If you have any additional questions, please feel free to ask. Cheers!

Member Payment Dependent Notes Series 549152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549152	$10,000	$10,000	17.19%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549152. Member loan 549152 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	sk food specialty processing	Debt-to-income ratio:	4.30%
Length of employment:	3 years	Location:	moorhead , MN

Home town:
Current & past employers:	sk food specialty processing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > As a few people has asked what type of home and how the money will be used to buy a home down payment pay off bills ect. I wanted to add. This loan will be used in full to buy a trailer house i and my wife have ben renting a apartment for a few years now and our family is growing as we are having a child due in dec. And would like to move into something bigger with a backyard something that we can have room to grow Hope that will answer some of the questions feel free to ask for any other info thanks.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,147.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe how this money will be used?	The loan will be used to buy and set up a trailer house. my wife and I rent a apartment right now and we found out that we will be having a baby in Dec. So we want to buy a house so the kid can have a back yard to play in and so on hope that answers your question
How do you plan to use this money to purchase your first home(down payment, pay off credit cards exc. Do you have a house in mind and what price range are you looking at on your home purchase?	The loan will be used to buy a trailer house I'm looking at a few homes right now they range 10,000 - 15,000 my wife and I have Been renting a apartment we are having a baby and want to move into somthing bigger and where we can have a yard and so on hope that answers your question
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	To answer your first question: I'm a shift supervisor at sk foods its a food grade grain cleaning plant we handle soy ,flax, pinto beans ,kidney beans ect. Your question2: the loans will be used in full to buy a trailer house Question 3:my monthly budget is 2,000 I pay 775for rent 300 on credit cards with the other 925 dollars of my budget going to food,Inc,phone, lights,heat, ect with this loan and what ill pay in lot rent for the trailer house I will be paying around 550-600 dollars so my living exspences will go down around 100 dollars Question4: if I were to lose my job I do have a savings to fall back on plus a 401k and my wife works also Hope this answers your questions if you need to know more just ask
What does your wife due and how much does she earn each month?	She works at a drycleaner she makes 1700 a month she has worked there for two years

Member Payment Dependent Notes Series 549183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549183	$15,000	$15,000	11.86%	1.00%	July 26, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549183. Member loan 549183 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ball Corp	Debt-to-income ratio:	12.20%
Length of employment:	10+ years	Location:	Huntsville, AR

Home town:
Current & past employers:	Ball Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > I have several credit cards that have high interest rates & I want to get them paid off sooner. I am currently making minimum payments but getting nowhere fast. Not delinquent on any of them. Borrower added on 07/19/10 > I am currently in the process of selling a rental property and I intend on using that money to pay this loan in full, however, that may take from 3 - 6 months with the housing market.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,470.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We just refinanced our home for $150,000 with the value being $170,000 however, we also own 4 rental properties valued at $170,000 with our balance being $70,000. We are in the process of selling the one that we have the most equity in and paying off this loan with that money. If we dont sell that house, we will pay it off with our monthly income within our 3 year time period. Thanks for asking!!

Member Payment Dependent Notes Series 549189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549189	$7,000	$7,000	16.82%	1.00%	July 26, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549189. Member loan 549189 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,460 / month
Current employer:	Custom Drywall Inc.	Debt-to-income ratio:	6.35%
Length of employment:	< 1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Custom Drywall Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I make 70,000 a year .I am a metal Carpenter I make 40.00 dollars an hour.On all loans that I have gotten I have always paid on time and have never defaulted.I have been a Metal Carpenter for 10 years.I belong to Local Union 9144.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,598.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	I'm a construction worker.I was a Foreman for a company called Best Drywall Interiors Inc. In Alviso Ca.I would read blueprints and lay out where all the walls and soffits would go.I was making 89,000 dollars a year give or take a thousand.In 2006,2007,and 2008.The owner died in August 2008 at a young age of 50.From there everything went downhill with the economy and all,I already had 10 years working there.I started there and went trough my whole apprenticeship 2000-2004.When I became a journeyman. I started running work making it to Foreman up to 2009.Well last year was bad for me I only made 54,000.I had pulled a loan in 2007 for a Dodge Caravan for my family to move around.I will finish paying of my loan in Feb.2011. I have never been late with the payments despite the recession.Right know I am employed doing Journeyman Carpenter work.For a Union Company called Custom Drywall.I wanted the loan to pay of the remainder 2,000 dollars I owe also I am 3 months behind on my rent.If I coud just consolidate all my debt to one place it would be a real help.
what is Custom Drywall Inc. and what do you do there? what are the balances and interest rates on your debt?	Custum Drywall Inc. is one of many Union companies that especialize in metal carpentry and drywall installation.In the commercial and residential sector.In other words we build walls and many other parts of buidings and houses out of metal studs instead of wood 2x4's.I am a Journeyman Metal Carpenter and also a professional drywall installer.Custom drywall also provides texture finishes on walls.As for my debt, I owe 2,200 to my vehicle lender which is Wells Fargo.I am not sure what my interest rates are.
What's the purpose of this loan? Please list out your debts, and APRS you're paying on them. Also, could you please list out your monthly expenses? Thank you in advance.	I owe 2,200 dollars on a loan that I will be finished paying off on Feb.2011.I got it by getting a Dodge Caravan in Feb. 2007 My lender was Wachovia but they went under so now I make payments to Wells Fargo.I don't know my Aprs.I rent in San Jose CA. I pay 1000 for rent and 300 on my van payment.I pay 130 on insurance I I spend about 500 on groceries,gas and other accomodities.All together I spend about 2000.I make 6400 gross a month but only take 4000 home.

Member Payment Dependent Notes Series 549235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549235	$14,000	$14,000	7.51%	1.00%	July 26, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549235. Member loan 549235 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	n/a	Debt-to-income ratio:	5.44%
Length of employment:	10+ years	Location:	Olmsted Falls, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Consolidation Loan

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,021.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you employed? Thank you	I am currently employed.

Member Payment Dependent Notes Series 549251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549251	$10,800	$10,800	15.58%	1.00%	July 26, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549251. Member loan 549251 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,642 / month
Current employer:	International Spy Museum	Debt-to-income ratio:	20.87%
Length of employment:	2 years	Location:	Woodbridge, VA

Home town:
Current & past employers:	International Spy Museum
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I am working in the Information Technology Field and have been in this field for nearly 8 years now. I plan on using my Lending Club Loan to pay off the balances of my current credit cards as I am sure just like many people have experienced my credit card interest rates when sky high due to the changes in the credit card act. I am responsible and as can bee seen I have never been late on my credit cards and currently I am paying close to 400 dollars a month in credit cards without making a dent. With this loan I will be able to pay off all my credit cards and finally say good bye to them and be in a more relaxed loan that will also help me save. Borrower added on 07/21/10 > Loan Description

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,538.00	Public Records On File:	1
Revolving Line Utilization:	79.20%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Credit Card 1450 29.9% will pay off with loan HSBC Credit Card 1300 25.99% will pay off wit loan Capital One Credit Card 2600 16% will pay off with loan Merrick Bank Credit Card 2300 28.99% will pay off with loan Exxon Credit Card 1000 24.99% will pay off with loan Juniper Credit Card 1500 23% will pay off with loan
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my mortgage balance is 125,000 and I have no Heloc. The market value of the house is in the 160,000. Because the loan is so new and house values are the way they are a Heloc couldn't be approved because of the total on the credit cards. Another reason I would like to just pay them off.

Member Payment Dependent Notes Series 549291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549291	$13,000	$13,000	13.61%	1.00%	July 22, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549291. Member loan 549291 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	first group america	Debt-to-income ratio:	13.18%
Length of employment:	10+ years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	first group america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > I have two credit cards with very high interest rates, that I would like to payoff. I have other revolving credit, however the rate is low. We have been unable to negotiate the rate down, even though we have good credit. We have not been late on any debt. Borrower added on 07/19/10 > I have two cc with very high interest rates, one is mine, one is for my wife. I would like to pay both off. Monthly I send 430 to those cards. This loan would enable me to pay them off in three years. I have an auto loan balance of 3K that is due to be paid off in aug 2011, however I have been sending extra money, so that it will be paid off early.Once that is paid off, I would send extra to this loan. My wife will also be returning to work in September.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,650.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is first group america and what do you do there?	First Group America is a transportation company. There are only a few employees with my duties, therefore I cannot disclose my job responsibilities. I am however, completely able to verify my income.

Member Payment Dependent Notes Series 549295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549295	$3,500	$3,500	11.86%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549295. Member loan 549295 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Everlighting, Inc.	Debt-to-income ratio:	8.05%
Length of employment:	n/a	Location:	houston, TX

Home town:
Current & past employers:	Everlighting, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > My intention for this loan is for my personal finances while I continue to work and apply for graduate school. This is to insure that I can cover any extra expenses that I may run into in the process. On a personal level, I'm very diligent and hopefully my credit score conveys a positive image for my fiscal responsibility. To current and future investors, thank you for your support.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	9	Months Since Last Delinquency:	22
Revolving Credit Balance:	$280.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show Length of Employment. Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.21.2010	I am more than happy to answer your questions. I was living in Atlanta, GA from August 2003 until May 2009. As of May 2009 I moved down to Houston, TX where I began working with my employer immediately until now (15 months). Prior to moving to Houston, I was working in Atlanta for my previous employer from May 2006 until May 2009. I hope this is enough detail. Please do not hesitate with any other questions.

Member Payment Dependent Notes Series 549313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549313	$7,200	$7,200	11.12%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549313. Member loan 549313 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,512 / month
Current employer:	Siemens IT Solutions and Services	Debt-to-income ratio:	13.61%
Length of employment:	3 years	Location:	CHARLESTON, WV

Home town:
Current & past employers:	Siemens IT Solutions and Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > IT Support Specialist of 3 years seeking debt consolidation loan to pay off credit cards used during college. I always pay my bills on time and have a very stable occupation. Thank you!

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,161.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thanks for your loan description. Your credit report shows that you had 1 credit inquiry sometime during the past 6 months. Do you mind describing what this was for and if it resulted in credit?	Thank you for your question. The inquiry could have been one of two things. My cat had to undergo extensive dental surgery in March at the expense of $370. It was suggested by my veterinarian that I take out a line of credit through CareCredit with GE Money because going into her surgery, the final cost of her procedure was unknown. I was granted a $2700 line of credit. Shortly thereafter, my vehicle needed repairs which cost $230. At the convenience of 0% interest for 6 months, I signed up for a line of credit through CFNA and was granted $1800 in credit. No other purchases have been applied to either CareCredit or CFNA since these lines of credit were opened. Both of these accounts will be paid off if/when I am approved for this loan. The lines of credit will remain open but to be utilized only in emergency situations. Thanks again for your question and please let me know if further clarification is necessary.
What is the current rate and amount owed on the cards you wish to consolidate?	Thanks for your question. The current amount owed and rate are as follows: Paypal - $2811 @ 26.99% NewEgg - $2776 @ 21.99% BillMeLater - $254 @ 19.99% CareCredit - $334 @ 25.99% CFNA - $185 @ 22.8%

Member Payment Dependent Notes Series 549319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549319	$6,000	$6,000	7.51%	1.00%	July 22, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549319. Member loan 549319 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	plumbers and pipefitters local 630	Debt-to-income ratio:	9.57%
Length of employment:	10+ years	Location:	okeechobee, FL

Home town:
Current & past employers:	plumbers and pipefitters local 630
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > I plan to use the money to buy a boat.I have good credit and pay my bills on time. My job is very stable. my budge is truck payment $ 450.00 Phone bill is $ 86.00 Rent $650.00 Credit cards $280.00 Borrower added on 07/18/10 > I plan to use the loan to buy a boat. I have great credit and i pay my bills on time. Y monthly budget truck payment $450.00 Rent $650.00 Phone $80.00 Credit card $280.00. My job is very stable.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	74
Revolving Credit Balance:	$2,357.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 549355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549355	$5,500	$5,500	16.82%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549355. Member loan 549355 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Scotts MiracleGro	Debt-to-income ratio:	21.60%
Length of employment:	< 1 year	Location:	el monte, CA

Home town:
Current & past employers:	Scotts MiracleGro
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	45
Revolving Credit Balance:	$12,363.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. can you provide a budget - monthly income after tax and a list of typical monthly expenses? 2. $12k is a large revolving credit balance. how did you accumulate so much debt? 3. what specifically will you be using this loan for?	My monthly income after taxes is about $1800. My main expenses are: Debt - around $500 insurance - $85 phone - $60 gas - $160 food - $250 I accumulated a lot of debt when I was younger and living on my own. I was irresponsible with my money, but my current financial situation has taught me a valuable lesson and I have since then matured. Also, the Bank of America line of credit, which is a large portion of my debt, was used to buy the car that I am currently driving. I will be using this loan to consolidate my smaller credit card accounts into one payment.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not own the home I live in. I live with family and I do not pay rent. The market value of the home is about 300k.
Can you inform us how you ran up this debt and what steps (in addition to consolidating) are you planning to get out of debt?	I started living on my own when I was 17 years old. Being young and unsupervised I was very irresponsible with my money and since I was always employed with fairly good jobs I had access to a lot of credit. I also purchased my car with the BofA line of credit, which is a big part of my debt. I am currently trying to consolidate my smaller accounts into one payment, and aggressively pay it off by using the money I save by consolidating and putting it towards the principle.
What do you do for Scotts MiracleGro? Since you have been with them < 1yr, could you please describe your employment history? Do you have a mortgage or do you pay rent? Please specify your debts (e.g. CC Name; Balance; Interest Rate; Current Monlty payments) and which of this will and will not be paid with this loan. Thank you.	I am currently a merchandiser for Scotts. I set up displays and keep product in stock at 8 different Home Depots and 4 Lowes. Before this I worked as a poker dealer at a local casino for about a year and a half, but business was slow and there was better money to be made elsewhere. Before that I worked for BayView/Americredit as a funding specialist for about two years until my office was forced to close down due to the economy. I currently live with family, and I do not pay rent. Debts and balances. Citi - 5000 BofA line of credit - 9000 *Capital one - 1500 *Capital one - 500 *Chevron - 500 *Nordstroms - 350 *BofA - 1000 I will be using this loan to consolidate the accounts marked with an "*".

Member Payment Dependent Notes Series 549382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549382	$9,000	$9,000	7.14%	1.00%	July 26, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549382. Member loan 549382 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	10.44%
Length of employment:	5 years	Location:	woodhaven, NY

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$567.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. for each debt, can you list the amount owed, interest rate, required monthly payment, and the financial institution to which you owe the debt? 2. how much is your rent?	1) Capital one Loan: Amount $6,012.94 and Interest rate 14.74%. 2) Bank of america Credit card: Amount 640.04 and interest rate 16.24%. 3) Chase Bank Credit Card: Amount $365 Interest rate 13.24%. 4) Macys Visa Credit card: Amount $297 and interest rate 24.50%.
You're asking for $9000, but your revolving credit balance is $567. Can you explain how this money will be used?	Hi, my collective debt balance is approximate $7600. However, my loan options were only $6000 and $9,000. I will use the loan to pay off all the debt I have.
Can you explain what the debt is? I'm confused because it appears not to be credit card debt. What kind of debt is it, what are the interest rates, etc.	I am borrowing to pay off my personal loan with capital one bank which has an interest rate of 14.74%. The rest of the debt that I have is in my credit cards which is going to come due next month.

Member Payment Dependent Notes Series 549411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549411	$5,000	$5,000	7.51%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549411. Member loan 549411 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,900 / month
Current employer:	n/a	Debt-to-income ratio:	4.36%
Length of employment:	n/a	Location:	Moosup, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,642.00	Public Records On File:	1
Revolving Line Utilization:	11.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesdya 07.20.10	Type your answer here.I'm retired (Teamsters) I get $3885.00 a month for penison from Teamsters union.
Who is your employer/where does your income come from?	Type your answer here.I'm retired 1/1/10 Retired from YRC Yellow Roadway Corp Worldwide Penison from Teamsters $3885.00 Month. Worked 29 years as a Teamsters.
What is the public record on file? Do you have a spouse/partner and if so how much does he/she make each month? What are your major monthly expenses (mortgage, car loan(s), insurance, student loans, child care, tuition, major medical expenses, etc.)? Please break it down like this: mortgage - $x	Type your answer here.Wife Linda $700.00 Weekly,No car loans have 4 cars all paid for 08 lexus 06 civic 05 chev 4x4 79 corvett. Mortgage 750.00 w/taxes no other loans. Medical paid by teamsters. Kids are 38 and 34 If this dosen't answer your questions please let me know.

Member Payment Dependent Notes Series 549412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549412	$8,000	$8,000	7.14%	1.00%	July 22, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549412. Member loan 549412 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Tuolumne County Sheriff's Office	Debt-to-income ratio:	2.32%
Length of employment:	4 years	Location:	Sonora, CA

Home town:
Current & past employers:	Tuolumne County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > For use of consolidating a small amount of debt, partial payment for a second vehicle for my family, and extra money to keep the vehicle running properly. I have had the same job for over 4 years. We are stable enough with our budget for my wife to be a stay at home mom. We have money set aside, but we are keeping it as an untouchable emergency fund. Borrower added on 07/19/10 > This loan will be used to consolidate a small amount of debt, make partial payment on a second vehicle for my family and make sure this vehicle runs properly. I have a steady and secure government job I have been at for over four years. We have a steady enough budget for my wife to be a stay at home mother. Borrower added on 07/20/10 > I have a steady job as a Detective at a Sheriff Department. Our budget is steady enough for my wife to be a stay at home mom. We need a second vehicle once in a while so this loan will cover part of that, cash for the rest. Part of the loan will also go toward a small amount of debt to be paid off at a better interest rate. Thanks!

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,035.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.19.2010	This loan will be used to consolidate a small amount of debt, make partial payment on a second vehicle for my family and make sure this vehicle runs properly. The reason I did not list this as an auto loan is because it is an older vehicle we desire to purchase and not normally covered by auto loans.
What is it that you are planning on buying with this loan? Art	This loan will be used to consolidate a small amount of debt, make partial payment on a second vehicle for my family and make sure this vehicle runs properly. The reason I did not list this as an auto loan is because it is an older vehicle we desire to purchase and not normally covered by auto loans.
Hello. Please give us some idea of what you are purchasing. Wishing you well.	This loan will be used to consolidate a small amount of debt, make partial payment on a second vehicle for my family and make sure this vehicle runs properly. The reason I did not list this as an auto loan is because it is an older vehicle we desire to purchase and not normally covered by auto loans.
What is your position (job/role) with the Sheriff's office and what is the major purchase you are planning?	I am a detective. I am using this to pay for part of a vehicle, other part cash. Also consolidating a small amount of debt. Thanks for the question.
Can you explain what this money will be used for?	Debt consolidation, partial payment on a vehicle. (Rest payment for vehicle, cash.)
We'd like to consider your loan, but you haven't entered any description, which leaves us feeling just a little bit uninformed. What do you intend to purchase?	Sorry there is no description, I have written something up and posted it two times but for some reason it does not show up. Here is my description: I intend on using the loan to consolidate a small amount of credit debt, make partial payment on a secondary vehicle for my family, and have money to make sure the vehicle is in good running order. I did not list this as a vehicle loan because the vehicle we intend to purchase is not normally covered by "vehicle loans" due to its age. I have a steady job as a detective for a sheriff department, where I have been for 4 years. Our budget is steady enough for my wife to be a stay at home mom. Thanks for the question.

Member Payment Dependent Notes Series 549497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549497	$3,500	$3,500	15.58%	1.00%	July 26, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549497. Member loan 549497 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	nana services llc.	Debt-to-income ratio:	9.95%
Length of employment:	2 years	Location:	twentynine palms, CA

Home town:
Current & past employers:	nana services llc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,301.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the balance on my mortgage is $74,773.90 and the market value of my home is $95,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	my balance on my mortgage is $7,773.90 and zillow says the estimated market value of my house is $95,000.00
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	yes, i have two other wage earners in my household, my girlfriend who makes about $1100.00 a month and my sister who makes about $1300.00 a month. my major monthly expenses are my mortgage, which is split three ways, and my eight credit accounts. mortgage - $584.84 divided by 3 = $195.00 is my part first premier credit card 1 - $30.00 min $25.00 balance - $319.17 interest 20.15% first premier credit card 2 - $30.00 min $25.00 balance - $217.15 interest 20.15% navy federal cash rewards card - $75.00 min $40.00 balance - $3523.46 interest 14.65% navy federal n rewards card - $50.00 min $20.00 balance - $945.85 care credit - $20.00 min $15.00 balance - $319.40 interest 22.98% paypal buyer credit - $40.00 min $31.00 balance - $726.30 interest 26.99% dell preferred account - $40.00 min $23.00 balance - $2733.62 interest 23.99% bridgestone tire credit - $40.00 min $20.00 balance - $390.00 interest 22.8%

Member Payment Dependent Notes Series 549522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549522	$1,200	$1,200	11.49%	1.00%	July 27, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549522. Member loan 549522 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Back Bay Restaurant Group	Debt-to-income ratio:	20.54%
Length of employment:	10+ years	Location:	Pascoag, RI

Home town:
Current & past employers:	Back Bay Restaurant Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Funds are to purchase used motorcycle.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,216.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 549570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549570	$8,800	$8,800	13.61%	1.00%	July 26, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549570. Member loan 549570 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,700 / month
Current employer:	CH2M Hill	Debt-to-income ratio:	20.14%
Length of employment:	5 years	Location:	Columbus, GA

Home town:
Current & past employers:	CH2M Hill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,370.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). Many thanks and best of luck!	1. No second wage earner 2 Rent, car loan, insurance, and credit card payments run approximately $3600/month.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Const. & Engineering 2. Restoration of antique car. 3. Approximately $3600/month 4. Worth approximately $600 K in retirement and company stock funds.

Member Payment Dependent Notes Series 549613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549613	$21,000	$21,000	10.75%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549613. Member loan 549613 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Fairfield Board of education	Debt-to-income ratio:	8.04%
Length of employment:	10+ years	Location:	WESTPORT, CT

Home town:
Current & past employers:	Fairfield Board of education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > American express jacked my rates up to 29% when I cancelled my card with them. Borrower added on 07/21/10 > Then when I went to a credit counseling place (Debt Erasers), amex refused working with the program.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is zero, but you're asking for over $20,000. Can you explain what the money is for?	The money is to pay off american express. I owe them $20,000 and they are charging me 29% interest on the money.
appreciate the sentiment. Can you explain your 0 resolving balance and the need for the loan?	the $20,000 is to pay off american express because I owe them that much and they are charging me 29% interest on that money so I will NEVER pay it off without a low interest loan.
Thanks. What are your major monthly expenses (e.g., rent, car, insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.). PLease provide approx values (e.g., rent - $x, car - $y).	Rent - $0 Live with my wife who owns her house outright. Car - $477 Ins. - $96 Child care/support - $1600 Credit card - $600 (at current 29% interest $450 is interest) Nothing else major besides food, elec, cable, heating, cell phone.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	Debt was accrued covering living expenses during my divorce period over 3 years. The amex card is really the only debt I have right now. Car payment - $477 Rent - My current wife owns her own home outright elec/cable/phone/inter - $300 Insurance - $96 Amex - $600 ($430 of it is interest at 29%) Child support from divorce $1400 I have $6,000 in a 524 for kids savings balance $2,400 State retirement pension fund and a TSA $68,000 Sole wage earner. current wife is unemployed but owns the house outright. I have worked as a teacher at the same school in CT for the past 15 years.
Member_708492, Can you list the AMEX balance? Thx,	$21,014.81

Member Payment Dependent Notes Series 549645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549645	$6,000	$6,000	10.38%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549645. Member loan 549645 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,221 / month
Current employer:	Hedman Partners	Debt-to-income ratio:	13.08%
Length of employment:	1 year	Location:	los angeles, CA

Home town:
Current & past employers:	Hedman Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > This loan is to assist in the financing of my wedding this coming October. Borrower added on 07/22/10 > I have never made a late payment to a creditor and my career hinges on the understanding of financial transactions, and the different ways in which they effect all parties involved. If I had the money to finance my wedding myself, I would surely do it, as it would be great to keep my debt/income ratio low and not have to pay interest. However, my current situation does no permit such a large cash outflow at this point in time. I can assure you that the low monthly payments offered will not be a problem. To help everyone's comfort level a bit, I recently received my CPA license and will be receiving a promotion in the next few months which will increase my income by approximately 15%-20%. to all of those who assist in making my fiancee's and my dream come true; Thank you. We truly appreciate all of your help.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,223.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hedman Partners and what do you do there? Also, what is the $11k in revolving debt from? Do you have any other outstanding debts?	Hedman Partners is a full service public accounting firm. My current job title is audit senior. I plan and perform financial statement audits, reviews, compilations, forecast and projections as well as employee benefit plan audits. The 11k of revolving debt is a consolidated balance from several credit cards which I used for help during my college days.
Congratulations. With your future spouse what will be your combined monthly income? (Seattle CPA)	Net - Apprx. $5k
What type of financing will you have for the remainder of your wedding expenses?	Our families have decided to help us out for the big day. We will also be funding some of the wedding in addition to the note. If funded completely, the loan will account for approximately 55% of the projected budget.
Thanks for the detailed answers and description. Congrats!	Thank you, JTX. It just comes from an understanding that lenders deserve transparency, especially in this day and age.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent $ 1,250 Car payment 1 280 Car payment 2 250 Insurance 150 Cell Phones 200 Television 50 Internet 100 Power & Water 100 Gas (natural) 50 Gas (fuel) 250 Credit cards 250 Food 250 Total $ 3,180 Please note that these are the expenses for my fiancee' and myself combined. I figured this would be the most accurate way to answer your question, seeing as household income and expenses will be what is most important once we tie the knot. Also, the figures above are rounded up to the nearest $50 (I don't believe in rounding down for purposes of estimating expenses). I suppose this begs the question of what our current after-tax income looks like. So, to be proactive in this discussion, we are looking at about $4,100. Please note that this figure is net of all retirement savings and medical insuranc premiums. Thanks.

Member Payment Dependent Notes Series 549671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549671	$2,500	$2,500	16.82%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549671. Member loan 549671 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	House Of Blues- Livenation	Debt-to-income ratio:	17.34%
Length of employment:	2 years	Location:	WINTER GARDEN, FL

Home town:
Current & past employers:	House Of Blues- Livenation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,566.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide a budget? - monthly income after taxes and an itemized list of monthly expenses.	I get about 2,200 a month between my job and my roommates. My largest expense is my mortgage which is at 749.94 a month. Condo fees are 200 a month. A cell phone bill at 70 a month. Water/utilities is about 60 a month. Electric bill at around 150. Cable/internet at 130. Insurance is at 140 a month. And 4 credit cards I'm working to pay down on takes almost 300 a month.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	45k left on the mortage no HELOC. 56k is the market value.
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). Many thanks and best of luck!	I actually have two roommates atm. They bring in roughly 2k a month a piece as well. My main expenses are as follows: 750 mortgage 300 credit card payments 200 condo fees 150 electric bill 140 insurance 130 cable/internet 70 phone/cell 60 water/utilities Thank you for your consideration!

Member Payment Dependent Notes Series 549677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549677	$8,000	$8,000	7.51%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549677. Member loan 549677 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Chandler Regional Medical Center	Debt-to-income ratio:	8.86%
Length of employment:	< 1 year	Location:	mesa, AZ

Home town:
Current & past employers:	Chandler Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,375.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	Type your answer here. There is a second wage owner, he is responsible for his own expenses. He does share the rent with me therefore, my half is only $370. I have no other major expenses, I own my car, no student loans, child care/tuition or major medical. The sole purpose of this loan is to consolidate my credit card bills. Between 2 credit cards, I currently pay about $400 per month on each card which is much higher than they request me to pay per month.

Member Payment Dependent Notes Series 549682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549682	$4,000	$4,000	11.12%	1.00%	July 23, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549682. Member loan 549682 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	board of ed	Debt-to-income ratio:	15.25%
Length of employment:	10+ years	Location:	HACKENSACK, NJ

Home town:
Current & past employers:	board of ed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > money will be used to pay credit card with high apr Borrower added on 07/20/10 > I have a stable job, been teaching for 12 years which means I am tenure

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	65
Revolving Credit Balance:	$15,145.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	no spouse,my monthly exspenses are rent,utilities.and credit card bills.I need loan to consolidate and pay off some bills so the loan will give me the opportunity to do it.After paying off the bills I be able to save because your rates are affordable with my income
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	not paying towards any loans

Member Payment Dependent Notes Series 549703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549703	$7,000	$7,000	6.76%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549703. Member loan 549703 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,208 / month
Current employer:	Concordia Lutheran Church and School	Debt-to-income ratio:	15.31%
Length of employment:	10+ years	Location:	Cerritos, CA

Home town:
Current & past employers:	Concordia Lutheran Church and School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I plan to use the funds to help me move as I start a new school year (plan on finishing school to obtain my BA degree). I have good credit standing and always pay my monthly payments accordingly. My part time job teaching at the after school program is very stable, so I will have no problems paying back my loan. Aside from paying rent, I have very basic living expenses (food/grocery, gas), misc school expenses, as well as some credit card payments. I have calculated everything in to make sure that all expenses are accounted for.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,320.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving to a new town? Will the move require you to get a new job? If so, can you explain the job and the salary? Thanks!	I am moving to a new town, but it is a neighboring town, where the rent is cheaper. Work will not be impacted as it will only be about an additional 6 miles drive.
Thanks for your response. One quick follow-up: What are your major monthly expenses (e.g., rent, car, student loans, child care, credit card payments, major medical expenses, etc.)? Please include values and for the rent, please use the value of the expected rent in the new town. Good luck!	Rent - 300 Student Loans - 150 Credit cards - 200 Misc (groceries, gas, occasional textbooks, etc) - 200 Lending club monthly payments - 220

Member Payment Dependent Notes Series 549752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549752	$12,000	$12,000	7.51%	1.00%	July 23, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549752. Member loan 549752 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Fusionstorm	Debt-to-income ratio:	19.65%
Length of employment:	3 years	Location:	Morgan Hill, CA

Home town:
Current & past employers:	Fusionstorm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,467.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Type your answer here. The payments I want to consolidate are for credit cards I used in an emergency to make some repairs on my home and the rates are 14.99%. I have two other loans one which will be paid in full in April 2011 at $595.00 a month and another at $617.00 a month.
Can you give me a dollar amount regarding how much you currently pay each month towards the loans that are being paid off with the LC loan? (I was a little confused by your answer.) Also, is there a second wage earner in your household (not including plain roommates) and if so how much does he/she make each month?	Type your answer here. I am paying $1000 a month towards the loans I am trying to consolidate. Yes my wife earns approximately $2 thousand a month net.

Member Payment Dependent Notes Series 549794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549794	$4,000	$4,000	13.98%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549794. Member loan 549794 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New Orleans Hornets	Debt-to-income ratio:	7.34%
Length of employment:	< 1 year	Location:	Newport Beach, CA

Home town:
Current & past employers:	New Orleans Hornets
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,628.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will this money be used?	To purchase a used automobile for work..
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a %u201Cpersonality%u201D. There was nothing in your application that drew me in to loan you money. You might want to add a description - tell us why you need a loan and about your plan for repayment.	I am buying this vehicle to transport clients to and from sporting events as a perk for my business. I currently work for the Clippers and will be working for the New Orleans Hornets in October bringing the car out there when I move.
Is your $5,000 / month income from the Clippers, or is it what you will be getting from the Hornets? Thank you in advance for your answer.	I have a base salary of 3,000 a month and then I make commission on top of that.
You seem to have some debt in revolving credit ($6.5k). How are you going to make sure you can pay both that debt and this loan off?	I have successfully paid off my college loans just this year, and now I can pay off that remaining 6.5k along with this loan. Remember this loan is for 4k and the monthly payments are only $130.00

Member Payment Dependent Notes Series 549803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549803	$16,000	$16,000	17.19%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549803. Member loan 549803 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	CaseStack Inc.	Debt-to-income ratio:	19.91%
Length of employment:	10+ years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	CaseStack Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Need to consolidate credit card debt with fixed rate and clear interest+principal payments

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$123,720.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I would love to give you as much detail as you are requesting but I personally think that there's a couple of numbers that can clarify my interest in this loan. I have 2 credit cards at high interest rate: [CC#1 > $ 6,000 @ 29.99% > $200/mo min. payment] & [CC#2 > $10,000 @ 28.75% > $350/mo min. payment]; as you can see the minimum payment (which I can comfortably afford) is almost exactly as the fixed payment of the offered loan and I can finish paying this loan (wedding) in 36 mos.instead of ~50 with the CC companies, even taking into consideration fees. I hope this explain the scenario and the reason for chosing this Lending Club loan.
Your credit history shows revolving credit in excess of $123,000. Please explain. Thank you.	I don't have the privilege to see the same credit report as you do but based on a current Equifax credit report my guess is that a mortgage account ($90k+) is listed as revolving for some reason.
I have 3 questions: 1. Is the verified income 1 wage earner or 2? 2. What are your current monthly expenses? 3. Do you plan on pre-paying this loan, or using the full 3-year term for re-payment? Thank you in advance for answers to all 3 questions.	1. 1 wage earner 2. Prefer not to share details and as I mentioned to Member_608819 below. My current minimum payments on the CCs to be consolidated cover the payment of this loan in better terms without affecting any other parts of my budget. 3. No plan to prepay at this point
Why do you have a mortgage account when you rent? Thank you.	I have a mortage on a condo that I rent out. I moved to a new place and rent because I don't want to get into a second mortgage until I get rid of these credit card debts (the ones I'm trying to consolidate)

Member Payment Dependent Notes Series 549834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549834	$12,000	$12,000	7.51%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549834. Member loan 549834 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Cobb County Schools	Debt-to-income ratio:	21.30%
Length of employment:	10+ years	Location:	Kennesaw, GA

Home town:
Current & past employers:	Cobb County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,262.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Type your answer here. I am paying $185 per month for the loans I am consoladating at 12.9%. I pay about $300 a month for the rest of my balences on various credit cards. The $12,000 will eliminate all of these payments.
Do you have a spouse/partner and if so how much does he/she make each month? What are your major monthly expenses (mortgage, car loan(s), insurance, student loans, child care, tuition, major medical expenses, etc.)? Please break it down like this: mortgage - $x	My wife earns $100,000 Mortgage $2000 Student Loans $150 Child Care $1000 Misc---Credit $600 Cars $950

Member Payment Dependent Notes Series 549838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549838	$11,675	$11,675	15.95%	1.00%	July 27, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549838. Member loan 549838 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Genzyme	Debt-to-income ratio:	13.93%
Length of employment:	< 1 year	Location:	NASHUA, NH

Home town:
Current & past employers:	Genzyme
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I just became a father and I want to start saving for his college,but I need to pay off all of my debt first. This loan will completely consolidate all of my credit card debt and be debt free in 3-4 years. I spend over $600 a month trying to pay down my credit cards (i never pay the minimum). I am a good canidate, I've never been deliquent, I have a good paying job. Most weeks I make 100-500 more per paycheck in overtime (I can't list this as income for the loan application, but its been pretty consistent).

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,478.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Last month I spent over $800 paying down credit cards. The minimums would only require about $400. The only loan I am not consolidating is my car loan, which will be paid off fall 2011. My minimum car payment is $392.50, but I typically pay $450. The interest rate of the car is 9%, the loans I am consolidating range from 21 - 26%.
Thanks for your answer. It's very helpful. Just a quick follow-up. (1) Is there another wage earner in your household (spouse, partner) and if so how much does he/she make each month? And what does that person do and how long has he/she been at that job? (2) You have worked at your current position for less than a year. Where were you before and why did you leave? (3) What are your major monthly expense (mortgage, car loan(s), insurance, child care, student loans, tuition, major medical expenses, etc.)? Please break them out like this: mortgage - $x, etc.	(1) I am married and my wife has been at her job for 4 years. She makes 44,000 per year. She works for a life sciences company (pharma/biotech) (2) I was at my previous employer for over 3 years, I left for a better opportunity, both career and pay wise (3) My major monthly expenses are mortgage/insurance/taxes - $900 per month. My student loan is $100 per month. My car payment is 392 per month. Child care/utilities/food are paid out of my wife's account and add up to about $1200 per month for all 3.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is 104,000. According to Zillow the market value is about 124,000. I pay $460 every 2 weeks for my mortgage/property taxes.

Member Payment Dependent Notes Series 549843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549843	$12,000	$12,000	15.58%	1.00%	July 27, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549843. Member loan 549843 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Kellogg, Brown, and Root	Debt-to-income ratio:	0.46%
Length of employment:	3 years	Location:	Bowie, TX

Home town:
Current & past employers:	Kellogg, Brown, and Root
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > The only creditor I have each month is to Jacksboro National Bank for an auto loan on a 2004 Ford F-250 truck. That truck is being sold, has a payoff of approx. 12,000 and kelly blue book has it's value at around 17,000. When sold the payoff will be taken to the bank to clear title. Borrower added on 07/20/10 > The only creditor I have is Jacksboro National Bank for an auto loan on a 2004 Ford F-250 powerstroke diesel. That truck is being sold. It has a payoff of approx. 12,000, and kelly blue book has it listed at around 17,000. As soon as it's sold the payoff will be made to the bank to clear title. The last time I checked my credit score is was around 740. Borrower added on 07/20/10 > The last time I checked it my credit score was around 740 which is respectable. I own my home without any mortgage, it's paid for. I've lived there between six and seven years. The only monthly debts I have are an auto loan with Jacksboro National Bank and child support. The vehicle on that loan is being sold. The payoff on that vehicle is approximately 12,500 and according to kelly blue book is worth 17,000. As soon as that truck sells I'll pay that note off to clear the title. Other than that my child support payments are 644 monthly. My employment is with Kellogg, Brown, and Root as a crane operator. The salary ranges from 68,000 to 72,000 annually.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$210.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I own my home and it's paid for. The deed to the home is in my name, and my name only. There isn't a home equity line of credit on the home. The homes value is around 85,000 to 90,000. I've lived in this home between six and seven years. There are two monthly payments I make each month. The first is an auto loan with my local bank, Jacksboro National Bank. That truck is being sold. The payoff is approx. 12,000 and according to kelly blue book is worth approx. 17,000. When sold i'll pay the note off to clear title. My other monthly payment is child support in the amount of 644 monthly. My income is approx. 70,000 annually for kellogg, brown, and root as a crane operator. The last time i checked my credit score it was in the neighborhood of 740.
Is there a second wage earner in your house and if so how much does he/she make each month? What is the total cost of the Ford?	I live alone in my home. There isn't a mortgage on it, the home is paid for. There are only two monthly debts I have each month. They are an auto loan to Jacksboro National Bank, in which the payoff is around 12,000. According to kelly blue book it's worth approx. 17,000. That note will be paid to clear title when the vehicle is sold. I also pay child support monthly in the amount of 644. My employment is with Kellogg, Brown, and root as a crane operator. My salary is between 68,000 and 72,000 annually. The last time i checked my credit score it was around 740 which is pretty good.
What is the total purchase cost of the vehicle?	$14,595
15.58% interest seems awfully high for new car financing. Have you checked the rates at your local credit unions?	It's a used vehicle, and yes that interest rate seems way to high. It's what I'd expect for a "subprime" type loan. But my credit rating is very good, so don't understand why they set the rate where they did.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home is paid for and deeded in my name. The isn't any home equity line of credit on it either. The market value is between 85,000 and 90,000 on my home.

Member Payment Dependent Notes Series 549867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549867	$8,000	$8,000	16.32%	1.00%	July 26, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549867. Member loan 549867 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,283 / month
Current employer:	Tower Automotive	Debt-to-income ratio:	17.28%
Length of employment:	4 years	Location:	Troy, MI

Home town:
Current & past employers:	Tower Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Looking for a little assistance to help get things back on the right track. Not in a horrible position however, want to avoid that as well. Thanks to all the investors. Peer lending is a great way to go. Borrower added on 07/20/10 > Going to use the money to consolidate a Credit Card and a personal loan that was opened a long time ago. Thanks again...

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	42	Months Since Last Delinquency:	9
Revolving Credit Balance:	$5,188.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your 2 delinquencies in the last year? Art	Sure thing... I have been traveling alot this past year for work. Most of the travel has been in Asia, I must have overlooked those accounts.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	I have provided a small loan description but I do not see it posted yet. This loan will help remove a Credit Card and personal loan. 1. Yes I do have a spouse and the combined net income is about 7K /mo 2. For expenses... pretty much the standard bills. 2 car payments totaling 700/mo , insurance (not including homeowners) 200/mo , misc bills about 1k /mo. 2 Credit Cards totaling about 10K used out of 15K limit (one to be removed by this loan). There are also items around the house like landscaping and such that fit into my monthly payments. Those amounts vary 3. Not too much revolving debt. Try to keep those to a minimum. 4. The monthly payments I get back from my loan and Credit Card that will be eliminated will be more than enough to cover this loan payment. 5. I have an investment account as well with lending club and have funded a few people. One I got "burned" on but that is a chance that I was willing to take. I think peer to peer lending is a great thing and now instead of going to a bank for a loan I decided to try this out from the borrower side. Thanks again to all of the investors. Thank You for the questions
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Well.. this is what I have... Main Visa (closing with this loan) 7K Balance 18% Intrest payments over $300/mo Loan (closing) 2,500 Balance 150/mo Other Visa 2K balance about 80/mo 14% intrest Studen Loans about 4K 200/mo payment 6% intrest Thats pretty much it. All other items are one off items. Hope that answers your question. Thanks
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance is 208K, last year???s appraisal was 210K zillow is 178K (love this economy)
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The answer to your first question is yes this is my home and the title is under my name. questions 2 and 3 were just answered in the previous question. "Balance is 208K, last year???s appraisal was 210K zillow is 178K "

Member Payment Dependent Notes Series 549870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549870	$9,200	$9,200	7.88%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549870. Member loan 549870 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Citi	Debt-to-income ratio:	17.94%
Length of employment:	7 years	Location:	IRVING, TX

Home town:
Current & past employers:	Citi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Paying off Higher Interest Credit Card.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,098.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	The current rate is at 0%; however the rate will be going to 15% at the end of this month. I have been paying over the minimum payment at ~$200/month. Other loans not be consolidated (cc, car, etc.) have Interest rates anywhere from ~4.9%-8.25% with total minimum pmts of ~$1175.
I'm concerned about your loan, you say you are paying ~$200 a month to the credit card you are paying off with this loan. The loan payment for this loan will be ~$300/month. Are you going to be able to handle this increase? To help verify this please answer the following questions: 1) What is your position at Citi? 2) Please list out your all your debts. Balances and interest rates. 3) Please list out your monthly expenses (rent, utilities, gym memberships, etc) Thank you.	The $300 is not an issue and is well within my budget. Monthly expenses above and beyond debt listed in response to the first question is ~$1800. The goal of the loan is to save ~7% on interest which is the delta between this loan versus and cc rate. Minimum pmt once the interest rate reset will be ~$160 a month on the cc; if I chose only to make the minimum on the loan it would take 20+ years to payoff. If this loan was not funded then I would simply make ~$312 pmt/month to pay this cc off in three years or less. I'm an operations VP and chose not to seek a loan through employer due to the lower rates available through LendingClub which big banks can't touch.

Member Payment Dependent Notes Series 549906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549906	$18,000	$18,000	13.98%	1.00%	July 23, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549906. Member loan 549906 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Philips Healthcare	Debt-to-income ratio:	5.30%
Length of employment:	10+ years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Philips Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$12,191.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Phillips Health Care? Number [2] Transunion Credit Report shows the $12,191 Revolving Credit Balance total debt (62.20 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] 18,000$ loan; $12,000 is Revolving Credit Balance; $6,000 is the extra cash that will be received (less loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	Hello, thank you for your interest. I will try to answer your questions as fully as possible. Please let me know if you need more information. 1) I am a Project Manager for Philips Healthcare (20 years now). I coordinate construction for and installation of large medical imaging devices in hospitals and medical clinics. Both in the private and military sectors. 2) I currently have 3 debts I'd like to pay off. The first two are credit cards. One has a $8700 balance (I pay $200+ a month on this one) and the second has a $3600 balance (I pay $500+ a month on this one - highest interest rate). The third is a loan on my 401K for $5700 (I have $300 a month deducted from my paycheck for this). Thus, the $18000 request. 3) That would be the 401K loan. 4) Mainly, I just want to make a fresh start and get my finances under control. Start saving money to buy my first home and put some away for my future. 5) Depending on the amount I receive, I plan on paying off my 401K loan first and then possibly borrowing against it again to pay of anything left outstanding, including the loan I get from Lending Club. Repayment would then be fairly quick, and you could use those funds to help someone else out.
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Amex (credit card), ~$8700, 15.22%, ~$200/mo Visa (credit cared), ~$3600, 21.24%, ~$500/mo 401(K) Loan, ~5700, 9.25%, ~$300/mo
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Amex (credit card), ~$8700, 15.22%, ~$200/mo (~$170/mo minimum) Visa (credit card), ~$3600, 21.24%, ~$500/mo (~$100/mo minimum) 401(K) Loan, ~$5700, 9.25%, ~$300/mo (directly debited from paycheck)
Whats your position at Philips Healthcare? What was the reason of delinquency 6 years ago? Thank you.	Project Manager. I had some financial difficulties several years ago and had to make the difficult decision of what was important to keep up and what wasn't.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Rent, ~$1300 Electric, $135 Misc. Insurance, ~$100 Cable/Phone, ~$75 Food, ~$300 Amex (credit card), ~$8700, 15.22%, ~$200/mo (~$170/mo minimum) Visa (credit card), ~$3600, 21.24%, ~$500/mo (~$100/mo minimum) 401(K) Loan, ~$5700, 9.25%, ~$300/mo (directly debited from paycheck) Single income household.
what do you do for phillips? why are you asking for 18k, your debt appears to be only 12k?	Project Manager. I have a loan against my 401(K) for $5700 which doesn't appear on my credit report.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) Large scale medical imaging equipment sales and service (MRI, CT, CardioVascular labs, Radiology, Ultrasound, etc.) I'm a Project Manager for them. 2) Amex (credit card), ~$8700, 15.22%, ~$200/mo (~$170/mo minimum) Visa (credit card), ~$3600, 21.24%, ~$500/mo (~$100/mo minimum) 401(K) Loan, ~$5700, 9.25%, ~$300/mo (directly debited from paycheck) 3) Rent, ~$1300 Electric, $135 Misc. Insurance, ~$100 Cable/Phone, ~$75 Food, ~$300 4) Once the other debts are payed off, I'll have more than enough income left to pay this loan and still save money for my future home purchase.
Please describe the reason for the delinquency 76 months ago on your credit report. What are your budgeted monthly expenses?	I ran into some financial problems a few years ago. Wasn't making enough money at my job and was falling behind on my payments. I have since landed a better position at my company which pays much better wages. Rent, ~$1300 Electric, $135 Misc. Insurance, ~$100 Cable/Phone, ~$75 Food, ~$300
Received your reply. I wish you well securing 100 pct loan funding, but i am NOT participating. An ultra-short term loan makes absolutely NO sense for borrower (and sometimes lender); only winner Lending Club Management, because lenders LOSE. Here's why that is final outcome: 1. Lending Club is a facilitator similar to stockbroker; both do NOT care if lender, or investor, makes profit, or incurs loss, because they received their $ commission arranging buy, sell, or lend $ transaction. 2. Participating small lenders fund P2P borrower loans; we know only very limited information contained in your self-entered Borrower Profile, a quite abreviated Transunion Credit Report, Loan Description (usually not borrower provided), and the Lender-Borrower Q-A exchanges. Typically, 16 participating lenders fund $1,000 increments of the total loan; an average $65 per lender. Fully-funded $18,000 loan finally attracts approximately 288 participating lenders, sometimes maybe more, or maybe less. 3. When your loan is funded and issued, Management automatically deducts their $810 loan origination fee BEFORE remainder deposited bank account. ($18000 X 4.5 pct = $810 expected loan origination fee.) 4. Lenders earn virtually NOTHING ($0) funding an ultra-short term loan. Facts are these: Management automatically deducts their 1 pct payment processing fee from the borrower's TOTAL payments Management received. $180 would be automatically deducted from $18,000 total payment received, $17,820 remainder distributed pro rata to all participating lenders. 5. Your loan is priced at 13.98 pct APR per year, that is 1.165 pct APR per month. One-month accrued interest is $209.70 M-I-N-U-S $180 total total payment processing fee. Result a $29.70 net interest distributed among approximately 188 participating lenders. Result is an average 16 C-E-N-T-S net interest that paid per participating lender for a ONE month loan.. (3 months, 6 month etc. multiply 16 cents by number months loan was active.). That is far less than what lenders can earn on small amount $250, FDIC insured, bank CD's. 6. Based on detailed reasons I provided, your repayment scenario ensures loan is an extremely unattractive investment. Loan more attractive investment if you were to service (carry) loan for minimum 1 year thus enabling small lenders opportunity to achieve reasonable return on their investments. Anything to the contrary would result in small lenders providing essentially cost FREE "social service" to borrowers. That option is provided best by Deep Pocket "tax and spend governments" located in Washington, DC, and 50 state capitols. I've mistakenly 'Been there, done that". Thanks, but no thanks. Advance "Thank You" for the courtesy of your reply. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 7.20.2010	Interesting. Thank you very much for the explanation. I may have to rething my strategy here based on what you said. Appreciate you taking the time to fill me in.

Member Payment Dependent Notes Series 549922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549922	$3,000	$3,000	7.88%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549922. Member loan 549922 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	Expert Consultant Inc	Debt-to-income ratio:	9.54%
Length of employment:	6 years	Location:	Frederick, MD

Home town:
Current & past employers:	Expert Consultant Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Seeking to do beneficial home improvements that will be of value to my home today and in the future. Thank You.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	20
Revolving Credit Balance:	$612.00	Public Records On File:	2
Revolving Line Utilization:	10.00%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 550046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550046	$4,000	$4,000	11.86%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550046. Member loan 550046 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	AMR Group	Debt-to-income ratio:	7.13%
Length of employment:	1 year	Location:	Sterling Heights, MI

Home town:
Current & past employers:	AMR Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Regarding my Requested Loan: I am purchasing a 2000 BMW M5 in excellent condition from my supervisor. He purchased a new vehicle this month. The vehicle is worth, according to kelley blue book, $9800. I already. He is charging me $5000 for it. I have $1000 from my own savings. I hope this helps a bit. I turned in my previous lease last month. I don't want to have a large monthly payment. I trust my supervisor so I am not afraid to purchase a used car. I really hope this helps any interested investors decide on funding this loan. Thanks Again.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a second wage earner in your household and if so how much does he/she earn each month?	Yes there are two additional wage earners in my household. I live with my family as I am single. I reside with my brother and my sister in law. Both are wage earners.

Member Payment Dependent Notes Series 550072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550072	$2,400	$2,400	16.82%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550072. Member loan 550072 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	US Marketing Corporation	Debt-to-income ratio:	4.89%
Length of employment:	< 1 year	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	US Marketing Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,450.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550075	$6,250	$6,250	15.21%	1.00%	July 22, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550075. Member loan 550075 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Towson University	Debt-to-income ratio:	15.86%
Length of employment:	3 years	Location:	abingdon, MD

Home town:
Current & past employers:	Towson University
Education:

This borrower member posted the following loan description, which has not been verified:

I bought a house about 8 months ago and renovated the entire house. Even though I had savings to pay for the renovations, I ended up spending more than I anticipated. I ended up using my credit cards and financing some of my big purchases. I am not very concerned about my credit card, because I am negotiating with the credit card companies to lower the interest rates. What I would like to do is pay off the cards that has promotional period ending soon(approx $5,000) to avoid paying accrued interest. My total debt is about $20,000 and $5,000 of this amount need to be paid very soon. I will spend the remaining loan to pay the high interest credit cards. I've been working for a state university for 3 years. I make $2,600 a month after tax. I have always paid full amount on my credit cards until this big home renovation project. Now that the house is completely done, I am back to a more conservative spending pattern. I will definitely pay the loan back as scheduled. Borrower added on 07/20/10 > I bought a house about 8 months ago and renovated the entire house. Even though I've paid most of the expenses from savings, I had to use my credit cards more than I anticipated. Now, I want to pay my off my credit cards and get back to my normal life. Before the renovations started I've been a very responsible person and always paid the full amount on my credit cards. I just need some additional cash to make the final payments. I've been working for a state university for 3 years and I see myself working there for a long time. Now that the renovations in my house is all completed, I won't have any problems paying this loan back to you. The amount of money I will save by not paying ridiculous amount of credit card fees and high interest rates will make it even easier for me to get back on my feet. I make about $2,600 a month after taxes/fees. I live with my fiancee and he shares the expenses with me. So, I don't think I will have any problems paying my loan back. Thank you.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	46
Revolving Credit Balance:	$20,602.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying towards your credit card debt and what are the interest rates on the cards that you're consolidating? For the cards that you're not consolidating, what are their interest rates, balances, and minimum payments due?	I owe total of $20,000 credit card debt and pay about $500 a month as the minimum payment. I don't really have any problem making minimum payments but I have couple accounts that I want to pay off because their promotion period will end soon. If I don't pay the full amount by the end date then I will have to pay the accrued interest on them. I made big purchases like furniture and financed them but now I can't pay them off. The total amount I need to pay to avoid paying accrued interest is about $5,000. The remaining $15,000 is credit card debt and the interest I pay on these cards is ranges between 15% and 19%. I am in the process of negotiating with the credit card companies to lower my interest rate. Currently I make minimum payment of approx $400 a month on these credit cards. I was thinking about enrolling in one of those debt consolidation programs which would solve all my problems but then all my credit cards would have to be closed and even worse it would ruin my credit in the long run. I'd rather pay more interest but don't mess my credit score. I hope this response addresses your questions. If you have more questions, I'll be happy to provide more information.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	Since my fiancee and I live together, I included all our combined expenses below. The amounts are based on our lifestyle before the renovation. Now, we just want to pay our debt. We don't spend as much money as we did before. Obviously, our mortgage and other bills don't change but we spend less on clothing and entertainment. We even try to cut on our grocery. It's hard for me to say how much we could save so far, therefore I am sending you the figures that is pretty accurate and consistent. My car is paid off. My income after tax $2,600 My fiancee's income after tax $2,900 Monthly Expenses (including mine and my fiancee's) Mortgage $1,440 HOA fee $40 Electric $150 Water $40 Telephone $80 Grocery (food & household items) $800 Transportation $250 Clothing $150 Health Insurance for me and my fiancee $400 Entertainment $100 My fiancee's car payment $500 My fiancee's credit card payments $300 Misc expenses $200 Total expenses- $4,450 I hope this will be helpful. If you have any other questions please let me know. Thank you,

Member Payment Dependent Notes Series 550078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550078	$6,000	$6,000	13.61%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550078. Member loan 550078 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	first niagara bank	Debt-to-income ratio:	15.10%
Length of employment:	8 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	first niagara bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > My finace and I recently purchased a new home, we tried to get a loan through the bank but they said that our new house was not worth what it would cost to fix it. Since no-one in either of our families owns their own home we bought it anyways. We recently learned that all of the plumbing and electrical in the house needs to be replaced. So this loan will assist in us finishing our very first home.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	67
Revolving Credit Balance:	$141.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	We need the loan proceeds to purchase all of the supplies for the plumbing, and electric. Including the pipes, new water heater, new toilet connections, new upgraded wiring in the house, and a new electric panel. I hope that answers your questions.

Member Payment Dependent Notes Series 550122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550122	$10,000	$10,000	13.61%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550122. Member loan 550122 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	wyeth incorporated	Debt-to-income ratio:	7.98%
Length of employment:	10+ years	Location:	chesterfield, VA

Home town:
Current & past employers:	wyeth incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > i will like to take out this loan for home improvements Borrower added on 07/20/10 > i will like to take out this loan for home improvements Borrower added on 07/20/10 > i will like to take out this loan for home improvements

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For investors to make an informed decision, a detailed loan description would be appreciated.	Type your answer here.i would like to take out this loan for home improevments
I am interested to help fund your $25000 H I P category loan. My questions are: Number [1] Provide SPECIFIC answers for Home Improvements you want to make? (New floor? Remodel kitchen/bath? Room addition? New roof? New window, siding, doors? Etc.. Number [2] Position (Job/What you do) currently for employer Wyeth? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	things i need done for home improvements are new floors in kitchen new roof on house and garage some hardwood painting outside garage and house.i work in a pharmaceutical plant doing production work on assembly lines packing products. i intend to pay the loan the maximum time allowed unless the oppertunity comes available for me to pay the loan in full early then exspected.

Member Payment Dependent Notes Series 550134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550134	$5,000	$5,000	7.51%	1.00%	July 26, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550134. Member loan 550134 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Honda of El Cerrito	Debt-to-income ratio:	13.20%
Length of employment:	7 years	Location:	vacaville, CA

Home town:
Current & past employers:	Honda of El Cerrito
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,361.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	I am in the process of purchasing a "classic" car. A 1972 Jaguar XJ6, that has been restored and converted to a Chevrolet drive train. I am a collector, I currently have a 1963 Pontiac convertible, restored. I have had it since 1989, and a 1959 Dorsett boat, restored, I have owned for three years. By the way, thanks for serving. My father was an Air Force Officer and my son served 10 years in the U.S.M.C. 3rd Air Wing as a calibrator.
Can you explain what this loan is for?	I am a "classic" car entusiast and collector. I currently own a restored 1963 Pontiac convertible, owned since 1989, valued at about $18,000 (I am giving this car to my son), a 1959 Dorsett boat, restored, valued at about $3,500, and a 1983 Honda Nighthawk, restored, valued at about $1,800. The current purchase is a 1972 Jaguar XJ6, that has been restored and converted to a Chevrolet drive train. I have lived at the same address for over 22 years, married to the same girl (college sweetheart) for over 32 years, and been in the same industry for over 32 years. I have had 5 jobs during that time. 3 years as a RV service manager in Oregon, 6 years as a auto parts store menager in Redding, Ca., 14 years as a factory rep for American Honda Motor Co., 1 year as an Indian Motorcycle dealer and 7 years in my current job, parts manager at a Honda Auto Dealer.

Member Payment Dependent Notes Series 550145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550145	$14,000	$14,000	7.51%	1.00%	July 27, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550145. Member loan 550145 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Crutchfield	Debt-to-income ratio:	14.79%
Length of employment:	2 years	Location:	CHARLOTTESVILLE, VA

Home town:
Current & past employers:	Crutchfield
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Using this loan to consolidate some debt and save on interest. I am a single male, working as a web designer for a fortune 500 company.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,979.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying towards your credit card debt and what are the interest rates on the cards that you're consolidating?	One balance is $8000 and the other is $3900. The $8000 is at 16.25% and the $3900 is at 9.9%.
Thanks so much for your response. Just a few follow-up questions. (1) What are the minimum payments on those cards and how much have you been paying down each month? (2) What are your major monthly expenses (e.g., rent, car loans, student loans, child care, major medical expenses, etc.)? Please include approximate values for each. Many thanks and good luck!	Amex $165 paying $200 Chase $85 paying $200 Rent $640 Student loan $95 paying $125 (I owe around $6,000) I don't have a car payment or children. I'm mainly concerned with the Amex sitting there at 16 percent. The Chase at 9.99 isn't bad, and of course the student loan is at a reasonable rate too. I thought if I could just combine the two credit cards it would make life easier.

Member Payment Dependent Notes Series 550151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550151	$12,000	$12,000	10.38%	1.00%	July 22, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550151. Member loan 550151 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	NASA	Debt-to-income ratio:	11.07%
Length of employment:	10+ years	Location:	melbourne, FL

Home town:
Current & past employers:	NASA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Hoping to say "Goodbye!" to old credit card debt.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,719.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $2,700, but you're asking for $12,000. Can you explain how you're using the difference?	Yes, I will be happy to explain. I do not know where the $2,700 number comes from. I am planning to pay off the following accounts: $2,000@26.99%, $1800@26.99%, $600@26.99%, $500@16.99%, $2,000@14.99%,$3,800@13.5% (Total of $10,700.) The remaining $1,000 will be used as reserve. This loan will allow me to lower my monthly payment(s), pay less interest, pay 1 payment instead of 6, and pay these debts off in 3 years or less. I will be much happier knowing that my interest is NOT going to a faceless, nameless financial institution, and I look forward to being able use P2P lending as a Lender once my own financial circumstances improve.

Member Payment Dependent Notes Series 550248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550248	$2,800	$2,800	7.14%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550248. Member loan 550248 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,325 / month
Current employer:	The Aerospace Corp	Debt-to-income ratio:	15.29%
Length of employment:	4 years	Location:	Melbourne, FL

Home town:
Current & past employers:	The Aerospace Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Excellent credit score and always pay my liabilities on time. Very secure job with excellent pay. Plan to use funds to purchase back a Motorcycle that used to belong to my Father.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,120.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what this loan is for? (Lenders like to understand how the money will be used.)	Type your answer here. I want to buy back my Fathers Motorcycle so it stays in the Family

Member Payment Dependent Notes Series 550253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550253	$2,000	$2,000	10.38%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550253. Member loan 550253 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	HealthSource of Bethlehem	Debt-to-income ratio:	16.80%
Length of employment:	2 years	Location:	CATASAUQUA, PA

Home town:
Current & past employers:	HealthSource of Bethlehem
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I have been working hard to support myself since age 16. I have supported myself through college (still paying a little left) to get a degree in Criminal Justice, and have run into a tight time! I've been working two jobs for as long as I can remember, and recently got my full time job's hours cut almost in half due to financial strain within the franchise and my position is slowly being phased out. Thankfully, I was able to pick up more hours at job #2 to cover bills, etc, but now I have to pay health insurance on my own since I am not full time at either job. I have recently had a medical emergency, and accrued a little credit card debt trying to cover my regular monthly bills, health insurance, & unexpected medical bills. I'm doing all I can, and have been doing great so far juggling this all alone, but I need to pay off the only credit card I have before it gets me in too deep. I have moved in with my boyfriend who is not asking for a dime towards rent, utilities, or groceries so that I can put all my money and efforts towards getting these debts paid off quicker than ever. It would be such a great relief and help to be able to do this! I am and have always been a very responsible person financially, and know that with my dependable income (although coming from two separate places), it is within my budget to pay this loan off with no problem whatsoever. Thank you so much for your time and consideration.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	60
Revolving Credit Balance:	$1,555.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 550257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550257	$6,625	$6,625	10.38%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550257. Member loan 550257 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Metropolitan Opera	Debt-to-income ratio:	6.19%
Length of employment:	4 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Metropolitan Opera
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,400.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Thank you for your question. I currently pay no less than $400 a month on both credit cards. The new fees are getting out of hand and the interest rates are over 26% and 11%. I always pay over the minimum. I have no other unconsolidated loans. A consolidated Student Loan is my only other debt outside of these cards.
Hi: Could you give prospective lenders an idea of your monthly budget, value of your home and amount outstanding on your mortgage, and your role at Metropolitan Opera? Also, the loan amount requested is for $1200 more than what's shown for your revolving credit balance - is this new borrowing? Thanks.	Thank you for your questions. I rent my apartment and have no mortgage. My only other debt outside of these two credit cards is my student loan (already consolidated). My monthly budget averages around 2600. My rent and utilities are approx. 1500. I would like to include emergency savings to my budget which is another reason I would like to consolidate. I also pay into a loan for my parents each month. I am going into my fifth year at my current job and have no plans to change careers. The revolving credit shown on my credit report may not show new borrowing. My current balances are: $4508.80 $2140.14 There has been new borrowing, unfortunately, as well as changes in fees. I do not intend to have any new borrowing. Over the past two years I have depleted my debt down to these cards and have changed my credit rating substantially. This consolidation is the last step towards being free of credit cards.

Member Payment Dependent Notes Series 550259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550259	$6,500	$6,500	10.38%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550259. Member loan 550259 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Cincinnati Police Department	Debt-to-income ratio:	20.86%
Length of employment:	2 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Cincinnati Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Hi. This loan is basically to help pay off a credit card debt that I've been trying to kill since I finished college. Right now, I'm putting upwards of 600 down a month (not using the card at all) and I don't seem to be making any real headway. The loan will cut my interest significantly and allow me to put the final pay off of this debt on a set schedule for completion. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,865.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the Cincinnati Police Department? Do you intend on paying this loan off early? Thank you for your responses.	I work in the IT department, but am planning on taking the exam and becoming a police officer. Also, I do intend on paying this loan off early.

Member Payment Dependent Notes Series 550273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550273	$12,000	$12,000	7.51%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550273. Member loan 550273 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Big Apple Pos	Debt-to-income ratio:	8.30%
Length of employment:	7 years	Location:	Ardsley, NY

Home town:
Current & past employers:	Big Apple Pos
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,426.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1)No 2)i have about $1000/ month 3)Deed is in my parents name 4)No Line of Credit 5)House is work $600,000 6)16 years
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? Thanks, and I look forward to funding your loan!	1)Credit cards and student loans.
Thanks for the previous answers, but I need more details. Can you list the accounts and amounts that you are hoping to consolidate? (visa - $1500 @ 22.5%, visa2 - $X @ Y%, etc.) For the questions about your home - is the $1000/month your mortgage payment? Thanks.	1) No mortgage payments, monthly expenses(household) 2) I consolidating 3 cc. , for a total of $11,500. Who knows what my apr is with the cc rules and regulations. This allows me to know what my apr is and amount due every month. I will know when the ending day is, and that is a big plus. I was going to jst put it all on a zero interest cc, but that will just prolong this process of finally getting rid of student loans and expenses. Using this club allows me to let fellow individuals make a little cash for helping me, instead of those giantt banks that try to take advantage of everyone.

Member Payment Dependent Notes Series 550309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550309	$1,000	$1,000	14.72%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550309. Member loan 550309 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	De La Rue North America Inc.	Debt-to-income ratio:	23.43%
Length of employment:	6 years	Location:	Lewisville, TX

Home town:
Current & past employers:	De La Rue North America Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,035.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550330	$14,500	$14,500	17.93%	1.00%	July 27, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550330. Member loan 550330 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,350 / month
Current employer:	Hussmann-Ingersoll rand	Debt-to-income ratio:	19.40%
Length of employment:	10+ years	Location:	HUDSON, NH

Home town:
Current & past employers:	Hussmann-Ingersoll rand
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > HI, i am going to be using this money to consolidate all of credit card bills/ and payoff my motorcycle loan so i can sell it. I am recently engaged and will be getting rid of the bike because i need to be around for the little man (hes 3 years old). Budget wise, im taking home around 2k a month, have no rent (living with the fiance's family because we are saving for a home of our own) I have been at my current place of employment for 10 years. Borrower added on 07/22/10 > I plan on paying this loan of in the full allotted 5 year timeframe. i dont currently plan on paying it off early. It would be extremely helpful to get all of my high interest rate credit card bills consolidated into one payment and have the interest rate be lower. I have Minimal monthly expenses. We live with her parents , so no rent/mortgage or food bills my current expenses are gas ($100) per month cell phone ($65) month credit cards/bike ($700) per month which i will be consolidating into this one loan to reduce my payments and actually pay off the balance and not just hover at the current balances because of the high interest rates and mimimum payments. Borrower added on 07/22/10 > Ive also been at this job for 10 years, its somewhere i plan on being for a long time. I will have the loan automatically paid from my checking account so i wont be able to miss a payment.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	3
Revolving Credit Balance:	$10,871.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	HI, everything that i owe will be consolidated. my total mimimum payments are at about 650-700 a month. The interest rates are at about 22% I have no rent or car payments at all. I am living with my Fiance's family until we get married in a 2 years. we are currently in the process of saving for a house, and getting all of our payments consolidated to one monthly payment would be amazingly helpful in that process.
I am interested to help fund your $14,500 Debt Consol category loan. My questions are: Number [1] Brief description your employer Hussman-IngersolRand? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $10871 Revolving Credit Balance total debt (36.80 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	hi , no problem, my employer hsa been around for over 60 years our mainproduct are refrigertion units you see in supermarkets. ie stop and shop and shaws markets. My main job is parts sales, but i also handle warranty claims, returns, and damaged parts/freight claims. i have been there for about 10 years. the revolving credit amount seems like its pretty accurate, im shelling out about 700 bucks a month give or take a hundred or so depending if i get the time to work O/T. why do i think you should fund my loan over the others.. hmm basically im trying to get all my bills/payments down to one single payment. and to actually pay the balances off not just pay the minimums and have my balances basically stay the same. Im also getting married in about a year and a half, my fiance is a single mother of a 3 year old little boy, I am not the father, but i am his dad. Im want to be able to provide for them the best i know how, with hard work and a ton of love. We are currently living with her parents to help the burden of the card bills, i just paid off my car last month and no longer have a rent payment, so we are trying to save as much $ as possible to be able to have a nice downpayment on a house. currently she is only working part time because she is in her last year of nursing. she is going into the in home child care field once school is over. As for payoff, ideally ide love to pay it off early, but i will be using the allotted 5 year timeframe so i can put money away as well as pay the loan down.
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 03 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Hi, ya that was completely my fault, i had changed emails (too much spam) and had set up my accounts to paperless satements, i had missed changing one email address, and i missed the statement, basically it was a stupid brain fart move on my part not me being short on funds. also that was when i was in the middle of moving to my fiance's house. I currently have all of my accounts on auto withdrawal so that wont happen again.
Does your fiance work? If so, what does she do and how much does she earn each month? What are the major monthly expenses that you and your fiance pay (e.g., car loans, student loans, credit cards, child care, tuition, major medical expenes, etc.)? Please provide values like this: car loans - $x.	Hi right now she works about 20 hours a week, she is a LNA. shes taking home about $180 a week, thats not including the child support she gets $165 a week for her 3 year old son. so roughly around 1300 a month. The only expenses she pays are for random things for the little one, diapers clothes. Currently her schooling is covered 100% , Her car is paid for, there is no child care, she stays home durning the day while i work and im home at night while she works. Once school starts in a month or so she has classes during 2 days but our friend comes and watches him for a few hours until i get home for us. No medical expenses to pay for either. here is what it comes down to. Cell phone $65 a month all my credit cards $700 a month (she has none) gas 100 a month (her gas is covered by work) this is what i will be using the loan to pay off all credit cards $11,000 unsecured personal loan 3, 700 my car and her car are paid off we pay no rent/mortgage (live with her parents) dont pay for food or any utilites (live with parents) No outstanding medical bills no child care No school tuititon (scholarship/grants) That is pretty much it. Were looking to get all of my CC Bills consolidated into one single payment so instead of paying minimums we will be acutally paying them off. and to also lower the interest rate. And while we are doing that save $ for a home. We dont want to go out on our own and be living paycheck to paycheck struggling if we can avoid it and get everything straightned out now. feel free to ask any more questions. If i didnt answer this to your satisfaction let me know. thank you,
Hi, thanks for all the answers so far. Can you tell me what your interest rates are on cards and the personal loan? Just trying to see if this makes financial sense for you. Why did you take out the personal loan of $3700? Thanks	hi , the interest rates on the cards are about 22% . one is 24. the personal loan rate is at 17%. The personal loan was taken out because i had blown my motor on my car, and i had another card that had a high interest rate, i didnt want to put the $ for the motor on a card with that high of an interest rate (trying not to use them) I havent missed a payment on the loan. So ive been trying to slowly pay my balances down. i owed about 20k at one point a couple years ago, and have been slowly chipping away at it. The hardest part for me is not having the $ to pay them, its actually keeping track of when they need to be paid. I dont mind having an automatic withdrawal from my checking account but it would rather have a single witdrawal that is easy to keep track of as opposed to 5 or 6 smaller ones on different dates. And consolidating everything on one personal loan will actually get the balances paid down. I am going to pay off the balances and only keep one smaller credit limit card for things that you need a card for like renting a car or hotel or whatnot. This loan will cut my montly payment down to 367 as opposed to 700 that i am paying now, and atleast i can know that the balance is decreasing. and i will have that much more $ to add to savings. especially now that all i will have for expenses is the loan, cell phone and gas.

Member Payment Dependent Notes Series 550341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550341	$10,000	$10,000	11.49%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550341. Member loan 550341 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Rite Aid Pharmacist	Debt-to-income ratio:	0.03%
Length of employment:	2 years	Location:	Virginia Beach, VA

Home town:
Current & past employers:	Rite Aid Pharmacist
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > We need to purchased a fixer upper all in cash. I am a good candidate for this loan because i have 80,000 cash already and need extra 25k for fixer upper all in cash. my credit score is 860(Excellent) never miss a single payment. Plus i work for Rite Aid Pharmacist as Doctor of Pharmacist Thank You Chi

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this for a down payment? Closing costs? Is there a second wage earner in your house and if so how much does he/she earn each month?	This is a purchase. In past 2 year i have save $80,000 in cash. i need $25,000 more for fixer upper. Thank You Chi
Borrower, How much "Skin-In-The-Game" $$ do you personaly have invested now or will have invested in the future in the either Home Purchase or Small Busines purchase? (Purchase $K price minus $ 1st mortgage L-E-S-S this $K loan = $K which is your personal investment at risk.) Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.20..2010	The New Home Price is $110,000, i have 80,000 cash in the bank. I needed $25,000 more to purchase the house. is that help?
Pharmacist, I am interested to help fund your $25,000 Home Purchase category loan. My questions are: Number [1] Length of Emolyment Rire Aid show 2 years. Provide THREE years PRIOR work, or school, history. Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	1. I am only 27 year old and i just graduate in 2008 with Pharmacist degree. 2. Yes i intend to payoff the loan in 9-12 months. is that help?
What are your major monthly expenses (rent, car loan(s), credit cards, insurance, student loans, child care/tuition, major medical expenses, etc.)? Will you continue to live in your rental or do you plan on moving into the new house? Is the new house for you or for investment purposes? Do you have a spouse/partner and if so how much does he/she earn each month? Thanks and good luck!	rent is $500 per month, No car loan (all paid off), Insurance is $80 per month, Student loans is $280 per month.No child care. I will moving into the new house. My Partner earn roughly $4200 per month, and I earn around $10,000 per month. Have W2 to prove it
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Thursday 07.22.2010	I don't know first time using LendingClub
Greetings... You mention your credit score is 860, but Lending Club is showing a range of 714-749. Can you please explain the difference? Thanks...	I have my Credit Score check on Monday. and i have 849 to 860.
Chi, with you credit and income, you can get a 25k mortgage from any bank for less than 5%, why use Lendingclub?	I Know, good question. I'm using the money to buy a foreclosure house. It a fixer upper asking All Cash. at closing day is that help?

Member Payment Dependent Notes Series 550366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550366	$8,000	$8,000	11.86%	1.00%	July 27, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550366. Member loan 550366 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	American Spoon	Debt-to-income ratio:	11.73%
Length of employment:	8 years	Location:	East Jordan, MI

Home town:
Current & past employers:	American Spoon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I am purchasing a restaurant and needs some additional operating capital to get started. I have 17+ years exp. in the food/beverage industry with the last eight in management. i have worked as a chef, general manager, and am currently a corperate culinary director for American Spoon. I will continue to work my current job for the remainder of the year, so I will have income flowing from two sources. Borrower added on 07/21/10 > I am purchasing a small, 70-seat restaurant in beautiful Charlevoix, MI. The town is located on the shores of Lake Michigan between the resort towns of Traverse City and Petoskey.This is a resort town with a base population of 5,000 that swells to 50,000 in the summer. I have 17+ years experience in the industry with the past eight in management as a chef, general manager, and currently a corporate culinary director. As a side project I took on the task of revitilizing our companies cafe and am now in to the second year of the project with returns of 20-25% a week over the previous year. I did this through menu developemnt using local ingredients simply, retraining and educating staff, and empower key staff to act as owner/operators in the absence of the actual owners. The purpose of the loan would be for a few cosmetic and equipment upgrades as well as capital to cover part of payroll and other expense the first few weeks. Thank you for your consideration and feel free to ask any questions.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Thank you for your questions and comments. This is a 70-seat established restaurant that the previous owner is letting go due to illness in the family.The restaurant is in Charlevoix, MI, a high volume resort town located on Lake Michigan in Northern Lower Michigan. Base population is approx. 5,000 people and increases to 50,000 in the summer. Medium income is 50-75,000. Having spent 8 years in the market as a chef/manager and currently a corporate culinary directer, I have years of experience in all aspects of operation. In the past two years I have taken on a cafe owned by our company as a side project and have managed to increase weekly sales this year by 20-25% through menu developement i.e. focusing on fresh local ingredients prepared simply, staff retraining and focusing as well as promoting/impowering key personnel to feel like they are owner/operaters through incentivized bonuses. I am 35 years old, married with two boys, ages five and one, and I am ready to take our finacial future into our own hands. We have the cash to purchase the business, but we are lacking when it comes to other capital. I have already established net terms with several vendors and rather than purchase, I plan on leasing the two fryers I will need to add. The purpose of the loan would be upgrades in tables and chairs, paying security deposits on the building and utilities, paying for licences, pay for the painting of the intior, provid an few weeks payroll and expenses until cash starts flowing. I am willing and able to answer any more specific questions any one may have and hope the above is helpful. Thank you for supporting a young entrepeneur! If all goes well, this will be the first of five restaurants I would like to open in the next ten years!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. We owe $76,000 on our mortgage with no second. 2. values in MI hav drop substantially, so we are looking a value of only about $85,000. Hope this helps.

Member Payment Dependent Notes Series 550373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550373	$12,000	$12,000	16.45%	1.00%	July 23, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550373. Member loan 550373 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	PCTI	Debt-to-income ratio:	3.75%
Length of employment:	7 years	Location:	Verona, NJ

Home town:
Current & past employers:	PCTI
Education:

This borrower member posted the following loan description, which has not been verified:

I am a full time teacher as is my wife. We are tenured, have taught for 7 years, and make approx 60,000 each annually. I also earn approx 10,000 annually for coaching three sports teams, and I make about 3,000 per summer doing summer programs. We also obtain approx 8000 a year from tax returns as well. I have approx 20,000 in debt now. Our only child was born 3 months premature. He was sick most of his first year of life. My wife was forced to take 1.5 years off work to care for him. Now he is healthy and happy, and my wife is back to work. During this time we were forced to transfer balances. This accounted for most of our debt. I have also just finished my masters program in school administration. My education also added to our debt, however I plan to use my new degree to obtain a higher salary job in education in the near future. I feel that it is very important to pay off debts as I think it reflects my character. The 294 that I will pay each month falls into our monthly budgets. We pay approx 2000 a month mortgage, 2000 on CC/Bills, and items like groceries and other living expenses take up another 1000 a month. My wife and I earn about 6600 a month, and I listed the supplemental income earlier. I am a safe bet. Please invest. Borrower added on 07/20/10 > Need to consolidate some debt. I always make payments on time! Borrower added on 07/20/10 > I need to consolidate some debt. Mostly student loan and some credit card debt. I am a fully tenured high school teach with a Masters degree. I am dedicated to always make payments as I think it is refection of my character. Please let me know if there is any additional information you may need from me. -Chris Borrower added on 07/20/10 > I am a fully tenured high school English teacher and I coach soccer, basketball, and tennis. My wife is also a teacher at my school. Some users have inquired about the 19,000 dollars of revolving debt we have. When my wife gave birth to our first child, my son was born 3 months pre-mature. My son was sick for his first year of life, so my wife took a year and a half hiatus from work, and this loss of income contributed to our acquisition of debt. Now my son is happy and healthy, and my wife is working. We want the loan to pay of some higher interest debt, pay off the Masters degree I just earned (I am applying to be a school administrator which will be a major pay increase) and to give us a bit of breathing room. I fully intend to pay off any loan I take. I think it is a refection of my character, and with the two steady jobs that my wife and I have, and my career advancements, I have no doubt that I can pay this loan off. Borrower added on 07/21/10 > Due to the fact that my wife and I share an insurance provider, I also get a check for 5000 every June as part of the "OPT OUT" since I am on her plan.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,853.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your $19k revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	I have written a loan description, however the website informed me that all descriptions must first be evaluated for content by the site, and then will be posted. I will look again tomorrow to see if the description has been posted. If not, I will do this again Thanks, Chris
what is PCTI and what do you do there?	PCTI stands for Passaic County Technical Institute. I am a professor/teacher at this school. I have taught there for 7 years and have a Masters. I also make supplemental income by coaching and working Summer and Saturday programs. Please let me know if there is any additional information you need. -Chris
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. I am a high school English teacher, as is my wife. We both make a base salary of 60,000 each. I earn extra money through coaching, and teaching summer school prgrams. 2. I have approx 19,000 in debts. I just completed my masters degree and that accounts for a chunk of the debt. 2 years ago my wife gave birth to our first and only child. My son was born pre-mature by 3 months. He was sick for a while, so my wife took 1.5 years off work. Now my son is very healthy and happy, however during the time my wife took off work we had to take on some debt, balance transfers ect. Now we are both working full time, and we are both tenured. 3. Mortgage-2000 I usually pay about 2000 a month towards credit cards. 1000 a month towards living expenses. Around 1000 a month cash. My wife and I earn about 6500 a month after taxes, usually get a refund of 9000 a yaer, and I make 10000 coaching per year, so we can easily pay the loan back. 4. My wife and I both have about 20,000 in our 403B plans in the event that we lost our job, however we are both tenured employees with good track records, and we have never been arrested or break laws or anything like that, so it is unlikely that our jobs would be in jeopardy. If you need more information please let me know.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Sure. The balance on my mortgage is 397,500. Refinanced last June and put the closing costs onto the mortgage. Value of the home is 425,000 Bought it 3 years ago. New Jersey hasn't been hit as hard by the housing bug that most states were so values havent gone down as much as they have in other states. Let me know is there is anything else you need.
Hi, I'm interested in investing in your loan, I need answers to the question member 608819 asked. here it is again: 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). I'd also like to advise you to change your w4 form. While you are loaning that money to the IRS interest free, your debt is accruing at 20% or 30%. Having the IRS hold on to that money is COSTING YOU between $1800 and $2700 a year. -LL	I agree. I need to change that. My accountant advised me the same. WIll do that at the start of school year. Thanks. OK. Numbers are APPROX...not exact BANK OF AMERICA- 3000 @ 5.9- First CC AMEX- 3000 @ 15.9 DISC- 7000@ 17.9- Balance Transfer CITI- 6000 @ 17.9- Balance Transfer Much of graduate level fees went to CC but also have a 2000 loan with WELLS FARGO for rest of student loan. Not sure of rate off hand. Got about 8000 in the bank incase of emergency

Member Payment Dependent Notes Series 550387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550387	$6,400	$6,400	13.61%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550387. Member loan 550387 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Joy of Motion Dance Center	Debt-to-income ratio:	7.75%
Length of employment:	2 years	Location:	Fairfax, VA

Home town:
Current & past employers:	Joy of Motion Dance Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	*Rental fee for our HD camera-- HVX200 w/ Lettus lens adapter. *Grip Kit- specficially 2 HIMIs and an arri kit. *Art Gallery in Baltimore (Creative Alliance) that is being rented for a day. *Olazzo Restaurant in Silver Spring, MD -- we've worked hard on getting wonderful talent and getting the equipment to make the film LOOK like a multi-million dollar film. However, with a major recasting (female lead), it set the production back a couple weeks and put a dent in our funds as well.
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Thank you, your notes are all very helpful. I've put in a loan description, but it seems to be taking a while for an approval. Here is what the loan will be used for: *Rental fee for our HD camera-- HVX200 w/ Lettus lens adapter. *Grip Kit- specficially 2 HIMIs and an arri kit. *Art Gallery in Baltimore (Creative Alliance) that is being rented for a day. *Olazzo Restaurant in Silver Spring, MD we've worked hard on getting wonderful talent and getting the equipment to make the film LOOK like a multi-million dollar film. However, with a major recasting (female lead), it set the production back a couple weeks and put a dent in our funds as well. Conquering the Rose is an indie feature length film (our third- our first going to its 10 film festival next month with 3 wins and 8 nominations, and second feature in currently wrapping up post production.) Conquering the Rose has definitely been our most ambitious film yet. still filming, we've already gotten write ups in Variety.com and Indie Slate Magazine-- we have an amazing cast and crew and unfortunately ran into some costly hang ups. Thanks and let me know if you have any other questions!
Please describe the type of business that you will use your loan to develop.	Here is what the loan will be used for: *Rental fee for our HD camera-- HVX200 w/ Lettus lens adapter. *Grip Kit- specficially 2 HIMIs and an arri kit. *Art Gallery in Baltimore (Creative Alliance) that is being rented for a day. *Olazzo Restaurant in Silver Spring, MD we've worked hard on getting wonderful talent and getting the equipment to make the film LOOK like a multi-million dollar film. However, with a major recasting (female lead), it set the production back a couple weeks and put a dent in our funds as well. Conquering the Rose is an indie feature length film (our third- our first going to its 10 film festival next month with 3 wins and 8 nominations, and second feature in currently wrapping up post production.) Conquering the Rose has definitely been our most ambitious film yet. still filming, we've already gotten write ups in Variety.com and Indie Slate Magazine-- we have an amazing cast and crew and unfortunately ran into some costly hang ups.
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a %u201Cpersonality%u201D. There was nothing in your application that drew me in to loan you money. You might want to add a description - tell us why you need a loan and about your plan for repayment.	Thank you, your notes are all very helpful. I've put in a loan description, but it seems to be taking a while for an approval. Here is what the loan will be used for: *Rental fee for our HD camera-- HVX200 w/ Lettus lens adapter. *Grip Kit- specficially 2 HIMIs and an arri kit. *Art Gallery in Baltimore (Creative Alliance) that is being rented for a day. *Olazzo Restaurant in Silver Spring, MD we've worked hard on getting wonderful talent and getting the equipment to make the film LOOK like a multi-million dollar film. However, with a major recasting (female lead), it set the production back a couple weeks and put a dent in our funds as well. Conquering the Rose is an indie feature length film (our third- our first going to its 10 film festival next month with 3 wins and 8 nominations, and second feature in currently wrapping up post production.) Conquering the Rose has definitely been our most ambitious film yet. still filming, we've already gotten write ups in Variety.com and Indie Slate Magazine-- we have an amazing cast and crew and unfortunately ran into some costly hang ups. Repayment plan is from my work salary until the film is finished in post and can be sold to a distributor, I live pretty modestly in order to support my passion- never been late or missed a payment. Thank you again and let me know if you have any questions.

Member Payment Dependent Notes Series 550423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550423	$6,000	$6,000	16.82%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550423. Member loan 550423 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,360 / month
Current employer:	Community Bank	Debt-to-income ratio:	6.76%
Length of employment:	< 1 year	Location:	Parkersburg, WV

Home town:
Current & past employers:	Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > The loan will be used to eliminate all debt! and also to buy much needed home appliances and items for baby due in December.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,149.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with Community Bank < 1 year, can you please describe your employment history. Also, what do you do for Community Bank? Your LC loan payments will be a significant part of your net income. Can you please provide your monthly budget so that we can see how the payments will fit? Thank you.	My employment history has been very stable since I graduated high school in 2001. I have no periods of unemployment since I began working in August 2001. I just began my job as a teller at Community Bank after 7 years with Walmart. I had the job also before I left walmart. With the payments I currently am making on credit card debt, the loan payments will actually save me a couple of dollars per month because i pay a lot to keep up with the added interest amounts. Am looking very forward to no longer having credit card debt. My monthly budget for electric, gas, and water are approx 750-850 split with my fiance who also lives with me. We split all bills 50/50.
I beleive that your loan is funding very slowly because of the increased risk associated with your income level. What is your combined houshold income and detailed budget (inlcuding rent, debt payments living expenses etc). Please also specify your credit card (and other debts): Credit Card; Balance; Interest Rate; Monthly payments actually paid. Thank you.	Our combined income is approximately $2700 per month. Our rent is 440/mo. We are responsible for utilities which are Gas:$50, Water: $50, Electric $50, cable $100, Phone $100. And those are all paid 50/50. My credit card debt is the only debt that I have and in the amount of about 3400.00 total between two cards. I pay $75 each/per month minimally because I pay more than the requested minimum payments (unless Im able to add more which is sometimes the case). The interest rates are 25 and 27%. Very high. I am also in good standing, payments on time or earlier each month. The loan requested is more than the amount of my actual debt because we have some appliance we are in need of and would like to be able to buy them without having to use any credit cards. The loan payment will be my only payment other than monthly utilities.

Member Payment Dependent Notes Series 550442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550442	$3,000	$3,000	13.61%	1.00%	July 22, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550442. Member loan 550442 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Duffey Petrosky	Debt-to-income ratio:	21.90%
Length of employment:	< 1 year	Location:	LIVONIA, MI

Home town:
Current & past employers:	Duffey Petrosky
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,490.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550446	$9,600	$9,600	6.76%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550446. Member loan 550446 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	17.85%
Length of employment:	5 years	Location:	Anoka, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Kitchen remodel for my 1980 single family home. We purchased the home in January 2009, and plan to stay in the house for at least 5 - 10 years. We will be doing some of the remodeling work ourselves with help from a few different contractors. We have savings to help with some of this project; this loan will cover cabinets, countertop, and electric upgrade. Borrower added on 07/20/10 > I am a responsible borrower, and recently paid back a $5,000 loan from Lending Club in just over one year (two years early). I have budgeted $500/month for repayment on the kitchen remodel, and this loan falls well within that amount. I am a self-employed website developer, and my company (single-member LLC) has been in business for five years. I have seen steady growth in the business over the last two years, and expect that growth to continue into 2011 and 2010. I hope to have this loan paid off in one or two years.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,697.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your employment is listed as n/a. Are you self employed? How do you earn a living? Art	Yes, I am self employed. I own a website development/hosting company, which has been incorporated as a Single Member LLC for more than 5 years now. I have seen significant growth in the business, and expect to see the business grow into 2011 and 2012! Thank you for asking!

Member Payment Dependent Notes Series 550449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550449	$5,900	$5,900	20.90%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550449. Member loan 550449 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,842 / month
Current employer:	Mayo Clinic	Debt-to-income ratio:	18.82%
Length of employment:	3 years	Location:	Winona, MN

Home town:
Current & past employers:	Mayo Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Good afternoon everyone. I greatly appreciate your assistance in getting this funded. I am a 28 y/o professional that helps Drs. at a world Famous hospital in Minnesota get funding for research to help patients. I love having the opportunity to make the lives of cancer patients better, and help develop new techniques for radiation oncology. It is incredibly stressful, but also reqarding. Life hit a speed bump when I was diagnosed with severe depression and anxiety earlier this year, and then got worse when my wife decided that she was going to divorce me. Because of the divorce my wife has kind of taken control, and I pretty much only see my adorable 15 month old daughter every other Saturday. (I'm tearing up just thinking about it.) My plan with this money is to assist me with divorce attorney fees because my family has never had money like her family has. I also want to purchase a cruiser motorcycle that I can use for the occasional trips to visit my daughter where my soon to be ex leaves the house and I spend time with my little girl there. I think this will really save on gas money. Also, I just think that riding on the open road (helmet for me of course), would be a great stress reliever. I really just need to feel less stress..., feel happy, and feel normal again. Thank you for all of you that look at this and help. I could really use this for so many reasons right now. I hope it will happen. Thank you all in advance. You have no idea how much it means to me. Sincerely, Seth B. Borrower added on 07/20/10 > Thank everyone so much. If I am fortunate enough to obtain this loan, it will be used for a bike. It will also be used to pay off some higher interest credit cards, and medical bills that I was left with as the result of a recent divorce. Thank you all so much in advance. I hope this is able to come through soon. Best Regards. Borrower added on 07/20/10 > Thank you all so much. I am just finishing going through a divorce, and this will help with medical bills I was left with so that they can be paid and the hospital won't try to be collecting from me. Also, I was left with a higher interest card with a balance and this would help take care of that. Also, I have been through a great deal since before last November (depression, illness, injury, divorce...and now I am only currently able to see my 15 month old daughter every other Saturday, and that's usually not even spending the night...) I have always wanted a bike (non-sports/rocket) in order to get some open air (helmet of course), and just try to be a little bit happier since it has been so long since I have. I appreciate all of your help. Thank you, and best regards. Borrower added on 07/21/10 > Thank you everyone that has helped so far. I really appreciate it. I just wanted to let it be known that I will have additional medical expenses for myself that would also need to be covered by this. This will help with costs, and fees that the hospital would normally add on, but will then take away from the "stress relief"/'fun money". (It is more important for me to get bills taken care of than to purchase a bike as a post divorce stress-reliever, even though I think it would have assisted me with some other issues I am currently dealing with. Once again I appreciate all of your help and consideration. It means so much to me. Best Regards. Borrower added on 07/21/10 > Thank you all so much so far. I hope this can help me move on a bit faster. The process has went quickly so far. I really hope this can be funded. It's so close. Thank you and best regards. Borrower added on 07/21/10 > Thank you all. I hope my answers and details have helped. Everyone have a good day.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	35
Revolving Credit Balance:	$25,437.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your plan for the money? I like that you are not asking for $25,000 like so many others, so I am very interested in funding your loan.	Thank you for your question and I really appreciate your interest. I am just finishing a divorce, and I will use part to pay some medical bills I was left with because the do not offer pay plans. Also I would like to pay off the balance on a very high interest card left "for me". If I have some left over I would like to get an inexpensive cruiser (not rocket bike) just to have to take to visit my daughter, and also just relieve the stress I've had for months. Not in an unsafe way but just by enjoying the beautiful open roads here. Please let me know if you have any other questions. I have had a lot of tough things going on for me since before last November, and this would help out. Thank you so much.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here.My employer is a major medical facility it the Midwest. I work with doctors developing protocols for research, and then I assist them get the funding. This is stable because this facility is a world famous clinic, but it also has an immense research program that is stronger than ever. At the current time the mortgage is in my wifes name and she lives in the house... So I live with family... They have a large home. I pay them $250 room and board (Which is practically an apartment.). I don't see leaving this situation for a while. Internet is free through families work. Food is about $100 per month approximately. I have no childcare expenses. Car is $350 per month, and car insurance is $52 per month for full coverage. Right now and for the time being I will nit have utilities. My cellphone is $97 per month. Credit card payments are approximately $200 per month. This is approximately $1,049 total. Loan payment per month is aproxomatelt $158 so with current expenses plus the $158 Lending Loan it comes to about $1,257 per month. My current monthly income is about 3 times that total after taxes are taken out. I really would hope that would not happen, but I have about $2,000 in a savings, and my family is always willing to help. :) Thank you for your questions. I understand your concern. Take Care.

Member Payment Dependent Notes Series 550498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550498	$6,000	$6,000	13.61%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550498. Member loan 550498 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	Empire State Pride Agenda	Debt-to-income ratio:	0.89%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Empire State Pride Agenda
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,259.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550501	$4,800	$4,800	13.23%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550501. Member loan 550501 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Thomas Jefferson School of Law	Debt-to-income ratio:	22.51%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Thomas Jefferson School of Law
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > The purpose of the loan is to pay existing debt that has high interest rates. I'd like to get rid of a lot of the smaller accounts and get rid of some clutter.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,274.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550558	$13,200	$13,200	18.67%	1.00%	July 27, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550558. Member loan 550558 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	EDGE Technology Services	Debt-to-income ratio:	22.80%
Length of employment:	1 year	Location:	Lehi, UT

Home town:
Current & past employers:	EDGE Technology Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I want to ramp up my small business online. I have researched the available service providers for the e-commerce and web site design, but more importantly I have also sifted through the options for designing an effective online marketing campaign to get things started at a professional level. I have an IT background so I’m generally familiar with web technology, but the marketing side is easy to overlook or get wrong and I believe it deserves special attention. Besides services this also includes program materials to reference going forward as well as a certain amount of inventory. I’ve developed a vision of how to establish and grow my business online as well as the specific plans to get there. Now that everything is in place, this will help me make up the immediate difference in funds and allow me to get started.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,240.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the purpose of this loan.	I want to start a small online business. I have researched the available service providers for the e-commerce and web site design, but more importantly I have also sifted through the options for designing an effective online marketing campaign to get things started at a professional level. I have an IT Sales background so I???m generally familiar with web technology, but the marketing side is easy to overlook or get wrong and I believe it deserves special attention. So, besides services this also includes materials for me to reference to make adjustments going forward as well as a certain amount of inventory. I???ve developed a vision of how to establish and grow my business as well as the specific plans to get there. So, with everything else in place this loan will help me make up the immediate difference in funds and to get started now.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	According to zillow.com, my home value is currently $314K (way down as I suppose most are) and my mortgage is currently over $278K with no secondary loans, HELOC's, etc.

Member Payment Dependent Notes Series 550597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550597	$12,000	$12,000	14.72%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550597. Member loan 550597 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Rosenthal Retirement Planning, LP	Debt-to-income ratio:	18.03%
Length of employment:	3 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Rosenthal Retirement Planning, LP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > Credit card payoff / debt consolidation Borrower added on 07/21/10 > This is to consolidate my debt. Borrower added on 07/21/10 > I have a very good, steady job as a Director of Client Service for a Retirement Planning firm. I have been working at my current employer for almost 3 years and have a little over 8 years in the industry.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	58
Revolving Credit Balance:	$6,076.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) Retirement Planning Services - I am the Director of Client Service so I'm in charge of the client service staff within the firm. 2) Purpose of the loan is to pay off credit card debt. 3) Mortgage: $1006.52 Insurance: $165.00 Car: $400 (mine) $321 (husband's) Utilities/Phone/Internet: Varies of course but roughly 350/mo Childcare: $500/mo Credit Cards: $400/mo (more than the monthly minimum) Student Loans: $430 4) I am also married so my husband's income is in addition to mine. He is an engineer and has been working with his company for 8 years. His annual income is $79,500 and he brings home $950/week. This is after 401k, insurance, taxes, etc. We have $1700 in liquid cash savings (ING acct), about $1500 in savings bonds, and have about $55k in retirement savings that is available if needed. 5) Debts to be consolidated: MBNA / Bank of America Credit Card: Balance = $6300 APR = 19.99% Providian / Chase Credit Card: Balance = $900 APR = 28.4% Capital One Credit Card: Balance = $3500 APR = 22.9% Household Bank Credit Card: Balance = $900 APR = 24.99%
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) Retirement Planning Services - I am the Director of Client Service so I'm in charge of the client service staff within the firm. 2) Purpose of the loan is to pay off credit card debt. 3) Mortgage: $1006.52 Insurance: $165.00 Car: $400 (mine) $321 (husband's) Utilities/Phone/Internet: Varies of course but roughly 350/mo Childcare: $500/mo Credit Cards: $400/mo (more than the monthly minimum) Student Loans: $430 4) I am also married so my husband's income is in addition to mine. He is an engineer and has been working with his company for 8 years. His annual income is $79,500 and he brings home $950/week. This is after 401k, insurance, taxes, etc. We have $1700 in liquid cash savings (ING acct), about $1500 in savings bonds, and have about $55k in retirement savings that is available if needed. 5) Debts to be consolidated: MBNA / Bank of America Credit Card: Balance = $6300 APR = 19.99% Providian / Chase Credit Card: Balance = $900 APR = 28.4% Capital One Credit Card: Balance = $3500 APR = 22.9% Household Bank Credit Card: Balance = $900 APR = 24.99%
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Owe 135k and valued currently at 125k. This house, like all others, suffered due to current market but has already starting coming back up. We aren't moving anytime soon and have no problems making our house payment so it isn't an issue.

Member Payment Dependent Notes Series 550664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550664	$6,000	$6,000	7.88%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550664. Member loan 550664 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Kelly Pre-Owned LLC	Debt-to-income ratio:	9.60%
Length of employment:	3 years	Location:	Newry, PA

Home town:
Current & past employers:	Kelly Pre-Owned LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	75
Revolving Credit Balance:	$790.00	Public Records On File:	1
Revolving Line Utilization:	5.30%	Months Since Last Record:	74
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide the details of the public record 74 months ago. Thanks.	The public record was from VNB Loan Services which should have been taken off the record and listed as satisified due to a class action lawsuit. No mention of this negatively should be on my credit report. I have a letter from VNB's lawyer and VP saying this. I can't seem to get it off the credit report though.

Member Payment Dependent Notes Series 550683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550683	$3,500	$3,500	7.14%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550683. Member loan 550683 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,292 / month
Current employer:	Bard College	Debt-to-income ratio:	24.39%
Length of employment:	4 years	Location:	Hudson, NY

Home town:
Current & past employers:	Bard College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I plan to pay off outstanding bills with this money.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	81
Revolving Credit Balance:	$44,474.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 550718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550718	$10,000	$10,000	14.35%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550718. Member loan 550718 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Westlake Financial Services	Debt-to-income ratio:	15.53%
Length of employment:	5 years	Location:	Buena Park, CA

Home town:
Current & past employers:	Westlake Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) My employer is a sub prime finance company. 7th largest privately owned subprime lender. Here I am a remarketing analyst in which I am responsible for the resale of our repossessed vehicles in the state of CA. 2) I actually have two reasons for my loan request. First to pay off my credit cards which isnt much and the rest I'm going to put to my home down payment in which is 3.5% of the purchase price which I am not looking to spend more than $200k for my home. 3) My rent is $1250 which my first check of the month covers entirely including my misc. small bills, cell phone $70 month, utilities are including in my rent, Food is maybe $200 a month, I don't have any other loans, and my credit card balances/ minimal payments are low which are all covered with my first check of the month. My second check includes my bonus and the only thing I have to cover with that check is my car note which is $545. I have approx. $1500 left over to bank after all priorities are taken care of. 4) As you can see I am a very responsivble individual. I have a 401(k) plan, along with I invest in my company. I have a good portion of savings if Lord forbides I lose my job. Thank you for your time.
Have you been preapproved for a mortgage? What type of loan (terms, etc..) would you be obtaining?	Yes I was preapproved from both Bank of America and Wells Fargo. I'm a first time homebuyer so I'm going FHA on a 30yr fixed.

Member Payment Dependent Notes Series 550733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550733	$10,000	$10,000	17.93%	1.00%	July 26, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550733. Member loan 550733 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Time Warner Cable	Debt-to-income ratio:	3.33%
Length of employment:	10+ years	Location:	BRONX, NY

Home town:
Current & past employers:	Time Warner Cable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Thank you for considering my request. I know in this economy is hard to trust anyone with money. I assure you i have all intentions of paying this loan successfully.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,464.00	Public Records On File:	1
Revolving Line Utilization:	22.90%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
That is a lot of money for a move. What specifically will you do with the funds? Are you still going to be working with Time Warner when you get there? If not, what is the new job?	Type your answer here.Hi! Yes i will continue to work w/ Time Warner. I have been there for 10 years now lol. We are buying an apartment in Coop-City. My father in law is helping us buy the apartment but i needed to get the difference (7k) 10k is still very helpful. I wanted a little more for furniture and to pay off a couple of cards so i can save in interest rates. Taking a mortgage for 7k didnot make sense.
I am interested to help fund your $10,000 MOve-Relocate category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Time Warner Cable? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	Type your answer here.I appreciate your consideration in helping me with this loan. 1. I work as Work Order Integrity Spc. which means i monitor and correct and coach errors made by our different departments. I have been with the company for 10 years now and counting. 2. I plan to pay this loan with in the next 2 years. However, i still chose the maximum amount because i do not know the future. 3. I have all intentions of paying the loan. It will help in this important step we are making for our family. FYI: The purpose of this loan is to help pay for the difference of an apartment we are buying in Coop-City. My father in law will help us pay with the majority of it. I have a toddler of 2yrs old and a 4 month old and am a responsible a adult. No need to worry about repayment. Not paying this loan with do more harm than good to my family.
1 - What was the Public Record? Thank You	Type your answer here.Sorry i am not understanding this question. Would you elaborate a bit for me? Is the first time i use Lendingclub and i might be missing your point.Thanks.

Member Payment Dependent Notes Series 550739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550739	$2,700	$2,700	14.72%	1.00%	July 22, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550739. Member loan 550739 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,490 / month
Current employer:	n/a	Debt-to-income ratio:	21.45%
Length of employment:	n/a	Location:	Miramar, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$7,060.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the balance of my mortgage is 160,000. the market value is 180,000
What is your source of income? Thank you.	I have answered this question when someone called on the phone.I have a pension from american airlines[I worked for them for 25yrs.I also receive s.s.
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.21.2010	I worked for american airlines for 25yrs.I collect a pension and social security. Monthy income is 4489.72
Source of income? Thank you.	Source of income,pension and social security.
What are the interest rates on the credit cards you intend to pay off?	The annual percentage rate[apr] 23.99%,22.99%,20.15%and 19.99%

Member Payment Dependent Notes Series 550787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550787	$6,250	$6,250	15.95%	1.00%	July 23, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550787. Member loan 550787 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Philadelphia Arts in Education Partnersh	Debt-to-income ratio:	12.44%
Length of employment:	8 years	Location:	Mt. Ephraim, NJ

Home town:
Current & past employers:	Philadelphia Arts in Education Partnersh
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,294.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will be your combined household income?	Our combine income will be 67,000.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1.) I am Director of Administration for a Non-profit. 2.) This loan is to help us pay for some of our wedding costs. 3.) I pay a mortgage of about 1,300 and my other bills come in under $500.00 a month. 4.) I do have family I could rely on to back me up if I where to lose my job. I have never defaulted on a bill or been late. We are purely using this money to help with some expenses for our wedding. We plan to pay most of it off with the money we receive as gifts. Making our monthly payments will not be a problem.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just bought this home 7 months ago. Our monthly payment is about $1,300. Our principal balance of the loan is down to $144,158.29.
How long has your husband been at his place of employment and what does he do? How secure is he since you mention family being your back-up?	My fiance, we will be married on Oct. 2nd. He is very secure at his job. He is a Maintainance Tech for a school district and has been employed for five years.

Member Payment Dependent Notes Series 550841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550841	$10,000	$10,000	7.51%	1.00%	July 26, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550841. Member loan 550841 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,154 / month
Current employer:	Johns Hopkins School of Medicine	Debt-to-income ratio:	12.24%
Length of employment:	5 years	Location:	Cockeysville, MD

Home town:
Current & past employers:	Johns Hopkins School of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,970.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	To consolidate my debt into one account and pay off. Thanks

Member Payment Dependent Notes Series 550912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550912	$16,000	$16,000	7.88%	1.00%	July 27, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550912. Member loan 550912 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Ochsner Clinic Foundation	Debt-to-income ratio:	6.10%
Length of employment:	6 years	Location:	Abita Springs,, LA

Home town:
Current & past employers:	Ochsner Clinic Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Living in New Orleans on the shore of Lake Pontchartrain at the time of Katrina, having no electricity after the storm from August to Christmas Eve, I began to see the writing on the wall. Sold my house there, and I bought a new home a 18 months ago at a higher elevation, farther from my beloved marshland, and began to make it even more energy - efficient than it was at completion. I have foamed the attic and under the floors, and am now aligning with 1BOG (One Block Off Grid) to get solar panels installed. Louisiana has GREAT rebate (50% tax rebate / 30% Fed. tax rebate), so I am hoping to take advantage of an exceptional opportunity. My plan is to pay this loan back as soon as my tax savings are realized. A full-time, employed RN, I want to leave a smaller footprint and valuable lessons to my children and grandchildren. Borrower added on 07/21/10 > And now, as if we needed more confirmation of the need to disconnect from big oil.................the gulf oil disaster. Thanks to all who are helping fund my loan for assisting a very credit - worthy person to become more sun-reliant! Borrower added on 07/21/10 > I am amazed at this concept of peer lending! My bank, with whom I have done a LOT of business and who know I have an enviable FICA score, could not TOUCH your terms. Thank you, and I will look forward to paying it forward.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$107.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is OCF and what do you do there?	Hello. OCF is Ochsner Clinic Foundation, and I am RN Health Coach. I work in the clinic with patients that have chronic disease, such as diabetes, and partner with them to help them develop self-managment skills to empower them to a better quality of life. I love it! Thanks for asking.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	mtg./ insurance / taxes 1000.00/mo car 345.00 /insurance 130.00/mo utilities (gas/elect/internet/cable/telephone) 350.00 groceries 200.00 health / life insurance (thru employer) 125.00 no credit card balance revolving credit (used to furnish new home) pd. off /0 bal. no other recurring debt. Thanks for asking.

Member Payment Dependent Notes Series 550944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550944	$4,400	$4,400	7.88%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550944. Member loan 550944 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$700 / month
Current employer:	n/a	Debt-to-income ratio:	9.14%
Length of employment:	< 1 year	Location:	Orlando, KY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,167.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.21.2010	1. The source of my personal income comes from childsupport. 2. I describe myself as self-employed because it's my desire to open a video & game store in our area where children and families can rent, trade, buy, or sell their videos and games. The township in our area has absolutely nothing to offer families and children in the video game arena. As far as videos, there is one redbox at Mc Donald's in Mt.Vernon that offers DVDs and no games. It's completely absurd, families line up in the rain, the sun, the heat, and the cold to rent or return a movie. I know that if there was a video store in town I would take my kids, and figure I'm not alone.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. We do not owe anything on our home, the property was purchased and my husband built the home before we were married. 2.I've never been added to the deed, but we have made improvements to the property together, like recently building a two car garage. We've been married a little over eight years. 3. No. We are pretty much debt free, with the exception of purchasing a new lawn mower at Lowes with 0% interest for 12 months (In my name). We fully intend to have it completely paid off by tax time, we make payments above the minimum required. 4. Guessing: 75000-100000. 5. Eight years.
IS UR HUSBAND EMPLOYEED, AND WHAT IS HIS INCOME. WHY DIDNT HE APPLY FOR THE LOAN	1.Yes, my husband is employed, he has spent 35 years of his life in a candle factory and he's still there. 2.This is my venture, he despises debt, and I handle all of the finances. In the eight years we've been married we've bought two computers on a Best Buy credit card and a lawn mower from Lowes, all of which were interest free for twelve months and in my name. I don't know why he's like that.

Member Payment Dependent Notes Series 550954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550954	$9,300	$9,300	10.38%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550954. Member loan 550954 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	8.15%
Length of employment:	3 years	Location:	Fairburn, GA

Home town:
Current & past employers:	Hewitt Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,260.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit is listed as $1260 yet you are asking for significantly more. Please detail the lender, balance, and APR of each loan you will consolidate with this LendingClub loan.	Thanks, The total amount is actually $9300.00. Chase CC $4600, 12% APR (was less initialy) Citifinancial $1100, 23% APR (Living room furniture in my name) Citifinancial $3600, 23% APR (Bedroon furniture in my wife's name) The loan will be used to consolidate these three into one for a better overall rate and a lower monthly payment. We plan to double the payments for this loan starting early next year.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, The total balance on our home is $140,000 with no HELOC. The current market value is $90, 000. Thanks.
Hello, can you explain why your loan is for $9,300 but your revolving credit balance is $1,260? What do you plan to do with the remaining funds?	Hello, The acutual amt needed is $9300. We plan to consolidate the following debt into one monthly payment with a better overall rate. $4600 Chase $1100-Citifinancial--furniture (in my name) $3600-Citifinancial--furniture (in my wife's name.... she is also a wage earner)

Member Payment Dependent Notes Series 550956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550956	$7,000	$7,000	19.79%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550956. Member loan 550956 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	URS	Debt-to-income ratio:	4.44%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	URS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	43
Revolving Credit Balance:	$3,360.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is URS, what do you do for them (job title)?	I am an Office Manager for a Construction Consulting firm. I have been with this firm for 15 years. I am a single mother and my daughter is now registered to attend college. Because I am a single mother and because of my salary, my net is less that all the deductions for Medical, Dental & Taxes (which is killing me). At present I have fallen behind a bit and before it gets worse. I want to consolidate my outstanding bills which although are not many are within the $5,000 range. With a lumpsum loan, I can get these bills out of the way and pay one entity. At some instances I will be able to repay a little more than the monthly bill, but most of all I would be on track again. Your assistance in this matter would be greatly appreciated.
You show a revolving balance of less than 4k but are asking for 7k what will you do with the surplus?	The surplus would allow me to pay my rent in advance - thereby - putting me ahead of the game to repay a little more than the requird monthly payment. My aim is to repay this loan sooner rather than later thereby saving me some money in the long run. My problem is what I call the now payments - My daughter getting a broken foot the co-payment, the extra money in transport for her to get to and from ($10) each way per day to go to school. My rent increase. Her College.Tuition, falling one month behind on my rent. Before all this happened my sister was about to loose her apartment and I helped her- her repayment would be slow if not at all. It is a learning experience which I would try my best to never fall into - but I am trying to stay afloat. I am an older woman - so I am not about partying and clothes and I do not do drugs. I am just a single mother trying to avoid sinking too deep into debt. The montly payments on $7k I can afford because I would have paid my debts and would be repaying one entity thereby avoiding all the interests.
Hi, Do you work for URS or UPS? Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For example CC1, $2000 balance, 23.9% APR, $200 per month. Thanks in advance for answering my questions. Sincerely, -LL	I work for URS but I do not wish to publicly display my outstanding debts.
Hi...Me again... Put yourself in my shoes for a moment and ask yourself if you would invest in you. At any given time, there are approximately 300 people like yourself looking for loans. You have not provided a loan description. You avoided answering my question citing a privacy concern, yet Lending Club keeps you anonymous by assigning you a number 710110. Your credit report says you were late on a bill 4 years ago. Based on a salary of $1800/month, after taxes and rent, you probably have $300 or $400 a month left over to buy food, pay your phone and cable bill, and on top of that you're helping your daughter with college and your sister with rent. Do you have room in your budget for this loan? in other words, what's your take home pay, how much is rent, what do you spend on food, insurance, cable, etc... Sincerely, -LL	This is a oood question - This is why I am not asking for a loan to cap my debt alone it would leave me in the same situation. Taking a loan that would pay my rent in advance together with paying off my outstanding bills would allow me to put at least 2 months salary in the bank thereby being able to pay off my debt to one entity at a smller amount rather than paying a greater amount in total to several entities - this would allow me to have money to repay my loan on time without falling behind, Had I just gotten a loan to pay off my bills I would have not been in a situation to repay my loan it would have left me in the same situation. The question here is not the itemizing of my bills - it is what it is - I am not avoiding your question - The main concern here is would I be able to repay the loan and my answer to you is (YES) because I have asked for a loan with my incorporate my doing so as explained in my aforementioned statement. Yes I would invest in me because I trust me and my good intent. Trust me I have taken into consideration what I can and cannot afford at this time and the fact that I have a steady job for the past 15years - my income tax return would also help in my repayment of the loan - Hell Yes I Would Invest In Me. :)
I would love to contribute to your loan, but first please contact Lending Club to verify your income as soon as possible to expedite the funding of this loan. Thanks!	Sorry it is Saturday and the offices are closed. I will contact them on Monday and verify my income - This is not a problem at all - I have been with the same company for the past 15 years.
How much is your rent?	$890
Your Revolving Credit Balance shows $3,360.00, why is this loan for more than double your current revolving balance?	Because if you just get the exact amount it would not leave you with a credit balance enough to repay the loan. If you get ahead and put your rent ahead of schedule it would secure a credit in the bank that would enable you not to miss a payment. If you are honest in paying back a loan you have to think ahead and economically. There is also the fact of incidentals (which may occur unexpectedly) which would enable me to take care of it without falling behind. To put you at ease Incometax return would also help.. It is just the immediate bulk that I need to take care of to get back on track.
How much are your utilities?	My utilities are low - sometimes $30 gas and 40-50 light

Member Payment Dependent Notes Series 550961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550961	$4,000	$4,000	16.45%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550961. Member loan 550961 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,064 / month
Current employer:	XL Insurance	Debt-to-income ratio:	9.90%
Length of employment:	6 years	Location:	Wilmington, DE

Home town:
Current & past employers:	XL Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 credit cards that just raised the interest rates. Would like to pay them off.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,445.00	Public Records On File:	1
Revolving Line Utilization:	38.40%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my primary mortgage is $144,339. I do not have an HELOC. The value of my home is $193,000 per Zillow.com
Could you please explain the public record 49 months ago. Bankruptcy? Outcome? Also, why was this loan relisted? Thank you.	The public record was a dispute with my sons school. The record was entered before they accepted the settlement. It was paid off in full 12/07. I didn't understand the process and canceled the loan in error. I called and was advised how to relist.
Can you please explain the public record on file 49 months ago? Also, why did you relist the loan?	The public record was a dispute with my sons school. The record was entered before they accepted the settlement. It was paid off in full 12/07. I didn't understand the process and canceled the loan in error. I called and was advised how to relist.
Please address the public record.	The public record was a dispute with my sons school. The record was entered before they accepted the settlement. It was paid off in full 12/07.

Member Payment Dependent Notes Series 551025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551025	$7,000	$7,000	15.58%	1.00%	July 27, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551025. Member loan 551025 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	22.38%
Length of employment:	< 1 year	Location:	Silver Spring, MD

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Loan to consolidate credit card ebt

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,617.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the cards, amount owing, and interest rates of the credit cards you will be paying off with this loan? Thanks	Thank you for asking about my loan application. I owe the following money to the following cards: Chase - $2,752 at 29.99% Discover - $2,538 at 21.99% Capital One - $1,458 at 12.4%
What do you do at Lockheed Martin?	Thank you for your question. I help facilitate the peer review process for Grant Review with the Department of Justice.

Member Payment Dependent Notes Series 551088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551088	$3,500	$3,500	11.49%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551088. Member loan 551088 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Port Authority of NY & NJ	Debt-to-income ratio:	13.01%
Length of employment:	10+ years	Location:	Union, NJ

Home town:
Current & past employers:	Port Authority of NY & NJ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > The purpose of this loan is pay off the balance of my son's undergraduate education so that they can release his transcript. He has been acepted into law school and the only thing left to confirm his acceptance is the release of his official transcript.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,470.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where will you attend school and what will you be studying (i.e. will you be pursuing a certificate or a degree and in what subject)? Will you work fewer hours at your current place of employment once you start school?	It is my son who will be attending Law School in Wisconsin this Fall as he pursues a law degree. I need to pay off his balance at his undergraduate school so they can release his transcript. He has been accepted into law school and needs to show official proof of completing his undergraduate studies. My hours of work will not be impacted once my son starts school. My son works as a non-salaried volunteer for the legal aid society so instead of earning an income I cover his expenses including transportation which is $150 per month. When he attends law school next month that expense will be eliminated and more than covers the monthly cost to service the loan.

Member Payment Dependent Notes Series 551119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551119	$2,275	$2,275	11.86%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551119. Member loan 551119 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	LLU School Of Dentistry	Debt-to-income ratio:	21.76%
Length of employment:	8 years	Location:	Redlands, CA

Home town:
Current & past employers:	LLU School Of Dentistry
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,143.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	The Loan will be used for two emergency expenses. First, immigration fee for my wife and second for my CPA exam. It will be repaid in full from my taxes refund. And, we can handle the monthly payment for this loan into our budget until then. Thanks.

Member Payment Dependent Notes Series 551197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551197	$6,000	$6,000	6.76%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551197. Member loan 551197 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	All Source Freight Solutions	Debt-to-income ratio:	8.81%
Length of employment:	2 years	Location:	Peabody, MA

Home town:
Current & past employers:	All Source Freight Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,699.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you have a DELINQUENCY about 2 years ago when you make almost 12K a month??? Thanks	i'd need more info what its regarding since it was so long ago but it was most likely just an oversight. we now have most bills paid automatically.

Member Payment Dependent Notes Series 551237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551237	$5,000	$5,000	11.86%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551237. Member loan 551237 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,633 / month
Current employer:	Total Terminals International LLC	Debt-to-income ratio:	9.55%
Length of employment:	2 years	Location:	LONG BEACH, CA

Home town:
Current & past employers:	Total Terminals International LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I will be purchasing an engagement ring for my girlfriend of 5 years. We are traveling back home this august and I plan to propose to her at home. This loan I plan to pay off within one year or sooner.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,257.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.22.2010	Good Morning, I am asking for this Loan to help me purchase an engagement ring for my girlfriend of 5 years. I am living in Southern California right now and we will be going home to Boston for 2 weeks in August. I wish to be able to ask her to marry me while we are home. This Loan will make that possible, I will then pay this loan off very aggressively over the next year. This is my first time using LendingClub. Thank you, -Chris

Member Payment Dependent Notes Series 551271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551271	$8,500	$8,500	7.88%	1.00%	July 27, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551271. Member loan 551271 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,375 / month
Current employer:	n/a	Debt-to-income ratio:	18.34%
Length of employment:	n/a	Location:	ladera ranch, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,194.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: An annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, what is primary occupation? If small business owner, what is primary business? If employer person or firm, provide that employers identity? Thanks for all appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.21.2010	Type your answer here.retirement benefits, and social security benefits. total monthy benefits are $3775.00.

Member Payment Dependent Notes Series 551284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551284	$6,500	$6,500	7.51%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551284. Member loan 551284 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,208 / month
Current employer:	Forest Pharmacuticals	Debt-to-income ratio:	1.50%
Length of employment:	10+ years	Location:	Ludlow, KY

Home town:
Current & past employers:	Forest Pharmacuticals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$269.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for? Why was this loan listing relisted?	I'm going to pay off a credit card from purchasing a motorcycle. The first loan was denied because my phone number contained a typo in my profile.
Your credit history shows only $269 revolving credit balance. Obiviously inaccurate which is not unusual. Please provide your actual revolving credit balance. Thanks.	Typically I try not to carry a revolving credit balance. I try pay it off every month. Since we just returned from vacation and with the motorcycle purchase, the current balance is about $7100.

Member Payment Dependent Notes Series 551312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551312	$4,000	$4,000	14.35%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551312. Member loan 551312 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	n/a	Debt-to-income ratio:	11.12%
Length of employment:	3 years	Location:	ENGLEWOOD, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I plan to pay off some medical bills and credit cards I always pay my bills- I have good credit my monthly is $1500- my job is very stable

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,908.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate your job situation.	Type your answer here. I am an independent contractor

Member Payment Dependent Notes Series 551367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551367	$5,600	$5,600	13.61%	1.00%	July 26, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551367. Member loan 551367 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$98,000 / month
Current employer:	Dept of army	Debt-to-income ratio:	1.22%
Length of employment:	10+ years	Location:	Waldorf, MD

Home town:
Current & past employers:	Dept of army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	4
Revolving Credit Balance:	$11,753.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Read your self-entered Borrower Profile; $98,000 Gross Income PER M-O-N-T-H? I don't think so!	Honest mistake. The yearly is 98k. The monthly is 8166
Re: Your loan application. Employing Service Branch Dept of the Army: My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as XX years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (4) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Thursday 07.22.2010	This is the first time I am hearing of a delinquency. To my knowledge, I have not had any delinquencies. I am going to try to pull my credit report to ensure that gets corrected.
I am interested to help fund your $5,600 "Other" category loan. My questions are: Number [1] Provide answer to my earlier employment question. Number [2] Provide answer to my earlier payment delinquency question. Number [3] Transunion Credit Report shows the $11,753 Revolving Credit Balance total debt (73.50pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	The credit card is $321 per month, I pay an average of $500 per month so that I can get it down as quickly as possible. I am a good candidate for this loan because I have not been delinquent to my knowledge for more than ten years now and have shown a committment to paying all of my bills. It is always possible that the loan could be paid early if the opportunity presents itself, but that is not the immediate goal. I gather that I might possibly pay it off in approximately 3 to four years based on past experience. But though I chose the longer term with the lower payments, I am also paying the higher interest rate as a result. So I get a little more flexibility just in case, and I suppose the higher interest rate is a cushion for the lenders who are extending a longer loan term.
If you make $8k per month why do you need to borrow $5k? Please explain your credit delinquency from 4 months ago.	Again, the delinquency was unknown to me and I have no idea. I am timely with all bills and have been for more than the last ten years as I am sure my report shows.
1 - With income over $8K monthly, why the delinquency 4 months ago? 2 - Political campaign? Are you running for an office or position? 3 - What do you do for the Dept of the Army? Thank you	I am a computer specialist for the Department of the Army, but unfortunately I cannot give more specific detail. However, my tenure there has spanned at least 30 years and I'm still going strong. It's a wonderful job. Again, I must confess that the delinquency is not something I was aware of. I am very curious as to what that could possibly be as I am careful to pay all my bills timely every month. It is certainly true that I have a very good income, but I have also extended my assistance to both my son and daughter as well as a neice who recently lost a job. I prefer not to borrow the money from my 401k as I prefer to leave my retirement alone. My daughter is running for our local school board which is now an elected board. I am quite proud to support her efforts as my grandchild is in this very school system. My son is also running for the county council. I want to help without breaking the bank. And in addition to that, I want to get the revolving debt back under control.

Member Payment Dependent Notes Series 551373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551373	$4,200	$4,200	13.23%	1.00%	July 23, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551373. Member loan 551373 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Wood, Herron & Evans	Debt-to-income ratio:	1.46%
Length of employment:	7 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Wood, Herron & Evans
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,601.00	Public Records On File:	1
Revolving Line Utilization:	34.80%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WHE and what do you do there? Please specifically list where the loan proceeds will go. Your CR shows a $1600 revolving balance. For what was the public record 5 years ago?	WHE stands for Wood, Herron and Evans LLP I am a paralegal there. Loan Proceeds are to go to pay of credit card debt my current credit card limit is 5,500 with Cinfed Credit Union. Public Record of 5 yrs a go was an eviction for an apartment I rented for a sibling who left without my knowledge.

Member Payment Dependent Notes Series 551420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551420	$5,000	$5,000	14.84%	1.00%	July 27, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551420. Member loan 551420 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	KATZMAN, WEINSTEIN & CO	Debt-to-income ratio:	22.47%
Length of employment:	< 1 year	Location:	HOLTSVILLE, NY

Home town:
Current & past employers:	KATZMAN, WEINSTEIN & CO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Already have a loan with lend club which has 6 payment left which have all been paid on time. This is to consolidate credit cards because I'm sick of going on-line 5 times a month when I can pay them off and lend club will auto deduct from my bank account. Borrower added on 07/22/10 > My credit is the most important thing in my life, since I'm looking to buy a home in a year and half.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,464.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.22.2010	It is to consolidate credit cards I have 5 or 6 and the balances are under 1K this way I would pay them all off and lend club would auto-deduct the payment from my account each month. I already have another loan with them that has 5 payment left of 108.00 which have all been on time. Thank You. The loan is because of better rates and I don't ever have to go on-line to pay another bill.
What is your position with KATZMAN, WEINSTEIN & CO?	Accountant
Since you have been with KATZMAN, WEINSTEIN & CO <1 yr, could you please describe your employment history. Also, please explain your delinquency 6 months ago, Thank you.	I was with Marks Panth & Shron for 5 years then a private firm for approxiamtely a year.
Again; please explain your delinquency 6 months ago, Thank you.	what deliquency 6 months ago Im confused
Again; please explain your delinquency 6 months ago, Thank you.	I had not received a statement and my phone number was changed.
The investors only see your condensed Transunion credit report. I assume that you can see this report as well?? On this report we see (among some other info): Delinquencies (last 2 yrs): 1 Months Since Last Delinquency: 6 Apparently, you were late with some payment?	Much clearer. Thank you. You can see I have one too many credit card, etc. this is my goal to pay everything off and have lend club auto deduct my payment from my bank account. You'll see there are no late payments with lending club. One reason for a deliquency was an address change then another was a cell phone number change. Im an accountant and I have so many outstanding liability minimal in nature, but in order to keep on top of it become a full time job. As an accountant 4 months out of the year Im working 70 hours a week and the rest of the year approx. 50. I have no internet at work, actually I take that back we do but only for tax research issues, personal issues aren't allowed. I commute 2 hours a day, so these are all factors for those 2 deliquencies. I ran that report the other day and that is why I'm apllying for the loan because it's has been to much to keep up with making sure this was paid and that was paid when I can just pay it all off and concolidate it into a low interest rate loan payment that is autodeducted. At least I beleive that is the only way lending club does it. Good question

Member Payment Dependent Notes Series 551438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551438	$5,000	$5,000	10.75%	1.00%	July 27, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551438. Member loan 551438 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Fossil Inc	Debt-to-income ratio:	10.00%
Length of employment:	2 years	Location:	Richardson, TX

Home town:
Current & past employers:	Fossil Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,317.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi please specify the purpose of this loan, thanks.	I apologize for the delay--there were difficulties in setting up my account. The funds will be used to consolidate credit card debt.
What is the purpose of the loan?	I apologize for the delay--there were difficulties in setting up my account. The funds will be used to consolidate credit card debt.

Member Payment Dependent Notes Series 551517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551517	$12,000	$12,000	7.14%	1.00%	July 26, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551517. Member loan 551517 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	michaels	Debt-to-income ratio:	16.20%
Length of employment:	8 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	michaels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > hello, i am trying to pay off my credit card debt, by avoiding fees and high interest! please help! Borrower added on 07/22/10 > Recent ?'s Job: Michaels arts and crafts, 9 years, as well as wise investments. 30 grand a year roughly.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,851.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is michaels, and what do you do there?	Michaels is a multi national arts and crafts store, (www.michaels.com) and i work in the frame shop. My job title is senior certified framer. I have worked in the same location for 5 years and am in good standing with management, with the company since 2001.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All debt is credit card related totaling about 11,900. The highest rate i am paying is 12.9% on about 8 grand of it. The rest is 10.9%, so the rate i would get here would save me money considerably, that i could apply to the principle. I have made a considerable dent in this, however the cc companies do not make it easy, with hidden fees, and high interest rates. Thank you.
1. how much is your mortgage payment? 2. how much is your car payment? 3. can you provide a list of other typical monthly expenses?	My mortgage is $777 a month, however i rent a room out for $350.... Rent/mortgage :$427 Utilities: $80 Credit cards (for which i wanted the loan, to lower my interest) $550 Groceries $120 Entertainment: less than $50

Member Payment Dependent Notes Series 551542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551542	$4,500	$4,500	6.76%	1.00%	July 27, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551542. Member loan 551542 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	TEKSystems	Debt-to-income ratio:	9.85%
Length of employment:	< 1 year	Location:	JEFFERSONVILLE, OH

Home town:
Current & past employers:	TEKSystems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,219.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 551621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551621	$11,500	$11,500	7.88%	1.00%	July 27, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551621. Member loan 551621 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	FISHER AUTO PARTS INC	Debt-to-income ratio:	18.96%
Length of employment:	7 years	Location:	WAYNESBORO, VA

Home town:
Current & past employers:	FISHER AUTO PARTS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I was initially interested in paying all credit cards plus a personal loan I have at one of my banks which amounts to around $7,000+ Borrower added on 07/22/10 > I owe no mortgages-my fiance pays for her own home herself Borrower added on 07/22/10 > I need to re-answer a lender question.I assume when I gave you permission to access my credit report,you would have this info,but here it is anyway.I owe- WACHOVIA $2043.54 DISCOVER $627.80 CITI $1907.21 CAPITAL ONE $574.13 DUPONT COMMUNITY BANK $7278.81 MY debt I wish to pay here should come to $12,431.49 Borrower added on 07/23/10 > I wish to borrow $12,431.49-your website only allowed me to apply for $11,500.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,079.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see the $5k that you owe in credit cards (from your bureau report). Can you list the other items you are planning to pay down?	Type your answer here.I have a personal loan with one of my local banks $7,000+ DUPONT COMMUNITY CREDIT UNION
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here.I have nor do I owe any mortgages my fiance pays for her home herself 4yrs in home I have no other lines of credit Her home is hers and child not mine
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here.I have creit card DEBT with - WACHOVIA CITI DISCOVER CAPITAL ONE I also have a peronal loan with dupont community credit union around $7000 All accounts are paid on time
1. Debt situation revolving credit balance: $5,079 (see credit history section) loan request: $11,500 why do you need the extra $6,000. what are the amounts, interest rates, and required payments on each of your debts? 2. What is your monthly mortgage and/or rent payment? 3. How much is your car payment?	Type your answer here.Wachvia 2043
How much is your car payment? Do you live in the same home as your fiance and child? What is the interest rate on each loan/credit card?	Type your answer here.I own my truck-I don't know/care what the rates are-I just pay my bills.
What are your $ monthly costs (car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here.I pay our utilities- phone$35 cable$56 electric$100-200 truck insurance-$35 occasional groceries\entertainment Your website only allowed me to apply for less than I actually need to pay off debts.

Member Payment Dependent Notes Series 551639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551639	$6,000	$6,000	13.61%	1.00%	July 27, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551639. Member loan 551639 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,188 / month
Current employer:	apartment management associates llc	Debt-to-income ratio:	10.08%
Length of employment:	10+ years	Location:	jamaica estate, NY

Home town:
Current & past employers:	apartment management associates llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	71
Revolving Credit Balance:	$6,963.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $6,000 Car Finance category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Apartment Management Assoc? Number [2] Transunion Credit Report shows the $6,963 Revolving Credit Balance total debts (76.50 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.23.2010	Type your answer here.superintendent - free apartment around 1100 a week + social security 1678 a month I close several credit cards and I pay off .mortgage on my florida hause 960 . I try pay loan early

Member Payment Dependent Notes Series 551664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551664	$10,000	$10,000	10.75%	1.00%	July 27, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551664. Member loan 551664 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	USPS	Debt-to-income ratio:	1.11%
Length of employment:	3 years	Location:	Mayfield, KY

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$799.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $10,000 Home Improvement Project category loan. My questions are: Number [1] Position (Job/What you do) currently for employer U S Post Office? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.23.2010	I am a city carrier for the USPS. I would say I deserve a loan over other borrowers because my track record. I have a 780+ credit score. Point blank...if I borrow, I pay back....on time. I intend to use the loan for the life of the term. If I do not receive a loan I will finance my garage through the contacting company at a much higher rate. That is the reason I decided to give Lending Club a try. Thanks
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current balance is $225,000 and value is $313,00. With the loan I am building a garage myself...saving on labor. With 10,000 I will increase my property value by 15-18,000. No Heloc. I was going to use this method to get the loan for the garage but prefer to only have one mortgage. Thanks
Hello. I am supporting you. I like your choices and am a fellow Kentuckian. Wishing you well.	Thanks! GO CATS!!!!!!!!!!.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Household income is 5k per month. All expenses come to $3800. I have 10 k in savings and some may ask why I don't just use that. The answer is its for emergencys only. Hope this helps. Thanks
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Combined income is 90k. My wife and I each make about the same. I have a 10k emergency fund and 40k in roth IRA. My montly expeses are $3800. I have no car payments, I pay cash for all items that lose value. This loan is for a garage that is much needed but will also increase the value of my home. Hope this helps. Thanks.

Member Payment Dependent Notes Series 551666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551666	$5,000	$5,000	17.56%	1.00%	July 26, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551666. Member loan 551666 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Elcor Construction, Inc	Debt-to-income ratio:	6.13%
Length of employment:	< 1 year	Location:	rochester, MN

Home town:
Current & past employers:	Elcor Construction, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,651.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	It is valued at $150,000 and we owe 130,000. Thank you Cory

Member Payment Dependent Notes Series 551795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551795	$6,600	$6,600	7.88%	1.00%	July 27, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551795. Member loan 551795 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,650 / month
Current employer:	Abe Hatt const.	Debt-to-income ratio:	7.23%
Length of employment:	8 years	Location:	trufant, MI

Home town:
Current & past employers:	Abe Hatt const.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$561.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My monthly bills are 850.00.
Hello. I understand that the economic situation in MI is not so good. How is Abe Hatt Construction doing? Do you feel that your position is pretty secure? Wishing you well.	Yes my position is very secure.

Member Payment Dependent Notes Series 551828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551828	$5,000	$5,000	10.38%	1.00%	July 26, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551828. Member loan 551828 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	shaw industries	Debt-to-income ratio:	14.35%
Length of employment:	3 years	Location:	catonsville, MD

Home town:
Current & past employers:	shaw industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > consoladate bills to have one payment

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,210.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 551911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551911	$4,000	$4,000	15.21%	1.00%	July 23, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551911. Member loan 551911 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United States Department of State	Debt-to-income ratio:	11.70%
Length of employment:	2 years	Location:	Haverhill, MA

Home town:
Current & past employers:	United States Department of State
Education:

This borrower member posted the following loan description, which has not been verified:

Am looking to borrow a modest amount in order to replace all the windows in my condo. They are of old 1980's technology and need to be replaced. If it helps in your decision process, I have made a spreadsheet which lists my income and expenses which I will gladly provide if requested. Borrower added on 07/18/10 > In addition to the window replacement, any leftover funds will be applied to outstanding credit card debt. One of my goals is to eventually be credit card debt free. I am a very good candidate to receive this loan as I have a secure mid level job with the Federal government as well as collecting a monthly pension from my previous employer for whom I was employed with for over 28 years. My monthly "net" income totals approx. $4,200.00 while my total monthly expenses (including mortgage payment) totals a shade under $3,100.00. As stated above, I have prepared a spreadsheet which lists my income and expenses which I will gladly provide if requested. I have nothing to hide. Hope that this helps. Thank you.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,597.00	Public Records On File:	1
Revolving Line Utilization:	96.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Question 1: Balance as of the July 1 statement was $189,204.72 with NO HELOC outstanding. Question 2: Current market value is approximately $210,000.00
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have previously answered questions that are now #2 & #3. As for question #1, the home is titled in my name and my wife's name.
Why was this loan relisted?	There was a miscommunication in verifying my income. A source that I listed was overlooked by the underwriter and not originally considered. It has since been resolved, hence the relisting.
what is your job with the state department? if obama loses in 2012, willl you be out of work? where did you work before and for how many years and how big is the pension?	I am not allowed to say exactly what I do, but my job is with the Bureau of Consulate Affairs in Passport Services for the U.S. Dept. of State. My position is not a political appointment so whether Mr. Obama wins or loses in 2012 has no bearing on my employment. Prior to this position, I worked for the Internal Revenue Service for 4.5 years and before that for Lucent Technologies / Avaya Communication for over 28 years. My pension amount is greater than $20,000 per year and I have been collecting it since November of 2000.

Member Payment Dependent Notes Series 551983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551983	$4,000	$4,000	15.95%	1.00%	July 26, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551983. Member loan 551983 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,358 / month
Current employer:	Unitedhealthgroup	Debt-to-income ratio:	6.40%
Length of employment:	4 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Unitedhealthgroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,654.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.23.2010	Hi there. My loan is listed as other, not a business loan. I don't want to give you the wrong idea. I plan on using the money for a couple home improvement projects. I have some slight damage to my floors from a washing machine accident. I also plan on working on somethings in my bathroom.
What do you plan to use this loan for? Loan description?	Hi thank you looking at my loan. I plan on using the money for a couple home improvement projects. I have some slight damage to my floors from a washing machine accident. I also plan on working on somethings in my bathroom.
can you provide a budget? (to be clear since it has come up in the past: this is not a yes/no question, budget means listing your monthly income after taxes and a list of monthly expenses, i am looking for dollar amounts and names of expenses)	After taxes, insurance, and various other pay check deductions, my monthly take home pay is 1800/month. I have a mortgage of just under 1000.00 I have a cell phone which is 60.00/month My Cable/Internet/Telephone service is 180.00. My electric bill is 75 a month. My car is paid off and the insurance is 800/year and that is paid off until march of 2011. I have a roommate who I charge 600/month.. Please let me know if you have any further questions. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I currently owe 140,000 on my property. It was apprasised in December of 2009 for 150,00.00 As of right now Zillow???s Zestimate is 156,000 with a range of 128K-175K
Me again. Ooooops; my 05:25 AM ET mistake. I sent "copy and paste" wrong subject email my mistake to "Other"/"Major Purchase" borrowers. My apologies.	No problem. Have a good day

Member Payment Dependent Notes Series 552009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552009	$2,400	$2,400	7.88%	1.00%	July 26, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552009. Member loan 552009 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	American Express	Debt-to-income ratio:	15.47%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I have a great new job after receiving my MBA from UC Berkeley, but have a few expenses left to take care of related to school prior to receiving my first paycheck. The loans will cover remaining tuition and relocation expenses. I have excellent credit history and a solid history of paying all credit card and loans back on time and in full.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,734.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552015	$3,000	$3,000	13.23%	1.00%	July 26, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552015. Member loan 552015 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	West Babylon School District	Debt-to-income ratio:	18.98%
Length of employment:	2 years	Location:	West Babylon, NY

Home town:
Current & past employers:	West Babylon School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,876.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you elaborate on purpose of loan? monthly take home income? monthly bills rent, utilities, food etc debt: car note, cards ?	I'm using the loan to continue towards my Masters in Special Education. My monthly rent is $875, which includes utilities. I have a car payment and 2 credit cards. My credit score is excellent. My monthly expenses such as food are from $50 - $100.
Can you explain what you plan to do with the loan? What do you do in the West Babylon School District?	I am a co-teacher in a special education classroom in West Babylon working with kindergarteners with Autism. I need the loan to continue taking classes towards my Masters.
How many courses are you away from earning your masters/how many semesters will it take you to obtain this? What happens to your job if, for some unforeseen reason, you don't obtain your masters? Are you using traditional student loans? If not, why? The interest rate on federal Stafford loans is much lower. Do you not qualify for these for some reason?	I have 5 years to obtain my masters after receiving my New York State teaching certification. I received it 2 years ago, and if I don't get my Masters in 3 years my certification will lapse. I have to do a personal loan because there was a mix up between the school and my bank (after I was approved for a student loan), and the loan expired and the balance I owe the school was from too long ago for another student loan to be certified. As soon as I can pay off what I owe the school (it was for a summer course I took at the end of last summer), I can continue in my Masters program, and I will have about a year left. I will be beginning a new student loan with a different bank to finish my masters (which will take about another year). I just can't do it with such an old overdue balance.

Member Payment Dependent Notes Series 552110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552110	$6,500	$6,500	14.72%	1.00%	July 26, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552110. Member loan 552110 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Northern CA Retina vitreous	Debt-to-income ratio:	21.13%
Length of employment:	3 years	Location:	seaside, CA

Home town:
Current & past employers:	Northern CA Retina vitreous
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I plan to help my aunt with her medical bill, she has had a hand in raising the person I am today. I have no major bills except 2 credit cards, car payment and phone bill. I am proud to say that I do not spend beyond my means, and have always paid my bills on time and never have had an over draft note in my checking account. My monthly budget at the current moment is approximately $700 including my payment for bills, gas, food and misc... it is less than 50% of what I earn in a month. I am currently working as the medical technician at a private clinic for 3 years, originally hired to do the initial "work up on the patients" but now I am also taking pictures of the eyes and can even do the front office tasks.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,779.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552237	$5,000	$5,000	13.23%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552237. Member loan 552237 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Microsoft	Debt-to-income ratio:	6.20%
Length of employment:	4 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Microsoft
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I have consistently paid my loans in full and on time in the last 5 years; this will be helpful for cash flow.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	65
Revolving Credit Balance:	$9,295.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Glad to help out a local. (Seattle CPA)	Thanks -- I believe it will be a good investment for you.
What do you plan on using the loan on? Thank you	I would like to have an extra buffer of cash that I can't get without a house (I rent).
I am interested in investing in your loan; What is the purpose of the loan? With your income and low DTI, I am surprised that you need this loan? What do your do for Microsoft? Thank you.	I work in a BD position. Like most people at my company, I have a lot tied up in stock/bonus that vests late in the year.
What do you intend to use the loan for?	I would like to have an extra buffer of cash that I can't get without a house (I rent).
Me again. If you make $150,000/yr, why do you not have $5,000 in cash? Art	Like most people at my company, I have a lot tied up in stock/bonus that comes at the end of the year.

Member Payment Dependent Notes Series 552275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552275	$1,000	$1,000	13.23%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552275. Member loan 552275 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	State of Wisconsin	Debt-to-income ratio:	7.02%
Length of employment:	10+ years	Location:	Blue River, WI

Home town:
Current & past employers:	State of Wisconsin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > We are trying to become debt free as soon as possible. Other than our house and car, this is the only debt we have.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	26
Revolving Credit Balance:	$888.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552369	$5,675	$5,675	13.23%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552369. Member loan 552369 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,250 / month
Current employer:	Temple University Health	Debt-to-income ratio:	6.52%
Length of employment:	< 1 year	Location:	Columbus, OH

Home town:
Current & past employers:	Temple University Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,032.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Temple University Health and what do you do there?	hospital - registered nurse
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)?	Rent is ~860/month. I have ~40k in student loans that I have started repaying, no major medical expenses now, however I have about $20k in credit card debt from medical expenses. My parents pay for my car as well as my insurance.
Where did you work before Temple?	Another hospital during post-graduate training. I am finished with post-grad training now and just recently started at Temple.

Member Payment Dependent Notes Series 552432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552432	$2,000	$2,000	7.51%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552432. Member loan 552432 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Wal Mart Transportation	Debt-to-income ratio:	8.39%
Length of employment:	7 years	Location:	Buckeye, AZ

Home town:
Current & past employers:	Wal Mart Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > This loan is to help finance my son's wedding. I have a very good credit rating. My monthly budget affords this kind of expense. I have a very good job and I'm secure in it. I think Wal Mart is going to be in business for a few more years.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,541.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 552448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552448	$4,400	$4,400	6.76%	1.00%	July 27, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552448. Member loan 552448 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Hodgdon Powder Company, Inc.	Debt-to-income ratio:	10.10%
Length of employment:	10+ years	Location:	Kansas City, MO

Home town:
Current & past employers:	Hodgdon Powder Company, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,086.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 552453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552453	$6,000	$6,000	7.51%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552453. Member loan 552453 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Orlin and Cohen	Debt-to-income ratio:	12.15%
Length of employment:	2 years	Location:	RIDGEWOOD, NY

Home town:
Current & past employers:	Orlin and Cohen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > This loan will be used to consolidate higher interest rates credit cards. It will not add to my overall debt it will just be redistributed more efficiently.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,793.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of company is Orlin and Cohen? Thanks.	Hello Rainmanhi This company is the largest Orthpedic practice in the East coast. I hope this answers your question. Thank you
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)? (3) What are the balances, interest rates and minimum payments on your credit cards? (4) How much are you currently paying each month towards your credit cards?	Hello Here is a breakdown of our net monthly income. Salary $3200 Photography Business (Spouse - Own Business) $2000 Accounting Services (Own Business) $1500 Expenses including APR and Min Payment Company APR Payment Sallie Mae $53.52 Target Credit $135.00 Capital One 12.55% $80.00 Geico N/A $190.00 T-Mobile N/A $160.00 Chase 1.00% $150.00 Direct TV N/A $70.00 ACS Student Loans 5.13% $85.00 Honda Finance 10.10% $251.00 Rent 20 N/A $1,000.00 Time Warner N/A $44.95 Direct Loans 3.38% $60.00 Here are the balances Target $756.69 Chase $1,450.00 Capital One $3,158.87 Sallie Mae $1,893.74 Direct Loans $3,788.96 ACS Student Loans $7,079.23 Honda Finance $6,720.37 Income is aprox $6700 Monthly Expenses are $2,279.47 the loan will be used to pay off th small credit card balances. I hope this answers your questions.
It's so refreshing to have a borrower thoroughly answer the questions with capitalization and punctuation. It may not be a wise investing strategy, but I just lent you twice my usual amount!	Thank you! I can assure you your money is in good hands.

Member Payment Dependent Notes Series 552482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552482	$2,000	$2,000	14.72%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552482. Member loan 552482 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$900 / month
Current employer:	Franklin County Rehab	Debt-to-income ratio:	5.78%
Length of employment:	4 years	Location:	St.albans, VT

Home town:
Current & past employers:	Franklin County Rehab
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	29
Revolving Credit Balance:	$991.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)? (3) What are the balances, interest rates and minimum payments on your credit cards? (4) How much are you currently paying each month towards your credit cards?	Hello, Thank you for your question. I do not currently have a spouse. Rent: $200.00(Live with room mate) Work part time and have ssi benefits. I have credit cards i will list the balance and other information listed below. 1st Card: Balance $535.00 Interest rate 5% minimum payment $15.00 2nd Card:$290.00 unsure of interest rate. Minimum payment $11.00 3rd card: $144.00 interest rate 8% Minimum payment $10.00 Sat bill $109/month Cell bill: $30.00/month

Member Payment Dependent Notes Series 552550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552550	$3,000	$3,000	17.56%	1.00%	July 27, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552550. Member loan 552550 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	FedEx	Debt-to-income ratio:	11.50%
Length of employment:	10+ years	Location:	Durango, CO

Home town:
Current & past employers:	FedEx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > credit card payoff

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,435.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. How much do you pay each month on all of your revolving debt?	Hi, here are my debts: IRS $979 Orchard Bank $158.88 Credit One $ 282.18 Capital One $1500 I pay about $300 a month on my credit cards.

Member Payment Dependent Notes Series 552905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552905	$9,800	$9,800	15.58%	1.00%	July 27, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552905. Member loan 552905 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Intel Corporation	Debt-to-income ratio:	13.73%
Length of employment:	10+ years	Location:	Folsom, CA

Home town:
Current & past employers:	Intel Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > I plan to use the funds to finish paying for my daughter's wedding. I am married and my wife's income is an additional annual income of $95,000. She has been employed >10 years at Blue Shield of California as an Operations Manager.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	33
Revolving Credit Balance:	$37,723.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $9,800 Wedding Expenses category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Intel? A-N-D Your Length of Employment shows 10 years (maximum length registration process allows). Number actual years with this employer are? Number [2] Transunion Credit Report shows the $17,723 Revolving Credit Balance total debt (78.90 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. Does debt include a Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	1: I'm a data analyst, I model databases used for manufacturing processes. I have been with Intel just over 11 years. 2: No, we do not have a home equity line of credit.The total monthly payments we make on all RCB currently is $950. 3: I am a long-term employee at Intel Corporation, a Fortune 100 company. Intel is projected to have a record revenue year with no future plans for economy-driven workforce reduction. My wife is a long-term employee at Blue Shield of California, a not-for-profit, stable health plan that is performing strongly. We have established roots in our community and have no plans to relocate or change career paths. We have strong morals and follow through on committments. My goal is to give my daughter the wedding she is dreaming of and this loan will help me do that. 4: We have a five-year plan to be "debt-free" (with the exception of our home mortgage). The five-year payment option best supports this plan and allows us the flexibility we are looking for to adapt to unexpected expenses. We have the ability to pay more than the monthly minimum payment and plan to regularly evaluate/adjust our repayment plan as needed to meet our five-year plan.

Member Payment Dependent Notes Series 552953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552953	$15,000	$15,000	14.35%	1.00%	July 27, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552953. Member loan 552953 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Nuveen Investments	Debt-to-income ratio:	13.80%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Nuveen Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > Looking to refinance higher rate cards. I have very few monthly expenses: Rent - 1375 Utilities - 60 Phone - 75 Student loan - 150 My credit utilization ratio is rather high, hence another reason for this loan, so as to improve my utilization ratio and hopefully prevent further cuts in my credit lines. I've been rather aggressive with payments, coming it at around $2300/month. This amount obviously won't knock out all my credit card debt, but it will definitely help me put to rest some of the higher rate cards and save me on interest. My job has been stable, at the same company for over 5 years. I moved into a higher position 3 months ago, therefore enabling me to make higher payments.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,992.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	These are the cards that I am looking to paydown: CC/$6200/29.99% CC/$4200/25.79% CC/$2500/26.24% CC/$2100/19.99% - Partial payment These are the remainder: CC/$2900/19.99% - Partial CC/$1300/15.90% CC/$5900/13.00% CC/$2600/8.74%
I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Nuveen Investments Co?. Number [2] Transunion Credit Report shows the $27,892 Revolving Credit Balance total debt (74.40 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	1 - Analyst, over 5 years at company 2 - Paying $2300/month on RCB 3 - I am making well above the minimum payments on my cards. My budget is not stretched, therefore I would say that there is little risk of me defaulting on my obligations. 4 - I will most likely payoff this loan well before the actual maturity, approximately 1 year.
Any reason why your loan is not sized to pay all higher intrest rates? CC/$2900/19.99% - Partial CC/$1300/15.90%	Didn't realize I could go larger until after the fact. The intial application suggested a 15k loan size. Nonetheless, I'm still saving some money by taking out the highest interest cards which will help me pay off the rest faster.

Member Payment Dependent Notes Series 552990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552990	$7,000	$7,000	11.49%	1.00%	July 27, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552990. Member loan 552990 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Weightpack Inc,	Debt-to-income ratio:	22.52%
Length of employment:	3 years	Location:	Midlothian, VA

Home town:
Current & past employers:	Weightpack Inc,
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,368.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate this debt and what's to say that it won't happen again?	I accumulated this debt towards the end of my schooling, the debt was for necessary living needs and not frivolous expenses. The last year of college, I was taking several classes and was only able to work very few hours. I have had the same steady job since I graduated for a little over three years now. In that time, I ignored the credit card debt, since I had a low interest rate on it, and instead concentrated on paying off my student loans. I have since paid off my student loans and unfortunately, my bank has raised my interest rates very high. All I'm trying to do is pay this school debt off without being hit with these high interest rates. Through all of this, I have maintained a high credit score (above 700) and it is the only proof that I can give you that shows I know how to manage my money. I am not a person who lives above their means.

Member Payment Dependent Notes Series 553059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553059	$2,000	$2,000	11.12%	1.00%	July 27, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553059. Member loan 553059 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	St. Joseph's Hospital	Debt-to-income ratio:	20.50%
Length of employment:	5 years	Location:	Baldwinsville, NY

Home town:
Current & past employers:	St. Joseph's Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > These funds will be used to pay off small reatil credit card balances that are at a high rate. This is a win-win loan - I am able to pay down this debt at a lower interest rate, and you will receive a strong rate of return. I have a very stable job at a large hospital with no history of lay-offs. Montly Budget: Net Pay: $5,365 Mortgage (including tax & Insurance): $1,292 Food: $850 Utilities: $400 Debt: $1,000 Autos: $715 Insurance: $200 Other: $200 Borrower added on 07/24/10 > My position with the Hospital is Accounting Manager

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	80
Revolving Credit Balance:	$20,653.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Job description?	Hello - thank you for your question - I am an accounting manager.

Member Payment Dependent Notes Series 553640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553640	$6,000	$6,000	14.72%	1.00%	July 27, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553640. Member loan 553640 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	The University of Chicago	Debt-to-income ratio:	19.54%
Length of employment:	3 years	Location:	Homewood, IL

Home town:
Current & past employers:	The University of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	49
Revolving Credit Balance:	$4,884.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 10 dated July 27, 2010